UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
The ODP Corporation
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED OCTOBER 15, 2025

[•], 2025
Dear Stockholders:
You are cordially invited to attend a special meeting of the stockholders of The ODP Corporation (“ODP”). The special meeting will be held online on [•], 2025 at [•], Eastern Time (the “special meeting”). You may attend the special meeting virtually via the internet at www.virtualshareholdermeeting.com/ODP2025SM, where you will be able to vote electronically and submit questions. You will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials, to attend the special meeting. You will not be able to attend the special meeting in person.
At the special meeting, ODP stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 22, 2025 (as amended or modified from time to time, the “merger agreement”), among ODP, ACR Ocean Resources LLC (“Parent”), and Vail Holdings 1, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into ODP, the separate existence of Merger Sub will cease, and ODP will survive the merger as a wholly owned subsidiary of Parent (the “merger”).
If the merger is completed, ODP stockholders will have the right to receive $28.00 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of ODP (“ODP common stock”), other than cancelled shares and dissenting shares (each as defined in the accompanying proxy statement), that they own immediately prior to the effective time of the merger, which represents a premium of approximately 34.5% over ODP’s closing stock price on September 19, 2025, the last trading day prior to the announcement of the merger agreement. Approval of the proposal to adopt the merger agreement requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of ODP common stock entitled to vote as of the close of business on the record date (as defined in the accompanying proxy statement). A vote online at the virtual special meeting constitutes a vote in person for purposes of the special meeting.
ODP common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ODP”. The closing price of ODP common stock on Nasdaq on [•], 2025, the latest practicable date before the printing of the accompanying proxy statement, was $[•] per share.
The ODP board of directors (the “ODP Board”) has reviewed and considered the terms and conditions of the merger and has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of ODP and its stockholders, and declared it advisable, fair to and in the best interests of ODP to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (c) recommended that the merger agreement and the merger and the other transactions contemplated thereby in accordance with the terms thereof be adopted by ODP stockholders. The ODP Board made its determination after consultation with its outside legal counsel and its financial advisor and consideration of various factors, as more fully described in the accompanying proxy statement.
The ODP Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.
At the special meeting, stockholders will also be asked to vote on (a) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ODP to its named executive officers based on or otherwise relating to the merger, as required by the rules adopted by the U.S. Securities and Exchange Commission (the “named executive officer merger-related compensation proposal”), and (b) a proposal to adjourn the special meeting from time to time, as determined in accordance with the merger agreement by the ODP Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement by ODP stockholders (the “adjournment proposal”). The ODP Board unanimously recommends that you vote “FOR” each of these proposals.
The ODP Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting and any postponement or adjournment thereof.
If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.
The merger cannot be completed unless ODP stockholders adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting online, please submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy should be submitted. If you attend the special meeting and vote online, your online vote will revoke any proxy previously submitted. If you neither return your proxy nor attend the special meeting online, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Similarly, if you hold your shares in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.
The obligations of ODP, Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about ODP, the special meeting, the merger agreement, the merger, the named executive officer merger-related compensation proposal and the adjournment proposal. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. ODP urges you to, and you should, read the entire proxy statement carefully, including the merger agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about ODP from documents it has filed with the U.S. Securities and Exchange Commission.
If you have any questions or need assistance voting your shares of ODP common stock, please contact Innisfree M&A Incorporated, ODP’s proxy solicitor, by calling 866-239-1760 toll-free (banks and brokers may call 212-750-5833).

Sincerely,

/s/
Gerry P. Smith
Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [•], 2025 and, together with the enclosed form of proxy card, is first being mailed to ODP stockholders on or about [•], 2025.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED OCTOBER 15, 2025

The ODP Corporation
6600 North Military Trail,
Boca Raton, Florida 33496
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	[•], 2025 at [•], Eastern Time
PLACE
The special meeting of stockholders (the “special meeting”) of The ODP Corporation (“ODP”) will be held online at www.virtualshareholdermeeting.com/ODP2025SM. You will not be able to attend the special meeting in person.

ITEMS OF BUSINESS
•
To consider and vote on a proposal (the “merger proposal”) to adopt the Agreement and Plan of Merger, dated as of September 22, 2025 (as amended or modified from time to time, the “merger agreement”), among ODP, ACR Ocean Resources LLC (“Parent”), and Vail Holdings 1, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into ODP (the “merger”), the separate corporate existence of Merger Sub will cease and ODP will survive the merger as a wholly owned subsidiary of Parent; a copy of the merger agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;
•
To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ODP to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”); and
•
To consider and vote on a proposal to adjourn the special meeting from time to time, as determined in accordance with the merger agreement by the ODP board of directors (the “ODP Board”), including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).

RECORD DATE AND SHARES ENTITLED TO VOTE
Only holders of record of common stock, par value $0.01 per share, of ODP (“ODP common stock”), at the close of business on [•], 2025 (the “record date”) are entitled to notice of, and to vote at, the special meeting and at any adjournment of the special meeting. Each share of ODP common stock will be entitled to one vote.

VOTING BY PROXY
Your vote is very important, regardless of the number of shares you own. The ODP Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote online at the special meeting, information on revoking your proxy prior to the special meeting is also provided.
RECOMMENDATIONS	The ODP Board unanimously recommends that you vote:
• “FOR” the merger proposal; • “FOR” the named executive officer merger-related compensation proposal; and • “FOR” the adjournment proposal.
APPRAISAL
Record holders and beneficial owners of shares of ODP common stock who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of ODP common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement and is incorporated therein by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING ONLINE, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU ATTEND THE SPECIAL MEETING AND VOTE ONLINE, YOUR ONLINE VOTE WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. IF YOU NEITHER RETURN YOUR PROXY NOR ATTEND THE SPECIAL MEETING ONLINE, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE SPECIAL MEETING AND WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT. SIMILARLY, IF YOU HOLD YOUR SHARES IN “STREET NAME” AND FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, YOUR SHARES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AND WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT.
You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.
If you are a beneficial owner of shares held by a broker, bank or other nominee and you wish to vote at the online special meeting, you must bring to the online special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote at the online special meeting.
In order to vote online and examine the list of stockholders entitled to vote at the special meeting, you will need to log onto www.virtualshareholdermeeting.com/ODP2025SM and enter the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials. If your shares of ODP common stock entitled to vote are registered directly in your name, you are considered the holder of record with respect to such shares of ODP common stock and you have the right to attend the special meeting and vote online.
The proxy statement of which this notice forms a part provides a detailed description of the merger, the merger agreement, the named executive officer merger-related compensation proposal and the adjournment proposal, and provides specific information concerning the special meeting. ODP urges you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of ODP common stock, please contact ODP’s proxy solicitor, Innisfree M&A Incorporated, by calling 866-239-1760 toll-free (banks and brokers may call 212-750-5833).

By Order of the ODP Board,

/s/
Sarah E. Hlavinka
Executive Vice President, Chief Legal Officer
and Corporate Secretary

Boca Raton, Florida
[•], 2025

i

ANNEXES
ii

SUMMARY TERM SHEET
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of ODP stockholders. ODP urges you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents referenced in this proxy statement. For additional information on ODP included in documents incorporated by reference into this proxy statement, see the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 107. Page references are included in this summary to direct you to a more complete description of the topics presented below.
Certain Definitions
As used in this proxy statement, unless otherwise noted or the context requires otherwise:
•	“ODP” refers to The ODP Corporation, a Delaware corporation;
•	“Parent” refers to ACR Ocean Resources LLC, a Delaware limited liability company;
•	“Merger Sub” refers to Vail Holdings 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent;
•	“ODP common stock” refers to the common stock, par value $0.01 per share, of ODP;
•	“ODP Board” refers to the board of directors of ODP;
•	“merger” refers to the merger of Merger Sub with and into ODP, with the separate corporate existence of Merger Sub ceasing and ODP surviving as a wholly owned subsidiary of Parent;
•
“merger agreement” refers to the Agreement and Plan of Merger, dated as of September 22, 2025, by and among ODP, Parent and Merger Sub, as amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference herein;

•	“merger consideration” refers to $28.00 per share in cash, without interest and subject to any applicable withholding taxes; and
•	ODP, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Parties
ODP (see page 30)
The ODP Corporation
6600 North Military Trail,
Boca Raton, Florida 33496
(561) 438-4800
The ODP Corporation is a leading provider of products, services and technology solutions through an integrated business-to-business distribution platform and omni-channel presence, which includes supply chain and distribution operations, dedicated sales professionals, online presence and a network of Office Depot and OfficeMax retail stores. Through its operating companies ODP Business Solutions, LLC; Office Depot, LLC; and Veyer, LLC, The ODP Corporation empowers every business, professional, and consumer to achieve more every day.
ODP common stock is traded on Nasdaq under the ticker symbol “ODP”.
ODP’s principal executive offices are located at 6600 North Military Trail, Boca Raton, Florida 33496, and ODP’s telephone number is (561) 438-4800. ODP’s corporate web address is www.theodpcorp.com. The information provided on ODP’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to ODP’s website provided in this proxy statement.
Additional information about ODP is contained in its public filings with the U.S. Securities and Exchange Commission (the “SEC”), which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 107.
Parent (see page 30)
ACR Ocean Resources LLC
c/o Atlas Holdings LLC
100 Northfield Street
Greenwich, CT 06830
(203) 622-9138
Parent was formed on September 18, 2025, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than as incidental to its formation and the maintenance of its existence and in connection with the transactions contemplated by the merger agreement or any other transaction document and arranging of the equity financing and any potential debt financing in connection with the merger.
Merger Sub (see page 30)
Vail Holdings 1, Inc.
c/o Atlas Holdings LLC
100 Northfield Street
Greenwich, CT 06830
(203) 622-9138
Merger Sub is a wholly owned subsidiary of Parent and was formed on September 17, 2025, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than as incidental to its formation and the maintenance of its existence and in connection with the transactions contemplated by the merger agreement or any other transaction document. Upon the consummation of the merger, the separate corporate existence of Merger Sub will cease and ODP will continue as the surviving corporation and as a wholly owned subsidiary of Parent.

Atlas Holdings (see page 31)
Atlas Holdings LLC
100 Northfield Street
Greenwich, CT 06830
(203) 622-9138
Parent and Merger Sub are each affiliated with investment funds managed by Atlas Holdings LLC (“Atlas Holdings”). Atlas Holdings and its affiliates own and operate 29 companies which employ more than 60,000 associates across 375 facilities worldwide. Atlas Holdings operates in sectors such as automotive supply, building materials, capital equipment, construction services, food manufacturing and distribution, metals processing, packaging, paper, power generation, printing, pulp, supply chain management and wood products.

The Special Meeting
Date, Time and Place (see page 32)
The special meeting is scheduled to be held online via live audio webcast at www.virtualshareholdermeeting.com/ODP2025SM on [•], 2025 at [•], Eastern Time. The special meeting will be held in a virtual meeting format only, with no physical in-person meeting.
Purpose of the Special Meeting (see page 32)
At the special meeting, ODP stockholders will be asked to consider and vote on the following proposals:
•
a proposal to adopt the merger agreement (the “merger proposal”), which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 37 and 71, respectively; a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•
a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ODP to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”), which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of ODP’s Executive Officers and Directors in the Merger” and “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2),” beginning on pages 59 and 97, respectively; and

•
a proposal to adjourn the special meeting, from time to time, as determined in accordance with the merger agreement by the ODP Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”), which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3),” beginning on page 98.

The ODP Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisor and after consideration of various factors, as more fully described in this proxy statement, the ODP Board has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of ODP and its stockholders, and declared it advisable, fair to and in the best interests of ODP to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL, (b) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and (c) recommended that the merger agreement and the merger and the other transactions contemplated thereby in accordance with the terms thereof be adopted by ODP stockholders. Certain factors considered by the ODP Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the ODP Board and Reasons for the Merger,” beginning on page 48.
The ODP Board unanimously recommends that ODP stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.
The affirmative vote of the holders of a majority of the outstanding shares of ODP common stock entitled to vote as of the close of business on the record date to adopt the merger agreement at the special meeting or any adjournment or postponement thereof, is a condition to the completion of the merger. If ODP stockholders fail to approve the merger proposal, the merger will not occur.
Record Date; Stockholders Entitled to Vote (see page 33)
Only holders of record of ODP common stock at the close of business on [•], 2025, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.
Holders of record of ODP common stock are entitled to one vote for each share of ODP common stock they own of record at the close of business on the record date. At the close of business on the record date, there were [•] shares of ODP common stock issued and outstanding, held by approximately [•] holders of record.

Quorum (see page 33)
Under ODP’s bylaws, the presence, in person or represented by proxy, at the special meeting of a majority of the issued and outstanding shares of ODP common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject ODP to additional expense.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of ODP common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.
Required Vote (see page 33)
The approval of the merger proposal requires the affirmative vote, at the special meeting or any adjournment or postponement thereof, of the holders of a majority of the outstanding shares of ODP common stock entitled to vote as of the close of business on the record date.
Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of ODP common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of ODP common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.
Voting at the Special Meeting (see page 34)
If your shares are registered directly in your name with ODP’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of ODP common stock in the following four ways:
•
By Internet. Access the website of ODP’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the ODP Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•
At the Online Special Meeting. Visit www.virtualshareholdermeeting.com/ODP2025SM and enter the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.

Even if you plan to attend the online special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the online special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on [•], 2025. Proxy cards must be received no later than [•], 2025 in order to ensure that your shares are voted.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
You may revoke your proxy at any time prior to the vote at the special meeting by (a) sending a written statement to that effect to ODP’s Secretary, (b) submitting another proxy to vote by internet or telephone, (c) submitting a properly signed proxy card with a later date, or (d) attending the special meeting and voting online. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of ODP common stock to be voted. If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee.
ODP recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the online special meeting to ensure that your shares are represented and voted at the special meeting and so that the vote count will not be delayed.
Abstentions and Broker Non-Votes (see page 33)
At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum is present. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal. Abstaining from voting on the named executive officer merger-related compensation proposal or the adjournment proposal will not be considered a vote cast on, and will have no effect on, the named executive officer merger-related compensation proposal or the adjournment proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to the New York Stock Exchange (“NYSE”) rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. If a beneficial owner of shares of ODP common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the online special meeting. As the vote to approve the merger proposal is based on the total number of shares of ODP common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. If you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal.
Solicitation of Proxies (see page 35)
The ODP Board is soliciting your proxy, and ODP will bear the cost of soliciting proxies. Innisfree M&A Incorporated (“Innisfree”) has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee not to exceed $45,000 and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of ODP common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Innisfree or, without additional compensation, by certain of ODP’s directors, officers and employees.

Adjournment (see page 35)
In addition to the merger proposal and the named executive officer merger-related compensation proposal, ODP stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, as determined in accordance with the merger agreement by the ODP Board, including for the purpose of soliciting additional votes in favor of the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Merger
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. You are encouraged to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.
Structure of the Merger (see page 37)
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger (the “effective time”), Merger Sub will be merged with and into ODP and the separate corporate existence of Merger Sub will cease, with ODP continuing as the surviving corporation and a wholly owned subsidiary of Parent.
Merger Consideration (see page 37)
Upon the terms and subject to the conditions of the merger agreement, at the effective time, ODP stockholders will have the right to receive $28.00 per share in cash, without interest and subject to any applicable withholding taxes (the “merger consideration”), for each share of ODP common stock that they own that is issued and outstanding immediately prior to the effective time of the merger (other than (a) shares of ODP common stock owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent immediately prior to the effective time and shares of ODP common stock owned by ODP or any wholly owned subsidiary of ODP immediately prior to the effective time, including shares of ODP common stock held in treasury by ODP, and in each case not held on behalf of third parties (collectively, the “cancelled shares”), and (b) shares of ODP common stock that are issued and outstanding immediately prior to the effective time and that are held by holders who have not voted such shares of ODP common stock in favor of the adoption of the merger agreement and who are entitled to and have properly demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL, have complied in all respects with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, “dissenting shares”)). After the merger is completed, holders of shares of ODP common stock will have only the right to receive a cash payment in respect of their shares of ODP common stock, and will no longer have any rights as ODP stockholders, including voting or other rights.
Any cancelled shares outstanding as of immediately prior to the effective time will be automatically cancelled and retired without any conversion thereof or payment, delivery or exchange of any consideration therefor and will cease to exist at the effective time.
Treatment of ODP Equity Awards (see page 37)
The merger agreement provides that outstanding equity-based awards (collectively, the “ODP equity awards”) under the (a) ODP Corporation 2021 Long-Term Incentive Plan, (b) ODP Corporation 2019 Long-Term Incentive Plan, (c) ODP Corporation 2017 Long-Term Incentive Plan, (d) the ODP 2015 Long-Term Incentive Plan, and (e) the ODP 2007 Long-Term Incentive Plan, as each may be amended from time to time (collectively, the “ODP stock plans”), will be treated as set forth below.
ODP Options. Immediately prior to the effective time, each outstanding and unexercised option to purchase shares of ODP common stock (each, an “ODP option”), will, automatically and without any required action on the part of the holder thereof, be cancelled and forfeited for no consideration or payment and will have no further force or effect.
ODP RSU Awards. Immediately prior to the effective time, each outstanding and unsettled award of restricted stock units that is subject solely to time-based vesting conditions (each, an “ODP RSU award”) (other than an ODP director RSU award (as defined below)), will, automatically and without any required action on the part of the holder thereof, be converted into a cash award in an amount equal to the sum of (a) (i) the total number of shares of ODP common stock subject to the ODP RSU award immediately prior to the effective time multiplied by (ii) $28.00, plus (b) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP RSU award, less applicable tax withholdings. Each ODP RSU award so converted shall continue to have, and shall be subject to, the same terms and conditions as applied to such ODP RSU award immediately prior to the effective time (which, for the avoidance of doubt, includes any double-trigger vesting protections), except that such ODP RSU award shall be settled in cash in lieu of shares of ODP common stock, less applicable tax withholdings.

ODP Director RSU Awards. Immediately prior to the effective time, each award of ODP RSUs held by non-employee members of the ODP Board (each, an “ODP director RSU award”) will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will only entitle the holder of such ODP director RSU award to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the sum of (a) (i) the total number of shares of ODP common stock subject to such ODP director RSU award, multiplied by (ii) $28.00 plus (b) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP director RSU award. Any consideration payable in respect of the ODP director RSU award will be paid through the paying agent as promptly as reasonably practicable following the closing date, but in no event later than two business days following the closing date.
ODP EPS-Vesting PSU Awards. Immediately prior to the effective time, each outstanding unvested award of restricted stock units that remains subject, in whole or in part, to performance-based vesting conditions tied to ODP’s achievement of cumulative annual growth rate adjusted earnings per share goals (each, an “ODP EPS-vesting PSU award”), will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ODP EPS-vesting PSU award to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ODP common stock subject to such ODP EPS-vesting PSU award, calculated based on target-level performance, multiplied by (b) $28.00, less applicable tax withholdings.
ODP TSR-Vesting PSU Awards. Immediately prior to the effective time, each outstanding unvested award of restricted stock units that that remains subject, in whole or in part, to performance-based vesting conditions tied to ODP’s achievement of relative total shareholder return goals (each, an “ODP TSR-vesting PSU award” and, collectively with the ODP EPS-vesting PSU awards, the “ODP PSU awards”), will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ODP TSR-vesting PSU award to receive, at or promptly after the effective time, an amount in cash, without interest, equal to the product of (a) the total number of shares of ODP common stock subject to the ODP TSR-vesting PSU award, calculated based on actual performance achieved through the effective time in accordance with the terms of such ODP TSR-vesting PSU award, multiplied by (b) $28.00, less applicable tax withholdings.
Any consideration payable in respect of the ODP PSU awards will be paid through the payroll system or payroll provider (to the extent applicable) of the surviving corporation as promptly as reasonably practicable following the closing date, but in no event later than the earlier of (i) two business days following the closing date and (ii) the next regularly scheduled payroll date following the closing date.
Recommendation of the ODP Board (see page 48)
The ODP Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisor and after consideration of various factors, as more fully described in this proxy statement, the ODP Board has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of ODP and its stockholders, and declared it advisable, fair to and in the best interests of ODP to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the General Corporation Law of the State of Delaware (“DGCL”), (b) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger and (c) recommended that the merger agreement and the merger and the other transactions contemplated thereby in accordance with the terms thereof be adopted by ODP stockholders. Certain factors considered by the ODP Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the ODP Board and Reasons for the Merger” beginning on page 48.
The ODP Board unanimously recommends that ODP stockholders vote:
•	“FOR” the merger proposal;
•	“FOR” the named executive officer merger-related compensation proposal; and
•	“FOR” the adjournment proposal.

Opinion of ODP’s Financial Advisor (see page 54)
At the meeting of the ODP Board on September 21, 2025, J.P. Morgan Securities LLC (“J.P. Morgan”) rendered its oral opinion to the ODP Board to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the merger consideration to be paid to the holders of ODP common stock in the proposed merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its September 21, 2025 oral opinion by delivering its written opinion, dated September 22, 2025 to the ODP Board that, as of such date, the merger consideration to be paid to the holders of ODP common stock in the proposed merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan, dated September 22, 2025, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex [•] to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. ODP’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the ODP Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, and was limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of ODP common stock in the proposed merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of ODP or as to the underlying decision by ODP to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of ODP as to how such stockholder should vote with respect to the proposed merger or any other matter.
For a description of the opinion that the ODP Board received from J.P. Morgan, see the section entitled “Opinion of ODP’s Financial Advisor” beginning on page 54 of this proxy statement.
Interests of ODP’s Executive Officers and Directors in the Merger (see page 59)
In considering the recommendation of the ODP Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as ODP stockholders, ODP’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of ODP stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of ODP’s Executive Officers and Directors in the Merger” beginning on page 59, and, with respect to the named executive officers of ODP, are quantified in the “Golden Parachute Compensation” table below. The ODP Board was aware of these interests and considered them when it approved the merger agreement and the merger.
With respect to ODP’s executive officers, these interests are described in more detail below:
•
severance payments and benefits in the event of a qualifying termination of employment without “cause” or a resignation for “good reason” within 24 months following the completion of the merger pursuant to the terms of the Office Depot, Inc. Executive Change in Control Severance Plan;

•
conversion of ODP RSU awards granted under the ODP stock plans and held by ODP’s executive officers into cash awards based on the price per share of ODP common stock of $28.00, subject to the same vesting terms and conditions (including “double-trigger” accelerated vesting) as applied to such ODP RSU award immediately prior to the effective time;

•
accelerated vesting and cancellation and cashing out of ODP PSU awards held by the named executive officers, valuing all presently outstanding ODP TSR-vesting PSU awards based on actual performance and all presently outstanding ODP EPS-vesting PSU awards based on assumed target-level performance, for all named executive officers, based on the price per share of ODP common stock of $28.00; and

•
the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and ODP’s certificate of incorporation and bylaws. With respect to non-employee members of the ODP Board, these interests relate to the impact of the transaction on the directors’ outstanding ODP equity awards and the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and ODP’s certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the ODP Board, subject in all respects to the limitations set forth in the merger agreement.
Financing of the Merger (see page 65)
The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition. In connection with the financing of the merger, certain investment funds affiliated with Atlas Holdings have committed to provide Parent, at or prior to the closing of the merger, with an aggregate cash amount of up to $975,000,000, which will be available at the closing, together with any third-party financing obtained by Parent and its affiliates as of the closing of the merger, to fund the aggregate per-share merger consideration (including payments in respect of ODP’s outstanding equity-based awards payable in connection with the closing of the merger pursuant to the merger agreement), the fees and expenses required to be paid by Parent or Merger Sub in connection with the merger and the transactions contemplated by the merger agreement, the payment for any refinancing of any outstanding indebtedness of ODP or its subsidiaries that may occur at or in connection with the closing of the merger and satisfaction of all of the other payment obligations of Parent and Merger Sub contemplated under the merger agreement at closing of the merger as described further in this proxy statement under the caption “The Merger Proposal (Proposal 1)—Financing of the Merger”.
Regulatory Approvals Required for the Merger (see page 65)
As further discussed in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Regulatory Approvals Required for the Merger” beginning on page 65, completion of the merger is conditioned upon, among other things, (a) the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and (b) the expiration or termination of any voluntary agreement with a governmental entity entered into by ODP, Parent or Merger Sub not to consummate the merger. Under the merger agreement and subject to certain limitations, each of ODP, Parent and Merger Sub has agreed to use its respective reasonable best efforts to, among other things, consummate the merger and other transactions contemplated by the merger agreement as soon as reasonably practicable. In addition, Parent has agreed to take any and all steps necessary, proper or advisable to, among other things, resolve any impediments or objections that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust or foreign investment law, including proposing and agreeing to any regulatory remedy, except with respect to certain affiliates and portfolio companies of Parent.
Under the HSR Act, the merger may not be completed until notifications have been filed with and certain information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied. ODP and Parent made the necessary filings required to be made under the HSR Act effective as of October 7, 2025. In the absence of a grant of early termination or the issuance of a request for additional information, the statutory waiting period under the HSR Act will expire at 11:59 p.m. (Eastern Time) on November 6, 2025.
Although ODP has reason to believe the U.S. antitrust review will be completed by the applicable regulatory authorities in a timely manner, there is no certainty that this review will be completed within the period of time contemplated by the merger agreement. ODP has no reason to believe that a challenge to the merger would be made, but there is no certainty of outcome.
Material U.S. Federal Income Tax Consequences of the Merger (see page 67)
The exchange of ODP common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67.You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Appraisal Rights (see page 68)
Pursuant to Section 262 of the DGCL, dissenting ODP stockholders will be entitled to seek appraisal of their shares of ODP common stock in connection with the merger under Section 262 of the DGCL. The “fair value” of such shares as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the merger consideration.
The right to seek appraisal will be lost if an ODP stockholder votes FOR the merger proposal. Abstaining or voting against the merger proposal, however, is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. To exercise appraisal rights, ODP stockholders who wish to exercise the right to seek an appraisal of their shares of ODP common stock must advise ODP by submitting a written demand for appraisal to ODP prior to the taking of the vote on the merger agreement at the special meeting, and must otherwise strictly follow the applicable procedures and requirements prescribed by Section 262 of the DGCL. A beneficial owner of shares of ODP common stock held of record in the name of another person, such as a bank, broker or other nominee, may perfect appraisal rights in such beneficial owner’s name if such beneficial owner continuously owns such shares through the effective time and otherwise satisfies the requirements applicable to ODP stockholders of record under Section 262(a) of the DGCL. In addition, the beneficial owner must (a) reasonably identify in his, her or its demand the holder of record of the shares of ODP common stock for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by ODP and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. In addition, under Section 262 of the DGCL, the Delaware Court of Chancery will dismiss any appraisal proceedings as to all ODP stockholders who have perfected their appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of ODP common stock or (b) the value of the merger consideration multiplied by the total number of shares of ODP common stock entitled to appraisal exceeds $1 million. In view of the complexity of Section 262 of the DGCL, ODP stockholders that may wish to pursue appraisal rights are urged to consult their legal and financial advisors.
For a more complete description of the right of ODP stockholders to dissent, ODP stockholders should read the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 68.
Expected Timing of the Merger
ODP expects to complete the merger by the end of 2025. The merger is subject to antitrust review and various other conditions, however, and it is possible that factors outside of the control of ODP or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. ODP expects to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.
Non-Solicitation of Acquisition Proposals (see page 81)
From September 22, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, ODP will not, and will cause its subsidiaries not to, and will direct its and their respective representatives (as defined in the merger agreement), directly or indirectly, not to:
•
initiate, solicit, propose, knowingly assist, knowingly encourage (including by way of furnishing information) or knowingly take any action to facilitate any inquiry, proposal, indication of interest or offer regarding, or the making of, any acquisition proposal (or any inquiries, proposals, indications of interest, or offers that could reasonably be expected to lead to an acquisition proposal) (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81);

•	engage in, continue or otherwise participate in any discussions or negotiations with any person relating to, or furnish any non-public information to any person (other than Parent, Merger Sub or their representatives) in connection with any acquisition proposal (or any inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an acquisition proposal) (other than to state that the terms of the non-solicitation provisions of the merger agreement prohibit such discussions or negotiations);
•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal;
•
negotiate, execute or enter into any merger agreement, acquisition agreement or other similar definitive agreement, or any letter of intent, commitment, agreement in principle or similar agreement, for any acquisition proposal, or any contract that would require ODP to abandon, terminate or fail to consummate the merger or the transactions contemplated by the merger agreement (other than an acceptable confidentiality agreement executed in accordance with the terms of the merger agreement); or

•
agree or resolve to take, or take, any of the actions prohibited by the first through fourth bullet points above; provided, that any determination or action by the ODP Board that is permitted under the exceptions below or the provisions related to a change of the ODP Board’s recommendation shall not be deemed to be a breach or violation of the non-solicitation provisions of the merger agreement.

Notwithstanding the foregoing or the below, but subject to compliance with the other covenants in the merger agreement, nothing in the merger agreement shall prevent ODP or the ODP Board from:
•
complying with its disclosure obligations under applicable law or the rules and policies of Nasdaq, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), making a “stop-look-and-listen” communication to ODP stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to ODP stockholders) or making any legally required disclosure to stockholders, in each case, with regard to the transactions contemplated by the merger agreement or an acquisition proposal (as determined in good faith by the ODP Board after consultation with outside legal counsel); provided, that the ODP Board may not make a change of recommendation (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81) except to the extent otherwise permitted by certain provisions of the merger agreement;

•
prior to (but not after) obtaining the company requisite vote (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81), responding to any person or group of persons (and their respective representatives) who has made an unsolicited, bona fide, written acquisition proposal after September 22, 2025 that was not solicited in material breach of the non-solicitation provisions of the merger agreement, solely for the purpose of clarifying such acquisition proposal and the terms thereof;

•
prior to (but not after) obtaining the company requisite vote, (a) engaging in any communications, negotiations or discussions with any person or group of persons (and their respective representatives) who has made an unsolicited, bona fide, written acquisition proposal after September 22, 2025 that was not solicited in material breach of the non-solicitation provisions of the merger agreement (which negotiations or discussions need not be solely for clarification purposes) or (b) providing access to ODP’s or any of its subsidiaries’ properties, employees, books and records and providing information or data in response to a request therefor by a person who has made an unsolicited, bona fide, written acquisition proposal after September 22, 2025 that was not solicited in material breach of the non-solicitation provisions of the merger agreement, in each case, if and only if the ODP Board shall have (i) determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that, based on the information then available, such acquisition proposal constitutes or would reasonably be expected to constitute, result in or lead to a superior proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81) and (ii) received from the person who made such acquisition proposal an executed acceptable confidentiality agreement; provided, that ODP shall provide to Parent and Merger Sub any non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub prior to or substantially at the same time it is provided to such person;
•	prior to (but not after) obtaining the company requisite vote, making a change of recommendation (only to the extent permitted by the applicable provisions of the merger agreement described below); or
•
resolving, authorizing, committing or agreeing to do any of the foregoing actions, only to the extent such actions would be permitted pursuant to the applicable provisions in the merger agreement described above. For the avoidance of doubt, a factually accurate public statement by ODP or the ODP Board (or a committee thereof) that (a) describes ODP’s receipt of an acquisition proposal, (b) identifies the person or group of persons making such acquisition proposal, (c) provides the material terms of such acquisition proposal or (d) describes the operation of the merger agreement with respect to the acquisition proposal will not, in any case, be deemed to be (i) an adoption, approval or recommendation with respect to such acquisition proposal or (ii) a change of recommendation.

From September 22, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, except to the extent otherwise permitted by the terms of the merger agreement described below, the ODP Board shall not make a change of recommendation.
Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company requisite vote is obtained, if an unsolicited, bona fide, written acquisition proposal that did not otherwise result from a material breach of the non-solicitation provisions of the merger agreement is received by ODP, and the ODP Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s), that such acquisition proposal would, if consummated, constitute a superior proposal, the ODP Board may, if and only if the ODP Board has determined, in good faith after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, (a) effect a change of recommendation or (b) terminate the merger agreement pursuant to the applicable termination right therein in order to enter into a definitive written agreement providing for such superior proposal; provided, however, that ODP pays to Parent the company termination payment of $36,560,000 required to be paid pursuant to the merger agreement as described under “The Merger Agreement—Termination Fee” beginning on page 94; provided, further, that, prior to taking any action described in clauses (a) or (b), ODP shall give written notice to Parent as specified in the merger agreement and comply with the applicable provisions thereunder as described in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81.
Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company requisite vote is obtained, the ODP Board may effect a change of recommendation if (a) an intervening event (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81) has occurred and (b) prior to taking such action, the ODP Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that prior to effecting such change of recommendation, ODP shall give written notice to Parent as specified in the merger agreement and comply with the applicable provisions thereunder as described in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation of Acquisition Proposals” beginning on page 81.
Conditions to the Closing of the Merger (see page 91)
The respective obligations of each of ODP, Parent and Merger Sub to effect the merger are subject to the satisfaction (or written waiver by ODP and Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions (as further described in the section entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 91):
•	the company requisite vote shall have been obtained;

•
no governmental entity of competent jurisdiction shall have enacted, issued, enforced, entered or promulgated any law, statute, rule, regulation, executive order, decree, ruling, judgment, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the merger that remains in effect; and

•
the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act shall have expired or been earlier terminated and any voluntary agreement with a governmental entity entered into by the parties to the merger agreement in accordance with the merger agreement not to consummate the merger shall have expired or been terminated.

The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction (or written waiver by Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions (as further described in the section entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 91):
•
certain representations and warranties of ODP in the merger agreement must be true and correct as of September 22, 2025 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date) (subject to certain materiality exceptions or certain de minimis inaccuracies) in the manner described in the section entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 91);

•
ODP must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the effective time, and ODP must have performed in all respects the obligations, and complied in all respects with the agreements and covenants, set forth in the applicable provision of the merger agreement related to the issuance of capital stock and other ownership interests of ODP, other than as set forth in the disclosure letter delivered to Parent by ODP concurrently with entering into the merger agreement (the “disclosure letter”);

•	since September 22, 2025, no material adverse effect must have occurred;
•
Parent must have received a certificate, signed on ODP’s behalf by an executive officer of ODP, certifying that each of the conditions set forth in the preceding three bullet points has been satisfied.

The obligations of ODP to effect the merger are also subject to the satisfaction (or written waiver by ODP (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions (as further described in the section entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 91):
•
certain representations and warranties of Parent and Merger Sub in the merger agreement must be true and correct as of September 22, 2025 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date) (subject to certain materiality exceptions) in the manner described in the section entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 91;

•
each of Parent and Merger Sub must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement at or prior to the effective time; and

•
ODP must have received a certificate, signed on Parent’s behalf by an executive officer of Parent, certifying that each of the conditions set forth in the preceding two bullet points has been satisfied.

Termination (see page 93)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, notwithstanding the company requisite vote having been obtained, as follows:
•	by mutual written consent of ODP and Parent;
•
by either ODP or Parent, upon written notice to the other party, if any court or other governmental entity of competent jurisdiction shall have issued a final order, decree, judgment, injunction or ruling or taken any other final action or enacted any law permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger and such order, decree, judgment, injunction, ruling or other action is or shall have become final and non-appealable (a “restraint”); provided, that the right to terminate the merger agreement in accordance with this provision shall not be available to the party seeking to terminate if any action of such party (or, in the case of Parent, of Merger Sub) or the failure of such party (or, in the case of Parent, of Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time has been the primary cause of or primarily resulted in such restraint;
•
by either ODP or Parent, upon written notice to the other party, if the effective time shall not have occurred on or before 11:59 p.m., New York City time, on June 22, 2026 (as such date may be extended pursuant to the merger agreement, the “end date”); provided, however, that if any of the conditions to the closing related to law or governmental orders (solely as it relates to any antitrust or foreign investment laws) or related to governmental consents has not been satisfied or waived on or prior to such date but all other conditions to closing set forth in the merger agreement have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, so long as such conditions are reasonably capable of being satisfied if the closing were to occur on the end date) or waived, the end date shall automatically and without the need for any further action by any person become 11:59 p.m., New York City time, on September 22, 2026; provided, however, that if any of the conditions to the closing related to law or governmental orders (solely as it relates to any antitrust or foreign investment laws) or related to governmental consents has not been satisfied or waived on or prior to such date but all other conditions to closing set forth in the merger agreement have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, so long as such conditions are reasonably capable of being satisfied if the closing were to occur on the end date) or waived, the end date shall automatically and without the need for any further action by any person become 11:59 p.m., New York City time, on December 22, 2026; provided, further, that this right to terminate the merger agreement shall not be available to the party seeking to terminate if any action of such party (or, in the case of Parent, of Merger Sub) or the failure of such party (or, in the case of Parent, of Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time has been the primary cause of or primarily resulted in the failure of the effective time to occur on or before the end date;

•
by either ODP or Parent, upon written notice to the other party, if the company requisite vote shall not have been obtained at the special meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of the merger agreement was taken;

•	by written notice from ODP to Parent:
○
if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, such that certain of the conditions to the obligations of ODP to effect the merger would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by ODP to Parent or (b) the end date; provided, that ODP shall not have the right to terminate the merger agreement pursuant to this provision if ODP is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of the conditions to the obligations of Parent and Merger Sub to effect the merger as set forth in the merger agreement would not be satisfied; or

○
prior to obtaining the company requisite vote, in order to enter into a definitive agreement providing for a superior proposal, subject to and in accordance with the terms and conditions of the merger agreement related to a change of recommendation; provided, that ODP pays the company termination payment at or prior to the time of such termination in accordance with the applicable provision of the merger agreement (it being understood that ODP may enter into such definitive agreement simultaneously with such termination of the merger agreement);

•	by written notice from Parent to ODP:
○
if there shall have been a breach of any representation, warranty, covenant or agreement on the part of ODP contained in the merger agreement, such that certain of the conditions to the obligations of Parent and Merger Sub to effect the merger would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by Parent to ODP or (b) the end date; provided, that Parent shall not have the right to terminate the merger agreement pursuant to this provision if either Parent or Merger Sub is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of the conditions to the obligations of ODP to effect the merger as set forth in the merger agreement would not be satisfied; or

○	prior to obtaining the company requisite vote, if the ODP Board shall have made, prior to obtaining the company requisite vote, a change of recommendation.
Termination Fee (see page 94)
If the merger agreement is validly terminated under specified circumstances, ODP will be required to pay a termination fee to Parent of $36,560,000 (the “company termination payment”), including if Parent terminates due to a change of recommendation or if ODP terminates due to entering into a definitive agreement with respect to a superior proposal. Had ODP terminated the merger agreement due to entering into a definitive agreement with respect to a superior proposal by 11:59 p.m., New York City time, on October 6, 2025, the company termination payment would have been $16,870,000.
If the merger agreement is terminated under certain circumstances relating to the failure to obtain the company requisite vote, ODP will be required to pay to Parent the actual and documented out-of-pocket fees and expenses incurred by Parent and its affiliates on or prior to the termination of the merger agreement in connection with the transactions contemplated by the merger agreement, including any financing thereof, in an amount equal to $3,500,000 (the “Parent expenses”).
If ODP fails to pay the company termination payment within the specified time period and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against ODP for the company termination payment, or any portion thereof, ODP will be required to pay to Parent its reasonable and documented out-of-pocket costs and expenses incurred in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate in effect on the date of such payment, as published in The Wall Street Journal, Eastern Edition, plus two percent. ODP will not be required to pay the company termination payment on more than one occasion.
Expenses Generally (see page 95)
Except as otherwise specifically provided in the merger agreement, each party to the merger agreement will bear its own expenses in connection with the merger agreement and the transactions contemplated by the merger agreement. Filing fees incurred in connection with making any filings under any antitrust or foreign investment laws shall be borne by Parent; provided, that the costs and expenses of counsel in connection with preparing such filings and responding to any requests from any governmental entity with respect to antitrust or foreign investment laws will be borne by the party incurring such expenses. Expenses incurred in connection with the filing, printing and mailing of this proxy statement will be shared equally by Parent and ODP.
Specific Performance (see page 96)
The parties to the merger agreement will be entitled (in addition to any other remedy to which they are be entitled at law or in equity) to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement. ODP will be entitled to specific performance to cause Parent to cause the investors to fund their respective equity commitments pursuant to the commitment letter, subject to the terms and conditions set forth in the commitment letter and in accordance with the terms of the commitment letter and the merger agreement. Under no circumstances will ODP be permitted or entitled to receive both specific performance that results in the occurrence of the closing and payment of any monetary damages.

Indemnification of Directors and Officers; Insurance (see page 90)
Pursuant to the terms of the merger agreement, ODP’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement—Indemnification of Directors and Officers; Insurance” beginning on page 90 for a description of such ongoing arrangements.
Delisting and Deregistration of ODP Common Stock (see page 67)
As promptly as reasonably practicable following the completion of the merger, the ODP common stock currently listed on Nasdaq will cease to be listed on Nasdaq and will be deregistered under the Exchange Act.
Market Prices of ODP Common Stock (see page 99)
The closing sales price of ODP common stock on [•], 2025, the latest practicable date before the printing of this proxy statement, was $[•] per share. The closing sales price of ODP common stock on Nasdaq on September 19, 2025, the last trading day prior to the announcement of the execution of the merger agreement, was $20.82 per share. You are urged to obtain current market quotations for ODP common stock when considering whether to approve the merger proposal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. ODP urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.
Q.	Why am I receiving these proxy materials?
A.
On September 22, 2025, ODP entered into a merger agreement providing for the merger of Merger Sub with and into ODP, pursuant to which, subject to the terms and conditions set forth therein, the separate corporate existence of Merger Sub will cease and ODP will survive the merger as a wholly owned subsidiary of Parent. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the merger, ODP stockholders must vote to adopt the merger agreement. The approval of the merger proposal by ODP stockholders is a condition to the consummation of the merger. See the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 91. You are receiving this proxy statement in connection with the solicitation by ODP of proxies of ODP stockholders in favor of the merger proposal.

You are also being asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ODP to its named executive officers that is based on or otherwise relates to the merger and on a proposal to adjourn the special meeting, from time to time, as determined in accordance with the merger agreement by the ODP Board, including for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal.
This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the online special meeting, you are encouraged to submit a proxy as soon as possible.
Q.	What is the proposed transaction?
A.
If the merger proposal is approved by ODP stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into ODP. ODP will be the surviving corporation in the merger and will become privately held as a wholly owned subsidiary of Parent.

Q.	What will I receive in the merger if it is completed?
A.
Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $28.00 in cash, without interest and subject to any applicable withholding taxes, for each share of ODP common stock you own (other than cancelled shares and dissenting shares, each as described in the merger agreement) immediately prior to the effective time of the merger, which represents a premium of approximately 34.5% over ODP’s closing stock price on September 19, 2025, the last trading day prior to the announcement of the execution of the merger agreement. For example, if you own 100 shares of ODP common stock (other than cancelled shares and dissenting shares) immediately prior to the effective time of the merger, you will be entitled to receive $2,800.00 in cash in exchange for such shares, without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q.	Where and when is the special meeting, and who may attend?
A.	The special meeting will be held online via live audio webcast at www.virtualshareholdermeeting.com/ODP2025SM on [•], 2025 at [•], Eastern Time. You will need the

16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials, to be able to vote or ask questions during the special meeting. If you are an ODP stockholder as of the record date (or a proxy thereof), you should enter your control number and follow the prompt to log in.
Online check-in will begin at [•], Eastern Time on [•], 2025 and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual special meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual special meeting log-in page.
Q.	Who can vote at the special meeting?
A.
All ODP stockholders of record as of the close of business on [•], 2025, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting or any adjournment thereof. Each share of ODP common stock is entitled to one vote on all matters that come before the special meeting. At the close of business on the record date, there were [•] shares of ODP common stock issued and outstanding, held by approximately [•] holders of record.

Q.	What matters will be voted on at the special meeting?
A.	At the special meeting, you will be asked to consider and vote on the following proposals:
•	the merger proposal;
•	the named executive officer merger-related compensation proposal; and
•	if necessary, as determined in accordance with the merger agreement by the ODP Board, the adjournment proposal.
Q.	What is the position of the ODP Board regarding the merger?
A.
The ODP Board has reviewed and considered the terms and conditions of the proposed merger. After consultation with its outside legal counsel and its financial advisor and after consideration of various factors, as more fully described in this proxy statement, the ODP Board unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of ODP and its stockholders, and declared it advisable, fair to and in the best interests of ODP to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger and (c) recommended that the merger agreement and the merger and the other transactions contemplated thereby in accordance with the terms thereof be adopted by ODP stockholders. Certain factors considered by the ODP Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the ODP Board and Reasons for the Merger” beginning on page 48.

Q.	How does the ODP Board recommend that I vote on the proposals?
A.	ODP’s Board unanimously recommends that you vote:
•	“FOR” the merger proposal;
•	“FOR” the named executive officer merger-related compensation proposal; and
•	“FOR” the adjournment proposal.
Q.	What vote is required to approve the merger proposal?
A.
The merger proposal will be approved if the stockholders holding a majority of the outstanding shares of ODP common stock entitled to vote as of the close of business on the record date vote “FOR” the proposal at the special meeting or any adjournment or postponement thereof.

Q.	What vote is required to approve the named executive officer merger-related compensation proposal (on a non-binding, advisory basis) and the adjournment proposal?
A.
Assuming a quorum is present, the named executive officer merger-related compensation proposal will be approved if the holders of a majority in voting power of the shares of ODP common stock present in person or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” the named executive officer merger-related compensation proposal.

The adjournment proposal will be approved if holders of a majority in voting power of the shares of ODP common stock present in person or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” the adjournment proposal.
Q.	Do you expect the merger to be taxable to ODP stockholders?
A.
The exchange of ODP common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 102. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Q.	What other effects will the merger have on ODP?
A.
If the merger is completed, ODP common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and ODP will no longer be required to file periodic reports with the SEC with respect to ODP common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, ODP common stock will no longer be publicly traded and you will no longer have any interest in ODP’s future earnings or growth. In addition, each share of ODP common stock (other than cancelled shares and dissenting shares, each as described in the merger agreement) you hold immediately prior to the effective time of the merger will represent only the right to receive $28.00 in cash, without interest and subject to any applicable withholding taxes. ODP will also become a wholly owned subsidiary of Parent at the effective time.

Q.	When is the merger expected to be completed?
A.
Assuming timely satisfaction of necessary closing conditions, including the approval by ODP stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger by the end of 2025. The merger is subject to antitrust review and various other conditions, however, and it is possible that factors outside of the control of ODP or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. ODP expects to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Q.	What happens if the merger is not completed?
A.
If the merger proposal is not approved by ODP stockholders, or if the merger is not completed for any other reason, ODP stockholders will not receive any payment for their shares of ODP common stock in connection with the merger. Instead, ODP will remain an independent public company and shares of ODP common stock will continue to be listed and traded on Nasdaq. ODP may be required to pay Parent a termination fee of $36,560,000 if the merger agreement is terminated under certain specified circumstances pursuant to the terms and conditions of the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination Fee” beginning on page 94 for a discussion of the circumstances under which ODP will be required to pay a termination fee.

Q.	How are ODP’s directors and executives intending to vote?
A.
As of [•], 2025, the directors and executive officers of ODP (either directly or through their affiliates), collectively, beneficially owned and were entitled to vote [•] shares of ODP common stock, representing approximately [•]% of the shares of ODP common stock outstanding on that date. ODP currently expects that these directors and executive officers will vote such shares of ODP common stock in favor of the foregoing proposals, although none of them has entered into any agreement obligating them to do so.
Q.	Do any of ODP’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?
A.
Yes. In considering the recommendation of the ODP Board with respect to the merger proposal, you should be aware that ODP’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of ODP’s stockholders generally. The ODP Board was aware of and considered these differing or additional interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in unanimously recommending that the merger agreement be adopted by ODP stockholders. See the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of ODP’s Executive Officers and Directors in the Merger.”

Q.	Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?
A.
SEC rules require ODP to seek the approval of its stockholders on a non-binding, advisory basis with respect to certain payments that will or may be made to ODP’s named executive officers in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q.	Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?
A.	The ODP Board is soliciting your proxy, and ODP will bear the cost of soliciting proxies.
Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee not to exceed $45,000 and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of ODP common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of ODP’s directors, officers and employees.
Q.	What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?
A.
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting online, ODP requests that you submit a proxy to vote your shares as promptly as possible to ensure that your shares may be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?
A.
If your shares are registered directly in your name with ODP’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of ODP common stock in the following four ways:

•
By Internet. Access the website of ODP’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the ODP Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•
At the Online Special Meeting. Visit www.virtualshareholdermeeting.com/ODP2025SM and enter the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.

Q.	How do I vote if my shares are held in the name of my broker, bank or other nominee?
A.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Q.	What is a proxy?
A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of ODP common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of ODP common stock is called a “proxy card.”

Q.	If a stockholder gives a proxy, how are the shares voted?
A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When submitting a proxy by mail, internet or telephone, you may specify whether your shares would be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the proposals to come before the special meeting.

If you properly sign and return your proxy card or submit your proxy by telephone or through the internet but do not include instructions on how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the ODP Board with respect to the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal and, accordingly, will have the same effect as a vote “FOR” each such proposal.
Q.	Can I change or revoke my proxy after it has been submitted?
A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:
•	sending a written statement to that effect to ODP’s Secretary, which statement must be received no later than [•], 2025;
•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on [•], 2025;
•	submitting a properly signed proxy card with a later date; or
•	attending the special meeting and voting online.
If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the online special meeting.
If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of ODP common stock to be voted.
Q.	How many shares of ODP common stock must be present to constitute a quorum for the special meeting? What if there is no quorum?
A.
Under ODP’s bylaws, the presence, in person or represented by proxy, at the special meeting of a majority of the issued and outstanding shares of ODP common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting to another time and/or place from time to time until a quorum is present. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject ODP to additional expense.

If you attend the online special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of ODP common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.
If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting.
As of the close of business on the record date, there were [•] shares of ODP common stock outstanding. Accordingly, holders of record of at least [•] shares of ODP common stock must be present in person or represented by proxy at the special meeting to constitute a quorum.
Q.	What if I abstain from voting on any proposal?
A.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card, by telephone or through the internet, even if you abstain from voting, your shares of ODP common stock will still be counted for purposes of determining whether a quorum is present at the special meeting. If you abstain from voting at the special meeting or mark “ABSTAIN” on your proxy card or otherwise indicate that you are abstaining from voting when you submit your proxy by telephone or through the internet, your abstention from voting will have the same effect as a vote “AGAINST” the merger proposal. Abstaining from voting on the named executive officer merger-related compensation proposal or the adjournment proposal will not be considered a vote cast on, and will have no effect on, the named executive officer merger-related compensation proposal or the adjournment proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card, submit a proxy to vote by telephone or over the internet or attend and vote at the online special meeting?
A
If you are a stockholder of record of ODP and you do not attend the special meeting, sign and return your proxy card by mail, or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum is present. The failure to submit a proxy or otherwise attend and vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal (assuming a quorum is present) or the adjournment proposal. The vote to approve the merger proposal, however, is based on the total number of shares of ODP common stock outstanding as of the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting. As a result, if you fail to submit a proxy or otherwise vote your shares at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal. If you sign and return a proxy and do not indicate how you wish to vote on the named executive officer merger-related compensation proposal, your shares will be voted in favor of the named executive officer merger-related compensation proposal.

You will have the right to receive the merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. If your shares are not voted at the special meeting, however, it will have the same effect as a vote “AGAINST” the merger proposal.
Q.	What is a broker non-vote?
A.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to the NYSE rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. If a beneficial owner of shares of ODP common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the online special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the named executive officer merger-related compensation proposal (assuming a quorum is present) or adjournment proposal. The vote to approve the merger proposal, however, is based on the total number of shares of ODP common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.
Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A.
No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or submit a proxy by telephone or through the internet) for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the merger consideration for my shares of ODP common stock?
A.
Yes. If the merger is completed, dissenting ODP stockholders will be entitled to seek appraisal of their shares of ODP common stock in connection with the merger under Section 262 of the DGCL. This means that holders of shares of ODP common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of ODP common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest on the amount determined to be the fair value, if any, as determined by the court (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each ODP stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). Holders of shares of ODP common stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply with the provisions of

Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. For more information, please see the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 68.
Q.	What happens if I transfer my shares of ODP common stock before the completion of the merger?
A.
If you transfer your shares of ODP common stock before the merger is completed, you will lose your right to receive the merger consideration or to exercise appraisal rights with respect to such shares. In order to receive the merger consideration in respect of any shares, you must hold such shares of ODP common stock through the completion of the merger.

Q.	Should I send in my evidence of ownership now?
A.
No. After the merger is completed, if you are a stockholder of record and hold your shares of ODP common stock in certificated form, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of ODP common stock for the consideration to be paid to former ODP stockholders in connection with the merger. If you are a stockholder of record and hold your shares of ODP common stock in book-entry form, only if required by the paying agent will you receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of ODP common stock for the consideration to be paid to former ODP stockholders in connection with the merger. If you are the beneficial owner of shares of ODP common stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.	What does it mean if I get more than one proxy card or voting instruction form?
A.
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction form. Please complete and return all of the proxy cards or voting instruction forms you receive (or submit each of your proxies over the internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?
A.
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. ODP has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless ODP has received contrary instructions from one or more of such stockholders. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, ODP will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which ODP delivered a single copy of any of these materials. ODP will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact the Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting our Secretary.

A number of brokerage firms with account holders who are ODP stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

Q.	What will the holders of outstanding ODP equity awards receive in the merger?
A.	The merger agreement provides that outstanding ODP equity awards under the ODP stock plans will be treated as set forth below.
ODP Options. Immediately prior to the effective time, each outstanding and unexercised ODP option, whether granted under an ODP stock plan or otherwise, will, automatically and without any required action on the part of the holder thereof, be cancelled and forfeited for no consideration or payment and will have no further force or effect.
ODP RSU Awards. Immediately prior to the effective time, each outstanding and unsettled ODP RSU award (other than an ODP director RSU award) will, automatically and without any required action on the part of the holder thereof, be converted into a cash award in an amount equal to the sum of (a) (i) the total number of shares of ODP common stock subject to the ODP RSU award immediately prior to the effective time multiplied by (ii) $28.00, plus (b) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP RSU award, less applicable tax withholdings. Each ODP RSU award so converted shall continue to have, and shall be subject to, the same terms and conditions as applied to such ODP RSU award immediately prior to the effective time (which, for the avoidance of doubt, includes any double-trigger vesting protections), except that such ODP RSU award shall be settled in cash in lieu of shares of ODP common stock, less applicable tax withholdings.
ODP Director RSU Awards. Immediately prior to the effective time, each ODP director RSU award will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will only entitle the holder of such ODP director RSU award to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the sum of (a) (i) the total number of shares of ODP common stock subject to such ODP director RSU award, multiplied by (ii) $28.00 plus (b) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP director RSU award.
ODP EPS-Vesting PSU Awards. Immediately prior to the effective time, each outstanding unvested ODP EPS-vesting PSU award will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ODP EPS-vesting PSU award to receive, at or promptly after the effective time, an amount in cash, without interest, equal to the product of (a) the total number of shares of ODP common stock subject to such ODP EPS-vesting PSU award, calculated based on target-level performance, multiplied by (b) $28.00, less applicable tax withholdings.
ODP TSR-Vesting PSU Awards. Immediately prior to the effective time, each outstanding unvested ODP TSR-vesting PSU award will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ODP TSR-vesting PSU award to receive, at or promptly after the effective time, an amount in cash, without interest, equal to the product of (a) the total number of shares of ODP common stock subject to the ODP TSR-vesting PSU award, calculated based on actual performance achieved through the effective time in accordance with the terms of such ODP TSR-vesting PSU award, multiplied by (b) $28.00, less applicable tax withholdings.
The treatment of ODP equity awards is described in more detail in the section of this proxy statement entitled “The Merger Agreement—Treatment of ODP Equity Awards” beginning on page 72.
Q.	When will ODP announce the voting results of the special meeting, and where can I find the voting results?
A.
ODP intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the special meeting. All reports that ODP files with the SEC are publicly available when filed.

Q.	Where can I find more information about ODP?
A.	You can find more information about ODP from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 107.

Q.	Who can help answer my other questions?
A.
If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the proxy solicitor for ODP in connection with the merger, or ODP.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (866) 239-1760
Banks and brokers may call collect: (212) 750-5833
or
The ODP Corporation
6600 North Military Trail,
Boca Raton, Florida 33496
Attention: Sarah E. Hlavinka, Executive Vice President, Chief Legal Officer and Corporate Secretary
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (a) the completion of the merger on the anticipated terms and timing, (b) the satisfaction of other conditions to the completion of the merger, including obtaining required shareholder and regulatory approvals; (c) the risk ODP’s stock price may fluctuate during the pendency of the merger and may decline if the merger is not completed; (d) potential litigation relating to the merger that could be instituted against ODP or its directors, managers or officers, including the effects of any outcomes related thereto; (e) the risk that disruptions from the merger will harm ODP’s business, including current plans and operations, including during the pendency of the merger; (f) the ability of ODP to retain and hire key personnel; (g) the diversion of management’s time and attention from ordinary course business operations to completion of the merger and integration matters; (h) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (i) legislative, regulatory and economic developments; (j) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect ODP’s financial performance; (k) certain restrictions during the pendency of the merger that may impact ODP’s ability to pursue certain business opportunities or strategic transactions; (l) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (m) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (n) unexpected costs, liabilities or delays associated with the transaction; (o) the response of competitors to the transaction; (p) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances requiring ODP to pay the company termination payment; and (q) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 28, 2024 and in our subsequent filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

THE PARTIES TO THE MERGER
ODP
The ODP Corporation
6600 North Military Trail
Boca Raton, Florida 33496
(561) 438-4800
The ODP Corporation is a leading provider of products, services and technology solutions through an integrated business-to-business distribution platform and omni-channel presence, which includes supply chain and distribution operations, dedicated sales professionals, online presence and a network of Office Depot and OfficeMax retail stores. Through its operating companies ODP Business Solutions, LLC; Office Depot, LLC; and Veyer, LLC, The ODP Corporation empowers every business, professional, and consumer to achieve more every day.
ODP common stock is traded on Nasdaq under the ticker symbol “ODP”.
ODP’s principal executive offices are located at 6600 North Military Trail, Boca Raton, Florida 33496, and ODP’s telephone number is (561) 438-4800. ODP’s corporate web address is www.theodpcorp.com. The information provided on ODP’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to ODP’s website provided in this proxy statement.
Additional information about ODP is contained in its public filings with the SEC, which filings are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 107.
Parent
ACR Ocean Resources LLC
c/o Atlas Holdings LLC
100 Northfield Street
Greenwich, CT 06830
(203) 622-9138
Parent was formed on September 18, 2025, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than as incidental to its formation and the maintenance of its existence and in connection with the transactions contemplated by the merger agreement or any other transaction document and arranging of the equity financing and any potential debt financing in connection with the merger.
Merger Sub
Vail Holdings 1, Inc.
c/o Atlas Holdings LLC
100 Northfield Street
Greenwich, CT 06830
(203) 622-9138
Merger Sub is a wholly owned subsidiary of Parent and was formed on September 17, 2025, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than as incidental to its formation and the maintenance of its existence and in connection with the transactions contemplated by the merger agreement or any other transaction document. Upon the consummation of the merger, the separate corporate existence of Merger Sub will cease and ODP will continue as the surviving corporation and as a wholly owned subsidiary of Parent.

Atlas Holdings
Atlas Holdings LLC
100 Northfield Street
Greenwich, CT 06830
(203) 622-9138
Parent and Merger Sub are each affiliated with investment funds managed by Atlas Holdings LLC. Atlas Holdings and its affiliates own and operate 29 companies which employ more than 60,000 associates across 375 facilities worldwide. Atlas Holdings operates in sectors such as automotive supply, building materials, capital equipment, construction services, food manufacturing and distribution, metals processing, packaging, paper, power generation, printing, pulp, supply chain management and wood products.

THE SPECIAL MEETING
This proxy statement is being provided to ODP stockholders as part of a solicitation by the ODP Board for proxies for use at the special meeting, to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.
Date, Time and Place
The special meeting is scheduled to be held online via live audio webcast at www.virtualshareholdermeeting.com/ODP2025SM on [•], 2025 at [•], Eastern Time. The special meeting will be held in a virtual meeting format only, with no physical in-person meeting.
Purpose of the Special Meeting
At the special meeting, ODP stockholders will be asked to consider and vote on the following proposals:
•
the merger proposal, which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 37 and 71, respectively; a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•
the named executive officer merger-related compensation proposal, which is further described in the sections of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of ODP’s Executive Officers and Directors in the Merger” and “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)” beginning on pages 59 and 97, respectively; and

•	the adjournment proposal, which is further described in the section of this proxy statement entitled “Adjournment Proposal (Proposal 3)” beginning on page 98.
The adoption of the merger agreement by the affirmative vote, at the special meeting or any adjournment or postponement thereof, of the holders of a majority of the outstanding shares of ODP common stock entitled to vote as of the close of business on the record date is a condition to the completion of the merger. If ODP stockholders fail to approve the merger proposal, the merger will not occur.
The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on ODP, Parent or the surviving corporation. Accordingly, because ODP is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.
Other than the matters described above, ODP does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof.
Recommendation of the ODP Board
The ODP Board has reviewed and considered the terms of the merger and has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of ODP and its stockholders, and declared it advisable, fair to and in the best interests of ODP to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL (as defined in the accompanying proxy statement), (b) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger and (c) recommended that the merger agreement and the merger and the other transactions contemplated thereby in accordance with the terms thereof be adopted by ODP stockholders. Certain factors considered by the ODP Board in reaching its decision to adopt the merger agreement can be found in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the ODP Board and Reasons for the Merger” beginning on page 48.
The ODP Board unanimously recommends that ODP stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.

Record Date; Stockholders Entitled to Vote
Only holders of record of ODP common stock at the close of business on [•], 2025, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.
Holders of record of ODP common stock are entitled to one vote for each share of ODP common stock they own of record at the close of business on the record date. At the close of business on the record date, there were [•] shares of ODP common stock issued and outstanding, held by approximately [•] holders of record.
Quorum
Under ODP’s bylaws, the presence, in person or represented by proxy, at the special meeting of a majority of the issued and outstanding shares of ODP common stock entitled to vote thereat at the close of business on the record date will constitute a quorum. Virtual attendance at the special meeting constitutes presence in person for purposes of a quorum at the special meeting. There must be a quorum for business (other than the adjournment proposal) to be conducted at the special meeting. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. Failure of a quorum to be represented at the special meeting will necessitate an adjournment of the special meeting and may subject ODP to additional expense.
If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the internet, even if you abstain from voting, your shares of ODP common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the special meeting may be adjourned or postponed to solicit additional proxies.
Required Vote
The approval of the merger proposal requires the affirmative vote, at the special meeting or any adjournment or postponement thereof, of the holders of a majority of the outstanding shares of ODP common stock entitled to vote as of the close of business on the record date.
Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of ODP common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of ODP common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon.
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum is present. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal. Abstaining from voting on the named executive officer merger-related compensation proposal or the adjournment proposal will not be considered a vote cast on, and will have no effect on, the named executive officer merger-related compensation proposal or the adjournment proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.
Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Pursuant to the NYSE rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. If a beneficial owner of shares of ODP common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or represented by proxy at the online special meeting. As the vote to approve the merger proposal is based on the total number of shares of ODP common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal. If you fail to issue voting instructions to your broker, bank or other nominee, it will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal.
Failure to Vote
If you are a stockholder of record and you do not attend the special meeting, sign and return your proxy card by mail or submit your proxy by telephone or over the internet, your shares will not be voted at the special meeting, will not be counted as present in person or represented by proxy at the online special meeting and will not be counted as present for purposes of determining whether a quorum is present.
As discussed above, under the NYSE rules, which also govern brokers’ use of discretionary authority for Nasdaq-listed companies, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or represented by proxy at the online special meeting or counted as present for purposes of determining whether a quorum is present.
A failure to submit a proxy or otherwise attend and vote your shares at the online special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal (assuming a quorum is present) or the adjournment proposal. The vote to approve the merger proposal, however, is based on the total number of shares of ODP common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or represented by proxy at the online special meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal.
Voting at the Special Meeting
If your shares are registered directly in your name with ODP’s transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of ODP common stock in the following four ways:
•
By Internet. Access the website of ODP’s tabulator, Broadridge Financial Solutions, Inc., at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•
By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•
By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge Financial Solutions, Inc. Your proxy will be voted in accordance with your instructions. If you properly sign and return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of the ODP Board. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction form.

•
At the Online Special Meeting. Visit www.virtualshareholdermeeting.com/ODP2025SM and enter the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.

Even if you plan to attend the special meeting, you are encouraged to submit a proxy in advance by internet, telephone or mail to ensure that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m., Eastern Time on [•], 2025. Proxy cards must be received no later than [•], 2025 in order to ensure that your shares are voted.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
Stockholders who are entitled to vote at the special meeting (and their duly appointed proxies) may attend the special meeting. You will need the 16-digit control number, which is included on your proxy card or voting instruction form, to be able to vote or ask questions during the special meeting. If you are an ODP stockholder as of the record date (or a proxy thereof), you should enter your control number and follow the prompt to log in.
We encourage you to access the virtual special meeting website 15 minutes prior to the start of the special meeting to check-in online. If you encounter any difficulties accessing the virtual special meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual special meeting log-in page.
Revocation of Proxies
You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:
•	sending a written statement to that effect to ODP’s Secretary, which statement must be received no later than [•], 2025;
•	submitting a new proxy by internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on [•], 2025;
•	submitting a properly signed proxy card with a later date; or
•	attending the special meeting and voting in person.
If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote at the online special meeting.
If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions. Attendance at the online special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of ODP common stock to be voted.
Solicitation of Proxies
The ODP Board is soliciting your proxy, and ODP will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid a fee not to exceed $45,000 and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of ODP common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of ODP’s directors, officers and employees.
Adjournment
In addition to the merger proposal and the named executive officer merger-related compensation proposal, ODP stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting from time to time, as determined in accordance with the merger agreement by the ODP

Board, including for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.
The ODP Board unanimously recommends a vote “FOR” the adjournment proposal, if necessary, to solicit additional proxies.
Other Information
You should not send documents representing ODP common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you transmittal materials and instructions for exchanging any of your certified shares of ODP common stock for the consideration to be paid to former ODP stockholders in connection with the merger.
Questions
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Innisfree, ODP’s proxy solicitor, by calling 866-239-1760 toll-free (banks and brokers may call 212-750-5833).

THE MERGER PROPOSAL
(PROPOSAL 1)
ODP stockholders are being asked to approve a proposal to adopt the merger agreement, pursuant to which, subject to the terms and conditions set forth therein, and in accordance with the DGCL, Merger Sub will be merged with and into ODP, the separate corporate existence of Merger Sub will thereupon cease and ODP will survive the merger as a wholly owned subsidiary of Parent.
The affirmative vote of the holders of a majority of the outstanding shares of ODP common stock entitled to vote as of the close of business on the record date to adopt the merger agreement at the special meeting or any adjournment or postponement thereof, is a condition to the completion of the merger. If ODP stockholders fail to approve the merger proposal, the merger will not occur.
The ODP Board unanimously recommends that ODP stockholders vote “FOR” the merger proposal.
The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and is hereby incorporated by reference into this proxy statement.
Structure of the Merger
Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, if the merger is completed, then at the effective time, Merger Sub will merge with and into ODP, the separate corporate existence of Merger Sub will cease, and ODP will survive the merger as a wholly owned subsidiary of Parent.
Merger Consideration
Upon the terms and subject to the conditions of the merger agreement, at the effective time, ODP stockholders will have the right to receive $28.00 in cash, without interest and subject to any applicable withholding taxes, for each share of ODP common stock that they own that is issued and outstanding immediately prior to the effective time of the merger (other than cancelled shares and dissenting shares, each as described in the merger agreement). After the merger is completed, ODP stockholders will have only the right to receive a cash payment in respect of their shares of ODP common stock, and will no longer have any rights as ODP stockholders, including voting or other rights.
Any cancelled shares outstanding as of immediately prior to the effective time will be automatically cancelled and retired without any conversion thereof or payment, delivery or exchange of any consideration therefor and will cease to exist at the effective time.
Treatment of ODP Equity Awards
The merger agreement provides that outstanding ODP equity awards under the ODP stock plans will be treated as set forth below.
ODP Options. Immediately prior to the effective time, each outstanding and unexercised ODP option, will, automatically and without any required action on the part of the holder thereof, be cancelled and forfeited for no consideration or payment and will have no further force or effect.
ODP RSU Awards. Immediately prior to the effective time, each outstanding and unsettled ODP RSU award (other than an ODP director RSU award) will, automatically and without any required action on the part of the holder thereof, be converted into a cash award in an amount equal to the sum of (a) (i) the total number of shares of ODP common stock subject to the ODP RSU award immediately prior to the effective time multiplied by (ii) $28.00, plus (b) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP RSU award, less applicable tax withholdings. Each ODP RSU award so converted shall continue to have, and shall be subject to, the same terms and conditions as applied to such ODP RSU award immediately prior to the effective time (which, for the avoidance of doubt, includes any double-trigger vesting protections), except that such ODP RSU award shall be settled in cash in lieu of shares of ODP common stock, less applicable tax withholdings.
ODP Director RSU Awards. Immediately prior to the effective time, each ODP director RSU award will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will only entitle the holder of such ODP director RSU award to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the sum of (a) (i) the total number of shares of ODP common stock subject to such ODP director RSU award, multiplied by (ii) $28.00 plus (b) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP director RSU award. Any consideration payable in respect of the ODP director RSU awards will be paid through the paying agent as promptly as reasonably practicable following the closing date, but in no event later than two business days following the closing date.
ODP EPS-Vesting PSU Awards. Immediately prior to the effective time, each outstanding unvested ODP EPS-vesting PSU award, will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ODP EPS-vesting PSU award to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ODP common stock subject to such ODP EPS-vesting PSU award, calculated based on target-level performance, multiplied by (b) $28.00, less applicable tax withholdings.
ODP TSR-Vesting PSU Awards. Immediately prior to the effective time, each outstanding unvested ODP TSR-vesting PSU award, will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ODP TSR-vesting PSU award to receive, at or promptly after the effective time, an amount in cash, without interest, equal to the product of (a) the total number of shares of ODP common stock subject to the ODP TSR-vesting PSU award, calculated based on actual performance achieved through the effective time in accordance with the terms of such ODP TSR-vesting PSU award, multiplied by (b) $28.00, less applicable tax withholdings.
Any consideration payable in respect of the ODP PSU awards will be paid through the payroll system or payroll provider (to the extent applicable) of the surviving corporation as promptly as reasonably practicable following the closing date, but in no event later than the earlier of (i) two business days following the closing date and (ii) the next regularly scheduled payroll date following the closing date.
Effects on ODP if the Merger Is Not Completed
If the merger proposal is not approved by ODP stockholders, or if the merger is not completed for any other reason, ODP stockholders will not receive any payment for their shares of ODP common stock in connection with the merger. Instead, ODP will remain an independent public company and shares of ODP common stock will continue to be listed and traded on Nasdaq. In addition, if the merger is not completed, ODP expects that management will operate ODP’s business in a manner similar to that in which it is being operated today and that ODP stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the competitive industries in which ODP operates and adverse economic conditions. Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of ODP common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of ODP common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of ODP common stock. If the merger proposal is not approved by ODP stockholders or if the merger is not completed for any other reasons, there can be no assurance that any other transaction acceptable to ODP will be offered or that ODP’s business, prospects or results of operation will not be adversely impacted.
ODP will be required to pay Parent a termination fee of $36,560,000 if the merger agreement is terminated under certain specified circumstances pursuant to the terms and conditions of the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Termination Fee” beginning on page 94 for a discussion of the circumstances under which ODP will be required to pay a termination fee.
Background of the Merger
The ODP Board and ODP management regularly review and assess ODP’s operations and financial performance, industry conditions and related developments as they may impact ODP’s long-term strategic plans and objectives, with the goal of maximizing stockholder value. The ODP Board and ODP management have, from time to time, evaluated various strategic alternatives, and have regularly evaluated the continued execution of ODP’s strategy as a stand-alone public company.

In furtherance of its consideration of these types of potential strategic alternatives, the ODP Board and ODP management have discussed a number of such alternatives with representatives of J.P. Morgan Securities LLC (“J.P. Morgan”) from time to time. ODP consulted with representatives of J.P. Morgan for a number of reasons that include J.P. Morgan’s experience and expertise as a financial advisor in a wide variety of transactions, and J.P. Morgan’s qualifications and experience advising, and familiarity with, companies operating in the industries in which ODP operates, in particular. In connection with the process that led to the proposed transaction, ODP discussed such matters with representatives of J.P. Morgan throughout the course of the events described below, and formally engaged J.P. Morgan on December 19, 2024 in connection with its exploration of strategic alternatives. ODP has also from time to time been advised by Simpson Thacher & Bartlett LLP, ODP’s outside legal counsel (“Simpson Thacher”), in connection with the evaluation of various strategic alternatives and various other matters, and ODP worked with representatives of Simpson Thacher throughout the course of the events described below.
On October 23, 2024, a financial advisor representing a financial investor referred to herein as “Party A” and an individual investor referred to herein as “Party B” reached out to Gerry Smith, the Chief Executive Officer of ODP, on an unsolicited basis to request a discussion. On October 24, 2024, during such discussion between such financial advisor and Mr. Smith, such financial advisor expressed interest on behalf of his clients in a potential joint acquisition of ODP. No formal indication of interest was made with respect to such potential acquisition and no valuation was discussed. Mr. Smith informed the ODP Board of this communication.
On November 11, 2024, Party A entered into a confidentiality agreement with ODP. This confidentiality agreement contained a customary standstill provision, which permitted proposals following the public announcement of the merger. To the extent that any subsequent confidentiality agreements executed by potential transaction counterparties throughout the course of the events described below contained a standstill provision, any such standstill provision permitted proposals following the public announcement of the merger. On November 19, 2024, Mr. Smith, Max Hood, the co-Chief Financial Officer of ODP, and Adam Haggard, the co-Chief Financial Officer of ODP, met with Party B, a representative of Party A and their financial advisor. No formal indication of interest was made with respect to such potential acquisition and no valuation was discussed. Mr. Smith informed the ODP Board of this meeting. On November 27, 2024, Party B entered into a confidentiality agreement with ODP.
In December of 2024, a financial investor referred to herein as “Party C” reached out to representatives of ODP on an unsolicited basis to express interest in a potential acquisition of ODP. No formal indication of interest was made with respect to such potential acquisition and no valuation was discussed. Substantive discussions with Party C did not proceed further at such time, and Party C did not enter into a confidentiality agreement at such time.
On December 2, 2024, Timothy Fazio, Managing Partner of Atlas, contacted representatives of ODP on an unsolicited basis to request a discussion.
On December 5, 2024, Mr. Smith, Mr. Hood and Mr. Haggard spoke over the phone with Mr. Fazio, who noted that Atlas had acquired a significant investment in ODP and was interested in exploring a potential acquisition of ODP. No formal indication of interest was made with respect to such potential acquisition and no valuation was discussed. Mr. Smith informed the ODP Board of this communication, as well as the communications with Party C.
On December 6, 2024, Mr. Smith, Mr. Hood, Mr. Haggard, and N. David Bleisch, a consultant to ODP and the former Chief Legal & Administrative Officer of ODP, spoke over the phone with representatives of Party A and Party B to discuss a potential acquisition of ODP. No formal indication of interest was made with respect to such potential acquisition and no valuation was discussed.
On December 16, 2024, ODP executed a confidentiality agreement with Atlas, in which Atlas represented that as of such date Atlas and its affiliates collectively beneficially owned approximately 2.61% of the outstanding shares of ODP common stock and had economic exposure through cash-settled swaps to an aggregate 314,368 notional shares of ODP common stock. Following execution of the confidentiality agreement, ODP subsequently made available certain non-public information to Atlas under such confidentiality agreement.
On December 19, 2024, ODP entered into an engagement letter with J.P. Morgan, which provided for J.P. Morgan to act as lead financial advisor to ODP in connection with ODP’s consideration of certain potential strategic alternatives. Also on December 19, 2024, Mr. Fazio, Michael Sher, Managing Partner of Atlas, and certain other representatives of Atlas participated in a due diligence session with members of ODP management. Mr. Bleisch also participated in this due diligence session, as well as all subsequent due diligence sessions throughout the course of the events described below.
Over the course of the remainder of December 2024 and January 2025, ODP continued to share certain non-public information with Atlas under its confidentiality agreement with Atlas.
On January 6, 2025, a representative of Party A and Party B informed Mr. Smith that Party A and Party B were working to secure a potential partner for a potential acquisition of ODP.
On January 16, 2025, Mr. Sher and certain other representatives of Atlas participated in a due diligence session with members of ODP management.
On January 28, 2025, Mr. Fazio and Mr. Sher met with Mr. Smith and Mr. Bleisch. Mr. Fazio noted that Atlas intended to share a written indication of interest for a potential acquisition of ODP in the near term. Mr. Smith informed Wendy Schoppert, the Chair of the ODP Board, of the meeting and this communication.
On January 31, 2025, the financial advisor to Party A and Party B notified J.P. Morgan that ODP should not expect to receive a formal indication of interest from Party A and Party B in the near term. Substantive discussions with Party A and Party B did not proceed further.
During late January 2025 and February 2025, members of ODP management and representatives of Atlas participated in several additional due diligence sessions.
On February 11, 2025, representatives of Atlas delivered to Mr. Smith an initial non-binding written indication of interest from Atlas (the “February Atlas Proposal”) to acquire 100% of the common stock of ODP for $30.00 per share of common stock in cash. On the previous trading day, February 10, 2025, the closing price of ODP common stock was $20.39 per share. Mr. Smith shared the February Atlas Proposal with the ODP Board and representatives of J.P. Morgan and Simpson Thacher.
On February 12, 2025, the ODP Board held a regularly scheduled meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. Mr. Bleisch also participated in such meeting of the ODP Board, and all subsequent meetings of the ODP Board throughout the course of the events described below. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the February Atlas Proposal. Representatives of Simpson Thacher reminded the ODP Board of the directors’ fiduciary duties under applicable law. The ODP Board discussed with representatives of ODP management and its advisors that the February Atlas Proposal did not reflect the review by Atlas of financial projections of ODP. The ODP Board instructed ODP management to prepare updated financial projections for ODP for fiscal years 2025 through 2029. The ODP Board instructed representatives of J.P. Morgan to convey to Atlas its expectation that Atlas would increase its valuation of ODP and that ODP would continue to permit Atlas to access non-public information under its confidentiality agreement with Atlas.
On February 13, 2025, at the direction of the ODP Board, representatives of J.P. Morgan spoke with Mr. Fazio of Atlas to convey that ODP would continue to permit Atlas to access certain non-public information under its confidentiality agreement with Atlas, and that the ODP Board expected Atlas to increase its proposed valuation.
On February 19, 2025, Ms. Schoppert and Mr. Smith were contacted by a financial advisor for an investment firm referred to herein as “Party D,” indicating that Party D sought a meeting to discuss a potential transaction.
On February 21, 2025, the ODP Board held a special meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the status of the discussions with Atlas and the communication received from Party D. Representatives of ODP management reviewed with the ODP Board ODP management’s financial projections for ODP for the fiscal years 2025 through 2029 (the “February Projections”). The ODP Board directed ODP management to provide the February Projections to J.P. Morgan in connection with J.P. Morgan’s preliminary financial analysis of the February Atlas Proposal and to provide the February Projections to Atlas in connection with its evaluation of the potential transaction.

On February 24, 2025, at the instruction of the ODP Board, representatives of J.P. Morgan provided Atlas with the February Projections.
Also on February 24, 2025, representatives of Atlas attended an in-person management meeting at ODP’s headquarters to discuss ODP’s business, followed by a dinner between representatives of Atlas, J.P. Morgan, ODP management and Mr. Bleisch. Mr. Smith updated the ODP Board on the management meeting and dinner.
On March 6, 2025, representatives of Atlas discussed the February Projections with representatives of ODP management, representatives of J.P. Morgan and Mr. Bleisch.
Also on March 6, 2025, Mr. Smith and Mr. Bleisch had a call with a representative of Party D. During the call, the representative of Party D expressed interest in an all-cash acquisition of ODP to combine ODP with one of Party D’s portfolio companies, a direct competitor of ODP. No valuation was discussed. Mr. Smith informed the ODP Board of these discussions.
On March 10, 2025, the ODP Board held a special meeting with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the status of the discussions with Atlas, as well as the recent discussion with Party D. The ODP Board discussed with representatives of ODP management and ODP’s advisors the fact that a combination with Party D’s portfolio company would likely pose significant antitrust risks, the harm a failed transaction could cause to ODP and its stockholders, ODP’s prior experience with failed transactions, and the potential allocation of these antitrust risks between the parties in a potential transaction. Upon discussion with ODP management and ODP’s advisors, the ODP Board instructed ODP management to engage in a preliminary analysis of the potential antitrust risks of such a transaction.
On March 14, 2025, ODP and Party D entered into a confidentiality agreement. Between March 2025 and May 2025, ODP and Party D engaged in an antitrust review of a potential transaction, and ODP management regularly updated the ODP Board about the review.
Over the course of March 2025, ODP continued to provide non-public information to, and hold due diligence sessions with, representatives of Atlas under its confidentiality agreement with Atlas.
On March 28, 2025, Mr. Sher of Atlas spoke with Mr. Bleisch about Atlas’ timing for submitting a revised indication of interest.
Over the course of the following days, representatives of Atlas and representatives of ODP had several additional conversations related to Atlas’ due diligence process and the status and expected timing of Atlas’ evaluation of the potential transaction.
On April 2, 2025, the President of the United States announced wide-ranging tariffs on U.S. trading partners, and global financial markets experienced significant volatility.
On April 3, 2025, the ODP Board held a special meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the status of the recent discussions with Atlas.
On April 4, 2025, a representative of a financial investor referred to herein as “Party E” reached out to Mr. Smith to express interest in a potential transaction with ODP. Mr. Smith, other representatives of ODP management and Mr. Bleisch had multiple discussions with representatives of Party E between April and June 2025, during which representatives of Party E also expressed interest, on an unsolicited basis, in a potential acquisition of ODP, but noted that Party E was not in a position to finance a potential transaction at that time. During this period, Party E and certain of its proposed financing sources executed confidentiality agreements with ODP and ODP subsequently made available certain non-public information to Party E under its confidentiality agreement with ODP. Representatives of J.P. Morgan also had discussions with representatives of Party E relating to Party E’s financing efforts during such period. No formal indication of interest was made by Party E with respect to a potential acquisition of ODP and no valuation was discussed. Party E did not submit a written indication of interest, and substantive discussions with Party E did not proceed further following June 2025.
On April 7, 2025, representatives of Atlas informed Mr. Smith and Mr. Bleisch that, due to a number of factors including uncertainty around the impact of potential changes in U.S. and foreign tariff policy as well as certain financial assumptions underlying the February Atlas Proposal that were not supported by the February Projections, Atlas had determined to pause its evaluation of a potential transaction with ODP. Representatives of Atlas suggested that, alternatively, Atlas would be willing to proceed with its evaluation on the basis of a potential acquisition of 100% of the common stock of ODP for $21.25 per share in cash (the “April Atlas Indication of Value”). Atlas did not deliver a written indication of interest with respect to a proposed acquisition at this valuation. On the previous trading day, April 4, 2025, the closing price of ODP common stock was $13.87.
On April 8, 2025, the ODP Board held a special meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the recent discussions with Atlas. The ODP Board instructed ODP management to communicate to Atlas that discussions of a potential transaction would be paused in light of the valuation reflected by the April Atlas Indication of Value. The ODP Board also discussed with representatives of ODP management and ODP’s advisors the various in-bound interest received over the previous months, and the possibility of authorizing J.P. Morgan to proactively reach out to certain additional parties that may be interested in a potential acquisition of ODP, but determined to defer such outreach at that time, including in light of the uncertainty as to the expected impact of the recent tariff announcements.
On April 10, 2025, Mr. Bleisch had a phone call with Mr. Sher of Atlas during which Mr. Bleisch conveyed the ODP Board’s decision to pause discussions with Atlas in light of Atlas’ verbal revised indication of interest. Mr. Sher offered to keep the lines of communication open and asked to review ODP’s first quarter 2025 financial results once available to help Atlas determine whether it would be in a position to increase its proposed valuation.
On April 16, 2025, the ODP Board held a special meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors ODP’s first quarter 2025 financial results, the status of a potential transaction and making outreach to other potential bidders. The ODP Board reviewed with representatives of J.P. Morgan the proposed outreach to potential transaction counterparties. The potential transaction counterparties were selected on the basis of being the parties most likely to be interested in a potential acquisition of ODP at that time, and most likely to be able to proceed expeditiously towards a potential transaction, if interested. Upon discussion with ODP management and ODP’s advisors, the ODP Board determined to authorize ODP management to provide ODP’s first quarter 2025 financial results to Atlas and to authorize J.P. Morgan to proactively reach out to such potential transaction counterparties.
On April 22, 2025, representatives of J.P. Morgan, at the direction of the ODP Board, began outreach to a group of 24 potential transaction counterparties, consisting of two strategic companies and 22 financial investors, identified as being the most likely to be interested in a potential acquisition of ODP at that time, and most likely to be able to proceed expeditiously towards a potential transaction, if interested. Of those 24 potential transaction counterparties, 14 parties (consisting of 12 financial investors, including Party C, a financial investor referred to herein as “Party F,” a financial investor referred to herein as “Party G” and a financial investor referred to herein as “Party H,” and two strategic companies, including a company referred to herein as “Party I”) executed confidentiality agreements with ODP.
Between late April and early June 2025, members of ODP management held certain due diligence sessions with, and ODP provided certain non-public information, including the February Projections, to, certain potential transaction counterparties that requested such information after they had executed confidentiality agreements under such confidentiality agreements.
On April 21, 2025, representatives of Atlas reached out to representatives of J.P. Morgan to request a due diligence session with representatives of ODP management. On April 25, 2025, representatives of Atlas and representatives of ODP management held a due diligence session to discuss the tariff environment and ODP’s first quarter 2025 financial results.
On April 30, 2025, the ODP Board held a regular meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the status of the discussions with Atlas. Representatives of J.P. Morgan reviewed with the ODP Board an update on J.P. Morgan’s outreach to potential transaction counterparties.

On May 7, 2025, ODP reported its first quarter 2025 financial results.
On May 16, 2025, Mr. Fazio of Atlas discussed the potential transaction with Mr. Smith and suggested that Atlas would be willing to reengage in the process of evaluating a potential transaction on the basis of a potential acquisition of 100% of the common stock of ODP for $21.25 per share in cash (the “May Atlas Indication of Value”). Atlas did not deliver a written indication of interest with respect to a proposed acquisition at this valuation. On the previous trading day, May 15, 2025, the closing price of ODP common stock was $17.99. Mr. Smith informed the ODP Board of this communication.
On May 27, 2025, the ODP Board held a special meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. Sarah Hlavinka, the Chief Legal Officer of ODP, updated the ODP Board on the results of the antitrust review relating to a potential transaction with Party D, including the identification of significant antitrust risk. Representatives of J.P. Morgan reviewed with the ODP Board an update on J.P. Morgan’s outreach to potential transaction counterparties. Representatives of J.P. Morgan also reviewed with the ODP Board J.P. Morgan’s preliminary financial analysis of the proposals received from Atlas based on the February Projections. Representatives of Simpson Thacher reminded the members of the ODP Board of their fiduciary duties under applicable law.
On May 28, 2025, at the direction of the ODP Board, J.P. Morgan requested that potential transaction counterparties submit a non-binding written indication of interest for the potential acquisition of ODP by June 10, 2025.
On May 29, 2025, a representative of Party D reached out to a representative of J.P. Morgan to indicate that Party D remained interested in a potential transaction with ODP. No valuation was discussed. Representatives of J.P. Morgan conveyed this communication to ODP.
On May 30, 2025, representatives of Party I informed representatives of J.P. Morgan that Party I would only be interested in an acquisition of ODP’s Business Solutions Division rather than an acquisition of ODP. Upon discussion with advisors and Ms. Schoppert, Mr. Smith instructed J.P. Morgan to relay to Party I that ODP would cancel a previously scheduled management meeting in light of Party I’s indication that it was not interested in an acquisition of ODP. Following this communication, there were no further substantive discussions with Party I with respect to the potential transaction.
On June 3, 2025, representatives of ODP management held a due diligence discussion with representatives of Party C.
On June 6, 2025, a representative of Lazard Frères & Co. LLC (“Lazard”), financial advisor for Atlas, reached out to representatives of J.P. Morgan to inform them that Atlas was interested in reengaging with ODP regarding a potential acquisition of ODP. At the direction of the ODP Board, the representatives of J.P. Morgan conveyed to Lazard that ODP would likely expect Atlas to significantly increase its proposed valuation relative to the May Atlas Indication of Value in order to reengage in discussions with Atlas.
On June 9, 2025, representatives of ODP management and representatives of J.P. Morgan held a due diligence discussion with representatives of Party F.
On June 10, 2025, ODP received written non-binding indications of interest for an acquisition of 100% of the common stock of ODP from Party G and Party H. On June 11, 2025, ODP received an oral non-binding indication of interest from Party F, a financial investor, which was subsequently followed by a written non-binding indication of interest. Party F’s indication of interest (the “June Party F Proposal”) reflected the highest valuation, which was in excess of the May Atlas Indication of Value. The 11 other parties who had received non-public information declined to submit indications of interest, citing a variety of reasons including lack of a strategic fit, lack of interest in acquiring ODP’s retail business, expected macroeconomic challenges, competing priorities, or the size of the proposed transaction.
On June 12, 2025, the ODP Board held a special meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the indications of interest received, the recent communications from Party D and potential next steps. Representatives of J.P. Morgan reviewed with the ODP Board the indications of interest received, and the valuation previously verbally communicated by Atlas. Upon discussion with representatives of ODP management and ODP’s advisors, the ODP Board instructed representatives of

J.P. Morgan to request that Party F, Party G and Party H submit revised proposals reflecting an increased valuation. The ODP Board also determined to send a letter to Party D requesting a formal indication of interest, including proposed terms to address the allocation of antitrust risk in a potential transaction. Later on June 12, 2025, Ms. Schoppert sent a letter to this effect to representatives of Party D.
On June 17, 2025, Party C submitted a non-binding written indication of interest for an all-stock merger of ODP with a retail business that Party C owned, in a transaction in which ODP would remain a publicly traded company that would be controlled by Party C, and ODP stockholders would continue to hold shares of ODP common stock in the controlled company and would not receive any cash consideration. Representatives of ODP management informed the ODP Board of this communication.
On June 20, 2025, ODP provided Party F, Party G and Party H with access to additional non-public information under its confidentiality agreements with such parties.
On June 23, 2025, Party D submitted to Ms. Schoppert a non-binding written indication of interest for an acquisition of 100% of the common stock of ODP for cash (the “Party D Proposal”). Ms. Schoppert informed the ODP Board of the Party D Proposal.
Also on June 23, 2025, representatives of a financial investor referred to herein as “Party J” contacted representatives of J.P. Morgan to express interest in receiving non-public information regarding ODP and potentially submitting an indication of interest.
On June 24, 2025, representatives of ODP management held a due diligence session with representatives of Atlas.
On June 26, 2025, the ODP Board held a special meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the indications of interest received from Party C and Party D, the status of the discussions with Atlas and the discussions with Party F, Party G and Party H. Representatives of Simpson Thacher reviewed with the ODP Board the terms of a draft merger agreement to be provided to potential transaction counterparties. Following discussion with representatives of ODP management and ODP’s advisors, the ODP Board also determined that the Party D Proposal failed to adequately address the exposure of ODP and its stockholders to the antitrust risk of a potential transaction. On June 30, 2025, ODP submitted a response letter to this effect to Party D. Between June 30 and August 7, 2025, ODP and Party D exchanged communications with respect to the allocation of the antitrust risk of a potential transaction. During such period, Party D proposed revisions relating to the regulatory framework for a potential transaction, and ODP responded to each such proposal following review and discussion thereof by the ODP Board.
Between July 1 and July 2, 2025, representatives of ODP management held due diligence sessions with representatives of Party F, Party G and Party H. On July 2, 2025, at the direction of the ODP Board, representatives of J.P. Morgan sent a process letter to Party F, Party G and Party H requesting revised bids by July 17, 2025. Also on July 2, 2025, the draft merger agreement was made available to Party F, Party G and Party H in the virtual data room. Between July 2 and July 17, 2025, representatives of ODP management met with representatives of certain of such parties for additional due diligence sessions.
On July 8, 2025, ODP entered into a confidentiality agreement with Party J. ODP subsequently provided Party J with access to certain non-public information, including the February Projections, under its confidentiality agreement with Party J. Also on July 8, 2025, the draft merger agreement was made available to Party J.
Also on July 8, 2025, Atlas submitted a revised non-binding written indication of interest to acquire 100% of the common stock of ODP for $23.25 per share in cash (the “July Atlas Proposal”). On the previous trading day, July 7, 2025, the closing price of ODP common stock was $18.78 per share. On July 9, 2025, at the direction of the ODP Board, representatives of J.P. Morgan sent a process letter to Atlas requesting a revised bid by July 17, 2025 and made available to Atlas the draft merger agreement.
On July 10, 2025, the ODP Board held a special meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board again discussed with representatives of ODP management and ODP’s advisors the status of the discussions with Atlas and Party D, and the discussions with and due diligence processes being undertaken by Party F, Party G, Party H and Party J. Representatives of Simpson Thacher reviewed again with the ODP Board the terms of the draft merger agreement.
On July 15, 2025, representatives of Party F informed representatives of J.P. Morgan that Party F would require approximately eight to 12 weeks of additional due diligence. At the direction of ODP, representatives of J.P. Morgan informed representatives of Party F that this did not meet the proposed transaction timeline. Party F did not submit a revised indication of interest.
On July 15, 2025 and July 16, 2025, representatives of Atlas met with representatives of ODP management for additional due diligence sessions.
On July 17, 2025, Atlas submitted a non-binding written indication of interest to acquire 100% of the common stock of ODP for $23.50 per share in cash (the “Revised July Atlas Proposal”), which was in excess of the June Party F Proposal. Atlas also submitted comments to the draft merger agreement, reflecting a proposed ODP termination fee of 5% of transaction equity value, payment by ODP of uncapped Atlas expenses in addition to the termination fee in circumstances where the fee was payable, as well as in circumstances where ODP stockholders failed to approve the merger, material limitations on Atlas’ obligation to accept regulatory remedies with respect to ODP, and a termination right for Parent if ODP breached the non-solicitation provisions of the merger agreement. Also on that date, Party G submitted a non-binding written indication of interest to acquire 100% of the common stock of ODP for an amount in cash per share in excess of the Revised July Atlas Proposal. In connection with this indication of interest, Party G shared comments to the draft merger agreement with representatives of Simpson Thacher, which reflected an ODP termination fee of 3.9% of transaction equity value, a termination right for Parent if ODP or its representatives breached the non-solicitation provisions of the merger agreement, no ability for ODP to seek monetary damages from Parent (with a reverse termination fee of 5.85% of transaction equity value serving as ODP’s exclusive remedy upon termination of the merger agreement), and certain proposed changes to the closing conditions relating to the accuracy of ODP’s representations and warranties. Also on that date, representatives of Party H informed representatives of J.P. Morgan that Party H had decided not to submit a revised proposal. On the previous trading day, July 16, 2025, the closing price of ODP common stock was $17.92.
On July 22, 2025, the ODP Board held a regular meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the indications of interest received from Atlas, Party D and Party G. Representatives of J.P. Morgan reviewed with the ODP Board J.P. Morgan’s preliminary financial analysis of ODP based on the February Projections, and representatives of Simpson Thacher reviewed with the ODP Board the comments to the draft merger agreement submitted by Atlas and Party G. Upon discussion with representatives of ODP management and ODP’s advisors, the ODP Board determined that it was not in the best interest of ODP and its stockholders at such time to pursue a potential transaction with Atlas or Party G at the valuations reflected in their respective proposals, and instructed representatives of ODP management to determine whether Atlas and Party G would be able to improve their respective proposals after the announcement of ODP’s second quarter earnings on August 6, 2025. The ODP Board also directed management to communicate to Party D the ODP Board’s continuing concerns regarding antitrust risk and its view that the Party D proposal did not allocate such risk in a manner that was acceptable to the ODP Board. Following the ODP Board meeting, at the direction of the ODP Board, J.P. Morgan communicated this message to representatives of Atlas and Party G, and Ms. Schoppert communicated this message to Party D in writing.
On July 29, 2025, certain media outlets reported market rumors that ODP was exploring a potential sale transaction.
On July 30, 2025, at the direction of the ODP Board, representatives of Simpson Thacher provided feedback to legal counsel for Party G on certain aspects of Party G’s comments to the draft merger agreement.
On July 31, 2025, ODP entered into an engagement letter with J.P. Morgan with respect to the potential transaction, which provided for J.P. Morgan to act as lead financial advisor to ODP in connection with the potential transaction.

On August 4, 2025, representatives of ODP management held a due diligence session with representatives of Party J.
On August 7, 2025, representatives of Party D sent a letter to ODP, reiterating the valuation in the Party D Proposal and proposing revised regulatory provisions.
Also on August 7, 2025, representatives of a financial investor referred to herein as “Party K” contacted representatives of J.P. Morgan to express interest in a potential acquisition of ODP.
On August 8, 2025, representatives of ODP management held a due diligence session with representatives of Party G and a potential financing source for Party G.
On August 9, 2025, representatives of Party J submitted a written non-binding indication of interest to acquire 100% of the common stock of ODP reflecting a range of consideration in cash per share, the high point of which was in excess of the Revised July Atlas Proposal.
On August 11, 2025, the ODP Board held a special meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the revised Party D Proposal. The ODP Board considered the potential material harm to ODP and its stockholders from a failed transaction with a competitor, ODP’s prior experience of failed transactions and the resulting harm, the valuation represented by the Party D Proposal relative to indications of interest from other bidders remaining in the process, all of which posed significantly lower antitrust risk than a potential transaction with Party D, and determined that the Party D Proposal, taking into account the revisions that Party D had proposed over the course of the previous two months, continued to be insufficient to address the exposure of ODP and its stockholders to the regulatory risk of a potential transaction. Upon discussion with representatives of ODP management and ODP’s advisors, the ODP Board determined that it would not be in the best interests of ODP and its stockholders to continue to explore a potential transaction with Party D at such time. Representatives of J.P. Morgan then reviewed with the ODP Board the non-binding indication of interest received from Party J, as well as the status of the discussions with Atlas and Party G, both of which were continuing to conduct due diligence on ODP. Upon discussion with representatives of ODP management and ODP’s advisors, the ODP Board determined to direct members of ODP management to convey to Party G, Party J and Atlas that the ODP Board would consider $28 per share in cash to be an appropriate valuation for a potential transaction and to request such parties to put forth revised proposals.
On August 12, 2025, Ms. Schoppert sent a response letter to representatives of Party D conveying the ODP Board’s determination made at the August 11, 2025 meeting of the ODP Board. Party D did not propose revised terms. The Party D Proposal was below the Final Atlas Proposal (as defined below).
On August 14, 2025, Ms. Schoppert, Mr. Smith and Mr. Bleisch had separate discussions with representatives of Party G, Party J and Atlas to convey that the ODP Board would consider $28 per share in cash to be an appropriate valuation for a potential transaction and to request such parties to put forth revised proposals. Following such discussions, ODP continued to make available certain non-public diligence materials to representatives of Atlas, Party G and Party J under its confidentiality agreements with such parties, and to engage in due diligence sessions.
On August 18, 2025, representatives of Party K submitted to representatives of J.P. Morgan a written non-binding indication of interest for an acquisition of 100% of the common stock of ODP at a valuation per share in cash that was in excess of the Revised July Atlas Proposal (the “August Party K Proposal”), which was based solely on publicly available information. Representatives of J.P. Morgan informed the ODP Board of this indication of interest.
On August 19, 2025, at the direction of ODP, representatives of Simpson Thacher provided feedback to Willkie Farr & Gallagher LLP (“Willkie”), legal counsel for Atlas, on certain aspects of Atlas’ comments to the draft merger agreement.
On August 21, 2025, ODP entered into a confidentiality agreement with Party K. Subsequently, ODP provided Party K with access to certain non-public information about ODP, including the February Projections, under its confidentiality agreement with Party K.
On August 22, 2025, the ODP Board held a special meeting, with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the status of the discussions with Atlas, Party G and Party J, as well as the indication of interest received from Party K. ODP management discussed with the ODP Board ODP management’s revised financial projections for ODP for the fiscal years 2025 through 2029, which remained unchanged from the February Projections, except for immaterial changes to the projections for the 2025 fiscal year based on ODP’s actual results year-to-date (the “Management Projections”). Following such discussion, at its special meeting held on September 19, 2025, the ODP Board approved the Management Projections for use by J.P. Morgan in its financial analyses relating to any proposed transaction.
Upon discussion with representatives of ODP management and ODP’s advisors, the ODP Board determined to instruct J.P. Morgan to solicit final proposals from Atlas, Party G, Party J and Party K.
On August 28, 2025, representatives of ODP management held a due diligence session with representatives of Party K.
On September 2, 2025, at the direction of the ODP Board, representatives of J.P. Morgan delivered to Atlas, Party G, Party J and Party K process letters requesting final bids by September 10, 2025. Throughout the following days, at the request of certain of the potential transaction counterparties, representatives of ODP management held additional due diligence sessions with representatives of such parties.
On September 10, 2025, Atlas submitted a non-binding written indication of interest to acquire 100% of the common stock of ODP for $28.00 in cash per share (the “Final Atlas Proposal”), along with updated comments to the draft merger agreement, and Party K submitted a non-binding written indication (the “Final Party K Proposal”) that was below the August Party K Proposal. The per share all-cash purchase price reflected in the Final Atlas Proposal exceeded the per share all-cash purchase price reflected in the Final Party K Proposal and therefore constituted the highest valuation offered for ODP stockholders. The Final Atlas Proposal also indicated that it would expire on September 15, 2025 unless ODP accepted the Final Atlas Proposal and entered into an exclusivity agreement with Atlas prior to such time. Also on September 10, 2025, Party G and Party J declined to submit a revised indication of interest. On the previous trading day, September 9, 2025, the closing price of ODP common stock was $20.63.
On September 12, 2025, the ODP Board held a special meeting with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, the ODP Board discussed with representatives of ODP management and ODP’s advisors the indications of interest received from Atlas and Party K. Representatives of Simpson Thacher reviewed with the ODP Board certain key issues in Atlas’ proposed mark-up of the draft merger agreement, including Atlas’ proposed ODP termination fee of 4% of transaction equity value plus $15 million of Atlas expenses, payment by ODP of $15 million of Atlas expenses in the event ODP stockholders failed to approve the merger, material limitations on Atlas’s obligations to accept regulatory remedies with respect to ODP, and certain changes impacting closing certainty. Representatives of Simpson Thacher also reminded the members of the ODP Board of their fiduciary duties under applicable law. Upon discussion with representatives of ODP management and ODP’s advisors, the ODP Board determined to direct ODP management to engage with Atlas towards the negotiation of a definitive agreement with respect to the proposed transaction based on the Final Atlas Proposal, but to reject Atlas’ request to enter into an exclusivity agreement.
Early on September 13, 2025, representatives of Simpson Thacher, at the direction of the ODP Board, sent a revised draft of the merger agreement back to Willkie. Thereafter, for the next week and a half, the parties exchanged successive drafts of the merger agreement. ODP, with the assistance of Simpson Thacher, and Atlas, with the assistance of Willkie, negotiated various aspects of the transaction, including, among other things, the representations and warranties to be made by the parties, the restrictions on the conduct of ODP’s business until completion of the transaction, Atlas’ obligations to obtain regulatory approvals, the conditions to consummation of the transaction, the provisions governing ODP’s ability to participate in discussions and negotiations with third parties relating to unsolicited proposals in certain cases, the right of the ODP Board to change its recommendation that stockholders approve the merger in certain cases, the termination provisions and the circumstances in which a termination fee would be payable by ODP, the limitations on the ability of each party to seek damages in certain cases, provisions regarding ODP’s equity awards and certain other compensation and benefits matters. During this period, Atlas and its representatives also continued to conduct confirmatory due diligence on ODP and its business and representatives of ODP participated in a series of due diligence sessions with representatives of Atlas.

On September 15, 2025, at the direction of ODP, representatives of Simpson Thacher delivered to Willkie an initial draft of ODP’s disclosure letter to the merger agreement. Thereafter and until the date of the merger agreement, the parties exchanged successive drafts of the disclosure letter.
On September 19, 2025, the ODP Board held a special meeting with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. At the meeting, representatives of J.P. Morgan and Simpson Thacher updated the ODP Board with respect to the developments over the past several days. Representatives of Simpson Thacher reviewed with the ODP Board the directors’ fiduciary duties under applicable law and the terms of the draft merger agreement. Representatives of ODP management and representatives of J.P. Morgan reviewed with the ODP Board the Management Projections. Representatives of J.P. Morgan reviewed with the ODP Board J.P. Morgan’s preliminary financial analysis of the proposed transaction based on the Management Projections. The ODP Board considered the terms of the proposed transaction and the risks and potential benefits of a potential transaction as compared to ODP’s long-term strategic plan as an independent public company and the risks associated with executing such plan. Representatives of ODP management discussed with the ODP Board and representatives of Simpson Thacher the fact that there had been no discussions during the course of the process leading up to the proposed transaction between members of ODP management and representatives of Atlas or other potential acquirers regarding potential employment or compensation arrangements for members of ODP management following the consummation of a potential transaction. Representatives of ODP management reviewed with the ODP Board certain matters relating to communications with various constituencies following announcement of a transaction.
Between September 19, 2025 and September 21, 2025, representatives of Simpson Thacher and Willkie exchanged and discussed drafts of the merger agreement and the disclosure letter.
In the evening of September 21, 2025, the ODP Board held a special meeting with representatives of ODP management, J.P. Morgan and Simpson Thacher in attendance. In advance of the meeting, representatives of J.P. Morgan had provided to the ODP Board, in writing, disclosure with respect to relationships between J.P. Morgan and its affiliates and Atlas. At the meeting, representatives of Simpson Thacher reviewed with the ODP Board the directors’ fiduciary duties under applicable law and the terms of the final merger agreement. Representatives of J.P. Morgan reviewed J.P. Morgan’s financial analyses of the merger consideration provided for in the merger agreement. Following its presentation, J.P. Morgan delivered to the ODP Board its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated September 22, 2025, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the merger consideration to be paid to the holders of ODP common stock in the proposed merger was fair, from a financial point of view, to such holders, as more fully described below in the section “Opinion of ODP’s Financial Advisor.” The written opinion is attached to this proxy statement as Annex [•]. The ODP Board considered that, aside from their interests as ODP stockholders, ODP’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of other ODP stockholders generally, as described in more detail in “The Merger Proposal (Proposal 1)—Interests of ODP’s Executive Officers and Directors in the Merger” beginning on page 59 of this proxy statement. After further discussion and deliberation, the ODP Board unanimously (i) approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, (ii) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of ODP and the ODP stockholders, (iii) directed that the merger agreement be submitted to the ODP stockholders for adoption, and (iv) recommended that the merger agreement and the transactions contemplated thereby, including the merger, be adopted by the ODP stockholders.
Following the meeting of the ODP Board, at the direction of the ODP Board, representatives of Simpson Thacher notified representatives of Willkie that the ODP Board had adopted resolutions approving the merger. Promptly thereafter on September 22, 2025, ODP, Parent and Merger Sub executed the merger agreement and announced the execution of the merger agreement.
Recommendation of the ODP Board and Reasons for the Merger
The ODP Board recommends that you vote “FOR” the merger proposal.
At a meeting of the ODP Board held on September 21, 2025, the ODP Board, acting in consultation with its outside legal counsel and financial advisor, unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of ODP and its stockholders, (b) declared it advisable, fair to and in the best interests of ODP to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the DGCL, (c) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger and (d) recommended that the merger agreement and the merger and the other transactions contemplated thereby in accordance with the terms thereof be adopted by ODP stockholders.
When you consider the ODP Board’s recommendation, you should be aware that ODP’s directors may have interests in the merger that may be different from, or in addition to, the interests of ODP stockholders generally. These interests are described in the section entitled “The Merger Proposal (Proposal 1)—Interests of ODP’s Executive Officers and Directors in the Merger”.
Factors the ODP Board Considered Supporting the Approval of the Merger
In the course of reaching its decision, the ODP Board consulted with ODP’s management and financial and legal advisors, reviewed a significant amount of information and considered a number of potentially positive factors that it believed supported its decision, including, among others, the following (not necessarily in order of relative importance):
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Per share merger consideration. The ODP Board considered the $28.00 per share in cash to be paid as merger consideration in relation to (a) the ODP Board’s estimate of the current and future value of ODP as an independent entity and (b) the market price of ODP’s common stock described in the bullet immediately below.

•	Premium. The ODP Board considered that the $28.00 per share in cash to be paid as merger consideration was an attractive value for the shares of ODP common stock and represented:
•	a premium of 34.5% based on the closing price per share of ODP common stock of $20.82 on September 19, 2025;
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a premium of 35.7% based on the closing price per share of ODP common stock of $20.63 on September 9, 2025, the last trading day prior to the Final Atlas Proposal (as defined in the section entitled “The Merger Proposal (Proposal 1)—Background of the Merger”);

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a premium of 131.8% based on the closing trading price per share of ODP common stock of $12.08 on April 8, 2025, which was the lowest closing trading price per share of ODP common stock for the 52-week period ending on September 19, 2025;

•	a premium of 35.1% based on the volume-weighted average price of $20.72 of the shares of ODP common stock reported for the 30-trading day period ending on September 19, 2025;
•	a premium of 43.4% based on the volume-weighted average price of $19.52 of the shares of ODP common stock reported for the 60-trading day period ending on September 19, 2025; and
•	a premium of 48.9% based on the volume-weighted average price of $18.80 of the shares of ODP common stock reported for the 90-trading day period ending on September 19, 2025.
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Cash consideration. The ODP Board considered the fact that the merger consideration would be paid solely in cash, which enables ODP’s stockholders to realize value that has been created at ODP, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company or engaging in a transaction in which all or a portion of the consideration is payable in stock. The ODP Board weighed the certainty of realizing a compelling value for shares of ODP common stock by virtue of the merger against the uncertain prospect that the trading value for ODP common stock would approach the merger consideration in the foreseeable future, as well as the risks and uncertainties associated with its business.

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Likelihood of consummation. The ODP Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required antitrust approval, and the remedies available to ODP under the merger agreement, as well as the commitment by Parent to use reasonable best efforts, subject to certain limitations, to consummate the merger as soon as reasonably practicable, as well as

Parent’s agreement to take any and all steps necessary or advisable to resolve any impediments or objections that may be asserted with respect to the merger under any antitrust or foreign investment law, including proposing and agreeing to any regulatory remedy, except with respect to certain affiliates and portfolio companies of Parent.
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Strategic alternatives. The ODP Board considered the potential values, benefits, risks and uncertainties facing ODP stockholders associated with possible strategic alternatives to the merger (including potential alternative combinations and scenarios involving the possibility of remaining independent), and the timing and likelihood of accomplishing such alternatives. The ODP Board also considered its alternatives in light of the risks associated with remaining an independent, standalone company. The ODP Board considered these alternatives as compared to the risks and benefits of the proposed merger.

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Opinion of J.P. Morgan. The ODP Board considered the financial analyses presented by J.P. Morgan to the ODP Board and the September 21, 2025 oral opinion delivered by J.P. Morgan to the ODP Board, which was subsequently confirmed by delivery of its written opinion dated September 22, 2025, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the merger consideration to be paid to the holders of ODP common stock in the proposed merger was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “Opinion of ODP’s Financial Advisor”. The full text of the written opinion of J.P. Morgan, dated September 22, 2025, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex [•] to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

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Highest value reasonably obtainable. The ODP Board believed the merger consideration of $28.00 per share of ODP common stock represented the highest value reasonably obtainable for ODP common stock for the foreseeable future, taking into account the business, operations, business strategy, assets, liabilities and general financial condition of ODP. The ODP Board also considered the progress and the outcome of ODP’s negotiations with Atlas, including a number of favorable changes in the terms and conditions of the proposed transaction (including with respect to the parties’ obligations to obtain regulatory approvals) from the initial markup of the merger agreement from Atlas that were more favorable to ODP.

At the direction of the ODP Board, and as described in more detail in the section entitled “The Merger Proposal (Proposal 1)—Background of the Merger,” starting in April 2025, J.P. Morgan proactively contacted 24 potential transaction counterparties, including two strategic companies and 22 financial investors, which the ODP Board believed, in consultation with representatives of J.P. Morgan, to be the most likely to be interested in a potential acquisition of ODP at that time and most likely to be able to proceed expeditiously towards a potential transaction if interested, to gauge their interest in a potential transaction with ODP. Fourteen of those 24 parties signed confidentiality agreements and received confidential information relating to ODP. In addition, and as described in more detail in the section entitled “The Merger Proposal (Proposal 1)—Background of the Merger,” between November 2024 and August 2025, representatives of ODP received in-bound interest from multiple potential transaction counterparties that signed confidentiality agreements and received confidential information relating to ODP. Discussions with representatives of each of those other potential transaction counterparties did not lead to any final proposal with terms as attractive as, or more attractive than, the terms of the Final Atlas Proposal.
The ODP Board also considered that the structure of the transaction as a merger would result in detailed public disclosure and substantial time prior to the consummation of the merger during which an unsolicited superior proposal could be submitted, and the ODP Board considered the specific provisions of the merger agreement, which, subject to the terms and conditions thereof, permit ODP to furnish information to and conduct negotiations with third parties that make unsolicited acquisition proposals, and permit the ODP Board to change its recommendation to ODP stockholders regarding the merger agreement and to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal, subject to payment of a termination fee by ODP.

Further, the ODP Board believed, based on its negotiations with Atlas and other relevant factors, including the imposition of tariffs on U.S. trading partners and other changes to market, economic and business conditions, that the merger consideration was the highest price per share that Atlas was willing to pay and that the merger agreement contained the most favorable terms to ODP to which Atlas was willing to agree.
•	Atlas’s reputation. The Board considered the business reputation, experience and capabilities of Atlas.
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ODP’s current condition. The ODP Board considered information with respect to its financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, regulatory, economic and market conditions, trends and cycles.

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ODP’s future prospects. The ODP Board considered ODP’s future prospects if it were to remain independent, including (a) the nature and current state of, and prospects for, the industries in which ODP operates and ODP’s competitive position and prospects therein, including long-term challenges in the office products and retail sector and associated long-term challenges that may impact ODP’s prospects, and investor sentiment that the retail sector is in secular decline, (b) the compliance costs of remaining a public company, (c) financial and execution risks and (d) ODP’s relationships with customers, suppliers and employees, and the risks associated with continued independence discussed below.

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Risks associated with continued independence. While the ODP Board remained supportive of ODP’s strategic plan and optimistic about its prospects on a standalone basis, it also considered the risks associated with operating as a standalone company, including, but not limited to those risks discussed in ODP’s public filings with the SEC (see “Where You Can Find Additional Information” beginning on page 107 of this proxy statement) and the possibility that, if ODP did not enter into the merger agreement, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of the shares of common stock would reach and sustain the $28.00 per share value of the merger consideration, as adjusted for present value, or that the trading price would never reach or would fail to sustain such level.

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Economic conditions. The ODP Board considered the current state of the U.S. and global economies, including the imposition of tariffs on U.S. trading partners, volatility in the credit, financial and stock markets, global inflation trends, geopolitical risks, current interest rates and the current and potential impact of these conditions in both the near term and long term on ODP’s industry and the price of ODP’s common stock.

•	Merger agreement. The ODP Board considered, in consultation with its counsel, the terms of the merger agreement, including:
•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;
•	the fact that the consummation of the merger is not conditioned on any financing arrangements or contingencies;
•	the fact that ODP has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the merger agreement and the consummation of the merger;
•	the fact that the definition of “material adverse effect” has a number of customary exceptions and is generally a very high standard as applied by courts;
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the right of the ODP Board to effect a change of recommendation or terminate the merger agreement in order to enter into a definitive written agreement providing for a superior proposal prior to obtaining the ODP stockholder approval if the ODP Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s), that such acquisition proposal constitutes a superior proposal and that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Parent and payment to Parent of a termination fee of $36,560,000 (or $16,870,000 if the merger agreement had been terminated by ODP in those circumstances by October 6, 2025);

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the belief of the ODP Board that, although the termination fee provisions might have the effect of discouraging competing third-party proposals, such provisions are customary for transactions of this type, and its belief that the $36,560,000 termination fee (or $16,870,000 if the merger agreement had been terminated by ODP in those circumstances by October 6, 2025) was reasonable in the context of comparable transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals;

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the ODP Board’s right to change its recommendation prior to obtaining the ODP stockholder approval if an intervening event has occurred and the ODP Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Parent;

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ODP’s ability, under certain circumstances, to furnish information to and conduct negotiations with a third party, if the ODP Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that the third party has made a competing proposal that constitutes or would reasonably be expected to lead to a superior proposal;

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ODP’s right, under specified circumstances, to specifically enforce Parent’s obligations under the merger agreement and to cause Parent to cause the investors to fund their respective equity commitments pursuant to the commitment letter.

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Financing. The ODP Board considered the fact that the merger is not conditioned on any financing arrangements or contingencies, as well as representations and covenants made by Parent and Merger Sub in the merger agreement relating to the sufficiency of financing commitments from the investors. Further, the ODP Board considered that the merger agreement permits ODP to seek specific performance against Parent to enforce the terms of the commitment letter against the investors, and that a significant portion of the funds committed by the investors pursuant to the commitment letter are required, subject to the terms and conditions of the commitment letter, to be used to pay damages to ODP in the event of certain breaches of the merger agreement by Parent or Merger Sub.

•
Appraisal rights. The ODP Board considered the fact that ODP stockholders who do not vote to adopt the merger agreement and who comply with the requirements of Section 262 of the DGCL will have the right to dissent from the merger and to demand appraisal of the fair value of their shares under the DGCL.

•
Board’s independence and comprehensive review process. The ODP Board considered the fact that the ODP Board consisted of a majority of independent directors who unanimously approved the transaction following extensive discussions among the ODP Board, with ODP’s management team, and with representatives of its legal and financial advisors, and also took into consideration the financial expertise and industry expertise held by a number of directors.

•
Stockholders’ ability to reject the merger. The ODP Board considered the fact that the merger is subject to the adoption of the merger agreement by the holders of a majority of the outstanding shares of ODP common stock entitled to vote as of the close of business on the record date.

Other Factors Considered by the ODP Board.
In the course of reaching its decision, the ODP Board also considered and balanced against the potential benefits of the merger a number of potentially adverse factors with respect to the merger and the other transactions contemplated by the merger agreement including, among others, the following (not necessarily in the order of relative importance):
•
Participation in future gains. The ODP Board considered the fact that ODP will no longer exist as an independent public company and ODP stockholders will forgo any future increase in ODP’s value that might result from its possible growth as an independent company. The ODP Board was optimistic about its prospects on a standalone basis, but concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could be realized by its strategic plan, particularly on a risk-adjusted basis and in light of the achievability of the Management Projections.

•
Negative premium relative to 52-week high. The ODP Board considered the fact that the merger consideration represented a decrease of 13.9% based on the closing trading price per share of ODP common stock of $31.88 on October 28, 2024, which was the highest closing trading price per share of ODP common stock for the 52-week period ending on September 19, 2025, noting, however, that market, economic and business conditions had each changed materially since that time.

•	Regulatory risk. The ODP Board considered the risk that the receipt of necessary antitrust approval, which is beyond ODP’s control, may be delayed, conditioned or denied.
•
Risks associated with a failure to consummate the merger. The ODP Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed. The ODP Board noted the fact that, if the merger is not completed, (a) it will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition, an inability to pursue alternative business opportunities or make changes to its business during the pendency of the merger, and a potentially negative effect on its business and its relationships with customers, suppliers, business partners and employees, (b) the price of the ODP common stock could decline, potentially significantly, to the extent the current market price reflects a market assumption that the merger will be completed, and (c) the market’s perception of ODP could be adversely affected.

•
Risks associated with the announcement and pendency of the merger. The ODP Board considered the risk that the announcement and pendency of the merger could cause substantial harm to ODP’s business relationships or relationships with its employees, or may divert management and employee attention away from the day-to-day operation of its business. The ODP Board also considered its ability to attract and retain key personnel while the merger is pending and the potential adverse effects on its financial results as a result of that disruption.

•
Restrictions on the operation of its business. The ODP Board considered the restrictions on the conduct of its business prior to the completion of the merger, including restrictions on realizing certain business opportunities or taking certain actions with respect to its operations it would otherwise take absent the pending merger, subject to certain exceptions set forth in the merger agreement.

•
Non-solicitation provision. The ODP Board considered the fact that the merger agreement precludes ODP from actively soliciting alternative acquisition proposals, subject to certain exceptions set forth in the merger agreement.

•
Termination fee. The ODP Board considered the possibility that the $36,560,000 termination fee payable to Parent (or $16,870,000 if the merger agreement had been terminated by ODP in certain circumstances by October 6, 2025) in certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

•
Expense reimbursement obligation. The ODP Board considered the fact that, if the merger agreement is terminated under certain circumstances relating to the failure to obtain the company requisite vote, ODP will be required to pay to Parent the actual and documented out-of-pocket fees and expenses incurred by Parent and its affiliates on or prior to the termination of the merger agreement in connection with the transactions contemplated by the merger agreement, including any financing thereof, in an amount equal to $3,500,000.

•
Tax treatment. The ODP Board considered the fact that any gains arising from the receipt of the merger consideration would generally be taxable to ODP stockholders that are U.S. holders for U.S. federal income tax purposes.

•	Stockholder litigation. The ODP Board considered the impact on ODP of potential stockholder litigation in connection with the merger.
•
Transaction costs. The ODP Board considered the fact that ODP has incurred and will continue to incur significant transaction costs and expenses in connection with the merger, regardless of whether the merger is consummated.

•
Potential differing interests of directors and officers. The ODP Board considered that, aside from their interests as ODP stockholders, ODP’s directors and officers have interests in the merger that may be different from, or in addition to, the interests of other ODP stockholders generally. See “The Merger Proposal (Proposal 1)—Interests of ODP’s Executive Officers and Directors in the Merger” beginning on page 59 of this proxy statement.

•
Other risks. The ODP Board considered the types and nature of the risks and uncertainties set forth in ODP’s Annual Report on Form 10-K for fiscal year ended December 28, 2024 under Item 1A “Risk Factors” and current reports on Form 8-K.

While the ODP Board considered potentially positive and potentially negative factors, the ODP Board concluded that, overall, the potentially positive factors outweigh the potentially negative factors. Accordingly, the ODP Board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of ODP and its stockholders.
The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the ODP Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by the ODP Board in that regard. In view of the number and variety of factors, the ODP Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the ODP Board may have given different weights to different factors. Based on the totality of the information presented, the ODP Board collectively reached the unanimous decision to authorize and approve the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the merger, in light of the factors described above and other factors that the members of the ODP Board felt were appropriate.
Portions of this explanation of ODP’s reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 29 of this proxy statement.
Opinion of ODP’s Financial Advisor
Pursuant to an engagement letter, ODP retained J.P. Morgan as its financial advisor in connection with the proposed merger.
At the meeting of the ODP Board on September 21, 2025, J.P. Morgan rendered its oral opinion to the ODP Board to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the merger consideration to be paid to the holders of ODP common stock in the proposed merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its September 21, 2025 oral opinion by delivering its written opinion, dated September 22, 2025 to the ODP Board that, as of such date, the merger consideration to be paid to the holders of ODP common stock in the proposed merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan, dated September 22, 2025, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex [•] to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. ODP’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the ODP Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, and was limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of ODP common stock in the proposed merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of ODP or as to the underlying decision by ODP to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of ODP as to how such stockholder should vote with respect to the proposed merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:
•	reviewed the merger agreement;
•	reviewed certain publicly available business and financial information concerning ODP and the industries in which it operates;
•
reviewed certain internal financial analyses and forecasts prepared by the management of ODP relating to its business, as discussed more fully in the section entitled “Certain Financial Projections” beginning on page 57 of this proxy statement; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.
In addition, J.P. Morgan held discussions with certain members of the management of ODP and Parent with respect to certain aspects of the proposed merger, and the past and current business operations of ODP, the financial condition and future prospects and operations of ODP, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by ODP and Parent or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness, and, pursuant to J.P. Morgan’s engagement letter with ODP, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of ODP or Parent under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by ODP’s management as to the expected future results of operations and financial condition of ODP to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the proposed merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by ODP, Parent and Merger Sub in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to ODP with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger will be obtained without any adverse effect on ODP or on the contemplated benefits of the proposed merger.
The projections furnished to J.P. Morgan were prepared by ODP’s management as discussed more fully in the section entitled “Certain Financial Projections” beginning on page 57 of this proxy statement. ODP does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of ODP’s management, including, without limitation, factors related to general economic and competitive conditions, prevailing interest rates, and other factors as set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 29 of this proxy statement. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “Certain Financial Projections” beginning on page 57 of this proxy statement.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of ODP common stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of ODP or as to the underlying decision by ODP to engage in the proposed merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the proposed merger, or any class of such persons relative to the merger consideration to be paid to the holders of ODP common stock in the proposed merger or with respect to the fairness of any such compensation.
The terms of the merger agreement, including the merger consideration, were determined through arm’s length negotiations between ODP and Parent, and the decision to enter into the merger agreement was solely that of the ODP Board.
J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the ODP Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the ODP Board or ODP’s management with respect to the proposed merger or the merger consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its oral opinion to the ODP Board on September 21, 2025, which was subsequently confirmed by delivery of its written opinion, dated September 22, 2025, and in the financial analyses presented to the ODP Board on September 21, 2025 in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the ODP Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for ODP common stock. J.P. Morgan calculated the unlevered free cash flows that ODP is expected to generate during the last two quarters of fiscal year 2025 and the fiscal years 2026 through 2029 based on the Management Projections, as discussed more fully in the section entitled “Certain Financial Projections” beginning on page 57 of this proxy statement, which were discussed with, and approved by, the ODP Board for use by J.P. Morgan in connection with its financial analyses. J.P. Morgan also calculated a range of terminal values for ODP at the end of this period by applying terminal growth rates ranging from 0.0% to 1.0%, based on guidance provided by ODP’s management, to estimates of terminal unlevered free cash flow for ODP at the end of fiscal year 2029, as provided in the Management Projections.
J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of June 30, 2025 using a range of discount rates from 12.25% to 14.25%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of ODP. The present values of the unlevered free cash flow estimates and the range of terminal values were then adjusted for ODP’s net debt as of June 30, 2025, as provided by ODP’s management. This analysis indicated a range of implied per share equity value for ODP common stock (rounded to the nearest $0.25) of $23.25 to $29.75, which J.P. Morgan compared to (i) the closing price of ODP common stock of $20.82 per share on September 19, 2025 and (ii) the merger consideration of $28.00 per share of ODP common stock.
Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of ODP. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise ODP with respect to the proposed merger and deliver an opinion to the ODP Board with respect to the proposed merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with ODP and the industries in which it operates.
For financial advisory services rendered in connection with the proposed merger, ODP has agreed to pay J.P. Morgan an estimated fee of approximately $23 million, $5 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the consummation of the proposed merger. In addition, ODP has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.
During the two years preceding the date of J.P. Morgan’s written opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with Atlas Holdings LLC, an affiliate of Parent. During the two years preceding the date of J.P. Morgan’s written opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with ODP, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint lead bookrunner on a credit facility in May 2024. During the two years preceding the date of J.P. Morgan’s written opinion, the aggregate fees recognized by J.P. Morgan from ODP were approximately $1.1 million. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of ODP, for which it receives customary compensation and financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of ODP. In the ordinary course of their businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of ODP for its own account or for the accounts of customers and, accordingly, likely hold long or short positions in such securities or other financial instruments.
Certain Financial Projections
ODP does not, as a matter of course, publicly disclose projections as to its future financial results. ODP senior management prepared and provided to the ODP Board at its meeting on August 22, 2025, certain non-public financial forecasts based on management’s reasonable best estimates, judgments and assumptions with respect to ODP’s future financial performance at the time such forecasts were prepared, as further described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Background of the Merger,” beginning on page 38 of this proxy statement, and which we refer to as the “Management Projections”. With the approval of the ODP Board, the Management Projections were provided to J.P. Morgan for its use and reliance in connection with its financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of ODP’s Financial Advisor”, beginning on page 54 of this proxy statement. J.P. Morgan expressed no view or opinion as to these financial projections or the assumptions on which they were based. A summary of the Management Projections is set forth below:
Management Projections ($ in millions)

	2025E	2026E	2027E	2028E	2029E
Net Sales	$6,440	$6,899	$6,864	$6,919	$6,063
Gross Profit	$1,302	$1,274	$1,156	$1,090	$915
Adjusted EBITDA(1)	$220	$216	$196	$205	$363
Unlevered Free Cash Flow(2)	$88	$76	$91	$9	$150

(1)
Adjusted EBITDA is a non-GAAP financial measure (i.e., not prepared in accordance with accounting principles generally accepted in the United States), which we define as income from continuing operations before income taxes, adjusted to exclude interest, depreciation and amortization, and charges or credits not indicative of core operations. The charges and credits, which are pretax, may include but not be limited to merger, acquisition, integration, and restructuring costs, any acceleration of depreciation and amortization due to restructuring plans, and asset impairments.
(2)
Unlevered Free Cash Flow is a non-GAAP financial measure (i.e., not prepared in accordance with accounting principles generally accepted in the United States), which we define as Adjusted EBITDA less taxes, increases in net working capital, capital expenditures and restructuring costs.

The Management Projections were not prepared with a view to public disclosure or with a view toward compliance with SEC rules and are included in this proxy statement only because, with the approval of the ODP Board, the Management Projections were provided to J.P. Morgan for its use and reliance in connection with its financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of ODP’s Financial Advisor.” The Management Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (“GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Management Projections were prepared by, and are the responsibility of, ODP’s management. Deloitte & Touche LLP (“Deloitte”) has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Management Projections and, accordingly, Deloitte does not express an opinion or any other form of assurance with respect thereto. The Deloitte report incorporated by reference in this proxy statement relates to ODP’s previously issued financial statements. It does not extend to the Management Projections and should not be read to do so. The Management Projections were prepared solely for internal use of ODP and are subjective in many respects. ODP has made no representations to Parent or Merger Sub, in the merger agreement or otherwise, concerning any projected financial information, including the Management Projections.
The Management Projections are forward-looking statements. Although this summary of the Management Projections is presented with numerical specificity, the Management Projections reflect numerous variables, assumptions and estimates as to future events made by ODP’s management that it believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to management at the time and presented as of the time of the preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of ODP on a stand-alone basis as described above and subject to certain assumptions and limitations. Such variables, assumptions and estimates are inherently uncertain, and many are beyond the control of ODP’s management. Although ODP’s management believes there is a reasonable basis for the Management Projections, ODP cautions shareholders that future results could be materially different from the Management Projections. Because the Management Projections cover multiple years, by their nature, they become less predictive with each successive year. This information is not fact and should not be relied upon as being necessarily indicative of actual future results. The Management Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. These estimates and assumptions may prove inaccurate for any number of reasons, including general economic conditions, competition and other risks. For information on factors that may cause ODP’s future results to vary materially, see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements”, beginning on page 29 of this proxy statement.
In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. Because the Management Projections were developed on a stand-alone basis without giving effect to the merger, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any necessary governmental or regulatory approvals, any synergies realized as a result of the merger or any changes to ODP’s operations or strategy that may be implemented after completion of the merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The inclusion of this information should not be regarded as an indication that the ODP Board, ODP, J.P. Morgan, Parent, Merger Sub, or their respective representatives or affiliates or any other recipient of this information considered, or now considers, the Management Projections to be necessarily predictive of actual future results. The summary of the Management Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting.
Except to the extent required by applicable federal securities laws, ODP does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Management Projections to reflect circumstances existing after the date when ODP prepared the Management Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Management Projections are shown to be in error. By including in this document a summary of certain financial projections, neither ODP nor any of its representatives or advisors (including J.P. Morgan) nor Parent or its representatives or affiliates makes any representation to any person regarding the ultimate performance of ODP or the surviving corporation compared to the information contained in such financial forecasts and should not be read to do so.
Certain of the measures included in the Management Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by ODP may not be comparable to similarly titled amounts used by other companies. With the approval of the ODP Board, the Management Projections, including such non-GAAP financial measures, were relied upon by J.P. Morgan in connection with its financial analyses summarized above under “The Merger Proposal (Proposal 1)—Opinion of ODP’s Financial Advisor”, beginning on page 54 of this proxy statement, and by the ODP Board in connection with its consideration of the merger. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by J.P. Morgan for purposes of its financial analyses and opinion or by the ODP Board in connection with its consideration of the merger. ODP has not provided reconciliations of the non-GAAP financial measures included in these projections to the comparable GAAP measure due to the lack of reasonably accessible or reliable comparable GAAP measures for these measures and the inherent difficulty in forecasting and quantifying the measures that are necessary for such reconciliation. Accordingly, a reconciliation of the financial measures is not included herein.
Interests of ODP’s Executive Officers and Directors in the Merger
In considering the recommendation of the ODP Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as ODP stockholders, certain ODP directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of ODP stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below and, with respect to the named executive officers of ODP, are quantified in the “Golden Parachute Compensation” table below. The ODP Board was aware of these interests and considered them when it approved the merger agreement and the merger. The calculations set forth herein are based on the outstanding ODP equity awards as of October 10, 2025.
ODP’s named executive officers are: Gerry P. Smith (Chief Executive Officer), John W. Gannfors (Executive Vice President and President of Veyer), Sarah Hlavinka (Executive Vice President and Chief Legal Officer and Secretary), David Centrella (Executive Vice President and President of ODP Business Solutions), Max Hood (Senior Vice President, Co-Chief Financial Officer), Adam Haggard (Senior Vice President, Co-Chief Financial Officer), D. Anthony Scaglione (Former Executive Vice President and Chief Financial Officer, who resigned effective September 13, 2024), and Joseph S. Vassalluzzo (Former Non-Employee Chair of the ODP Board and Interim Principal Executive Officer, who resigned effective June 10, 2024). ODP’s remaining executive officers who are not named executive officers are Zoe Maloney (Executive Vice President, Chief Human Resources Officer) and Kevin Moffitt (Executive Vice President, President of Office Depot).
With respect to ODP’s executive officers, these interests are described in more detail below:
•
severance payments and benefits in the event of a qualifying termination of employment without “cause” or a resignation for “good reason” within 24 months following the completion of the merger pursuant to the terms of the Office Depot, Inc. Executive Change in Control Severance Plan;

•
conversion of ODP RSU awards granted under the ODP stock plans and held by ODP’s executive officers into cash awards based on the price per share of ODP common stock of $28.00, subject to the same vesting terms and conditions (including “double-trigger” accelerated vesting) as applied to such ODP RSU award immediately prior to the effective time;

•
accelerated vesting and cancellation and cashing out of ODP PSU awards granted under the ODP stock plans and held by ODP’s executive officers based on the price per share of ODP common stock of $28.00, with ODP EPS-vesting PSU awards being cashed out based on target-level performance and with ODP TSR-vesting PSU awards being cashed out based on actual performance as of the effective time; and

•
the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and ODP’s certificate of incorporation and bylaws. With respect to non-employee members of the ODP Board, these interests relate to the impact of the transaction on the directors’ outstanding ODP equity awards and the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and ODP’s certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the ODP Board, subject in all respects to the limitations set forth in the merger agreement.

Treatment of Director and Executive Officer Common Stock
As is the case for any stockholder of ODP, ODP’s directors and executive officers will receive $28.00 per share in cash, without interest, and less any applicable withholding taxes, for each share of ODP common stock that they own at the effective time. For information regarding beneficial ownership of ODP common stock by each of ODP’s current directors, ODP’s named executive officers and all directors and executive officers as a group, see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 100.
Treatment of Director and Executive Officer Equity Awards
As described in the section of this proxy statement entitled “The Merger Agreement—Treatment of ODP Equity Awards” beginning on page 72, the merger agreement provides that outstanding ODP equity awards under the ODP stock plans will be treated as set forth below.
ODP Options. Immediately prior to the effective time, each outstanding and unexercised ODP option, will, automatically and without any required action on the part of the holder thereof, be cancelled and forfeited for no consideration or payment and will have no further force or effect.
ODP RSU Awards. Immediately prior to the effective time, each outstanding and unsettled ODP RSU award (other than an ODP director RSU award) will, automatically and without any required action on the part of the holder thereof, be converted into a cash award in an amount equal to the sum of (a) (i) the total number of shares of ODP common stock subject to the ODP RSU award immediately prior to the effective time multiplied by (ii) $28.00, plus (b) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP RSU award, less applicable tax withholdings. Each ODP RSU award so converted shall continue to have, and shall be subject to, the same terms and conditions as applied to such ODP RSU award immediately prior to the effective time (which, for the avoidance of doubt, includes any double-trigger vesting protections), except that such ODP RSU award shall be settled in cash in lieu of shares of ODP common stock, less applicable tax withholdings.
ODP Director RSU Awards. Immediately prior to the effective time, each ODP director RSU award will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will only entitle the holder of such ODP director RSU award to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the sum of (a) (i) the total number of shares of ODP common stock subject to such ODP director RSU award, multiplied by (ii) $28.00 plus (b) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP director RSU award. Any consideration payable in respect of the ODP director RSU awards will be paid through the paying agent as promptly as reasonably practicable following the closing date, but in no event later than two business days following the closing date.
ODP EPS-Vesting PSU Awards. Immediately prior to the effective time, each outstanding unvested ODP EPS-vesting PSU award, will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ODP EPS-vesting PSU award to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ODP common stock subject to such ODP EPS-vesting PSU award, calculated based on target-level performance, multiplied by (b) $28.00, less applicable tax withholdings.
ODP TSR-Vesting PSU Awards. Immediately prior to the effective time, each outstanding unvested ODP TSR-vesting PSU award, will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ODP TSR-vesting PSU award to receive, at or promptly after the effective time, an amount in cash, without interest, equal to the product of (a) the total number of shares of ODP common stock subject to the ODP TSR-vesting PSU award, calculated based on actual performance achieved through the effective time in accordance with the terms of such ODP TSR-vesting PSU award, multiplied by (b) $28.00, less applicable tax withholdings.
Payments for Unvested Equity Awards
The following table sets forth the amounts that each of ODP’s directors, named executive officers and all other executive officers would receive with respect to outstanding unvested ODP RSU awards and ODP PSU awards assuming the completion of the merger occured on October 10, 2025. The numbers set forth below do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following October 10, 2025. The calculations set forth in the table below are based on outstanding unvested and unsettled ODP equity awards as of October 10, 2025 and the merger consideration of $28.00 (valuing all presently outstanding ODP TSR-vesting PSUs based on estimated actual performance through the effective time and all presently outstanding ODP EPS-vesting PSUs based on assumed target-level performance). Depending on when the effective time occurs, certain ODP equity awards shown in the table below may vest in accordance with their terms.
Estimated Payments for Unvested Equity Awards Table

Executive Officers and Directors	Aggregate Amount Payable for Unvested Director RSU Awards ($)(1)	Aggregate Amount Payable for Unvested ODP RSU Awards ($)(2)	Aggregate Amount Payable for Unvested ODP PSU Awards ($)
			TSR-Vesting PSU Awards(3)	EPS-Vesting PSU Awards(4)
Gerry P. Smith	—	6,817,048	12,358,640	2,714,292
David Centrella	—	852,124	1,544,816	339,276
John W. Gannfors	—	1,022,588	1,853,768	407,148
Adam Haggard	—	518,560	695,184	93,324
Sarah Hlavinka	—	852,124	1,544,816	339,276
Max Hood	—	535,276	695,184	118,748
D. Anthony Scaglione	—	—	—	—
Joseph S. Vassalluzzo	—	—	—	—
Zoe Maloney	—	977,900	1,853,768	339,276
Kevin Moffitt	—	852,124	1,544,816	339,276
Quincy L. Allen	—	—	—	—
Kristin A. Campbell	—	—	—	—
Cynthia T. Jamison	—	—	—	—
Evan Levitt	—	—	—	—
Shashank Samant	—	—	—	—
Amy Schioldager	—	—	—	—
Wendy L. Schoppert	—	—	—	—
David Szymanski	—	—	—	—

(1)
Pursuant to the merger agreement, each outstanding unvested ODP director RSU award will accelerate and vest at the effective time. None of our non-employee directors held unvested director RSU awards as of October 10, 2025.

(2)
This amount includes the estimated value that each executive officer would have received in respect of outstanding unvested ODP RSU awards based on the merger consideration and the assumed closing of the merger on October 10, 2025 on a “double-trigger” basis upon a qualifying termination of the executive officer’s employment for any reason other than for cause or a resignation by the executive officer for good reason, in each case, within 24 months following the effective time of the merger. As of October 10, 2025, there were no accrued and unpaid dividends or dividend equivalents in respect of outstanding ODP RSU awards.
(3)
This amount includes the estimated value that each executive officer would have received in respect of outstanding unvested ODP TSR-vesting PSU awards based on the merger consideration and the assumed effective time of the merger on October 10, 2025 on a “single-trigger” basis based on actual performance, pursuant to the terms of the merger agreement solely as a result of the effective time of the merger.

(4)
This amount includes the estimated value that each executive officer would have received in respect of outstanding unvested ODP EPS-vesting PSU awards based on the merger consideration and the assumed effective time of the merger on October 10, 2025 on a “single-trigger” basis based on deemed target-level performance, pursuant to the terms of the merger agreement solely as a result of the effective time of the merger.

Severance Benefits
Each currently employed executive officer is eligible for severance benefits in specified circumstances, as set forth in the Office Depot, Inc. Executive Change in Control Severance Plan (the “Change in Control Severance Plan”). If any executive officer is terminated by ODP without “cause” or resigns for “good reason” (each, as defined in the Change in Control Severance Plan) during the 6-month period ending on the date on which a “change in control” (as defined in the Change in Control Severance Plan) or the 24-month period following a change in control, subject to the execution and effectiveness of a general release of claims in favor of ODP and continued compliance with restrictive covenant obligations, such executive officer would be entitled to receive (a) an amount equal to two times (one and one-half times, in the case of Messrs. Hood and Haggard)) the sum of (x) such executive officer’s base salary plus (y) the average of the annual cash incentive payments paid to the executive officer in each of the three complete fiscal years preceding the fiscal year in which the executive officer’s termination of employment occurred (the “Change in Control Severance Amount”), payable in a lump sum no later than 60 days following the executive officer’s termination of employment, (b) if unpaid at the time of the termination, the prior year’s annual bonus that the executive would have been entitled to for the applicable performance period but for the termination of his or her employment, based on the actual achievement of the performance goals under the applicable plan, payable in a lump sum on the later of (x) the date such bonus would have otherwise been paid under the applicable plan or (y) within 60 days following the date of termination, (c) a pro rata payment for the amount of the annual bonus that the executive would have been entitled to for the applicable performance period but for the termination of his or her employment, based on the actual achievement of the performance goals under the applicable plan, multiplied by a fraction representing the amount of days worked during the performance period, payable in a lump sum on the later of (x) the date such bonus would have otherwise been paid under the applicable plan or (y) within 60 days following the date of termination, (d) an amount of cash equal to 18 times (x) the monthly COBRA premium for the type of health coverage in effect for such executive officer on the date of termination, less (y) the active employee charge for such coverage in effect on the date of termination, paid in a lump sum no later than 60 days following the date of termination, and (e) 24 months of outplacement services. The severance pay and other benefits payable to an executive officer under the Change in Control Severance Plan are in lieu of, and not in addition to, any severance benefits payable under any executive officer’s existing offer letter, letter agreement, employment agreement, or other program or agreement on account of such executive officer’s termination of employment with ODP.
If an executive officer becomes entitled to any payments or benefits under the Change in Control Severance Plan, such executive officer will be required to execute and not revoke a release of claims in favor of ODP that includes confidentiality, non-competition (with a duration of 24 months post-termination for “Tier 1” participants (which include Messrs. Smith, Centrella, Gannfors and Moffitt and Mses. Hlavinka and Maloney) and a duration of 18 months post-termination for “Tier 2” participants (which include Messrs. Hood and Haggard)), non-solicitation (with a duration of 12 months post-termination), non-disparagement and cooperation restrictive covenants. An executive officer’s breach of any restrictive covenants results in forfeiture and a repayment obligation with respect to such payments and benefits provided under the Change in Control Severance Plan.
In addition, to the extent that any payment or benefit received in connection with a change in control of ODP would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best net” reduction if such reduction would result in a greater net after-tax benefit to the executive officer than receiving the full amount of such payments.

Indemnification and Insurance
Pursuant to the terms of the merger agreement, ODP’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement–Indemnification of Directors and Officers; Insurance” beginning on page 90 for a description of such ongoing arrangements.
Annual Bonus Payment for Fiscal Year of Closing
Parent shall, or shall cause its applicable subsidiaries to, pay each ODP employee who was employed immediately prior to the effective time of the merger and who remains employed by Parent, the surviving corporation or their subsidiaries through the applicable payment date, any unpaid annual bonus or other cash incentive plan payment, based on actual level of achievement for the applicable performance criteria for the fiscal year in which the merger is consummated, at the same time or times that Parent, the surviving corporation or the applicable subsidiary thereof pays annual bonuses in respect of the fiscal year in which the merger is consummated to similarly situated employees thereof, but in no event later than March 15 immediately following the end of such fiscal year.
Continuation of Employee Compensation and Benefit Levels
For the period ending on the earlier of (i) the 12-month anniversary of the closing of the merger or (ii) December 31, 2026 (or, if earlier, the date on which an employee’s employment terminates for any reason), each continuing employee will be entitled to receive (a) a base salary or base hourly wage rate that is no less than the base salary or base hourly wage rate provided to such continuing employee immediately prior to the effective time, (b) target annual cash bonus and commissions opportunities comparable in the aggregate to the target annual cash bonus and commissions opportunities provided to such continuing employee immediately prior to the effective time, and (iii) employee welfare and other benefits (excluding equity-based compensation, defined benefit pension, post-employment health or welfare, nonqualified deferred compensation and severance benefits) that are no less favorable in the aggregate than the employee welfare benefits and other benefits provided immediately prior to the effective time, and (iv) severance or termination arrangements no less favorable than the severance or termination arrangement provided to such continuing employee immediately prior to the effective time in accordance with the terms of the merger agreement.
Other Interests
As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of ODP’s executive officers have entered into any agreement with the Parent regarding employment with, compensation from, or equity participation or reinvestment in, the surviving corporation or the Parent on a going-forward basis following the completion of the merger. However, Parent (or its representatives) and some or all of ODP’s executive officers may from time to time have discussions with respect to, or enter into, such arrangements.
280G Mitigation Actions; No Tax Gross-Ups
ODP may, in consultation with Parent, consider certain actions before the effective time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)) subject to the limitations described in the section of this proxy statement entitled “The Merger Agreement—Employee Matters” beginning on page 86.
No ODP plan, policy, agreement or arrangement provides any employee, officer or director with the right to a tax “gross-up” payment in connection with any “golden parachute” or other tax liability triggered in connection with the merger. The Change in Control Severance Plan contains a Section 280G “best net” reduction provision in the event that payments and benefits to an executive officer in connection with a change in control will be subject to excise taxes imposed under Section 4999 of the Code.
Retention Bonus Program
ODP and Parent may discuss in good faith the establishment of a cash-based retention bonus program (the “retention program”) in an aggregate amount not to exceed $4 million (the “retention program pool”) to promote retention after the closing of the merger and to incentivize efforts to consummate the closing of the merger. ODP’s executive officers will not be eligible to participate in such program.

Potential Merger-Related Payments to Named Executive Officers
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for ODP’s named executive officers based on the merger, assuming that (a) the merger was completed on October 10, 2025, (b) each named executive officer experienced a qualifying termination of employment immediately following the completion of the merger, (c) each named executive officer’s base salary rate, target annual bonus and benefits levels remained unchanged from those in effect as of the date of this proxy statement, (d) each named executive officer’s ODP equity awards remained unchanged as of October 10, 2025 and (e) the merger consideration is $28.00 per share. The actual amounts payable would depend on the date of termination, the manner of the termination and the terms of the agreements in effect at such time. The calculations in the table below neither include amounts that ODP’s named executive officers were already entitled to receive or were vested in as of the date of this proxy statement, nor do they include amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all the salaried employees of ODP. The calculations do not reflect any possible reductions under the Section 280G “best net” reduction provisions as described above in the section entitled “The Merger Proposal (Proposal 1)—Interests of ODP’s Executive Officers and Directors in the Merger—Severance Benefits” beginning on page 62. These amounts do not include any amounts payable in respect of any issuances or forfeitures of ODP equity awards that may be made or occur prior to the completion of the merger, and do not reflect any ODP equity awards that have vested or are expected to vest in accordance with their terms prior to the completion of the merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

	Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Other ($)(5)	Total ($)(6)
Gerry P. Smith	6,927,299	21,889,980	—	22,500	—	28,839,779
John W. Gannfors	2,466,046	3,283,504	—	22,500	—	5,772,050
Sarah Hlavinka	2,407,685	2,736,216	—	22,500	—	5,166,401
David Centrella	2,049,000	2,736,216	—	22,500	—	4,807,716
Max Hood	1,130,334	1,349,208	—	22,500	—	2,502,042
Adam Haggard	1,083,423	1,307,068	—	22,500	—	2,412,991
D. Anthony Scaglione(7)	—	—	—	—	—	—
Joseph S. Vassalluzzo(7)	—	—	—	—	—	—

(1)
Amounts shown reflect the estimated total cash severance payments under the Change in Control Severance Plan, as more fully described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of ODP’s Executive Officers and Directors in the Merger—Severance Benefits” beginning on page 62. Payments under the Change in Control Severance Plan are “double-trigger” payments, which means that both a change in control, such as the merger, and another event (i.e., a qualifying termination of employment) must occur prior to such payments being provided to the named executive officer.

(2)
Amounts shown reflect the estimated value of outstanding unvested ODP equity awards that would vest and become payable assuming that the merger was consummated and each named executive officer experienced a qualifying termination within 24 months following the consummation of the merger, under the terms of such ODP equity awards. The values set forth in the “Equity” column in the table above attributable to ODP RSU awards are “double-trigger” (i.e., both a change in control and a qualifying termination must occur) and the values set forth in the “Equity” column in the table above attributable to ODP PSU awards are “single-trigger” (i.e., payable solely as a result of the closing of the merger). The estimated amount of each component is set forth in the table below:

Name	ODP RSU Awards ($)	ODP PSU Awards ($)
Gerry P. Smith	6,817,048	15,072,932
John W. Gannfors	1,022,588	2,260,916
Sarah Hlavinka	852,124	1,884,092
David Centrella	852,124	1,884,092
Max Hood	535,276	813,932
Adam Haggard	518,560	788,508
D. Anthony Scaglione	—	—
Joseph S. Vassalluzzo	—	—

(3)	None of the named executive officers will receive any pension or nonqualified deferred compensation benefit enhancements in connection with the merger.
(4)
Amounts shown reflect the estimated value of 24 months of outplacement services. Such benefits are “double-trigger” benefits, which means that both a change in control, such as the merger, and another event (i.e., a qualifying termination of employment) must occur prior to such benefits being provided to the named executive officer.

(5)	None of the named executive officers have any other benefits (including any tax reimbursements) that would be paid out upon a qualifying termination prior to or following completion of the merger.
(6)	Includes the aggregate dollar value of the sum of all estimated amounts reported in the preceding columns.
(7)	Each of Messrs. Scaglione and Vassalluzzo resigned during 2024 and will not receive any payments or benefits in connection with the merger.
Financing of the Merger
The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition.
In connection with the financing of the merger, certain investment funds affiliated with Atlas Holdings (each, an “investor” and collectively, the “investors”) entered into a commitment letter with Parent (such letter, the “commitment letter”), pursuant to which, among other things, each of the investors has, severally and not jointly, committed to provide Parent with its respective pro rata share of an aggregate cash amount not to exceed $975,000,000 (the “Commitment”). The Commitment will be available to Parent at the closing (subject to the terms and conditions set forth in the commitment letter), together with any third-party financing obtained by Parent or its affiliates as of the closing of the merger, to fund the payment of (i) the aggregate per-share merger consideration (including payments in respect of ODP’s outstanding equity-based awards payable in connection with the closing of the merger pursuant to the merger agreement), (ii) the fees and expenses required to be paid by Parent or Merger Sub in connection with the merger and the transactions contemplated by the merger agreement, (iii) the payment for any refinancing of any outstanding indebtedness of ODP or its subsidiaries that may occur at or in connection with the closing of the merger and (iv) satisfaction of all of the other payment obligations of Parent and Merger Sub contemplated under the merger agreement at closing of the merger (pursuant to and in accordance with the terms of, and subject to the conditions of the merger agreement).
Regulatory Approvals Required for the Merger
Under the merger agreement and subject to certain limitations, each of ODP, Parent and Merger Sub has agreed to use its respective reasonable best efforts to, among other things, consummate the merger and other transactions contemplated by the merger agreement as soon as reasonably practicable. In addition, Parent has agreed to take any and all steps necessary, proper or advisable to, among other things, resolve any impediments or objections that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust or foreign investment law, including proposing and agreeing to any regulatory remedy, except with respect to certain affiliates and portfolio companies of Parent. Completion of the merger is conditioned upon, among other things, (x) the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act and (y) the expiration or termination of any voluntary agreement with a governmental entity entered into by ODP, Parent or Merger Sub not to consummate the merger.
Antitrust
Under the HSR Act, the merger may not be completed until notifications have been filed with and certain information has been furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. ODP and Parent made the necessary filings required to be made under the HSR Act effective as of October 7, 2025. In the absence of a grant of early termination or the issuance of a request for additional information, the statutory waiting period under the HSR Act will expire at 11:59 p.m. (Eastern Time) on November 6, 2025.
At any time before or after the completion of the merger, the Antitrust Division or the FTC could take action under the U.S. antitrust laws, including seeking to prevent the merger, to rescind the merger or to clear the merger subject to the divestiture of assets of ODP or Parent or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the transactions or permitting completion subject to the divestiture of assets of ODP or Parent or other remedies. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the transactions on antitrust grounds will not be made or, if such challenge is made, that it would not be successful.
General
Under the merger agreement and subject to certain limitations, ODP, Parent and Merger Sub have agreed to use their reasonable best efforts to complete the merger and the other transactions contemplated by the merger agreement, including obtaining any requisite antitrust approval, as soon as reasonably practicable. In addition, Parent has agreed to take any and all steps necessary, proper or advisable to, among other things, resolve any impediments or objections that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust or foreign investment law, including proposing and agreeing to any regulatory remedy, except with respect to certain affiliates and portfolio companies of Parent. With respect to any approvals under the HSR Act or any other applicable antitrust or foreign investment law, ODP, on the one hand, and Parent and Merger Sub, on the other hand, have also agreed to (a) consult and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (b) subject to applicable law, furnish to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the merger agreement, (c) promptly notify the other party of any communication received by such party from, or given by such party to, the FTC, the Antitrust Division or any other governmental entity, and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the merger agreement and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the FTC, the Antitrust Division or any other governmental entity with respect to the transactions contemplated by the merger agreement, (d) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the FTC, the Antitrust Division or by any other governmental entity in respect of such registrations, declarations and filings or such transactions, and (e) permit the other party to review any communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with, the FTC, the Antitrust Division or any other governmental entity or, in connection with any proceeding by a private party, with any other person. No party to the merger agreement shall independently participate in any substantive meeting or communication with any governmental entity in respect of any such filing, investigation or other inquiry relating to the parties’ efforts to complete the merger and the other transactions contemplated by the merger agreement, including covenants with respect to regulatory matters, without giving the other parties sufficient prior notice of the meeting and, to the extent permitted by such governmental entity, the opportunity to attend or participate in such meeting or communication. Without limiting the foregoing, Parent will have the right to direct the strategy with respect to actions to obtain all required approvals under the HSR Act and any other applicable antitrust or foreign investment laws, including deciding whether the parties commit to or agree with any governmental entity to stay, toll or extend any applicable waiting period, “pull-and-refile” pursuant to 16 C.F.R. 804.16 any filing made under the HSR Act, or enter into a timing agreement, including any agreement to delay the consummation or not to consummate the transactions contemplated by the merger agreement; provided, that Parent must cooperate and consult in good faith with ODP regarding such action.
In furtherance and not in limitation of the foregoing, Parent is required to take, and cause each other member of the Parent group (as defined below) to take, any and all steps necessary, proper or advisable to (a) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust or foreign investment law or (b) avoid the entry of, effect the dissolution of, and have vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to the merger agreement to close the transactions contemplated by the merger agreement as expeditiously as practicable (but in no event later than the end date), including (i) the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any person or entity (including any governmental entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the merger agreement, and (ii) (A) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate orders or otherwise, the sale, lease, divesture, disposition or license (or holding separate pending such disposition) of any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Parent, any of Parent’s subsidiaries and affiliates (other than any portfolio company (as such term is commonly used in the private equity industry) or operating company of, or investment by, Atlas Holdings or its affiliates or any investment funds or investment vehicles associated with, or managed or advised by Atlas Holdings) (collectively, the “Parent group”) or ODP or its subsidiaries or any interest therein, (B) otherwise taking or committing or agreeing to restrictions or actions that, after the effective time, would limit Parent’s, any member of the Parent group’s, or ODP’s or its subsidiaries’ freedom of action or operations with respect to, or its or their ability to retain, any assets, operations, rights, product lines, licenses, properties, products, services or businesses of Parent, the Parent group or ODP or its subsidiaries or any interests therein, (C) restricting, limiting or eliminating any governance rights (including voting power, consent rights, board of directors nomination or designation rights, board observer rights and ownership or equity interests) with respect to Parent or its affiliates (including ODP) and their respective subsidiaries or (D) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale, lease, license, divestiture, disposal and holding separate of, assets, operations, rights, product lines, licenses, properties, products, services or businesses of Parent, the Parent group, or ODP or its subsidiaries or any interest or interests therein and the entry into agreements with, and submission to orders of, the relevant governmental entity giving effect thereto or to such restrictions or actions (such sale, lease, license, divestiture, disposal and holding separate or other action described in this clause (ii), a “regulatory remedy”). The foregoing shall not require ODP to effectuate or agree to effectuate any regulatory remedy unless such regulatory remedy is conditioned upon the closing and only effective following the closing. Notwithstanding the foregoing or any other provision of the merger agreement, the Parent group will not be required to agree to any regulatory remedy with respect to (x) any affiliate (other than the “ultimate parent entity” of Parent (as such term is defined in 16 C.F.R. 801.1(a)(3)) and any subsidiary of Parent) and, subject to clause (y) hereof, each entity “controlled” by such “ultimate parent entity” or (y) any portfolio company (other than with respect to ODP and its subsidiaries).
Although ODP has reason to believe it will complete the U.S. antitrust review in a timely manner, there is no certainty that this review will be completed within the period of time contemplated by the merger agreement. ODP has no reason to believe that the completion of such review would be conditioned upon actions that would be materially adverse to ODP or Parent, or that a challenge to the merger would be made. If a challenge is made, however, the results of such challenge cannot be predicted. Private parties or U.S. state attorneys general may also bring actions under the antitrust and other laws under certain circumstances. Further, antitrust approvals or clearances do not constitute an endorsement or recommendation of the merger.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of ODP common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 102) whose shares of ODP common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares at the time of the exchange. Gain or loss will be determined separately for each block of shares of ODP common stock (i.e., shares of ODP common stock acquired at the same cost in a single transaction).
The determination of the actual tax consequences of the merger to a holder of ODP common stock will depend on the holder’s specific situation. You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 102 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Delisting and Deregistration of ODP Common Stock
As promptly as reasonably practicable following the completion of the merger, the ODP common stock currently listed on Nasdaq will cease to be listed on Nasdaq and will be deregistered under the Exchange Act.

Appraisal Rights
General
Under the DGCL, ODP stockholders have the right to demand appraisal and to receive payment in cash for the fair value of their shares of ODP common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Delaware Court of Chancery, in lieu of the merger consideration, subject to the requirements and limitations set forth in Section 262 of the DGCL described herein. These rights are known as appraisal rights. ODP stockholders of record and beneficial owners electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law. This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not an ODP stockholder of record or beneficial owner should exercise his, her or its right to seek appraisal under Section 262 of the DGCL.
Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders of record, and beneficial owners, of shares of ODP common stock who: (a) submit a written demand for appraisal of such person’s shares to ODP prior to the vote on the merger agreement; (b) have not consented to or otherwise voted in favor of the merger agreement or otherwise withdrawn, lost or waived appraisal rights; (c) continuously are the record holders or beneficial holders, as applicable, of such shares through the effective time; and (d) otherwise comply with the applicable procedures and requirements set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger) as of the completion of the merger instead of the merger consideration. Any such ODP stockholder of record or beneficial holder awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as the merger consideration.
Section 262 of the DGCL requires that ODP stockholders for whom appraisal rights are available be notified not less than 20 days before the special meeting. Either a copy of Section 262 of the DGCL or information directing ODP stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost must be included with such notice.
This proxy statement constitutes our notice to ODP stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. A copy of Section 262 may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. ODP stockholders of record and beneficial owners who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and the applicable statutory provisions carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of ODP unless certain stock ownership conditions are satisfied by ODP stockholders of record and beneficial owners seeking appraisal. Because of the complexity of the procedures for exercising the right to seek appraisal, ODP stockholders of record and beneficial owners who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. An ODP stockholder of record or beneficial owner who loses, waives or otherwise fails to properly exercise his, her or its appraisal rights will be entitled to receive the merger consideration.

How to Exercise and Perfect Your Appraisal Rights
If you are an ODP stockholder of record or a beneficial holder and wish to exercise the right to seek an appraisal of your shares of ODP common stock, you must satisfy each of the following conditions:
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You must deliver to ODP a written demand for appraisal before the vote on approval of the merger agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger agreement. Voting against or failing to vote for the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform ODP of the identity of the ODP stockholder of record or beneficial holder and the intention of such holder to demand appraisal of his, her or its shares. A failure by such holder to make a written demand for appraisal before the vote with respect to the merger agreement is taken will constitute a waiver of appraisal rights.

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In the case of an ODP stockholder of record, you must not vote in favor of, or consent in writing to, the merger agreement. A vote in favor of the merger agreement, by proxy submitted by mail, over the internet or by telephone, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, an ODP stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy to vote against the merger agreement or abstain from voting on the merger agreement. In the case of a beneficial owner, you must not instruct your broker, bank or other nominee to vote your share(s) in favor of the merger agreement;

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You must continuously hold or beneficially own, as applicable, shares of ODP common stock from the date of making the demand through the effective time. You will lose your appraisal rights if you transfer the shares before the effective time; and

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You must otherwise comply with the requirements of Section 262 of the DGCL, including the requirement that you, another ODP stockholder who has complied with the requirements of Section 262 or ODP must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. ODP is under no obligation to file any petition and has no present intention of doing so.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of ODP common stock.
In addition, because shares of ODP common stock are listed on a national securities exchange and are expected to continue to be listed on such exchange immediately prior to the consummation of the merger, the Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of ODP common stock, unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of ODP common stock or (b) the value of the merger consideration for such total number of shares entitled to appraisal exceeds $1 million (collectively, the “ownership thresholds”). At least one of the ownership thresholds must be met in order for ODP stockholders to be entitled to seek appraisal with respect to such shares of ODP common stock.
In the case of a record holder of shares of ODP common stock, voting, via the internet during the special meeting or by proxy, against, abstaining from voting on or failing to vote on the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote. If you want to exercise your appraisal rights, you must not vote your shares of ODP common stock via the internet during the special meeting or by proxy in favor of the merger agreement.
In the case of a beneficial owner of shares of ODP common stock, brokers, banks and other nominees that hold shares in “street name” for their customers do not have discretionary authority to vote those shares on the merger agreement without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such shares as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares of ODP common stock held in “street name” instructs such person’s broker, bank or other nominee to vote such person’s shares in favor of the merger agreement, and does not revoke such instruction prior to the vote on the merger agreement, then such shares will be voted in favor of the merger agreement, and it will constitute a waiver of such beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, if you are a beneficial owner of shares of ODP common stock who wishes to exercise appraisal rights, you must either not provide any instructions to your broker, bank or other nominee how to vote on the merger agreement or instruct such broker, bank or other nominee to vote against the merger agreement or abstain from voting on such proposal.
Who May Exercise Appraisal Rights
A holder of record or beneficial owner of shares of ODP common stock issued and outstanding immediately prior to the effective time may assert appraisal rights for the shares of ODP common stock held of record or beneficially in that holder’s name. A demand for appraisal must be executed by or on behalf of the ODP stockholder of record or beneficial owner, as applicable, and must reasonably inform ODP of the identity of the ODP stockholder of record or beneficial owner and that the ODP stockholder intends to demand appraisal of his, her or its shares of ODP common stock. In addition, in the case of a demand for appraisal made by a beneficial owner, the demand must (a) reasonably identify the holder of record of the shares for which the demand is made, (b) provide documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provide an address at which such beneficial owner consents to receive notices given by ODP and to be set forth on the verified list of persons who have demanded appraisal for their shares pursuant to Section 262(f) of the DGCL. A holder of record, such as a bank, broker or other nominee, who holds shares of ODP common stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the holder of record.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
The ODP Corporation
Attention: Sarah E. Hlavinka
6600 North Military Trail
Boca Raton, Florida 33496

THE MERGER AGREEMENT
The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about ODP contained in this proxy statement or in ODP’s public reports filed with the SEC may supplement, update or modify the factual disclosures about ODP contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by ODP, Parent and Merger Sub were qualified and subject to important limitations agreed to by ODP, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, and were not intended by the parties to the merger agreement to be a characterization of the actual state of facts or condition of ODP, Parent or Merger Sub, except as expressly stated in the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by ODP to Parent and Merger Sub, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since September 22, 2025 and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the public filings made by ODP with the SEC.
Additional information about ODP may be found elsewhere in this proxy statement and ODP’s other public filings. See “Where You Can Find Additional Information” beginning on page 107 of this proxy statement.
When the Merger Becomes Effective
The closing of the merger will take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or remotely by exchange of documents and signatures (or their electronic counterparts), at 9:00 a.m. (New York City time) on the third business day following the day on which the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of such conditions at the closing), have been satisfied or (to the extent permitted by applicable law) waived in accordance with the merger agreement or at such other time and place as agreed to in writing by ODP and Parent.
Subject to the provisions of the merger agreement, at the closing, ODP and Parent will cause the merger to be consummated by filing a certificate of merger with respect to the merger (the “certificate of merger”) with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and shall make all other filings or recordings required under the DGCL to consummate the merger. The merger shall become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by ODP and Parent in writing and specified in the certificate of merger in accordance with the DGCL (such time, the “effective time”).
Structure of the Merger; Directors and Officers
Upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time, Merger Sub will be merged with and into ODP and the separate corporate existence of Merger Sub will cease, with ODP continuing as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time, (a) the certificate of incorporation of ODP, as in effect immediately prior to the effective time, shall be amended and restated in its entirety, and, as so amended and restated, shall be the certificate of incorporation of the surviving corporation, until thereafter amended or restated as provided therein and in accordance with applicable law and (b) without any further action on the part of ODP or Merger Sub, the bylaws of Merger Sub as in effect immediately prior to the effective time shall be the bylaws of the surviving corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of ODP) until thereafter amended or restated as provided therein or by the certificate of incorporation of the surviving corporation and in accordance with applicable law.
The board of directors of the surviving corporation immediately following the effective time shall consist of the members of the board of directors of Merger Sub at the effective time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation and applicable law. The officers of ODP at the effective time will be the officers of the surviving corporation immediately following the effective time until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the surviving corporation’s certificate of incorporation and bylaws and applicable law.
Effect of the Merger on ODP Common Stock
At the effective time, by virtue of the merger and without any action on the part of ODP, Parent, Merger Sub or the holders of ODP common stock, each share of ODP common stock issued and outstanding immediately prior to the effective time (other than cancelled shares and dissenting shares, as described in the merger agreement) will be converted into the right to receive the merger consideration. From and after the effective time, such shares of ODP common stock will no longer be outstanding and will automatically be cancelled and extinguished, and will cease to exist, and each former holder of such shares will cease to have any rights with respect thereto, except for the right to receive the merger consideration to be paid in consideration therefor in accordance with the merger agreement.
Each cancelled share will cease to be outstanding, will be automatically cancelled and retired without any conversion thereof or payment, delivery or exchange of any therefor, and such shares will cease to exist.
Treatment of ODP Equity Awards
The merger agreement provides that outstanding ODP equity awards under the ODP stock plans will be treated as set forth below.
ODP Options. Immediately prior to the effective time, each outstanding and unexercised ODP option, will, automatically and without any required action on the part of the holder thereof, be cancelled and forfeited for no consideration or payment and will have no further force or effect.
ODP RSU Awards. Immediately prior to the effective time, each outstanding and unsettled ODP RSU award (other than an ODP director RSU award) will, automatically and without any required action on the part of the holder thereof, be converted into a cash award in an amount equal to the sum of (a) (i) the total number of shares of ODP common stock subject to the ODP RSU award immediately prior to the effective time multiplied by (ii) $28.00, plus (b) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP RSU award, less applicable tax withholdings. Each ODP RSU award so converted shall continue to have, and shall be subject to, the same terms and conditions as applied to such ODP RSU award immediately prior to the effective time (which, for the avoidance of doubt, includes any double-trigger vesting protections), except that such ODP RSU award shall be settled in cash in lieu of shares of ODP common stock, less applicable tax withholdings.
ODP Director RSU Awards. Immediately prior to the effective time, each ODP director RSU award will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will only entitle the holder of such ODP director RSU award to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the sum of (a) (i) the total number of shares of ODP common stock subject to such ODP director RSU award, multiplied by (ii) $28.00 plus (b) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP director RSU award. Any consideration payable in respect of the ODP director RSU awards will be paid through the paying agent as promptly as reasonably practicable following the closing date, but in no event later than two business days following the closing date.
ODP EPS-Vesting PSU Awards. Immediately prior to the effective time, each outstanding unvested ODP EPS-vesting PSU award, will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ODP EPS-vesting PSU award to receive, at or promptly after the closing date, an amount in cash, without interest, equal to the product of (a) the total number of shares of ODP common stock subject to such ODP EPS-vesting PSU award, calculated based on target-level performance, multiplied by (b) $28.00, less applicable tax withholdings.
ODP TSR-Vesting PSU Awards. Immediately prior to the effective time, each outstanding unvested ODP TSR-vesting PSU award, will, automatically and without any required action on the part of the holder thereof, be immediately vested and be cancelled and will entitle the holder of such ODP TSR-vesting PSU award to receive, at or promptly after the effective time, an amount in cash, without interest, equal to the product of (a) the total number of shares of ODP common stock subject to the ODP TSR-vesting PSU award, calculated based on actual performance achieved through the effective time in accordance with the terms of such ODP TSR-vesting PSU award, multiplied by (b) $28.00, less applicable tax withholdings.
Any consideration payable in respect of the ODP PSU awards will be paid through the payroll system or payroll provider (to the extent applicable) of the surviving corporation as promptly as reasonably practicable following the closing date, but in no event later than the earlier of (i) two business days following the closing date and (ii) the next regularly scheduled payroll date following the closing date.
Payment for ODP Common Stock
Immediately prior to the effective time, Parent will deposit, or cause to be deposited, with a paying agent selected by Parent with ODP’s prior written approval (which approval will not be unreasonably conditioned, withheld or delayed), cash in an amount sufficient to pay the aggregate merger consideration pursuant to the merger agreement except that, with respect to any dissenting shares, Parent will not be required to deposit or cause to be deposited with the paying agent funds sufficient to pay the merger consideration that would be payable in respect of such dissenting shares if such dissenting shares were not dissenting shares. Promptly after the effective time (and in any event within three business days after the effective time), the surviving corporation will cause the paying agent to mail or otherwise provide to each former holder of record of certificates that immediately prior to the effective time represented outstanding shares of ODP common stock and each former holder of record of shares of ODP common stock held in book-entry form (in each case, other than holders of only cancelled shares and dissenting shares, as described in the merger agreement) (a) transmittal materials, including a letter of transmittal in customary form as agreed by the parties to the merger agreement, which will specify that delivery of certificates will be effected, and risk of loss and title to the certificates will pass only upon proper delivery of the certificates (or effective affidavits in lieu thereof in accordance with the merger agreement) and a duly completed and validly executed letter of transmittal (and such other documents as may be reasonably required pursuant thereto) with respect to such certificates to the paying agent, or, with respect to book-entry shares, only upon proper delivery of an “agent’s message” regarding the book-entry transfer of book-entry shares (or such other evidence, if any, of the book-entry transfer of book-entry shares as the paying agent may reasonably request) to the paying agent, such transmittal materials to be in a form and have such other provisions as ODP and Parent may reasonably agree, and (b) instructions for use in effecting the surrender of the certificates or book-entry shares, as applicable, in exchange for the merger consideration.
Following the effective time, upon surrender of a certificate (or an effective affidavit of loss in lieu thereof in accordance with the merger agreement) to the paying agent in accordance with such transmittal materials and instructions, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto (and such other documents as may be reasonably required pursuant thereto), the holder of record of such certificate will be entitled to receive in exchange therefor as promptly as reasonably practicable after such surrender following the effective time, a cash payment in an amount (after giving effect to any required tax withholding) equal to the product of the merger consideration multiplied by the number of shares of ODP common stock previously represented by such certificate and the certificate so surrendered will immediately be cancelled. Each holder of a book-entry share representing shares of ODP common stock (other than cancelled shares and dissenting shares, as described in the merger agreement) will be entitled to receive, and Parent will cause the paying agent to pay and deliver in exchange therefor as promptly as reasonably practicable after the paying agent’s receipt following the closing of an “agent’s message” in customary form or such other evidence, if any, as the paying agent may reasonably request, a cash payment in an amount (after giving effect to any required tax withholding) equal to the product of the merger consideration multiplied by the number of shares of ODP common stock previously represented by such book-entry share and the book-entry shares so surrendered will immediately be cancelled. No interest will be paid or accrued on any amount payable upon the surrender of the certificates or book-entry shares.
Representations and Warranties
The merger agreement contains representations and warranties made by ODP to Parent and Merger Sub and by Parent and Merger Sub to ODP. Certain of the representations and warranties in the merger agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct (a) is material, (b) would result in a material adverse effect on the party making such representation or warranty or (c) would prevent or materially delay the consummation of the transactions contemplated by the merger agreement or prevent or materially impair or materially delay the ability of the party making such representation or warranty to perform its obligations under the merger agreement). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain individuals from the party making the representation (who are specified in qualifying the “knowledge” of such party for purposes of the merger agreement) did not have actual knowledge after reasonable inquiry of their respective direct reports. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the disclosure letter, in the case of certain representations and warranties made by ODP, as well as the reports of ODP filed with or furnished to the SEC during the period from January 1, 2023 through September 19, 2025 (excluding any disclosures set forth under the captions “Risk Factors” or “Forward-Looking Statements” and in any other section to the extent they are cautionary, predictive or forward-looking in nature).
In the merger agreement, ODP has made representations and warranties to Parent and Merger Sub regarding:
•	organization, good standing, authority and qualification to conduct its business and that of its subsidiaries;
•	certificate of incorporation and bylaws;
•	capitalization;
•	corporate authority and power with respect to the execution and delivery of the merger agreement and performance of ODP’s obligations thereunder;
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the consent of and filings with governmental entities needed in connection with ODP’s execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

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the absence of violations of, or conflicts with, ODP’s or its subsidiaries’ organizational documents, applicable law and certain contracts as a result of the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	compliance with certain laws and regulations (including possession of, and compliance with, licenses required to conduct ODP’s business);
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the proper filing of reports with the SEC since January 1, 2023 (including the accuracy of the information contained in those reports) and the compliance with applicable listing and corporate governance rules and regulations of Nasdaq;

•	the compliance with GAAP with respect to financial statements included in or incorporated by reference in its SEC filings;
•	certain disclosure controls and procedures and internal controls over financial reporting;
•	the absence of certain undisclosed liabilities or “off balance sheet arrangements”;

•	certain material contracts;
•	conduct of business in the ordinary course from June 28, 2025 through September 22, 2025;
•	the absence of certain actions taken by ODP between June 28, 2025 and September 22, 2025 that, if taken after September 22, 2025, would require the consent of Parent;
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the absence of any event, development, change, effect or occurrence that has had or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on ODP from December 28, 2024 through September 22, 2025;

•	absence of litigation and governmental orders;
•	labor and employment matters affecting ODP or its subsidiaries, including ODP’s employee benefit plans;
•	insurance;
•	real property;
•	tax matters;
•	information supplied by ODP in connection with the proxy statement to be sent to the stockholders of ODP in connection with the special meeting;
•	intellectual property, information security and data privacy;
•	environmental matters;
•	the opinion of ODP’s financial advisor;
•	brokers and finders;
•	inapplicability to the merger of state or federal takeover statutes or antitakeover provisions in ODP’s organizational documents;
•	affiliate transactions; and
•	material customers and suppliers.
In the merger agreement, Parent and Merger Sub have made representations and warranties to ODP regarding:
•	organization, good standing, authority and qualification to do business;
•	corporate authority and power with respect to the execution, delivery and performance of their obligations under the merger agreement;
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the absence of violations of, or conflicts with, Parent’s or Merger Sub’s organizational documents, applicable law and certain contracts as a result of Parent’s or Merger Sub’s execution, delivery and performance of the merger agreement by Parent and Merger Sub, and the consummation of the merger and the other transactions contemplated by the merger agreement;

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the consent of and filings with governmental entities needed in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	absence of litigation and governmental orders;
•	operation and ownership of Merger Sub;
•	information supplied by Parent and Merger Sub in connection with the proxy statement to be sent to the stockholders of ODP in connection with the special meeting;
•	brokers and finders;
•	the committed equity financing and the availability and sufficiency of equity financing in accordance with the commitment letter to complete the merger;

•	Parent’s ownership of ODP common stock;
•	the absence of certain voting requirements;
•	solvency of the surviving corporation;
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the absence of certain arrangements with any stockholder, member of management or director of ODP related to the transactions contemplated by the merger agreement or management of the surviving corporation; and

•	Parent’s and Merger Sub’s access to information regarding ODP.
For purposes of the merger agreement, a “material adverse effect” on ODP means any event, development, change, effect or occurrence (“effect”) that, individually or in the aggregate, with all other effects, has or reasonably would be expected to have a material adverse effect on or with respect to the business, results of operation or financial condition of ODP and its subsidiaries, taken as a whole; provided, that no effects relating to, arising out of or resulting from, directly or indirectly, any of the following shall be deemed, either alone or in combination with any of the following, to constitute or contribute to a material adverse effect or be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur:
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general conditions, changes or developments in the economy or the financial, debt, capital, credit or securities markets or political, business, legislative or regulatory conditions in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, including interest rates or exchange rates, inflation rates, commodity prices, tariffs, trade wars, supply chain disruptions or any suspension of trading in securities on any securities exchange;

•	general conditions, changes or developments in the industries or markets in which ODP or its subsidiaries operate or where ODP’s products or services are developed or sold;
•	changes after September 22, 2025 in any applicable laws or regulations or applicable accounting regulations or principles or in the interpretation or enforcement thereof;
•	any epidemic, pandemic or other outbreak of illness or disease or public health event, including any pandemic measures (as defined in the merger agreement);
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the public announcement or pendency of the merger or other transactions contemplated by the merger agreement, including any impact thereof on relationships, contractual or otherwise, with business partners, service providers, customers, lessors, suppliers, contractors, vendors, investors, lenders, partners, distributors, financing sources, regulators, unions, works councils, contractors, officers, directors or employees of ODP and its subsidiaries, including by reason of the identity of Parent or any of its affiliates or any communication by Parent or any of its affiliates with respect to the conduct of the business of ODP and its subsidiaries or any transaction litigation (as defined in the merger agreement); provided, that this exception shall not apply to certain representations and warranties of ODP made pursuant to the merger agreement;

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any actions expressly required under the merger agreement, including to obtain any approval or authorization under applicable antitrust or competition, foreign investment or other laws for the consummation of the merger;

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any action taken (or not taken) that is required to be taken (or not to be taken) by the merger agreement and for which ODP shall have requested in writing Parent’s consent to permit its non-compliance and indicated the potential negative effects of taking or not taking such action and Parent shall not have granted such consent;

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any hurricane, cyclone, tornado, earthquake, flood, tsunami, wildfire, natural or man-made disaster, act of God or other comparable event or outbreak or escalation of hostilities or war (whether or not declared), military action or any act of sabotage, cyberattack, data breach, terrorism, civil unrest, civil disobedience, national emergency or national or international political or social condition (including, in each case, any continuation, escalation or worsening of any of the foregoing);

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any decline in the market price or trading volume of the shares or the credit rating of ODP (provided, that this exception shall not prevent or otherwise affect a determination that any effect underlying such change has resulted in, or contributed to, a material adverse effect if not otherwise falling within the first through eighth exceptions listed above and the tenth exception listed below);

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any failure, in and of itself, by ODP to meet (A) any published analyst estimates or expectations of ODP’s revenue, earnings or other financial performance or results of operations for any period or (B) its internal or published projections, budgets, plans or forecasts of its revenues, earnings, or other financial performance or results of operations (provided, that the exception in this provision shall not prevent or otherwise affect a determination that any effect underlying such failure has resulted in, or contributed to, a material adverse effect if not otherwise falling within the first through ninth exceptions listed above); and

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except in the cases of the first through fourth exceptions and the eighth exception listed above, to the extent that ODP and its subsidiaries, taken as a whole, are materially disproportionately adversely affected thereby as compared with other similarly situated participants of comparable size in the industries in which ODP and its subsidiaries operate (in which case, solely the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been or would reasonably be expected to be a material adverse effect).

Conduct of Business Pending the Merger
The merger agreement provides that, subject to certain exceptions in the disclosure letter, during the period from September 22, 2025 to the effective time (or, if earlier, the date, if any, on which the merger agreement is validly terminated in accordance with its terms) and except as otherwise contemplated by the merger agreement, as required by applicable laws, as required by or to the extent commercially reasonable in response to any pandemic measures (so long as ODP keeps Parent reasonably informed of, and to the extent reasonably practicable, consults with Parent prior to the taking of any material action with respect to, such pandemic measures) or except as consented to in writing by Parent (which consent may not be unreasonably withheld, conditioned or delayed, other than with respect to the third and eighth bullet points below), (a) ODP will, and will cause its subsidiaries to, (i) conduct the business of ODP and its subsidiaries in the ordinary and usual course of business consistent with past practice in all material respects and (ii) use commercially reasonable efforts to preserve substantially intact its business organization and material business relationships with governmental entities, customers, suppliers, creditors, lessors and other persons with which it has material business relations, and (b) ODP will not, and will cause each of its subsidiaries not to:
•	(a) amend or otherwise change ODP’s certificate of incorporation or bylaws or (b) materially amend or otherwise materially change the applicable governing instruments of any subsidiary of ODP;
•
make any acquisition of (whether by merger, consolidation or acquisition of stock, assets or otherwise), or make any investment in any interest in, any person, corporation, partnership or other business organization or division thereof, in each case, except for (a) purchases of inventory and other assets, excluding real property, in the ordinary course of business consistent with past practice or pursuant to existing contracts, (b) acquisitions or investments with a fair market value or purchase price not to exceed $2,500,000 in the aggregate or (c) any wholly owned subsidiaries of ODP;

•
grant, issue, sell, encumber, pledge or dispose of (or authorize the grant, issuance, sale, encumbrance, pledge or disposition of) any shares of capital stock, voting securities or other ownership interest, or any puts, calls, options, warrants, convertible securities or other rights or commitments of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments) of ODP or any of its subsidiaries (except for (a) the issuance of shares of ODP common stock upon the exercise, vesting or settlement of ODP options, ODP RSU awards, or ODP PSU awards outstanding as of September 22, 2025 in accordance with their terms, or (b) any issuance, sale or disposition to ODP or a wholly owned subsidiary of ODP by any wholly owned subsidiary of ODP);

•
reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of ODP (except for (a) the acquisition of shares tendered by directors or employees in connection with a cashless exercise of ODP options or in order to pay taxes in connection with the exercise of ODP options or (b) the settlement of any ODP RSU awards or ODP PSU awards, in each case, outstanding as of September 22, 2025 pursuant to the terms of the applicable ODP stock plan), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of ODP’s subsidiaries;
•
except under ODP’s credit facility, create or incur any lien (other than permitted liens (as defined in the merger agreement)) on any material assets of ODP or its subsidiaries, except for liens that are expressly required by or automatically effected by contracts in place as of September 22, 2025;

•
make any loans, advances or capital contributions to any Person (other than to ODP or any of its wholly owned subsidiaries) except (a) advances to directors, employees or consultants of ODP and any of its subsidiaries for travel and other business related expenses in the ordinary course of business consistent with past practice and in compliance with ODP’s policies related thereto, (b) advances of expenses as required under ODP’s certificate of incorporation or bylaws or (c) upfront payments for services to be provided or products to be supplied to the extent required under any material contract in effect as of September 22, 2025;

•
sell, assign, transfer or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any person, corporation, partnership or other business organization or division thereof or otherwise sell, assign, transfer, exclusively license, abandon, allow to expire or lapse or dispose of any assets, rights or properties other than (a) sales, dispositions or licensing of equipment or inventory and other assets in the ordinary course of business consistent with past practice or pursuant to the terms of existing contracts set forth on the disclosure letter and made available to Parent, but excluding sales of real property, (b) assignments of leases or sub-leases, in each case, in the ordinary course of business or in connection with dispositions of assets that are otherwise permitted under the merger agreement, (c) sales of marketable securities or dispositions of obsolete assets, inventory or equipment in the ordinary course of business, (d) sales among ODP and its wholly owned subsidiaries or among ODP’s wholly owned subsidiaries, (e) non-exclusive licenses of intellectual property entered into in the ordinary course of business consistent with past practice, (f) natural statutory expirations of registrations and pending applications for intellectual property owned by ODP and its subsidiaries, (g) sales or dispositions of real property (x) pursuant to existing real property purchase contracts set forth on the disclosure letter and made available to Parent or (y) otherwise identified in the disclosure letter, or (h) other sales, assignments, expirations or dispositions of assets, rights or properties (in the case of this clause (h), other than intellectual property) to ODP or any wholly owned subsidiary of ODP or of assets, rights or properties (in the case of this clause (h), other than intellectual property) with a value of less than $10,000,000 in the aggregate;

•
declare, set aside, make or pay, or set a record date for, any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (a) dividends or distributions by any direct or indirect wholly owned subsidiary of ODP to it or to any other direct or indirect wholly owned subsidiary of ODP or (b) the accrual of dividends or dividend equivalent amounts by ODP in respect of any outstanding ODP options, ODP RSU awards or ODP PSU awards in accordance with the terms of the applicable ODP stock plan and award agreements in effect as of September 22, 2025 and the payment of such accrued dividends or dividend equivalent amounts upon the vesting or settlement thereof, as applicable);

•
make or authorize any payment of, or accrual or commitment for, capital expenditures, except any such expenditure (a) within the thresholds set forth in the disclosure letter, (b) not in excess of 110% of the total amount with respect to each business unit for the applicable period, each as set forth in the current capital expenditures budget of ODP and its subsidiaries set forth in the disclosure letter, (c) not in excess of $5,000,000 (net of insurance proceeds receivable by ODP or any of its subsidiaries) in the aggregate that ODP reasonably determines are necessary to avoid a material business interruption or maintain the safety and integrity of any asset or property in response to any unanticipated and subsequently discovered events, occurrences or developments or (d) paid by any wholly owned subsidiary of ODP to ODP or to any other wholly owned subsidiary of ODP;

•
other than in the ordinary course of business consistent with past practice or as reasonably required to effect any other transaction permitted by the interim operating covenants set forth in the merger agreement, enter into any contract that would have been a material contract (under certain clauses of the definition thereof) had it been entered into prior to September 22, 2025, amend, modify, or terminate any material contract, in each case, in a manner materially adverse to ODP, or waive, release or assign any material rights or claims thereunder, other than (a) expirations and renewals of any material contract in the ordinary course of business consistent with past practice in accordance with the terms thereof in effect as of September 22, 2025, (b) non-exclusive licenses, covenants not to sue, releases, waivers or other non-exclusive rights of intellectual property or (c) any agreement among ODP and its wholly owned subsidiaries or among ODP’s wholly owned subsidiaries;
•
except for borrowings under ODP’s credit facility and except for intercompany loans between ODP and any of its wholly owned subsidiaries or between any wholly owned subsidiaries of ODP permitted to be made under ODP’s credit facility, incur, amend, refinance or prepay any indebtedness for borrowed money, or assume, guarantee, become liable for or endorse the obligations of any person (other than a wholly owned subsidiary of ODP), in each case, in excess of $10,000,000 in the aggregate, other than (a) indebtedness for borrowed money incurred under lines of credit existing as of September 22, 2025, (b) indebtedness incurred in connection with a refinancing or replacement of existing indebtedness (but, in all cases, which refinancing or replacement shall not increase the aggregate amount of indebtedness permitted to be outstanding thereunder and, in each case, on customary commercial terms), (c) indebtedness incurred pursuant to letters of credit, performance bonds or other similar arrangements or otherwise incurred in the ordinary course of business, or (d) interest, exchange rate and commodity swaps, options, futures, forward contracts and similar derivatives or other hedging contracts (i) not entered for speculative purposes and (ii) entered into in the ordinary course of business or which can be terminated on ninety (90) days’ or less notice without penalty;

•
except as expressly contemplated by the merger agreement or as required by the terms of any ODP plan set forth in the disclosure letter as in effect on September 22, 2025, (a) increase the compensation or benefits of any ODP service provider (except in the ordinary course of business consistent with past practice with respect to employees who are not executive officers, including pursuant to ODP’s regular merit review process, and with respect to any ordinary-course new hires or promotions), (b) grant any new rights to severance or termination pay to any ODP service providers not provided for under any ODP plan (except in the ordinary course of business consistent with past practice or as required by applicable law), (c) establish, enter into, amend or terminate any employment, consulting or severance agreement with any ODP service provider, other than offers of employment or consulting agreements with new ODP service providers with annual cash compensation (including target bonus) of less than $250,000 permitted to be hired or engaged under clause (e) of this provision, in each case, which do not provide for transaction-based or equity-based compensation or severance or other rights following a termination of employment, (d) accelerate the vesting or payment of any compensation or benefits of any ODP service provider, (e) terminate without “cause” (as determined consistent with past practice) any ODP service provider with an annual base salary in excess of $250,000 or hire or engage any new ODP service provider with annual cash compensation (including target bonus) in excess of $250,000 (except to replace a terminated employee on substantially the same terms, but without any transaction-based or equity-based compensation or severance or other rights to compensation or benefits following a termination of employment), (f) enter into, amend or terminate any ODP plan (or any plan, program, agreement or arrangement that would be an ODP plan if in effect on September 22, 2025) or grant, amend, or terminate any awards thereunder (including any equity- or equity-based awards under any ODP stock plan), except for amendments to qualified defined contribution retirement or health and welfare ODP plans made in the ordinary course of business that do not materially increase the expense of maintaining such ODP plans or the liabilities under such plan, (g) fund any payments or benefits that are payable or to be provided under any ODP plan, (h) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar employee or labor organization (or enter into negotiations to do any of the foregoing), (i) recognize or certify any labor union, works council, bargaining representative, or any other similar organization as the bargaining representative for any employee of ODP or any of its subsidiaries, (j) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that could implicate the Worker Adjustment and Retraining Notification Act of 1988 or any similar state law, or (k) waive or release any noncompetition, non-solicitation, nondisclosure, noninterference, non-disparagement, or other restrictive covenant obligation of any ODP service provider, other than a limited waiver or release of a non-solicitation of employees covenant in the ordinary course of business with respect to any ODP service provider with annual cash compensation (including target bonus) below $150,000 in exchange for a customary release of claims in favor of ODP and its subsidiaries;
•
make any material change in any accounting principles, except as may be required to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

•
other than as required by applicable law or GAAP, (a) make any material change to any method of tax accounting, (b) make or change any material tax election, (c) surrender any claim for a refund of material taxes, (d) enter into any closing agreement with respect to any material taxes, (e) amend any material tax return,(f) settle or compromise any material tax liability, audit, claim, assessment or other proceeding, (g) seek any material tax ruling from any governmental entity, or (h) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•
other than as required by applicable law, enter into or amend in any material respect any collective bargaining agreement with any labor organization or other representative of any employees of ODP or its subsidiaries;

•
other than any transaction litigation, settle or compromise any litigation or other actions (as defined in the merger agreement), other than settlements or compromises of litigation or other actions (a) where the amount paid (net of insurance proceeds receivable) does not exceed $7,500,000 in the aggregate (net of any insurance proceeds and indemnity, contribution or similar payments actually received by ODP or its subsidiaries in respect thereof) or, if greater, does not exceed the total amount reserved for such matter in ODP’s financial statements or (b) where the amount is paid or reimbursed by an insurance carrier or a third party under an indemnity or similar obligation, in each case, that does not involve any admission of wrongdoing or material injunctive or other material equitable relief and provides, in customary form, for the unconditional release of ODP and its subsidiaries, as applicable, from all liabilities and obligations in connection with such litigation or action;

•
merge or consolidate with any person or adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of ODP or voluntarily file for bankruptcy or any similar proceeding;

•
enter into any new material line of business outside its existing business as of September 22, 2025 or cease doing business in any of its existing lines of business as of September 22, 2025 (or discontinue or close any existing business divisions as of September 22, 2025);

•	fail to use reasonable best efforts to keep in full force and effect insurance comparable in amount and scope to coverage currently maintained by ODP and its subsidiaries;
•	take any of the actions set forth on a specific section of the disclosure letter; and
•	agree, authorize or commit to do any of the foregoing actions.
Without limiting any party’s rights or obligations under the merger agreement, nothing contained in the merger agreement gives Parent or Merger Sub, directly or indirectly, the right to control or direct ODP’s or its subsidiaries’ operations prior to the effective time and nothing contained in the merger agreement gives ODP, directly or indirectly, the right to control or direct Parent’s or its subsidiaries’ operations prior to the effective time.
Other Covenants and Agreements
Access to Information
Subject to applicable law and certain other exceptions and limitations, from September 22, 2025 to the effective time (or, if earlier, the valid termination of the merger agreement), upon reasonable prior written notice from Parent, ODP will, and will cause its subsidiaries to, and direct its and their respective officers, directors, employees and representatives to, afford Parent and its representatives reasonable access, consistent with applicable law, during normal business hours to ODP’s and its subsidiaries’ officers, employees, contracts, books and records, offices and facilities, including the owned real property and leased real property (each as defined in the merger agreement), as reasonably necessary to facilitate consummation of the transactions contemplated by the merger agreement.
Non-Solicitation of Acquisition Proposals
From September 22, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, ODP will not, and will cause its subsidiaries not to, and will direct its and their respective representatives, directly or indirectly, not to:
•
initiate, solicit, propose, knowingly assist, knowingly encourage (including by way of furnishing information) or knowingly take any action to facilitate any inquiry, proposal, indication of interest or offer regarding, or the making of, any acquisition proposal (or any inquiries, proposals, indications of interest, or offers that could reasonably be expected to lead to an acquisition proposal);

•
engage in, continue or otherwise participate in any discussions or negotiations with any person relating to, or furnish any non-public information to any person (other than Parent, Merger Sub or their representatives) in connection with any acquisition proposal (or any inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an acquisition proposal) (other than to state that the terms of the non-solicitation provisions of the merger agreement prohibit such discussions or negotiations);

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal;
•
negotiate, execute or enter into any merger agreement, acquisition agreement or other similar definitive agreement, or any letter of intent, commitment, agreement in principle or similar agreement, for any acquisition proposal, or any contract that would require ODP to abandon, terminate or fail to consummate the merger or the transactions contemplated by the merger agreement (other than an acceptable confidentiality agreement executed in accordance with the terms of the merger agreement); or

•
agree or resolve to take, or take, any of the actions prohibited by the first through fourth bullet points above; provided, that any determination or action by the ODP Board that is permitted pursuant to the exceptions below or the provisions related to a change of the ODP Board’s recommendation shall not be deemed to be a breach or violation of the non-solicitation provisions of the merger agreement.

Notwithstanding anything to the contrary in the foregoing or the below, but subject to compliance with the other covenants in the merger agreement, nothing in the merger agreement shall prevent ODP or the ODP Board from:
•
complying with its disclosure obligations under applicable law or the rules and policies of Nasdaq, taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), making a “stop-look-and-listen” communication to ODP stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to ODP stockholders) or making any legally required disclosure to stockholders, in each case, with regard to the transactions contemplated by the merger agreement or an acquisition proposal (as determined in good faith by the ODP Board after consultation with outside legal counsel); provided, that the ODP Board may not make a change of recommendation (as defined below) except to the extent otherwise permitted by certain provisions of the merger agreement;

•
prior to (but not after) obtaining the company requisite vote, responding to any person or group of persons (and their respective representatives) who has made an unsolicited, bona fide, written acquisition proposal after September 22, 2025 that was not solicited in material breach of the non-solicitation provisions of the merger agreement, solely for the purpose of clarifying such acquisition proposal and the terms thereof;

•
prior to (but not after) obtaining the company requisite vote: (a) engaging in any communications, negotiations or discussions with any person or group of persons (and their respective representatives)

who has made an unsolicited, bona fide, written acquisition proposal after September 22, 2025 that was not solicited in material breach of the non-solicitation provisions of the merger agreement (which negotiations or discussions need not be solely for clarification purposes) or (b) providing access to ODP’s or any of its subsidiaries’ properties, employees, books and records and providing information or data in response to a request therefor by a person who has made an unsolicited, bona fide, written acquisition proposal after September 22, 2025 that was not solicited in material breach of the non-solicitation provisions of the merger agreement, in the case of clauses (a) or (b), if and only if the ODP Board shall have (i) determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that, based on the information then available, such acquisition proposal constitutes or would reasonably be expected to constitute, result in or lead to a superior proposal and (ii) received from the person who made such acquisition proposal an executed acceptable confidentiality agreement; provided, that ODP shall provide to Parent and Merger Sub any non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub prior to or substantially at the same time it is provided to such person;
•	prior to (but not after) obtaining the company requisite vote, making a change of recommendation (only to the extent permitted by the applicable provisions of the merger agreement described below); or
•
resolving, authorizing, committing or agreeing to do any of the foregoing (only to the extent such actions would be permitted by the applicable provisions in the merger agreement described in the first through fourth bullets above). For the avoidance of doubt, a factually accurate public statement by ODP or the ODP Board (or a committee thereof) that (a) describes ODP’s receipt of an acquisition proposal, (b) identifies the person or group of persons making such acquisition proposal, (c) provides the material terms of such acquisition proposal or (d) describes the operation of the merger agreement with respect to such acquisition proposal will not, in any case, be deemed to be (i) an adoption, approval or recommendation with respect to such acquisition proposal or (ii) a change of recommendation.

From September 22, 2025 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, except to the extent otherwise permitted under the terms of the merger agreement described above, the ODP Board shall not make a change of recommendation.
Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company requisite vote is obtained, if an unsolicited, bona fide, written acquisition proposal that did not otherwise result from a material breach of the non-solicitation provisions of the merger agreement is received by ODP, and the ODP Board determines in good faith, after consultation with its outside legal counsel and its financial advisor(s), that such acquisition proposal would, if consummated, constitute a superior proposal, the ODP Board may, if and only if the ODP Board has determined, in good faith after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, (a) effect a change of recommendation or (b) terminate the merger agreement pursuant to the applicable termination right therein in order to enter into a definitive written agreement providing for such superior proposal; provided, however, that ODP pays to Parent the company termination payment required to be paid pursuant to the merger agreement (as described below); provided, further, that, prior to taking any action described in clauses (a) or (b) above:
•
ODP must give Parent a written notice four business days in advance (such period from the time ODP gives such notice until 11:59 p.m., New York City time, on the fourth business day immediately following the day on which ODP delivered such notice, the “notice period”), which notice shall set forth in writing that the ODP Board intends to consider whether to take such action and include copies of or the material terms and conditions of the acquisition proposal that is the basis of the proposed action of the ODP Board (including the identity of the party making such acquisition proposal) and unredacted copies of the proposed agreement (if any) and copies of all other documents containing material terms and conditions of such acquisition proposal;

•
after giving such notice and prior to taking any action described in clauses (a) or (b) above, ODP shall, and shall direct its representatives to, negotiate in good faith with Parent (to the extent requested by Parent), to enable Parent to propose revisions to the terms of the merger agreement such that the acquisition proposal would no longer constitute a superior proposal; and

•
at the end of the notice period, prior to and as a condition to taking any action described in clauses (a) or (b) above, the ODP Board shall take into account in good faith any changes to the terms of the merger agreement proposed in writing by Parent in response to the notice from ODP and any other information offered by Parent in response to such notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that such acquisition proposal continues to constitute a superior proposal, if such changes proposed in writing by Parent (if any) were to be given effect. Any material amendment, revision or supplement to any acquisition proposal will be deemed to be a new acquisition proposal and will require a new notice from ODP with a notice period of three business days, and such three-business day period will expire at 11:59 p.m., New York City time, on the third business day immediately following the day on which such new notice is delivered (provided, that no such additional three-business day notice period will be deemed to shorten the initial four-business day notice period).

Notwithstanding anything in the merger agreement to the contrary, prior to the time, but not after, the company requisite vote is obtained, the ODP Board may effect a change of recommendation if (a) an intervening event (as defined below) has occurred and (b) prior to taking such action, the ODP Board has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such intervening event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that prior to effecting such change of recommendation, (x) ODP shall give Parent a written notice four business days in advance, which notice shall include a reasonably detailed description of such intervening event and the rationale for the change of recommendation and (y) after giving such notice and prior to effecting a change of recommendation, ODP shall, and shall direct its representatives to, negotiate in good faith with Parent (to the extent requested by Parent) to enable Parent to propose revisions to the terms of the merger agreement and (c) at the end of the notice period, prior to and as a condition to effecting a change of recommendation, the ODP Board shall take into account in good faith any changes to the terms of the merger agreement proposed in writing by Parent in response to the notice from ODP and any other information offered by Parent in response to such notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that (i) such intervening event remains in effect and (ii) the failure to effect a change of recommendation in response to such intervening event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law if such changes proposed in writing by Parent (if any) were to be given effect.
Following September 22, 2025, ODP shall promptly (and in any event within 48 hours) give notice to Parent in writing of the receipt of any acquisition proposal or any indication of interest or offer that would reasonably be expected to lead to an acquisition proposal, including any proposed agreements received by ODP relating to such acquisition proposal that are provided in writing, which notice shall include a copy of, or the material terms and conditions of and the identity of the person making, such proposal and thereafter shall keep Parent informed, on a reasonably current basis, of the status and material terms of any such proposals or offers (including any material amendments or proposed material amendments thereto) and the status of any such discussions or negotiations and promptly provide (and in any event within 48 hours) to Parent any material nonpublic information concerning ODP provided to any other person in connection with any acquisition proposal that was not previously provided to Parent prior to or substantially at the same time as provided to such other person. ODP agrees that it will not, directly or indirectly, enter into any agreement with any person which prohibits ODP from providing any information to Parent in accordance with certain provisions of the merger agreement.
Following September 22, 2025, ODP shall, and shall cause its subsidiaries and direct its and their respective representatives to, (a) immediately cease any solicitations, discussions or negotiations with any person (other than the parties to the merger agreement and their respective representatives) in connection with any acquisition proposal (or any inquiries, proposals, indications of interests or offers that would reasonably be expected to lead to an acquisition proposal), in each case that existed as of September 22, 2025, (b) promptly request each person (other than the parties to the merger agreement and their respective representatives) that has prior to September 22, 2025 executed a confidentiality agreement in connection with its consideration of acquiring ODP (or any other transaction that would constitute an acquisition proposal) to return or destroy all confidential information furnished to such person by or on behalf of it or any of its subsidiaries or its or their representatives in the 12 months immediately prior to September 22, 2025 and (c) promptly terminate all physical and electronic data access previously granted to such persons. Any violation of the provisions in the merger agreement described above by any representative of ODP or its subsidiaries acting in an authorized capacity on behalf of ODP or its subsidiaries will be deemed to be a breach of such provisions by ODP. Notwithstanding anything to the contrary in the merger agreement, subject to ODP’s compliance with the provisions of the merger agreement described above, ODP may grant a waiver, amendment or release under any confidentiality or standstill agreement (or any confidentiality or standstill provision of any agreement) solely to the extent necessary to allow for a confidential acquisition proposal to be made to the ODP Board so long as ODP promptly (and in any event within 48 hours) notifies Parent thereof (including the identity of such counterparty) after granting any such waiver, amendment or release.
For purposes of the merger agreement, “acquisition proposal” means any proposal or offer from any person or group of persons (other than the affiliates of ODP or Parent, Merger Sub or their respective affiliates) relating to (a) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, by any person or group (as defined under Section 13 of the Exchange Act) of a business that constitutes 20% or more of the net revenues, net income or fair market value (as determined in good faith by the ODP Board) of the consolidated total assets (it being understood that total assets include equity securities of subsidiaries of ODP) of ODP and its subsidiaries, taken as a whole, (b) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, resulting in any person or group (as defined under Section 13 of the Exchange Act) beneficially owning 20% or more of the total voting power of the equity securities of ODP, (c) any tender offer or exchange offer that, if consummated, would result in any person or group (as defined under Section 13 of the Exchange Act) beneficially owning 20% or more of the total voting power of the equity securities of ODP, or (d) any merger (including a reverse merger in which ODP is the surviving corporation), reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving ODP (or any subsidiary of ODP whose business constitutes 20% or more of the net revenues, net income or fair market value (as determined in good faith by the ODP Board) of the consolidated total assets (it being understood that total assets include equity securities of subsidiaries of ODP) of ODP and its subsidiaries, taken as a whole), in each case of clauses (a) through (d), other than the transactions contemplated by the merger agreement; provided, that any proposal or offer to the extent related to any purchase of assets, properties or businesses to be divested or held separate pursuant to a regulatory remedy (as defined in the merger agreement) in accordance with the efforts covenants of the merger agreement shall not be deemed an acquisition proposal.
For purposes of the merger agreement, “intervening event” means any material event, development, change, effect or occurrence (but specifically excluding any acquisition proposal or superior proposal) that materially affects the business, financial condition or operations of ODP and was not known and was not reasonably foreseeable by the ODP Board as of September 22, 2025 (or, if known or reasonably foreseeable, the material consequences of which were not known and were not reasonably foreseeable by the ODP Board as of September 22, 2025), which becomes known to ODP or to the ODP Board after September 22, 2025 and prior to the company requisite vote; provided, that in no event shall changes in the market price or trading volume of any securities of ODP or its subsidiaries or any change in credit rating or the fact that ODP meets or exceeds internal or published estimates, projections, forecasts or predictions for any period in and of themselves constitute an intervening event (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of “intervening event”, be taken into account in determining whether an intervening event has occurred); provided, that the receipt, existence or terms of an acquisition proposal or superior proposal or any matter relating thereto or consequence thereof shall not be deemed to be an intervening event under the merger agreement.
For purposes of the merger agreement, “superior proposal” means a bona fide and written acquisition proposal (except that the references in the definition thereof to “20% or more” shall be deemed to be references to “50% or more”) that the ODP Board, after consultation with its outside legal counsel and its financial advisor(s), in good faith determines (a) is reasonably likely to be consummated in accordance with its terms and (b) would, if consummated, result in a transaction that is more favorable (including from a financial point of view) to the ODP stockholders than the transactions contemplated by the merger agreement, in each case after taking into account all such factors and matters deemed relevant in good faith by the ODP Board, including legal, financial (including the financing terms of any such proposal), regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of any financing contingency, the likelihood of termination, the likely timing of and prospects for closing, including any required third-party approvals, the identity of and any prior dealings with the person or persons making the proposal, timing or other aspects of such proposal and the transactions contemplated by the merger agreement, any breakup fees, expense reimbursement provisions and financial terms, and any other aspects considered relevant by the ODP Board in good faith and after taking into account any changes to the terms of the merger agreement irrevocably offered in writing by Parent in response to such superior proposal pursuant to, and in accordance with, the applicable provisions of the merger agreement.
For purposes of the merger agreement, “change of recommendation” means any of the following actions of the ODP Board: (a) failing to include the recommendation that the ODP stockholders vote in favor of the adoption of the merger agreement and the merger and the other transactions contemplated by the merger agreement in accordance with the terms thereof (the “recommendation”) in this proxy statement, (b) withdrawing, modifying, amending, qualifying or changing the recommendation, (c) failing to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9 against any acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act for outstanding shares of ODP common stock (other than by Parent or an affiliate of Parent), in each case, within 10 business days after the commencement thereof, it being understood and agreed that, for all purposes of the merger agreement, a communication by the ODP Board to the ODP stockholders in accordance with Rule 14d-9(f) of the Exchange Act, or in any similar communication to the ODP stockholders in connection with the commencement of a tender offer or exchange offer, shall not, in and of itself, be deemed to constitute a change of recommendation (so long as any such disclosure does not include any statement that constitutes, and does not otherwise constitute, a change of recommendation) or (d) formally resolving to effect or publicly announce an intention or resolution to effect any of the foregoing.
For the avoidance of doubt, none of (a) the determination by the ODP Board that an acquisition proposal constitutes a superior proposal, (b) the taking of any action by ODP, the ODP Board or any of its representatives permitted by the applicable exceptions to the non-solicitation provisions of the merger agreement described above, (c) the delivery by ODP to Parent of any notice contemplated by the applicable change of recommendation provisions of the merger agreement, or (d) the public disclosure, in and of itself, of the items in clauses (a) through (c) if required by applicable law, will in and of itself constitute a change of recommendation.
For purposes of the merger agreement, “company requisite vote” means the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of ODP common stock entitled to vote thereon at the special meeting or any adjournment or postponement thereof, to adopt the merger agreement.
Company Stockholder Meeting and Related Actions
ODP, acting through the ODP Board (or a committee thereof), shall, as promptly as reasonably practicable following the earlier of the date on which ODP is made aware that the SEC (x) will not review this proxy statement or (y) has no further comments on this proxy statement, take all action required under the DGCL, ODP’s certificate of incorporation, ODP’s bylaws and the applicable requirements of Nasdaq necessary to promptly and duly call, give notice of, convene and hold as promptly as reasonably practicable a meeting of its stockholders for the purpose of (a) approving and adopting the merger agreement and the transactions contemplated thereby, including the merger and (b) if and only if required by the DGCL, ODP’s certificate of incorporation, ODP’s bylaws or the applicable requirements of Nasdaq or otherwise mutually agreed by Parent and ODP, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger or the transactions contemplated by a merger agreement (including any adjournment or postponement thereof); provided, that ODP may (and shall, in the case of the following clauses (ii) or (iii) upon the request of Parent) postpone, recess or adjourn such meeting (i) to the extent required by law or fiduciary duty (as determined by the ODP Board in good faith after consultation with its outside legal counsel), (ii) to allow reasonable additional time to solicit additional proxies to the extent ODP reasonably believes necessary in order to obtain the company requisite vote, (iii) if, as of the time for which the special meeting is originally scheduled (as set forth in this proxy statement), there are insufficient shares of ODP common stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the special meeting or (iv) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the ODP Board has determined, in good faith after consultation with outside counsel, is necessary under applicable law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by the ODP stockholders prior to the special meeting. However, any such postponement or adjournment of the special meeting pursuant to clauses (i), (ii) or (iii) of the immediately preceding sentence shall not exceed 20 business days without Parent’s written consent (not to be unreasonably conditioned, withheld or delayed). ODP shall cooperate with and keep Parent reasonably informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the proxy statement to its stockholders.
ODP, acting through the ODP Board (or a committee thereof), is required to (a) include in this proxy statement the recommendation (subject to an exception for a change of recommendation (only to the extent permitted by the applicable terms of the merger agreement)), and, subject to the consent of J.P. Morgan, the written opinion of J.P. Morgan, and (b) use its reasonable best efforts to solicit proxies in favor of the company requisite vote and to obtain the company requisite vote (it being understood that the ODP Board will not be required to recommend in favor of the adoption of the merger agreement if a change of recommendation has been effected in accordance with the applicable terms of the merger agreement).
Employee Matters
During the period commencing on the closing date and ending on the earliest of (x) the first anniversary of the closing date, (y) December 31, 2026, and (z) the date on which a continuing employee’s employment terminates for any reason, except as may otherwise be agreed between Parent (or any of its affiliates) and the applicable continuing employee (as defined below), Parent shall provide, or shall cause the surviving corporation to provide, to each employee of ODP or its subsidiaries who continues to be employed by the surviving corporation or any of its subsidiaries (each, a “continuing employee”), (a) an annual base salary or hourly wage rate, as applicable, that is no less than the annual base salary or hourly wage rate, as applicable, that was provided to such continuing employee immediately prior to the effective time, (b) target annual cash bonus and commission opportunities that are comparable in the aggregate to the target annual cash bonus or commission opportunities that were provided to such continuing employee immediately prior to the effective time, and (c) employee welfare and other benefits that are no less favorable in the aggregate than the employee welfare benefits and other benefits (excluding equity-based compensation, defined benefit pension, post-employment health or welfare, nonqualified deferred compensation and severance benefits) provided to such continuing employee immediately prior to the effective time. In addition, Parent shall, or shall cause the surviving corporation to, maintain for the benefit of each continuing employee a severance or termination arrangement that is no less favorable than the severance or termination arrangements provided to such continuing employee immediately prior to the effective time.
In addition, with respect to Parent’s and its subsidiaries’ (including the surviving corporation’s) plans or programs providing employee benefits (including severance) to continuing employees after the effective time (collectively, the “new plans”), Parent shall, or shall cause its applicable subsidiaries (including the surviving corporation and any subsidiaries thereof) to use reasonable best efforts to (a) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements, and eligibility waiting periods under any new plan that is a welfare benefit plan to be waived with respect to continuing employees and their eligible dependents, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and eligibility waiting periods would not have been satisfied or waived under the comparable ODP plan immediately prior to the effective time (such plans, collectively, the “old plans”), (b) recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses paid by continuing employees and their covered dependents under the applicable old plan (including, for the avoidance of doubt, each COBRA participant and covered spouses and dependents) during the plan year in which the effective time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such continuing employee (and the dependents thereof) will be eligible to participate during the portion of such plan year from and after the effective time and (c) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar ODP Plan immediately prior to closing, give each continuing employee service credit for such continuing employee’s employment with ODP (and its predecessors) for purposes of eligibility to participate, level of benefits, vesting (other than in respect of any incentive compensation plan or agreement) and benefit accrual (but excluding benefit accrual under any defined benefit pension plan or retiree health and welfare arrangements) under each applicable new plan.

It is also anticipated that:
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ODP and Parent may discuss in good faith the retention program, pursuant to which retention bonus awards may be granted to non-executive employees of ODP and its subsidiaries. The retention program pool will not exceed $4 million;

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ODP may continue to administer existing cash-based sales incentive programs in the ordinary course of business consistent with past practice; provided, that (a) no changes to the programs currently in effect will be permitted to the extent that such changes result in greater individual or aggregate incentive opportunities than those in effect as of the date hereof or that make it easier for employees to earn incentives pursuant to such plans and (b) no actions may be taken that would limit ODP’s right to amend and/or terminate such programs at or following closing;

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In the event that the closing of the merger has not occurred by March 1, 2026, the ODP Board (or compensation committee) will be permitted to establish performance criteria for the 2026 fiscal year in the ordinary course of business pursuant to ODP’s annual cash incentive compensation program (with such performance criteria to be set in good faith by the ODP Board (or compensation committee) and not provide any participant with greater individual incentive opportunities than provided to such participant in respect of the 2025 fiscal year);

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ODP shall be permitted to pay or grant, as applicable, to any member of the ODP Board his or her retainer in the ordinary course of business; provided, that any equity retainer shall instead be paid in the form of cash and shall be paid no more frequently than quarterly in arrears (with a prorated payment immediately prior to the closing covering performance during the quarter in which the closing occurs); and

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ODP shall be permitted to implement strategies to mitigate any issues resulting from the application of Sections 280G and 4999 of the Code and to maximize the net after-tax proceeds received by any individual subject to Section 4999 of the Code, including (x) only if the closing date does not occur on or prior to December 31, 2025, accelerating the vesting and/or payment of annual bonuses in respect of 2025 that are scheduled for payment in 2026 (provided, that the acceleration of the vesting or payment any such annual bonus does not result in an increase to the amount of severance payable to such individual in connection with a subsequent termination) or other compensation or equity awards that would vest and become payable at the effective time in accordance with the merger agreement or the terms of the applicable ODP plan, or (y) entering into or expanding non-competition agreements; provided, that in no event may ODP take any of the following actions without Parent’s express written consent: (i) accelerate the vesting or payment of compensation or any equity award that is scheduled to vest or be paid in calendar year 2026 or any year thereafter (other than any annual bonuses in respect of 2025 that are scheduled for payment in 2026 or other compensation to the extent such acceleration will not result in an increase to the amount of severance payable to such individual in connection with a subsequent termination or equity awards that would vest and become payable at the effective time in accordance with the merger agreement or the terms of the applicable ODP plan), or (ii) pay out accrued vacation. ODP may continue its engagement of Alvarez & Marsal Holdings, LLC on the terms in existence as of September 22, 2025 to prepare an analysis with respect to Section 280G of the Code (including the valuation of any restrictive covenants).

Efforts to Consummate the Merger
Subject to the terms and conditions of the merger agreement, ODP, Parent and Merger Sub shall (and, in the case of Parent, shall cause the Parent group to) use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or pursuant to any contract or agreement to cause the conditions to the closing of the merger to be satisfied as promptly as reasonably practicable and advisable (and in any event no later than the end date) and to consummate the merger and the other transactions contemplated by the merger agreement as soon as reasonably practicable, including (a) preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings, (b) obtaining as promptly as reasonably practicable (and in any event no later than the end date) all actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the transactions contemplated by the merger agreement and (c) executing and delivering any additional instruments necessary to consummate the transactions contemplated by the merger agreement. In furtherance and not in limitation of the foregoing, (i) each party to the merger agreement will file, or cause to be filed, all appropriate Notification and Report Forms pursuant to the HSR Act within 20 business days after September 22, 2025, and to cause the filings made under the HSR Act to be considered for a grant of early termination and (ii) each party to the merger agreement will file, or cause to be filed, any filing (or, for jurisdictions where submission of a draft prior to formal notification is appropriate, a draft thereof) required under any other applicable antitrust or foreign investment law with respect to the transactions contemplated by the merger agreement as promptly as practicable and in any event within 20 business days of September 22, 2025 (unless otherwise agreed to by the parties to the merger agreement), and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or such other antitrust or foreign investment law and to take any and all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or such other antitrust or foreign investment law as soon as practicable.
In connection with the efforts and obligations referenced in the paragraph above to obtain all requisite actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations for the transactions contemplated by the merger agreement under the HSR Act or any other applicable antitrust or foreign investment law, each of Parent and Merger Sub, on the one hand, and ODP, on the other hand, will (a) consult and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (b) subject to applicable law, furnish to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the merger agreement; (c) promptly notify the other party of any communication received by such party from, or given by such party to, the FTC, the Antitrust Division or any other U.S. or foreign governmental entity, and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the merger agreement and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the FTC, the Antitrust Division or any other governmental entity with respect to the transactions contemplated by the merger agreement; (d) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the FTC, the Antitrust Division or by any other governmental entity in respect of such registrations, declarations and filings or such transactions; and (e) permit the other party to review any communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with the FTC, the Antitrust Division or any other governmental entity or, in connection with any proceeding by a private party, with any other person. No party to the merger agreement shall independently participate in any substantive meeting or communication with any governmental entity in respect of any such filing, investigation or other inquiry relating to the above without giving the other parties to the merger agreement sufficient prior notice of the meeting and, to the extent permitted by such governmental entity, the opportunity to attend or participate in such meeting or communication. Without limiting the foregoing, Parent shall have the right to direct the strategy with respect to actions to obtain all required approvals relating to the above, including deciding whether the parties to the merger agreement commit to or agree with any governmental entity to stay, toll or extend any applicable waiting period, “pull-and-refile” pursuant to 16 C.F.R. 804.16 any filing made under the HSR Act, enter into a timing agreement, including any agreement to delay the consummation or not to consummate the transactions contemplated by the merger agreement; provided, that Parent shall cooperate and consult in good faith with ODP regarding such action.
Notwithstanding anything to the contrary set forth in the merger agreement, and in furtherance and not in limitation of the foregoing, Parent shall, and shall cause each member of the Parent group to, take any and all steps necessary, proper or advisable to (a) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust or foreign investment law or (b) avoid the entry of, effect the dissolution of, and have vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to the merger agreement to close the contemplated transactions as expeditiously as practicable (but in no event later than the end date), including (i) the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any person or entity (including any governmental entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the merger agreement and (ii) (A) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate orders or otherwise, the sale, lease, divestiture, disposition or license (or holding separate pending such disposition) of any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Parent or any member of the Parent group, or ODP or its subsidiaries or any interest therein, (B) otherwise taking or committing or agreeing to restrictions or actions that, after the effective time, would limit Parent’s, any member of the Parent group’s or ODP’s or its subsidiaries’ freedom of action or operations with respect to, or its or their ability to retain, any assets, operations, rights, product lines, licenses, properties, products, services or businesses of Parent, the Parent group or ODP or its subsidiaries or any interest or interests therein, (C) restricting, limiting or eliminating any governance rights (including voting power, consent rights, board of directors nomination or designation rights, board observer rights and ownership or equity interests) with respect to Parent or its affiliates (including ODP) and their respective subsidiaries or (D) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale, lease, license, divestiture, disposal and holding separate of, assets, operations, rights, product lines, licenses, properties, products, services or businesses of Parent, the Parent group, or ODP or its subsidiaries or any interest or interests therein and the entry into agreements with, and submission to orders of, the relevant governmental entity giving effect thereto or to such restrictions or actions (such sale, lease, license, divestiture, disposal and holding separate or other action described in clause (ii), a “regulatory remedy”). The foregoing shall not require ODP to effectuate or agree to effectuate any regulatory remedy unless such regulatory remedy is conditioned upon the closing of the merger and only effective following the closing of the merger. Notwithstanding the foregoing or any other provision of the merger agreement, the Parent group (as defined in the merger agreement) shall not be required to agree to any regulatory remedy with respect to (x) any affiliate (other than the “ultimate parent entity” of Parent (as such term is defined in C.F.R. 801.1(a)(3)) and any subsidiary of Parent) and, subject to clause (y) of this paragraph, each entity “controlled” by such “ultimate parent entity” (as such term is defined in 16 C.F.R. 801.1(a)(3)) or (y) any portfolio company (other than with respect to ODP and its subsidiaries).
Subject to the obligations described above, in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity or private party challenging the merger or any other transaction contemplated by the merger agreement or by any other agreement contemplated by the merger agreement, (a) each party to the merger agreement shall, and Parent shall cause each member of the Parent group to, cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, modified, suspended, eliminated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prevents, restrains, enjoins, prohibits, makes unlawful, restricts or delays consummation of the transactions contemplated by the merger agreement and (b) Parent and Merger Sub shall, and Parent shall cause each member of the Parent group (as defined in the merger agreement) to, defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by the merger agreement. Notwithstanding the foregoing, no party to the merger agreement shall be required to agree to any term or take any action in connection with its obligations in this paragraph that is not conditioned upon consummation of the merger. Notwithstanding the foregoing, except as expressly set forth in the provisions of the merger agreement relating to the conditions to the obligations of each party to the merger agreement to effect the merger, obtaining any approval or consent from any Person pursuant to the merger agreement shall not be a condition to the obligations of the parties to the merger agreement to consummate the transactions contemplated by the merger agreement.
Parent shall, and shall cause its subsidiaries, the “ultimate parent entity” of Parent (as such term is defined in C.F.R. 801.1(a)(3)) and each entity “controlled” by such “ultimate parent entity” (as such term is defined in C.F.R. 801.1(a)(3)), not to, take any action, including acquiring or agreeing to acquire, including by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any person, corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, properties or equity interests, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation or such other action would reasonably be expected to (a) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any governmental entity necessary to consummate the transactions contemplated by the merger agreement or the expiration or termination of any applicable waiting period under antitrust or foreign investment laws; (b) materially increase the risk of any governmental entity seeking or entering an order prohibiting the consummation of the transactions contemplated by the merger agreement; (c) materially increase the risk of not being able to remove any such order on appeal under antitrust or foreign investment laws; or (d) otherwise materially delay or prevent the consummation of the transactions contemplated by the merger agreement.
Notwithstanding the foregoing, commercially or competitively sensitive information and materials of a party to the merger agreement may, as such party may deem advisable and necessary, be provided to the other party to the merger agreement on an outside-counsel-only basis while, to the extent feasible, making a version in which the commercially or competitively sensitive information has been redacted available to the other party to the merger agreement. Materials provided to the other party to the merger agreement or its counsel may be redacted to remove references (x) concerning ODP’s or its advisors’ analysis of the valuation of ODP, (y) as necessary to comply with contractual arrangements or address reasonable attorney-client privilege or confidentiality concerns or (z) concerning other competitively sensitive material.
Indemnification of Directors and Officers; Insurance
From and after the effective time until the six-year anniversary of the date on which the effective time occurs, the surviving corporation shall, and Parent shall cause the surviving corporation to, indemnify and hold harmless each present (as of immediately prior to the effective time) and former director and officer of ODP or any of its subsidiaries (in each case, when acting in such capacity) (the “indemnified parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal, arising out of, relating to or in connection with matters existing or occurring at or prior to the effective time (including the fact that such person is or was a director or officer of ODP or any of its subsidiaries or serving in such capacity at the request thereof, or any acts or omissions occurring or alleged to have occurred prior to the effective time in such person’s capacity as a director or officer of ODP or any of its subsidiaries or serving in such capacity at the request thereof), whether asserted or claimed prior to, at or after the effective time, to the fullest extent that ODP would have been permitted under its certificate of incorporation and bylaws in effect on September 22, 2025 (or the corresponding organizational documents of any subsidiary of ODP) to indemnify such person (and the surviving corporation shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any proceeding (as defined in the merger agreement) in accordance with the terms (and subject to the conditions) of ODP’s certificate of incorporation and bylaws in effect on September 22, 2025; provided, that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification pursuant to the applicable provisions of the merger agreement). Notwithstanding anything to the contrary in the merger agreement, Parent shall not (and Parent shall cause the surviving corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any action, unless such settlement, compromise, consent or termination includes an unconditional release of all of the indemnified parties covered by the action from all liability arising out of such action.
Any indemnified party wishing to claim indemnification under the applicable provisions of the merger agreement, upon learning of any proceeding, shall promptly notify Parent in writing thereof, but the failure to so notify shall not relieve Parent or the surviving corporation of any liability it may have to such indemnified party except to the extent such failure materially prejudices Parent, the surviving corporation or any of their respective affiliates. The provisions in the surviving corporation’s certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers of ODP, as of the effective time, shall (i) be no less favorable to such directors and officers than such provisions contained in ODP’s certificate of incorporation and bylaws in effect as of September 22, 2025 and (ii) not be amended, repealed or otherwise modified for a period of six years after the effective time in any manner that would adversely affect the rights thereunder of any such individuals.
ODP shall purchase from insurance carriers with equal or higher comparable credit ratings to the insurers under the existing D&O policies, no later than the effective time, a six-year prepaid “tail” directors’ and officers’

liability insurance and fiduciary liability insurance policy (the “tail policy”) effective as of the effective time providing limits and terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by ODP and its subsidiaries as of September 22, 2025 (the “existing D&O policies”) with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated by the merger agreement; provided, that the premium for such tail policy shall not exceed 300% of the aggregate annual premium paid by ODP and its subsidiaries for the existing D&O policies; provided, further, that if the premium for such tail policy would exceed such amount, ODP shall purchase the greatest amount of such coverage available for such amount. Parent agrees to cause the surviving corporation to honor and perform under all indemnification agreements entered into by ODP or any of its subsidiaries with any indemnified party in effect as of September 22, 2025.
Miscellaneous Covenants
The merger agreement contains additional agreements among ODP, Parent and Merger Sub relating to, among other matters:
•	the filing by ODP of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;
•	notification of certain matters;
•	the coordination of and with respect to press releases and other public announcements with respect to the merger and the other transactions contemplated by the merger agreement;
•	actions necessary to cause Merger Sub and the surviving corporation to perform their respective obligations under the merger agreement;
•	the delisting by ODP of the shares of ODP common stock from Nasdaq and the deregistration of the shares of ODP common stock under the Exchange Act;
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cooperation related to Parent’s arrangement of debt financing for the transactions contemplated by the merger agreement and with respect to seeking the consent of certain lenders under ODP’s credit facility;

•	antitakeover statutes or regulations enacted under state or federal laws in the United States that become applicable to the merger or the other transactions contemplated by the merger agreement;
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any stockholder transaction litigation brought against ODP and/or its directors or its officers after September 22, 2025 and prior to the effective time related to the merger agreement, the merger or any other transactions contemplated by the merger agreement;

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steps as may be reasonably necessary or advisable prior to the effective time to cause any dispositions of ODP equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ODP to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•	other matters and actions set forth in the disclosure letter.
Conditions to the Closing of the Merger
The respective obligations of each of ODP, Parent and Merger Sub to effect the merger are subject to the satisfaction (or written waiver by ODP and Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:
•	the company requisite vote shall have been obtained;
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no governmental entity of competent jurisdiction shall have enacted, issued, enforced, entered or promulgated any law, statute, rule, regulation, executive order, decree, ruling, judgment, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the merger that remains in effect; and

•
the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act shall have expired or been earlier terminated and any voluntary agreement with a governmental entity entered into by the parties to the merger agreement in accordance with the merger agreement not to consummate the merger shall have expired or been terminated.

The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction (or written waiver by Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:
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(i) certain representations and warranties of ODP in the merger agreement made with respect to organization and qualification, capitalization, authority, brokers and takeover statutes must be true and correct in all material respects as of September 22, 2025 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct in all material respects as of such specified date); (ii) certain other representations and warranties of ODP in the merger agreement made with respect to capitalization must be true and correct in all respects as of September 22, 2025 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date), other than for issuances permitted pursuant to the merger agreement and other than for inaccuracies that, in the aggregate, do not increase the aggregate consideration payable pursuant to the applicable provisions of the merger agreement in more than a de minimis respect; (iii) certain representations and warranties of ODP in the merger agreement made with respect to the absence of certain changes or events that have had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect must be true and correct in all respects as of September 22, 2025 and as of the effective time as though made on and as of such date; and (iv) all other representations and warranties of ODP in the merger agreement must be true and correct in all respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties), in each case as of September 22, 2025 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date), except, in the case of this clause (iv), where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect;

•
ODP must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the effective time; provided, that ODP must have performed in all respects the obligations, and complied in all respects with the agreements and covenants, set forth in the applicable provision of the merger agreement related to the issuance of capital stock and other ownership interests of ODP, other than as set forth in the disclosure letter;

•	since September 22, 2025, no material adverse effect must have occurred; and
•
Parent must have received a certificate, signed on ODP’s behalf by an executive officer of ODP, certifying that each of the conditions set forth in the preceding three bullet points has been satisfied.

The obligations of ODP to effect the merger are also subject to the satisfaction (or written waiver by ODP (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:
•
each of the representations and warranties of Parent and Merger Sub in the merger agreement made with respect to organization and authority must be true and correct in all material respects as of September 22, 2025 and as of the effective time as though made on and as of such date (except to the extent that such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such specified date), and the other representations and warranties of Parent and Merger Sub in the merger agreement must be true and correct (without giving effect to any “materiality,” “parent material adverse effect” (as defined below) or similar qualifiers contained in any such representations and warranties), in each case as of September 22, 2025 and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not, and would not reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated by the merger agreement or prevent or materially impair or materially delay the ability of Parent or Merger Sub to perform their obligations under the merger agreement (a “parent material adverse effect”);
•
each of Parent and Merger Sub must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under the merger agreement at or prior to the effective time; and

•
ODP must have received a certificate, signed on Parent’s behalf by an executive officer of Parent, certifying that each of the conditions set forth in the preceding two bullet points has been satisfied.

Termination
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, notwithstanding the company requisite vote having been obtained, as follows:
•	by mutual written consent of ODP and Parent;
•
by either ODP or Parent, upon written notice to the other party to the merger agreement, if any court or other governmental entity of competent jurisdiction shall have issued a final order, decree, judgment, injunction or ruling or taken any other final action or enacted any law permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger and such order, decree, judgment, injunction, ruling or other action is or shall have become final and non-appealable (a “restraint”); provided, that the right to terminate the merger agreement in accordance with this provision shall not be available to the party to the merger agreement seeking to terminate if any action of such party (or, in the case of Parent, of Merger Sub) or the failure of such party (or, in the case of Parent, of Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time has been the primary cause of or primarily resulted in such restraint;

•
by either ODP or Parent, upon written notice to the other party to the merger agreement, if the effective time shall not have occurred on or before 11:59 p.m., New York City time, on June 22, 2026 (as such date may be extended pursuant to the merger agreement, the “end date”); provided, however, that if any of the conditions to the closing of the merger related to law or governmental orders (solely as it relates to any antitrust or foreign investment laws) or related to governmental consents has not been satisfied or waived on or prior to such date but all other conditions to closing of the merger set forth in the merger agreement have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the merger, so long as such conditions are reasonably capable of being satisfied if the closing of the merger were to occur on the end date) or waived, the end date shall automatically and without the need for any further action by any person become 11:59 p.m., New York City time, on September 22, 2026; provided, however, that if any of the conditions to the closing related to law or governmental orders (solely as it relates to any antitrust or foreign investment laws) or related to governmental consents has not been satisfied or waived on or prior to such date but all other conditions to closing set forth in the merger agreement have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, so long as such conditions are reasonably capable of being satisfied if the closing were to occur on the end date) or waived, the end date shall automatically and without the need for any further action by any person become 11:59 p.m., New York City time, on December 22, 2026; provided, further, that this right to terminate the merger agreement shall not be available to the party to the merger agrreement seeking to terminate if any action of such party (or, in the case of Parent, of Merger Sub) or the failure of such party (or, in the case of Parent, of Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time has been the primary cause of or primarily resulted in the failure of the effective time to occur on or before the end date;

•
by either ODP or Parent, upon written notice to the other party to the merger agreement, if the company requisite vote shall not have been obtained at the special meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of the merger agreement was taken;

by written notice from ODP to Parent:
•
if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, such that certain of the conditions to the obligations of ODP to effect the merger would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by ODP to Parent or (b) the end date; provided, that ODP shall not have the right to terminate the merger agreement pursuant to this provision if ODP is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of the conditions to the obligations of Parent and Merger Sub to effect the merger as set forth in the merger agreement would not be satisfied; or

•
prior to obtaining the company requisite vote, in order to enter into a definitive agreement providing for a superior proposal, subject to and in accordance with the terms and conditions of the merger agreement related to a change of recommendation; provided, that ODP pays the company termination payment at or prior to the time of such termination in accordance with the applicable provision of the merger agreement (it being understood that ODP may enter into such definitive agreement simultaneously with such termination of the merger agreement);

by written notice from Parent to ODP:
•
if there shall have been a breach of any representation, warranty, covenant or agreement on the part of ODP contained in the merger agreement, such that certain of the conditions to the obligations of Parent and Merger Sub to effect the merger would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (a) 30 days after written notice thereof is given by Parent to ODP or (b) the end date; provided, that Parent shall not have the right to terminate the merger agreement pursuant to this provision if either Parent or Merger Sub is then in breach of its representations, warranties, covenants or agreements, in each case, contained in the merger agreement, such that certain of the conditions to the obligations of ODP to effect the merger as set forth in the merger agreement would not be satisfied; or

•	prior to obtaining the company requisite vote, if the ODP Board shall have made, prior to obtaining the company requisite vote, a change of recommendation.
Termination Fee
ODP must pay to Parent a termination fee of $36,560,000 in the event that:
•	the merger agreement is validly terminated by ODP to enter into a definitive agreement providing for a superior proposal;
•	the merger agreement is validly terminated by Parent if the ODP Board shall have made a change of recommendation prior to obtaining the company requisite vote; or
•
the merger agreement is validly terminated by either Parent or ODP because the effective time has not occurred by the end date or the company requisite vote has not been obtained at the special meeting or any postponement or adjournment thereof, in each case, at which a vote on the adoption of the merger agreement was taken, or by Parent because ODP has breached (and not timely cured) any of its representations, warranties, covenants or agreements contained in the merger agreement such that the conditions to the obligations of Parent and Merger Sub to effect the merger would not be satisfied, and, in any such case, (a) at any time after September 22, 2025 and prior to the taking of a vote to approve the merger agreement at the special meeting or any postponement or adjournment thereof (or, if earlier, prior to the termination of the merger agreement), (i) an acquisition proposal shall have been made directly to ODP’s stockholders or (ii) an acquisition proposal shall have otherwise become publicly known or announced and, in each case, such acquisition proposal shall have not been withdrawn prior to (A) such termination (with respect to a termination because the effective time has not occurred by the end date or an uncured breach by ODP of any of its representations, warranties, covenants or agreements contained in the merger agreement such that the conditions to the obligations of Parent and

Merger Sub to effect the merger would not be satisfied) or (B) the taking of a vote to approve the merger agreement (with respect to a termination for failure to obtain the company requisite vote at the special meeting or at any postponement or adjournment thereof, in each case, at which a vote on the adoption of the merger agreement was taken) and (b) within nine months after such termination, ODP enters into a definitive agreement with respect to an acquisition proposal (which is subsequently consummated) or shall have consummated an acquisition proposal (with references to “20% or more” in the definition of acquisition proposal deemed to be references to “more than 50%” for purposes of this paragraph).
Had ODP terminated the merger agreement due to entering into a definitive agreement with respect to a superior proposal by 11:59 p.m., New York City time, on October 6, 2025, the company termination payment would have been $16,870,000.
ODP must pay or cause to be paid to Parent the actual and documented out-of-pocket fees and expenses incurred by Parent and its affiliates on or prior to the termination of the merger agreement in connection with the transactions contemplated by the merger agreement, including any financing thereof, in an amount equal to $3,500,000, in the event that the merger agreement is terminated by Parent or ODP because the company requisite vote has not been obtained at the special meeting or at any postponement or adjournment thereof, in each case, at which a vote on the adoption of the merger agreement was taken.
If ODP fails to timely pay the company termination payment described above and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against ODP for the company termination payment, or any portion thereof, ODP will be required to pay to Parent its reasonable and documented out-of-pocket costs and expenses incurred in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate in effect on the date of such payment, as published in The Wall Street Journal, Eastern Edition, plus two percent. ODP will not be required to pay the company termination payment on more than one occasion.
Effect of Termination
If the merger agreement is validly terminated pursuant to its terms, the merger agreement will become void and there shall be no liability or obligation on the part of any party thereto, except as provided by certain provisions of the merger agreement, including those related to confidentiality, publicity, certain expense reimbursement and indemnification provisions related to Parent’s debt financing, the payment of the company termination payment and Parent expenses, payment of costs and expenses and certain other obligations, which will survive such termination in accordance with their respective terms and conditions; provided, that, subject to the limitation in the next sentence, the termination of the merger agreement will not relieve any party thereto of any liability for damages (which, subject to the applicable provisions of the merger agreement, will not be limited to reimbursement of expenses or out-of-pocket costs, and, in the case of liabilities or damages payable by Parent or Merger Sub, would include the benefits of the contemplated transactions lost by ODP’s stockholders, taking into consideration all relevant matters, including lost stockholder premium, other combination opportunities and the time value of money, which will be deemed in such event to be damages of such party) for such party’s willful breach (as defined in the merger agreement), in each case, prior to such termination of the merger agreement by any party thereto. In any circumstance in which Parent is paid the company termination payment by ODP pursuant to the applicable provisions of the merger agreement, the company termination payment and, if applicable, certain costs and expenses as described above in connection with collecting payments of such amounts, will be the sole and exclusive monetary remedy of Parent and certain of its related parties against ODP and certain of its related parties for any company transaction obligations (as defined in the merger agreement), but shall not relieve ODP of its confidentiality and publicity obligations under the merger agreement.
Expenses Generally
Except as otherwise specifically provided in the merger agreement, each party to the merger agreement will bear its own expenses in connection with the merger agreement and the transactions contemplated by the merger agreement. Filing fees incurred in connection with making any filings under any antitrust or foreign investment law shall be borne by Parent; provided, that the costs and expenses of counsel in connection with preparing such filings and responding to any requests from any governmental entity with respect to antitrust or foreign investment law will be borne by the party to the merger agreement incurring such expenses. Expenses incurred in connection with the filing, printing and mailing of this proxy statement will be shared equally by Parent and ODP.
Modifications or Amendments; Waiver
Subject to the provisions of applicable law, at any time before the effective time, the parties to the merger agreement may modify or amend the merger agreement only by written agreement, executed and delivered by duly authorized officers of the respective parties to the merger agreement.
At any time before the effective time, any party to the merger agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant thereto or (c) subject to the requirements of applicable law, waive compliance with any of the covenants, agreements or conditions contained in the merger agreement. Any such extension or waiver will only be valid if set forth in an instrument in writing signed by the party to the merger agreement or parties to the merger agreement to be bound thereby and specifically referencing the merger agreement.
Specific Performance
The parties to the merger agreement will be entitled (in addition to any other remedy to which they are entitled in law or equity) to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement. ODP will be entitled to specific performance to cause Parent to cause the investors to fund their respective equity commitments pursuant to the commitment letter, subject to the terms and conditions set forth in the commitment letter and in accordance with the terms of the commitment letter and the merger agreement. Under no circumstances will ODP be permitted or entitled to receive both specific performance that results in the occurrence of the closing and payment of any monetary damages.
Governing Law and Jurisdiction
The merger agreement and any disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).
Each of the parties to the merger agreement irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) in connection with any matter based upon or arising out of the merger agreement or any of the transactions contemplated by the merger agreement or the actions of Parent, Merger Sub or ODP in the negotiation, administration, performance or enforcement thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to the merger agreement or any of the transactions contemplated by the merger agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in the merger agreement

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL
(PROPOSAL 2)
In accordance with Section 14A of the Exchange Act, ODP is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of ODP in connection with the merger, the value of which is set forth in the table entitled “Golden Parachute Compensation” in the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Interests of ODP’s Executive Officers and Directors in the Merger” beginning on page 59. This proposal, commonly known as “say-on-golden parachutes,” is referred to in this proxy statement as the named executive officer merger-related compensation proposal. As required by Section 14A of the Exchange Act, ODP is asking its stockholders to vote on the adoption of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to ODP’s named executive officers in connection with the merger, as disclosed under “The Merger Proposal (Proposal 1)—Interests of ODP’s Executive Officers and Directors in the Merger—Potential Merger-Related Payments to Named Executive Officers,” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”
The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on ODP, Parent or the surviving corporation. Accordingly, because ODP is contractually obligated to pay such merger-related compensation, the compensation will be paid or payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.
Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of ODP common stock present in person or represented by proxy at the online special meeting and entitled to vote thereon. Abstentions and broker non-votes, if any, will have no effect on the outcome of the named executive officer merger-related compensation proposal. If you sign and return a proxy and do not indicate how you wish to vote on the named executive officer merger-related compensation proposal, your shares will be voted in favor of the named executive officer merger-related compensation proposal.
The ODP Board unanimously recommends that ODP stockholders vote “FOR” the named executive officer merger-related compensation proposal.

ADJOURNMENT PROPOSAL
(PROPOSAL 3)
ODP stockholders are being asked to approve a proposal that will give ODP the authority to adjourn the special meeting from time to time, as determined in accordance with the merger agreement by the ODP Board, including as reasonably necessary for the purpose of soliciting additional proxies in favor of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the presiding officer at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the meeting in accordance with ODP’s bylaws. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals.
Assuming a quorum is present, approval of the adjournment proposal requires the vote of the holders of a majority of the outstanding shares of ODP common stock present in person or represented by proxy at the special meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the adjournment proposal. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. ODP does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.
The ODP Board unanimously recommends that ODP stockholders vote “FOR” the adjournment proposal.

MARKET PRICES OF ODP COMMON STOCK
Market Information
ODP common stock trades on Nasdaq under the symbol “ODP”. The following table shows the high and low closing sales price of ODP common stock for ODP’s fourth fiscal quarter of 2025 (through [•], 2025, the latest practicable date before the printing of this proxy statement) and each of ODP’s preceding fiscal quarters in 2025, 2024, 2023 and 2022.

Fiscal Year	High	Low
2025
First Quarter	$24.81	$14.31
Second Quarter	$19.08	$12.08
Third Quarter	$27.98	$16.90
Fourth Quarter (through [•], 2025)	$[•]	$[•]
2024
First Quarter	$56.48	$50.12
Second Quarter	$52.47	$37.72
Third Quarter	$42.42	$24.56
Fourth Quarter	$31.88	$22.92
2023
First Quarter	$53.00	$44.43
Second Quarter	$46.82	$40.06
Third Quarter	$51.00	$45.16
Fourth Quarter	$58.55	$43.13
2022
First Quarter	$46.98	$38.92
Second Quarter	$47.40	$28.96
Third Quarter	$38.67	$30.19
Fourth Quarter	$48.13	$34.93

The closing sales price of ODP common stock on [•], 2025, the latest practicable date before the printing of this proxy statement, was $[•] per share. The closing sales price of ODP common stock on Nasdaq on September 19, 2025, the last trading day prior to the announcement of the execution of the merger agreement, was $20.82 per share. You are urged to obtain current market quotations for ODP common stock when considering whether to approve the merger proposal.
Holders
At the close of business on [•], 2025, the record date for the special meeting, [•] shares of ODP common stock were issued and outstanding, held by approximately [•] holders of record.
Dividends
In 2022, 2023, and 2024, ODP did not pay any dividends to ODP stockholders. ODP does not intend to pay cash dividends to ODP stockholders for the foreseeable future and intends to retain earnings, if any, for future operation and expansion of ODP’s business. Under the terms of the merger agreement, from September 22, 2025 until the earlier of the effective time of the merger or the valid termination of the merger agreement, ODP may not declare or pay dividends without Parent’s written consent (except for dividends or distributions by any direct or indirect wholly owned subsidiary of ODP to it or to any other direct or indirect wholly owned subsidiary of ODP or the accrual of dividends or dividend equivalent amounts by ODP in respect of any outstanding ODP equity award in accordance with the terms of the applicable ODP stock plan and award agreements in effect as of September 22, 2025 and the payment of such accrued dividends or dividend equivalent amounts upon the vesting or settlement thereof, as applicable)).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of ODP common stock as of October 10, 2025 by (a) each of ODP’s directors and named executive officers, (b) all of ODP’s directors and executive officers as a group and (c) each person known to ODP to beneficially own more than 5% of the outstanding ODP common stock.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
The percentage of beneficial ownership of our shares of common stock is calculated based on 30,117,856 shares of common stock outstanding as of October 10, 2025.
Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to ODP’s knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is c/o ODP, 6600 North Military Trail, Boca Raton, Florida 33496.

Name of Beneficial Owner	Beneficially Owned Directly or Indirectly(1)	Beneficial Ownership Percentage(2)	RSUs(3)
Directors
Gerry P. Smith	1,138,362	3.8%
Quincy L. Allen	272	*	33,432
Kristin A. Campbell	—	*	49,503
Cynthia T. Jamison	1,646	*	53,644
Evan Levitt	—	*	14,693
Shashank Samant	272	*	33,432
Amy Schioldager	—	*	14,693
Wendy L. Schoppert	3,875	*	30,096
Named Executive Officers, other than the CEO
John W. Gannfors	104,404	*	*
Sarah E. Hlavinka	45,515	*	*
David Centrella	85,282	*	*
Adam Haggard	24,714	*	*
Max Hood	40,970	*	*
D. Anthony Scaglione(4)	108,616	*	*
Joseph S. Vassalluzzo(5)	68,993	*	*
All Directors and Executive Officers as a Group (15 Persons)	1,622,921	5.4%	229,493

*	Represents beneficial ownership of less than one percent of our issued and outstanding common stock as of October 10, 2025

The following table sets forth the information indicated for persons or entities known to us to be beneficial owners of more than 5% of our outstanding stock, based solely upon filings made with the SEC. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock.

Significant Stockholders(6)
BlackRock, Inc.(7)	2,434,435	8.20%
The Vanguard Group(8)	2,057,849	6.84%
Dimensional Fund Advisors LP(9)	1,860,319	6.20%
State Street Corporation(10)	1,488,185	5.00%

(1)
Includes shares of common stock subject to options exercisable within 60 days of October 10, 2025. The number of options exercisable within 60 days of October 10, 2025, is as follows: Mr. Smith — 136,549 shares. Also included are unvested shares of restricted stock units, as to which the holder does not have voting rights.

(2)
The percentage ownership for all shareholders listed in the table above is based on 30,117,856 shares of our common stock outstanding as of October 10, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of October 10, 2025 are not deemed outstanding for purposes of computing the percentage of ownership of any other person.

(3)
The RSUs are convertible into shares of our common stock. The shares of common stock underlying these RSUs will not be distributed to the Director whose name appears beside the amount of RSUs until some period of time after his or her separation from ODP as a Director, pursuant to the terms of his or her respective restricted stock unit award agreement. Until such distribution, these Directors neither have the right to vote, nor the right to dispose of these RSUs.

(4)	The information regarding Mr. Scaglione is reported as of September 13, 2024, the effective date of Mr. Scaglione’s resignation.
(5)	The information regarding Mr. Vassalluzzo is reported as of June 10, 2024, the effective date of Mr. Vassalluzzo’s resignation.
(6)	The information for the above listed Significant Stockholders is based on Schedule 13 G filings that have been filed with the SEC as of October 9, 2025.
(7)
This information regarding BlackRock, Inc. is reported as of April 30, 2025, and was derived from a Schedule 13G/A filed with the SEC on May 5, 2025, that reported sole voting power of over 2,373,989 shares and sole dispositive power over 2,434,435 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(8)
The information regarding The Vanguard Group is reported as of June 30,2025, and was derived from a Schedule 13G/A filed with the SEC on July 29, 2025, that reported shared voting power over 89,958 shares, sole dispositive power over 1,941,855 shares and shared dispositive power over 115,994 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(9)
The information regarding Dimensional Fund Advisors LP is reported as of September 30, 2025, and was derived from a Schedule 13G/A filed with the SEC on October 9, 2025, that reported sole voting power over 1,825,004 shares and sole dispositive power over 1,860,319 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(10)
The information regarding State Street Corporation is reported as of March 31, 2025, and was derived from a Schedule 13G filed on May 13, 2025, that reported shared voting power over 1,347,987 shares and shared dispositive power over 1,488,185 shares. The address for State Street Corporation is One Congress Street, Suite 1, Boston, MA 02114.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of ODP common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the provisions of the Code, applicable Treasury regulations, judicial authority, administrative interpretations, and administrative rulings in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects of the merger.
This discussion addresses only the consequences of the exchange of shares of ODP common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). It does not consider the effect of the Medicare tax on net investment income or any applicable state, local or non-U.S. income tax laws, or of any non-income tax laws. In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	a bank, insurance company, or other financial institution;
•	a tax-exempt organization;
•	a retirement plan or other tax-deferred account;
•	an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (or an investor in such an entity or arrangement);
•	a real estate investment trust or regulated investment company;
•	a dealer or broker in stocks and securities or currencies;
•	a trader in securities that elects mark-to-market treatment;
•	a holder of shares subject to the alternative minimum tax provisions of the Code;
•
a holder of shares that received the shares through the exercise of an employee stock option, through a settlement of a restricted stock unit or performance stock unit award, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;
•	a “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid U.S. federal income tax;
•	a holder of shares that exercises appraisal rights;
•	a foreign pension fund and its affiliates;
•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
•	a United States expatriate; or
•
a holder of shares that is required to accelerate the recognition of any item of gross income with respect to the shares as a result of such income being recognized on an applicable financial statement.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ODP common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding ODP common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of ODP common stock that is:
•	an individual citizen or resident, for U.S. federal income tax purposes, of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of ODP common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes).
U.S. Holders
General. The exchange of ODP common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of ODP common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of ODP common stock (i.e., shares of ODP common stock acquired at the same cost in a single transaction). If a U.S. holder acquired different blocks of shares of ODP common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of ODP common stock that it holds.
Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder has held the shares of ODP common stock for more than one year at the time of the effective time. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding. Information reporting and backup withholding (currently at a rate of 24%) may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a U.S. holder of ODP common stock who (a) furnishes a correct taxpayer identification number (“TIN”), certifies that such U.S. holder is not subject to backup withholding on the Internal Revenue Service (“IRS”) Form W-9 included in the transmittal materials that such U.S. holder will receive, and otherwise complies with all applicable requirements of the backup withholding rules; or (b) provides proof that such U.S. holder is otherwise exempt from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any; provided, that such U.S. holder furnishes the required information to the IRS in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct TIN.
Non-U.S. Holders
General. A non-U.S. holder’s receipt of cash in exchange for shares of ODP common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of ODP common stock for cash pursuant to the merger and certain other conditions are met; or

•
ODP is and has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five (5) year period ending on the date of the merger and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder. If such non-U.S. holder is a non-U.S. corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). An individual non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States, provided, that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). ODP believes it is not and has not during the five years preceding the merger been a “United States real property holding corporation” for U.S. federal income tax purposes.
Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which such non-U.S. holder resides under the provisions of an applicable treaty or agreement. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, the paying agent or Parent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any; provided, that an appropriate claim is timely filed with the IRS and the required information is furnished to the IRS in a timely manner.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE ODP STOCKHOLDER PROPOSALS
ODP will hold an annual meeting of stockholders in 2026 only if the merger has not already been completed. If the merger is not completed, ODP stockholders will continue to be entitled to attend and participate in future annual meetings of stockholders. Stockholders who intend to have a proposal considered for inclusion in ODP’s proxy materials for presentation at ODP’s annual meeting of stockholders to be held in 2026 pursuant to Rule 14a-8 under the Exchange Act, including nominations of persons for election to the ODP Board, must submit the proposal to the Secretary of ODP at our offices at 6600 North Military Trail, Boca Raton, Florida 33496 in writing not later than November 20, 2025, which is 120 days prior to the one-year anniversary of the mailing date of ODP’s proxy statement for its annual meeting of stockholders held on May 1, 2025, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of ODP’s 2025 annual meeting, in which case the deadline for such proposals will be a reasonable time before ODP begins to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the proxy statement.
Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, including nominations of persons for election to the ODP Board, the proposal must still comply with the procedural requirements in ODP’s bylaws. Accordingly, for a proposal or nomination to be timely under ODP’s bylaws, written notice must have been delivered to the Secretary of ODP at ODP’s principal executive offices no earlier than January 1, 2026 and no later than January 31, 2026; provided, however, that in the event that the date of the 2026 annual meeting is more than 30 days before or more than 60 days after May 1, 2026, such written notice must be so delivered not earlier than the close of business on the 120th day prior to and not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or the 10th day following the day on which ODP first publicly announces the date of such meeting, if the first public announcement of the date of such annual meeting is less than 100 days prior to the 2026 annual meeting. Failure to deliver a proposal or nomination in accordance with this procedure may result in it not being timely received. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to ODP’s Secretary at 6600 North Military Trail, Boca Raton, Florida 33496.
In addition to satisfying the foregoing requirements under ODP’s bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than ODP’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 31, 2026, unless the date of the 2026 annual meeting of stockholders changes by more than 30 calendar from the anniversary of the 2025 annual meeting of stockholders, in which case such notice must instead be provided by the later of (a) 60 calendar days prior to the date of the 2026 annual meeting and (b) the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made by ODP.
Any stockholder suggestions for director nominations must satisfy the notification, timeliness, consent and information requirements set forth above.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. ODP has adopted “householding” and delivered a single copy of the proxy materials to multiple stockholders who share the same address, unless one or more of such stockholders provide contrary instructions. This procedure reduces printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If your household received a single Notice of Annual Meeting of Stockholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents. Any such stockholder may also contact Broadridge Householding Department using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports and proxy statements, you may request householding in the future by contacting Broadridge Householding Department. A number of brokerage firms with account holders who are ODP stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The SEC allows ODP to “incorporate by reference” documents it files with the SEC into this proxy statement, which means that ODP may disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that ODP files later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Item 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits):
•	ODP’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed on February 26, 2025 (File No. 001-10948);
•	ODP’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 29, 2025, filed on May 7, 2025; and the fiscal quarter ended June 28, 2025, filed on August 6, 2025 (File No. 001-10948);
•	ODP’s Current Reports on Form 8-K filed on May 2, 2025 and September 22, 2025 (File No. 001-10948).
Any additional documents that ODP may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting, are also incorporated by reference into this proxy statement (other than any additional documents or information furnished and not filed with the SEC).
ODP, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of ODP is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 20, 2025. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in this proxy statement.
You can obtain any of the filings incorporated by reference into this proxy statement from ODP or from the SEC through the SEC’s website at http://www.sec.gov. ODP will provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
The ODP Corporation
6600 North Military Trail,
Boca Raton, Florida 33496
Attention: Sarah E. Hlavinka, Executive Vice President, Chief Legal Officer and Corporate Secretary
Tel. (561) 438-4800
ODP maintains an internet site at www.theodpcorp.com. Such website and the information contained on or connected to it shall not be deemed to be incorporated into this proxy statement.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. ODP HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER

among

THE ODP CORPORATION,

ACR OCEAN RESOURCES LLC

and

VAIL HOLDINGS 1, INC.

Dated as of September 22, 2025

A-i

A-ii

Exhibits:
Exhibit A	Certificate of Incorporation of the Surviving Corporation	A-60

A-iii

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	A-50
Acquisition Proposal	A-31
Action	A-15
Affiliate	A-50
Agreement	A-1
Annual Bonus	A-39
Anti-Corruption Laws	A-11
Antitrust or Foreign Investment Law	A-50
Applicable Date	A-11
Atlas	A-37
Bankruptcy and Equity Exception	A-10
Benefit Continuation Period	A-38
Bonus Payment Date	A-39
Book-Entry Shares	A-4
Business Day	A-50
Bylaws	A-8
Cancelled Shares	A-2
Capitalization Date	A-8
Certificate of Incorporation	A-8
Certificate of Merger	A-2
Certificates	A-4
Change of Recommendation	A-34
Closing	A-1
Closing Date	A-2
Code	A-15
Common Stock	A-8
Company	A-1
Company DB Plan	A-16
Company Disclosure Letter	A-7
Company Equity Award	A-50
Company Incentive Plan	A-38
Company Notice	A-30
Company Owned Intellectual Property	A-19
Company Plan	A-15
Company Registered Intellectual Property	A-19
Company Related Parties	A-48
Company Requisite Vote	A-9
Company Securities	A-8
Company Service Provider	A-51
Company Stock Plans	A-51
Company Subsidiary Securities	A-9
Company Termination Payment	A-48
Company Transaction Obligations	A-49
Confidentiality Agreement	A-37
Continuing Employee	A-38
Contract	A-13
control	A-51
Credit Facilities	A-51
Credit Facilities Consent Solicitation	A-43

Credit Facilities Consent Solicitation Documents	A-43
Cut-Off Time	A-51
Debt Financing	A-51
Debt Financing Sources	A-41
Delaware Secretary of State	A-2
DGCL	A-1
Director RSU Award	A-3
Dissenting Shares	A-6
DOJ	A-35
Effect	A-52
Effective Time	A-2
End Date	A-46
Environmental Laws	A-51
Equity Financing	A-23
Equity Financing Commitment	A-1
ERISA	A-15
ERISA Affiliate	A-16
Escrow Delivery Requirement	A-43
Exchange Act	A-10
Exchange Fund	A-4
Excluded Information	A-42
Existing D&O Policies	A-40
FCPA	A-11
Financial Advisor	A-21
Financing Uses	A-24
Foreign Benefit Plan	A-16
Foreign Investment Law	A-51
FTC	A-35
Funded Indebtedness	A-41
GAAP	A-51
Government Official	A-51
Governmental Entity	A-10
Guarantors	A-1
Hazardous Materials	A-51
HSR Act	A-50
Indemnified Parties	A-39
Intellectual Property	A-51
Intervening Event	A-32
IRS	A-15
IT Systems	A-20
Knowledge	A-52
Law	A-52
Lease	A-52
Leased Real Property	A-18
Licenses	A-11
Lien	A-52
Material Adverse Effect	A-52
Material Contract	A-14

A-iv

Material Customer	A-53
Material Real Property	A-53
Material Supplier	A-53
Merger	A-1
Merger Sub	A-1
Multiemployer Plan	A-16
New Plans	A-39
Notice Period	A-30
OFAC	A-11
Old Plans	A-39
Option	A-3
Owned Real Property	A-18
Pandemic Measures	A-53
Parent	A-1
Parent Disclosure Letter	A-21
Parent Expenses	A-53
Parent Group	A-53
Parent Material Adverse Effect	A-46
Parent Related Parties	A-53
Parties	A-1
Party	A-1
Paying Agent	A-4
PBGC	A-16
Per Share Merger Consideration	A-2
Permitted Liens	A-53
Person	A-53
Personal Information	A-53
Portfolio Company	A-54
Preferred Stock	A-8
Privacy Laws	A-20
Proceeding	A-39
Proxy Statement	A-19

PSU Award	A-3
Real Property Laws	A-18
Real Property Purchase Contracts	A-18
Recommendation	A-10
Regulatory Remedy	A-35
Release	A-54
Representatives	A-29
Required Information	A-54
Restraint	A-46
RSU Award	A-3
Sanctions Laws	A-54
SEC	A-11
SEC Reports	A-11
Securities Act	A-12
Share	A-2
Software	A-54
Stockholders Meeting	A-33
Subsidiary	A-54
Superior Proposal	A-32
Surviving Corporation	A-1
Tail Policy	A-40
Takeover Law	A-21
Tax Return	A-54
Taxes	A-54
Taxing Authority	A-54
Trade Control Laws	A-54
Transaction Documents	A-55
Transaction Litigation	A-44
TSR-Vesting PSU Awards	A-3
WARN Act	A-17
Willful Breach	A-55

A-v

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of September 22, 2025 (this “Agreement”), is entered into by and among The ODP Corporation, a Delaware corporation (the “Company”), ACR Ocean Resources LLC, a Delaware limited liability company (“Parent”), and Vail Holdings 1, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).
RECITALS
WHEREAS, the Board of Directors of the Company has (i) determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement, are advisable, fair to and in the best interests of the Company and the stockholders of the Company, and declared it advisable, fair to and in the best interests of the Company to enter into this Agreement with Parent and Merger Sub providing for the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (ii) approved this Agreement and the transactions contemplated hereby in accordance with the DGCL and (iii) recommended this Agreement be adopted by the stockholders of the Company;
WHEREAS, as a material inducement to, and as a condition to, the Company entering into this Agreement, concurrently with the execution of this Agreement, Atlas Capital Resources V LP, Atlas Capital Resources (P) V LP, Atlas Capital Resources IV LP and Atlas Capital Resources (P) IV LP (collectively, the “Guarantors”) have entered into an equity commitment letter and limited guarantee, dated as of the date hereof, which includes a guarantee of certain of Parent’s and Merger Sub’s obligations under this Agreement (including all exhibits, schedules and annexes thereto, the “Equity Financing Commitment”);
WHEREAS, the Board of Directors of Merger Sub has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Merger Sub and Parent, as the sole stockholder of Merger Sub, and declared it advisable, fair to and in the best interests of Merger Sub to enter into this Agreement with the Company and Parent providing for the Merger in accordance with the DGCL, (ii) approved this Agreement and the transactions contemplated hereby in accordance with the DGCL and (iii) recommended that Parent, as the sole stockholder of Merger Sub, adopt this Agreement and approve the Merger, and Parent, as the sole stockholder of Merger Sub, has adopted this Agreement and approved the consummation of the transactions contemplated hereby, including the Merger;
WHEREAS, the managing member of Parent has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Parent and the member of Parent, and declared it advisable, fair to and in the best interests of Parent to enter into this Agreement and (ii) adopted this Agreement and approved the consummation of the transactions contemplated hereby, including the Merger; and
WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I
THE MERGER
Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and a wholly owned Subsidiary of Parent, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.
Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, or remotely by exchange of documents and signatures (or their electronic counterparts), at 9:00 a.m., New York City time, on the third (3rd) Business Day following the day on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing) have been satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement or at such other time and place as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.
Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company and Parent will cause the Merger to be consummated by filing a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with Section 251 of the DGCL and shall make all other filings or recordings required under the DGCL to consummate the Merger. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Delaware Secretary of State or at such later time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
Section 1.4 Certificate of Incorporation; Bylaws.
(a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth in Exhibit A and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended or restated as provided therein and in accordance with applicable Law, in each case consistent with the obligations set forth in Section 6.10.
(b) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation), until thereafter amended or restated as provided therein or by the certificate of incorporation of the Surviving Corporation and in accordance with applicable Law, in each case consistent with the obligations set forth in Section 6.10.
Section 1.5 Directors and Officers.
(a) The board of directors of the Surviving Corporation immediately following the Effective Time shall consist of the members of the board of directors of Merger Sub at the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation and applicable Law.
(b) The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.
ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS
Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:
(a) Merger Consideration. Each share of Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time (each such share, a “Share”) (other than (i) Shares owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time and Shares owned by the Company or any wholly owned Subsidiary of the Company immediately prior the Effective Time, including Shares held in treasury by the Company, and in each case not held on behalf of third parties (collectively, the “Cancelled Shares”) and (ii) the Dissenting Shares (as defined below)) shall be converted automatically into and shall thereafter represent the right to receive $28.00 per share in cash, without interest (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares that have been converted into a right to receive the Per Share Merger Consideration as provided in this Section 2.1(a) shall no longer be outstanding, shall be cancelled and extinguished automatically and shall cease to exist, and each former holder of such Shares that were outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares, except for the right to receive the Per Share Merger Consideration to be paid in consideration therefor in accordance with this Article II.
(b) Cancellation of Cancelled Shares. Each Cancelled Share shall cease to be outstanding, shall be automatically cancelled and retired without any conversion thereof or payment, delivery or exchange of any consideration therefor and shall cease to exist.
(c) Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall collectively constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.2 Treatment of Company Equity Awards.
(a) Treatment of Options. Immediately prior to the Effective Time, each outstanding and unexercised option to purchase shares of Common Stock (each, an “Option”), whether granted under a Company Stock Plan or otherwise, shall, automatically and without any required action on the part of the holder thereof, be cancelled and forfeited for no consideration or payment and shall have no further force or effect.
(b) Treatment of RSU Awards.
(i) Immediately prior to the Effective Time, each outstanding and unsettled award of restricted stock units that is subject solely to time-based vesting conditions (each, an “RSU Award”), whether granted under a Company Stock Plan or otherwise (but excluding any RSU Award that is a Director RSU Award), shall, automatically and without any required action on the part of the holder thereof, be converted into a cash award in an amount equal to the sum of (i) (x) the total number of shares of Common Stock subject to such RSU Award immediately prior to the Effective Time, multiplied by (y) the Per Share Merger Consideration, plus (ii) any accrued and unpaid dividends or dividend equivalent rights corresponding to such RSU Award. Each RSU Award so converted shall continue to have, and shall be subject to, the same terms and conditions as applied to such RSU Award immediately prior to the Effective Time (which, for the avoidance of doubt, includes any double-trigger vesting protections), except that such RSU Award shall be settled in cash in lieu of shares of Common Stock, subject to any applicable Taxes required to be withheld with respect to such payment.
(ii) Notwithstanding anything herein to the contrary, immediately prior to the Effective Time, all RSU Awards held by non-employee members of the Board of Directors of the Company (each, a “Director RSU Award”) shall, automatically and without any required action on the part of the holder thereof, become fully vested immediately prior to the Effective Time and be cancelled and shall only entitle the holder of such RSU Award to receive (without interest), an amount in cash equal to the sum of (x) (A) the total number of shares of Common Stock subject to such RSU Award immediately prior to the Effective Time, multiplied by (B) the Per Share Merger Consideration plus (y) any accrued and unpaid dividends or dividend equivalent rights corresponding to such RSU Award.
(c) Treatment of PSU Awards.
(i) Except as set forth in clause (ii) below with respect to TSR-Vesting PSU Awards (as defined below), immediately prior to the Effective Time, each outstanding award of restricted stock units that remains subject, in whole or in part, to performance-based vesting restrictions (each, a “PSU Award”), whether granted under a Company Stock Plan or otherwise, shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and shall only entitle the holder of such PSU Award to receive (without interest), at or promptly after the Effective Time, an amount in cash equal to (i) the number of shares of Common Stock subject to such PSU Award immediately prior to the Effective Time, calculated based on deemed target-level performance, multiplied by (ii) the Per Share Merger Consideration, less any applicable Taxes required to be withheld with respect to such payment.
(ii) Notwithstanding anything in clause (i) above to the contrary, immediately prior to the Effective Time each PSU Award that remains subject, in whole or in part, to performance-based vesting restrictions tied to the Company’s achievement of relative total shareholder return thresholds (“TSR-Vesting PSU Awards”), whether granted under a Company Stock Plan or otherwise, shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and shall only entitle the holder of such TSR-Vesting PSU Award to receive (without interest), at or promptly after the Effective Time, an amount in cash equal to (i) the number of shares of Common Stock subject to such TSR-Vesting PSU Award immediately prior to the Effective Time, calculated based on actual performance achieved through the Effective Time in accordance with the terms of such TSR-Vesting PSU Award, multiplied by (ii) the Per Share Merger Consideration, less any applicable Taxes required to be withheld with respect to such payment.
(d) Corporate Actions. At or prior to the Effective Time, the Company, the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company, as applicable, shall adopt any resolutions and take any actions which are necessary to terminate each Company Stock Plan effective as of the Effective Time and to approve and effectuate the provisions of this Section 2.2.

(e) Required Payments. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount owed to holders of PSU Awards (after giving effect to any required Tax withholdings as provided in Section 2.3(f)). As promptly as reasonably practicable following the Closing Date, but in no event later than the earlier of (i) two (2) Business Days following the Closing Date and (ii) the next regularly scheduled payroll date following the Closing Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the applicable former holders of PSU Awards to receive a payment from the Surviving Corporation, through its payroll system or payroll provider (to the extent applicable), of all amounts required to be paid to such former holders as of the Effective Time (less applicable withholding Taxes) in respect of PSU Awards that were cancelled and converted pursuant to Section 2.2(c) above. As promptly as reasonably practicable following the Closing Date, but in no event later than two (2) Business Days following the Closing Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the applicable former holders of Director RSU Awards to receive a payment from the Paying Agent of all amounts required to be paid to such former holders as of the Effective Time in respect of Director RSU Awards that were cancelled and converted pursuant to Section 2.2(b)(ii) above.
Section 2.3 Surrender of Shares.
(a) Paying Agent. Prior to the Effective Time, Parent shall enter into an agreement in form and substance reasonably acceptable to the Company with a paying agent selected by Parent with the Company’s prior written approval, which approval shall not be unreasonably conditioned, withheld or delayed, to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) to receive payment of the aggregate Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to Section 2.1(a). Immediately prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to pay the aggregate Per Share Merger Consideration pursuant to Section 2.1(a) (such cash being hereinafter referred to as the “Exchange Fund”) in trust for the benefit of the holders of the Shares that will be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(a). With respect to any Dissenting Shares, Parent shall not be required to deposit or cause to be deposited with the Paying Agent funds sufficient to pay the Per Share Merger Consideration that would be payable in respect of such Dissenting Shares if such Dissenting Shares were not Dissenting Shares. The Paying Agent shall not invest any cash included in the Exchange Fund unless otherwise reasonably directed by Parent; provided, that any such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall promptly replace or restore, or cause to be replaced or restored, the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.1(a) shall be the sole property of Parent and promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.3(a) shall not be used for any purpose other than as contemplated by this Section 2.3(a).
(b) Exchange Procedures.
(i) Transmittal Materials. Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each former holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares, if any (“Certificates”), and each former holder of record of Shares held in book-entry form (“Book-Entry Shares”) (in each case, other than holders of only Cancelled Shares and Dissenting Shares) (A) transmittal materials, including a letter of transmittal in customary form as agreed by the Parties, specifying that delivery shall be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates (or effective affidavits in lieu thereof in accordance with Section 2.3(e)) and a duly completed and validly executed letter of transmittal (and such other documents as may be reasonably required pursuant thereto) with respect to such Certificates to the Paying Agent or, with respect to Book-Entry Shares, only upon proper delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the book-entry transfer of Book-Entry Shares as the Paying Agent may reasonably request), such transmittal materials to be in such form and to have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Per Share Merger Consideration.
(ii) Certificates. Following the Effective Time, upon surrender of one or more Certificates (or effective affidavits in lieu thereof in accordance with Section 2.3(e)) to the Paying Agent in accordance with the terms of such transmittal materials and instructions as contemplated in Section 2.3(b)(i), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto (and such other documents as may be reasonably required pursuant thereto), each holder of record of one or more Certificates, if any, shall be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after such surrender following the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Certificates by (B) the Per Share Merger Consideration, and the Certificates so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.
(iii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate to receive the Per Share Merger Consideration that such holder is entitled to pursuant to this Article II. In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) shall, upon receipt by the Paying Agent following the Closing of an “agent’s message” in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Shares upon receipt by the Paying Agent of such “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after such receipt following the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Book-Entry Shares by (B) the Per Share Merger Consideration, and the Book-Entry Shares so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.
(iv) Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates or Book-Entry Shares, as applicable, are registered, a check for any cash to be exchanged upon due surrender of the Certificates or Book-Entry Shares, as applicable, may be issued to such transferee or other Person if the Certificates or Book-Entry Shares, as applicable, formerly representing such Shares are properly presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.
(v) Until surrendered as contemplated by this Section 2.3(b), each Certificate and Book-Entry Share (other than Cancelled Shares and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together, if applicable, with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article II. The Surviving Corporation shall pay all charges and expenses of the Paying Agent in connection with the exchange of Shares for the Per Share Merger Consideration.
(c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Shares for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of Certificates or Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) who has not theretofore complied with this Article II shall thereafter be entitled to look to the Surviving Corporation only as a general creditor thereof for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) upon due surrender of Certificates or Book-Entry Shares acceptable to the Surviving Corporation, without any interest thereon in accordance with the provisions set forth in Section 2.3(b), and the Surviving Corporation shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of such holder’s claim for the Per Share Merger Consideration payable upon such due surrender of its Certificates or Book-Entry Shares. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims of interest of any Person previously entitled thereto.
(d) No Transfers. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any evidence of a Certificate or Book-Entry Share is presented, and acceptable, to the Surviving Corporation, Parent or the Paying Agent for transfer, subject to compliance with the procedures set forth in this Article II, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to Section 2.1(a) (without interest and after giving effect to any required Tax withholdings as provided in Section 2.3(f)). The Per Share Merger Consideration paid upon surrender of Certificates or, in the case of Book-Entry Shares, receipt by the Paying Agent of an “agent’s message,” as applicable, in each case in accordance with the terms of this Article II, shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares, as applicable.
(e) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent as a condition to the payment of any amount to which the holder of such Certificate is entitled as set forth in this Article II, the posting by such Person of a bond in customary amount and upon such customary terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate and, subject to such Person’s compliance with the exchange provisions set forth in Section 2.3(b)(iii) (other than the surrender of a Certificate), the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the amount the holder of such Certificate is entitled to as set forth in this Article II.
(f) Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, the Company and the Surviving Corporation (and any agent or Affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, and from amounts payable pursuant to Section 2.2, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by Parent, the Paying Agent, Merger Sub, the Company or the Surviving Corporation (or any agent or Affiliate thereof), as the case may be, such deducted or withheld amounts (i) shall timely be remitted by the Paying Agent, Parent, Merger Sub, the Company or the Surviving Corporation, as applicable, to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of which such deduction and withholding was made by the Paying Agent, Parent, Merger Sub, the Company or the Surviving Corporation, as the case may be.
Section 2.4 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), any Shares that are issued and outstanding immediately prior to the Effective Time and that are held by holders who have not voted such Shares in favor of the adoption of this Agreement and who are entitled to and have properly demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL, have complied in all respects with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration as provided in Section 2.1(a), unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL, at which time such Shares shall thereupon be automatically converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Merger Consideration as provided in Section 2.1(a), without interest and after giving effect to any required Tax withholdings pursuant to Section 2.3(f), and such Shares shall not be deemed Dissenting Shares, and such holder thereof shall cease to have any other rights with respect to such Shares. Each Dissenting Share shall no longer be outstanding, shall automatically be cancelled and extinguished and shall cease to exist at the Effective Time, and each holder of Dissenting Shares shall be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the provisions of, and as provided by, Section 262 of the DGCL with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL. The Company shall give Parent (a) prompt written notice of any written demands for appraisal, any withdrawals of such demands, and any other demand, notice, withdrawal or instrument pursuant to applicable Law that are received by or delivered to the Company relating to stockholders’ rights of appraisal or to such demands or withdrawals and (b) the opportunity to participate in all negotiations and proceedings with respect thereto. The Company shall not, except with the prior written consent of Parent, and prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such demands, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the provisions under Section 262 of the DGCL, or propose or agree to do any of the foregoing.
Section 2.5 Adjustments. Notwithstanding anything to the contrary herein, in the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer or other similar transaction, then the Per Share Merger Consideration shall be equitably adjusted to provide to Parent and the holders of Shares, RSU Awards and PSU Awards the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.5 shall be construed to permit the Company, any Subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.
Section 2.6 Further Assurances. If at any time after the Effective Time, Parent or the Surviving Corporation reasonably believes or is advised that any further instruments, deeds, assignments, actions or assurances are reasonably necessary or desirable to consummate the Merger and the transactions contemplated hereby or to carry out the purposes and intent of this Agreement, then Parent and the Surviving Corporation and their respective officers and directors shall be authorized to execute and deliver, following the Effective Time, all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and the transactions contemplated hereby and to carry out the purposes and intent of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Merger Sub that, except (a) as disclosed in the SEC Reports filed with, or furnished to, the SEC on or after the Applicable Date and prior to the Business Day immediately preceding the date of this Agreement (excluding any disclosures set forth in the SEC Reports (i) under the captions “Risk Factors” or “Forward-Looking Statements” and (ii) in any other section to the extent they are cautionary, predictive or forward-looking in nature) or (b) as set forth on the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with entering into this Agreement (the “Company Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection of this Agreement to the extent the relevance of such item is reasonably apparent on the face of such disclosure:
Section 3.1 Organization and Qualification; Subsidiaries.
(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.
(b) The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so qualified or in good standing is not material to the Company and its Subsidiaries, taken as a whole.
(c) Section 3.1(c) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of (i) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary and, if not wholly owned, the other holders thereof, and (ii) the jurisdiction of organization of each such Subsidiary. The Company does not own, directly or indirectly, any equity, partnership interest or other similar ownership interest in any corporation, partnership, joint venture or other entity, other than the Subsidiaries set forth in Section 3.1(c) of the Company Disclosure Letter.
(d) Each Subsidiary of the Company is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except in each case as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Subsidiary of the Company is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case, to the extent such concept is applicable, where the failure to be so qualified or in good standing does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.2 Certificate of Incorporation and Bylaws.
(a) The Company has made available to Parent, prior to the date hereof, a true, correct and complete copy of the amended and restated certificate of incorporation, as amended as of the date of this Agreement (the “Certificate of Incorporation”), and the amended and restated bylaws, as amended as of the date of this Agreement (the “Bylaws”), of the Company as currently in effect. The Certificate of Incorporation and the Bylaws are in full force and effect, and the Company is not in violation of the foregoing documents in any material respect.
(b) The Company has made available to Parent, prior to the date hereof, true, correct and complete copies of the organizational documents of each material Subsidiary of the Company, as amended as of the date of this Agreement (other than ministerial or de minimis amendments) as currently in effect. No Subsidiary of the Company is in violation of any provision of its organizational documents, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.3 Capitalization.
(a) The authorized capital stock of the Company consists of (i) eighty million (80,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
(b) As of the close of business on September 18, 2025 (the “Capitalization Date”):
(i) no shares of Preferred Stock were issued or outstanding;
(ii) 30,117,518 shares of Common Stock were issued and outstanding;
(iii) 37,599,156 shares of Common Stock were held by the Company in its treasury; and
(iv) there were 1,085,228 shares of Common Stock reserved and available for issuance pursuant to the Company Stock Plans, of which amount (A) 136,549 shares of Common Stock were underlying outstanding Options (all of which have a per share exercise price that is greater than the Per Share Merger Consideration), (B) 229,493 shares of Common Stock were underlying outstanding Director RSU Awards and 1,554,476 shares of Common Stock were underlying outstanding RSU Awards that are not Director RSU Awards, (C) 342,290 shares of Common Stock were underlying outstanding PSU Awards (other than TSR-Vesting PSU Awards) calculated based on deemed target-level performance achievement (which would be 684,580 shares of Common Stock assuming maximum level performance achievement), (D) 901,639 shares of Common Stock were underlying outstanding TSR-Vesting PSU Awards calculated based on deemed target-level performance achievement (which would be 1,803,278 shares of Common Stock, assuming maximum level performance achievement), and (E) $47,522 of accrued and unpaid dividends or dividend equivalent rights were corresponding to outstanding RSU Awards and PSU Awards.
(c) From the close of business on the Capitalization Date until the date of this Agreement, no Company Equity Awards have been granted and no Company Securities have been issued (and the Company has not incurred any obligation to make any payments to any Person based on the price or value of any Company Securities), except for Shares issued pursuant to the settlement of RSU Awards and PSU Awards, in each case in accordance with the terms of the applicable Company Stock Plan and applicable award agreement pursuant to which such RSU Awards and PSU Awards were granted. Except as set forth in Section 3.3(b) of this Agreement or in Section 3.3(c) of the Company Disclosure Letter, as of the date of this Agreement, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company other than any Shares issuable as a result of the vesting, exercise or settlement of any Company Equity Awards between the date of this Agreement and the Capitalization Date, (B) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or (C) options, warrants, calls, phantom stock, rights of first refusal, equity or equity-based compensation awards, profit participations, stock appreciations, or other equity or equity-based interests or rights, or other rights to acquire from the Company, or obligations or contractual commitments of the Company to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, exchangeable for or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of the Company (clauses (A)-(C), collectively, “Company Securities”), (ii) there are no outstanding contractual obligations requiring the Company to repurchase, redeem or otherwise acquire any Company Securities and (iii) there are no stockholder rights plans (or similar plans commonly referred to as a “poison pill”) in effect pursuant to which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other Company Securities. All outstanding Shares, and all Shares reserved for issuance as noted in Section 3.3(b), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of pre-emptive rights and were or will be issued in compliance in all material respects with applicable Law and the organizational documents of the Company. The Company does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. No Subsidiary of the Company owns any Company Securities.
(d) Section 3.3(d) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, a list of all outstanding Company Equity Awards, the number of shares of Common Stock subject to each such Company Equity Award (calculated based both on deemed target-level and maximum level performance for the PSU Awards), the grant date, the exercise price per share (to the extent applicable) and the name (or employee identification number) of the holder thereof.
(e) Since the Applicable Date, all dividends and distributions (including dividend equivalents) on Company Securities that have been declared or authorized prior to the date hereof have been paid in full. Since the Capitalization Date through the date of this Agreement, the Company has not established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Securities. As of the date of this Agreement, no dividends or similar distributions have accrued or been declared but are unpaid on any Company Securities, and the Company is not subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Company Securities.
(f) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company, and all outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” Laws.
(g) All of the outstanding shares of capital stock or other equity interests of each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and all such shares are owned by the Company or a Subsidiary of the Company and are owned free and clear of all Liens, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except (i) for transfer restrictions of general applicability arising under securities laws and (ii) where any such failure to own any such shares free and clear would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any capital stock or other equity interests of any Subsidiary of the Company. Except as set forth in Section 3.3(g) of the Company Disclosure Letter, as of the date of this Agreement, (i) there are not outstanding or authorized any (A) securities of any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of any Subsidiary of the Company or (B) options, warrants, calls, phantom stock, rights of first refusal, equity or equity-based compensation awards, profit participations, stock appreciations, or other equity or equity-based interests or rights, or other rights to acquire from any Subsidiary of the Company, or obligations or contractual commitments of any Subsidiary of the Company to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person (other than the Company or its wholly-owned Subsidiaries) a right to subscribe for or acquire, any capital stock or voting securities of any Subsidiary of the Company (collectively, “Company Subsidiary Securities”), in each case of clauses (A) and (B), that are not directly or indirectly owned by the Company and (ii) there are no outstanding contractual obligations requiring any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Subsidiary Securities from any third party.
Section 3.4 Authority. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.10, to consummate the Merger and the other transactions contemplated hereby, subject only to the adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders Meeting, or any adjournment or postponement thereof (the “Company Requisite Vote”), and the filing of the Certificate of Merger with the Delaware Secretary of State. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”). The Board of Directors of the Company, at a duly called and held meeting at which all directors were in attendance and voted, has unanimously adopted resolutions (a) approving and declaring the advisability of this Agreement and the transactions contemplated hereby, including the Merger, (b) determining that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the Company’s stockholders, (c) approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (d) resolving to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the Merger and the other transactions contemplated hereby in accordance with the terms hereof (the “Recommendation”) and (e) directing that this Agreement, the Merger and the other transactions contemplated hereby be submitted to the stockholders of the Company for their adoption and approval. The only vote or approval of the holders of any class or series of capital stock of the Company which is required, including under applicable Law and the Certificate of Incorporation and Bylaws, to adopt and approve this Agreement and the transactions contemplated hereby, including the Merger, is the Company Requisite Vote.
Section 3.5 No Conflict; Required Filings and Consents.
(a) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not (i) breach, violate or conflict with the Certificate of Incorporation or Bylaws or the organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals and authorizations contemplated by Section 3.5(b) have been obtained, all filings described in Section 3.5(b) have been made and the Company Requisite Vote has been obtained, contravene, conflict with, breach or violate any Law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets are bound or (iii) except with respect to the Credit Facilities, result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default or result in a breach or violation), require a consent or result in the loss of a benefit under, give rise to any right of termination, cancellation, amendment, approval, notice, payment, modification or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the assets of the Company or any of its Subsidiaries pursuant to, any Material Contract, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which would not reasonably be expected to prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement.
(b) Subject to the accuracy of Parent’s and Merger Sub’s representations set forth in Section 4.3(b), the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require any consent, approval, order, authorization or permit of, action by, registration, declaration or filing with or notification to, any governmental, quasi-governmental or regulatory (including stock exchange) authority, agency, court, commission, arbitrator or arbitral body (public or private) or other governmental body, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, provincial, county, parish or municipality, jurisdiction or other political subdivision thereof (each, a “Governmental Entity”), except for (i) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), and state securities Laws, Takeover Laws and “blue sky” Laws, (ii) applicable filings and approvals under any applicable Antitrust or Foreign Investment Law, including the filing of a premerger notification and report form by the Company under the HSR Act and the consents, authorizations, permits, actions, filings or approvals of, or notifications to, any Governmental Entity under the applicable Antitrust or Foreign Investment Laws set forth in Section 3.5(b)(ii) of the Company Disclosure Letter, (iii) compliance with the applicable requirements of the NASDAQ Global Select Market, (iv) the filing with the Delaware Secretary of State of the Certificate of Merger as required by the DGCL and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, (A) prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement or (B) have a Material Adverse Effect.
Section 3.6 Compliance.
(a) The Company and its Subsidiaries are not, and since the Applicable Date have not been, in violation of any Law applicable to the Company or any of its Subsidiaries and, since the Applicable Date, have conducted their business in compliance with all applicable Laws, except for violations or noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since the Applicable Date, none of the Company or its Subsidiaries has received written notice of any violation (or any investigation with respect thereto) of any Law, and none of the Company or its Subsidiaries is in default with respect to any order, writ, judgment, award, injunction or decree of

Governmental Entity, applicable to any of its assets, properties or operations, except for any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have all permits, licenses, grants, registrations, certificates, variances, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Entities required to conduct their respective businesses and own, lease and operate their respective assets and properties as being conducted as of the date hereof and as of the Effective Time (“Licenses”), except for any such Licenses the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Licenses of the Company and its Subsidiaries are in full force and effect and no suspension or cancellation of any of such Licenses is pending or, to the Knowledge of the Company, threatened, except where the failure to be in full force and effect, or the suspension or cancellation of, any of such Licenses would not have a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Licenses held by the Company and its Subsidiaries are sufficient and adequate to permit the continued lawful conduct of the business of the Company and its Subsidiaries as presently conducted. None of the operations of the Company or its Subsidiaries is, or since the Applicable Date has been, in conflict with, or in default or violation of, any of the Company’s Licenses, except for any such conflicts, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint, or proceeding seeking to revoke, reconsider the grant of, cancel, suspend, or modify any material License is pending or, to the Knowledge of the Company, threatened before any Governmental Entity except to the extent any of the foregoing would not have a Material Adverse Effect.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, for the preceding five (5) years, none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any director, officer employee, or agent of any of the Company or its Subsidiaries, (i) is or has been in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), the UK Bribery Act 2010 or any other similar applicable Law that prohibits corruption, gratuities, conflicts of interest, or bribery (collectively, “Anti-Corruption Laws”), or (ii) is or has, directly or indirectly, (A) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (B) offered, promised, authorized, paid, or delivered any gift, fee, commission, or other sum of money or item of value, however characterized, to any Government Official, or to any finder, agent, or other party acting on behalf of a Government Official, or (C) made any payment to any customer, supplier, or business counterparty, or to any officer, director, partner, employee, or agent of any such customer, supplier, or business counterparty, for the unlawful sharing of fees or rebating of charges, or to induce or reward the improper performance of the recipient’s function or the breach of a duty owed by the recipient to his or her employer or principal. The Company has instituted and maintains internal controls, policies, and procedures reasonably designed to ensure compliance with the Anti-Corruption Laws.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, for the preceding five (5) years, the Company and its Subsidiaries have conducted transactions in compliance with applicable Sanctions Laws and Trade Control Laws. The Company has instituted and maintains policies and procedures reasonably designed to ensure compliance with Sanctions Laws and Trade Control Laws. Neither the Company, nor any Subsidiary, nor any director, officer, or employee, nor, to the Knowledge of the Company, any agent of the Company or any Subsidiary is a Person that is: (i) organized under the Laws of, or ordinarily resident in, a country or territory that is the subject of comprehensive sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) (currently, North Korea, Cuba, Iran, and the occupied territories of Crimea, Donetsk, and Luhansk in Ukraine); (ii) designated on a sanctioned parties list administered by OFAC; or (iii) fifty percent (50%) or more owned, directly or indirectly, individually or in the aggregate, by one or more Persons described in clause (i) or clause (ii).
(d) To the Knowledge of the Company, for the preceding five (5) years, the Company and its Subsidiaries have not (i) been charged with violating, or received any written notice, request, or citation, or been made aware of any allegation, investigation, inquiry, action, or proceeding regarding an actual or alleged violation of Anti-Corruption Laws or Sanctions Laws or Trade Control Laws or (ii) made any voluntary or involuntary disclosure to a Governmental Entity regarding an actual or alleged violation of Anti-Corruption Laws or Sanctions Laws or Trade Control Laws.
Section 3.7 SEC Filings; Financial Statements; Undisclosed Liabilities.
(a) The Company has filed or furnished all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments, schedules and supplements thereto) in each case required to be filed or furnished on or prior to the date hereof by it with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2023 (the “Applicable Date”) (all such forms, reports, statements, certificates and other documents filed since the Applicable Date, including all exhibits and other information incorporated therein, amendments, schedules and supplements thereto, collectively, the “SEC Reports”). As of their respective SEC filing dates or, if amended, supplemented or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment, supplement or superseding filing prior to the date of this Agreement, the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended or supplemented prior to the date of this Agreement, as of the date of such amendment or supplement), none of the SEC Reports so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended, supplemented or superseded by a later SEC Report filed prior to the date of this Agreement; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. The Company is in compliance in all material respects with the applicable listing and corporate governance rules of the NASDAQ Global Select Market.
(b) The consolidated financial statements of the Company and its consolidated Subsidiaries (including all notes thereto) included in or incorporated by reference into the SEC Reports (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except, in the case of unaudited statements, for the absence of footnote disclosures and normal period-end adjustments as permitted by GAAP and the rules and regulations of the SEC), (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations, cash flows and stockholders’ equity for the periods indicated (subject to normal period-end adjustments as permitted by GAAP and the rules and regulations of the SEC) and (iii) have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries. Since December 31, 2024, the Company has not made any material change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law.
(c) Since the Applicable Date, the Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are designed to provide reasonable assurance and effective to ensure that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents under the Exchange Act. Since the Applicable Date, the Company has maintained internal control over financial reporting (as defined in Rule 13a-5 or 15d-5, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since the Applicable Date, none of the Company, its Subsidiaries, the Board of Directors of the Company, the Company’s independent registered accountant has identified or been made aware of: (i) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company or any of its Subsidiaries, (ii) any illegal act or fraud, whether or not material, that involves the management of the Company or other Company Employees who have a significant role in the Company’s or its Subsidiaries’ internal control over financial reporting or (iii) any claim or allegation regarding any of the foregoing. Except as set forth on Section 3.7(c) of the Company Disclosure Letter, the Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and such assessment concluded that such system was effective.
(d) Except (i) as disclosed, reflected, accrued or reserved against in the financial statements (including all notes thereto) of the Company contained in the Company’s quarterly report on Form 10-Q for the period ended June 28, 2025; (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 28, 2025; (iii) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement; and (iv) for liabilities or obligations permitted by this Agreement or incurred pursuant to the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether or not accrued, contingent or otherwise, known or unknown, or due or to become due) of a nature required by GAAP to be reflected in a consolidated balance sheet or disclosed in the notes thereto.
(e) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Securities Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the consolidated financial statements of the Company included in the SEC Reports (including all related notes and schedules thereto).
(f) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received by the Company or any of its Subsidiaries from the SEC or its staff. To the Knowledge of the Company, as of the date hereof, none of the SEC Reports are the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.
(g) The Company hereby makes the representation and warranty set forth in Section 3.7(g) of the Company Disclosure Letter.
Section 3.8 Contracts.
(a) Except for (x) this Agreement, and (y) the Company Plans, Section 3.8(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of any note, bond, loan, mortgage, indenture, contract, subcontract, agreement, lease or other similar instrument or binding obligation (for the avoidance of doubt, other than Licenses) (each, a “Contract”) which is in effect as of the date hereof (or pursuant to which the Company or any of its Subsidiaries has any continuing obligations as of the date hereof) and to which the Company or any of its Subsidiaries is party or by which the Company or any of its Subsidiaries is bound, that:
(i) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K (provided, that such Contracts need not be set forth on Section 3.8(a)(i) of the Company Disclosure Letter if true, correct and complete and unredacted copies have been filed as exhibits to the SEC Reports prior to the date hereof);
(ii) contains covenants that (A) limit in any material respect the freedom of the Company or any of its Subsidiaries or their respective Affiliates to compete or engage in any line of business or with respect to any class of products or with any Person or in any geographical region or (B) contain “most favored nation” provisions, material exclusivity obligations or otherwise limit in any material respect the freedom or right of the Company or any of its Subsidiaries or their respective Affiliates to research, develop, sell, distribute or manufacture any products or services for any other Person or in any geographical region, in each case, that are material to the Company and its Subsidiaries, taken as a whole;
(iii) other than with respect to any partnership that is wholly owned by the Company or any of its Subsidiaries, is a joint venture, partnership or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case, that is material to the Company and its Subsidiaries, taken as a whole;
(iv) contains minimum purchase conditions in excess of $25,000,000 with respect to inventory purchases by the Company or its Subsidiaries for resale, or in excess of $5,000,000 with respect to other purchase obligations by the Company or its Subsidiaries, or Contracts that contain covenants binding upon the Company or any of its Subsidiaries or any of their respective Affiliates that materially restrict, or purport to materially restrict, the purchasing relationships of the Company or its Subsidiaries or any of their respective Affiliates;
(v) other than solely among wholly owned Subsidiaries of the Company, relates to (i) indebtedness of the Company or its Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) having an outstanding principal amount in excess of $10,000,000 or (ii) a Lien (other than Permitted Liens) on the assets of the Company or its Subsidiaries securing obligations with a principal amount in excess of $10,000,000;
(vi) constitutes any acquisition or divestiture Contract (whether by merger, consolidation, purchase or sale of stock or otherwise) of any interest in any Person or any business, line of business or division thereof, or a material portion of the assets of any Person pursuant to which the Company or any of its Subsidiaries has outstanding material obligations, including in respect of any “earnout” or similar contingent or deferred payments involving more than $5,000,000 in the aggregate payable by the Company or its Subsidiaries over the term of the Contract from and after the date of this

Agreement (excluding, for the avoidance of doubt, acquisitions or dispositions of supplies, products, properties or other assets, in each case, in the ordinary course of business consistent with past practice, or of supplies, products or other assets, in each case, that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries);
(vii) is entered into outside the ordinary course of business that requires future expenditures or receipts by the Company or any of its Subsidiaries of more than $5,000,000 in any one (1)-year period that cannot be terminated on less than sixty (60) days’ notice without material payment or penalty;
(viii) is entered into with a Material Customer or a Material Supplier;
(ix) is entered into with a Governmental Entity, other than those pursuant to which the Company supplies goods or services in the ordinary course of business consistent with past practice and, with respect to the environmental matters, those that are not material;
(x) is a Contract creating a capital lease obligation in excess of $1,000,000;
(xi) is a Contract involving any resolution or settlement of any actual or threatened (in writing) Action involving the Company or any of its Subsidiaries involving (A) a payment in excess of $2,500,000 and entered into in the last five (5) years or (B) any material ongoing obligations yet to be performed or completed by or restrictions on the Company or any of its Subsidiaries;
(xii) is a Real Property Purchase Contract with respect to any Material Real Property;
(xiii) (A) contains a license or any other right to use or exploit any material Intellectual Property, excluding non-exclusive licenses for generally commercially available, off-the-shelf Software on standard terms with annual fees of less than $5,000,000 or (B) grants any Person a license or other right to use or exploit any material Company Owned Intellectual Property, excluding non-exclusive licenses granted in the ordinary course of business that are merely incidental to the primary purpose of the Contract; or
(xiv) prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits the pledging of the capital stock of the Company or any Subsidiary of the Company.
Each Contract required to be set forth in Section 3.8(a) of the Company Disclosure Letter or filed as an exhibit to the SEC Reports as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (in each case, excluding any Company Plan) is referred to herein as a “Material Contract”.
(b) Each of the Material Contracts is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires or terminates after the date hereof in accordance with its terms and (ii) for such failures to be valid and binding or to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (A) neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice from any other party to a Material Contract that such other party intends to terminate, not renew or renegotiate in any material respect the terms of any such Material Contract nor to the Knowledge of the Company, any such party is threatening in writing to do so and (B) each of the Company and its Subsidiaries has performed all obligations required to be performed by it to date, and there is no breach or default, under any Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries. The Company has made available to Parent true, correct and complete copies of all Material Contracts (or a written summary if not in writing) as of the date of this Agreement (including all amendments and supplements thereto, other than amendments and supplements that are not ministerial or de minimis in nature).
Section 3.9 Absence of Certain Changes or Events. (a) Since June 28, 2025 through the date of this Agreement, except as expressly contemplated by this Agreement, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice and the Company and its Subsidiaries have not taken any action that, if taken after the date hereof, would require the consent of Parent pursuant to the terms of Sections 5.1(b)(ii), (iv), (v), (vi), (vii), (viii), (ix), (xi), (xiii), (xvii) or (xviii) hereof and (b) since December 28, 2024 through the date of this Agreement, there has not occurred any event, development, change, effect or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10 Absence of Litigation. There are no suits, claims, demands, orders, notices of claims, violation or liability, charges, actions, audits, investigations, requests for information, examinations or inquiries by any Governmental Entity, litigations, arbitrations or other proceedings, whether civil, criminal, administrative or investigative (each, an “Action”) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective assets or properties, other than any such Action that would not reasonably be expected, individually or in the aggregate, (a) to have a Material Adverse Effect or (b) to prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement. None of the Company, any of its Subsidiaries or any of their respective assets or properties is or are subject to any order, writ, ruling, settlement, judgment, injunction, decree or award of a Governmental Entity except for those that would not reasonably be expected, individually or in the aggregate, to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement.
Section 3.11 Employee Benefit Plans.
(a) Section 3.11(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material Company Plan. For purposes of this Agreement, “Company Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each other employee benefit plan, policy, program or arrangement, whether written or unwritten, including any bonus, commission, employment, consulting, severance, fringe benefits, change in control compensation, equity-based compensation, pension, insurance, welfare, post-retirement health or welfare, health, life, disability, accident, sick pay, sick leave, accrued leave, vacation, and deferred compensation arrangement, in each case, (i) that is contributed (or required to be contributed) to, sponsored or maintained by the Company or any of its Subsidiaries, (ii) that is providing compensation or benefits to any current or former Company Service Providers, or (iii) for which the Company or any of its Subsidiaries has any direct or indirect liability.
(b) With respect to each Company Plan set forth on Section 3.11(a) of the Company Disclosure Letter, the Company has made available to Parent a true and complete copy thereof (including any material amendments thereto) to the extent in writing or a written summary in the case of an unwritten Company Plan, and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) the most recent summary plan description for each Company Plan for which such summary plan description is required and all related summaries of material modifications; and (iv) for the most recently completed fiscal year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any.
(c) (i) Each Company Plan has been established and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable Laws, (ii) with respect to each Company Plan, as of the date of this Agreement, no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened (in writing), (iii) each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter to that effect from the IRS or is the subject of a favorable opinion letter from the IRS on the form of such Company Plan and, to the Knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification, (iv) to the Knowledge of the Company, no fiduciary (within the meaning of Section 3(21) of ERISA) has breached any fiduciary duty with respect to a Company Plan, in the preceding five (5) years or otherwise has any material liability in connection with acts taken (or the failure to act) with respect to the administration or investment of the assets of any Company Plan, (v) no Company Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Entity, (vi) all material payments required to be made by any of the Company or any of its Subsidiaries under, or with respect to, any Company Plan (including all contributions, distributions, reimbursements, premium payments or intercompany charges) with respect to all prior periods have been timely made or, for any such payments that are not yet due, properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in each case in accordance with the provisions of each of the Company Plans, applicable Law and GAAP, and (vii) no facts or circumstances exist that would reasonably be expected to give rise to any Lien (and no Lien has been imposed) on the assets of any of the Company or any of its Subsidiaries under ERISA or the Code with respect to any Company Plan. No stock or other equity or equity-based securities issued by any of the Company or any of its Subsidiaries forms or has formed any part of the assets of any Company Plan that is intended to qualify under Section 401(a) of the Code.

(d) Except as set forth on Section 3.11(d) of the Company Disclosure Letter, no Company Plan provides for post-employment or retiree health benefits, except to the extent required by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or similar Laws or continued coverage through the end of the month in which such termination occurs.
(e) Except as set forth on Section 3.11(e) of the Company Disclosure Letter, no Company Plan is (i) subject to Section 302 of Title IV of ERISA or Section 412, 430 or 4971 of the Code (or would be subject to such provision if such plan covered Company Service Providers in the United States), (ii) a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code (a “Multiemployer Plan”), (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of the Company nor any entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company or any of its Subsidiaries, or that is, or was at the relevant time, a member of the same “controlled group” as any of the Company or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA (an “ERISA Affiliate”) has incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) which remains unsatisfied, and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to result in the incurrence of any such liability to the Company or its Subsidiaries. With respect to each Company Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code (each, a “Company DB Plan”), (A) no Company DB Plan has failed to satisfy the minimum funding standard of Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA, whether or not waived, (B) no Company DB Plan has been determined to be (or would reasonably be expected to be) in “at risk status” within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA; (C) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event; (D) no unsatisfied liability (other than for non-delinquent premiums to the PBGC) under Title IV of ERISA has been (or would reasonably be expected to be) incurred by any of the Company or any of its Subsidiaries; (E) the Pension Benefit Guaranty Corporation (“PBGC”) has not instituted proceedings to terminate any such Company DB Plan, (F) to the Knowledge of the Company, no condition has occurred which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Company DB Plan, and (G) no election for funding relief has been made under Section 430(c)(2)(F) of the Code or Section 303(c)(2)(D) of ERISA.
(f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) accelerate the time of payment, vesting or funding, or increase the amount, of any compensation or benefit due to any current or former Company Service Provider under any Company Plan or otherwise (except as expressly provided under this Agreement), (ii) result in the payment of any new compensation or provision on any new benefit to any current or former Company Service Provider under any Company Plan or otherwise, or (iii) result in a limitation on the ability of the Company or any of its Subsidiaries to amend, modify or terminate any Company Plan.
(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in any payments or benefits which would not reasonably be deductible by reason of Section 280G of the Code.
(h) Each Company Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is, in all material respects, in documentary compliance with, and has, in all material respects, been administered in operational compliance with, Section 409A of the Code and applicable guidance thereunder, to the extent Section 409A of the Code is applicable to such Company Plan, and no amount under such Company Plan is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code. No current or former Company Service Provider is entitled to receive any additional payment (including any Tax gross-up or other payment) from any of the Company or any of its Subsidiaries as a result of the imposition of the excise Taxes required by Section 4999 of the Code or any Taxes required by Section 409A of the Code.
(i) All Company Plans subject to the Laws of any jurisdiction outside of the United States or that covers any current or former Company Service Providers residing or working outside of the United States (each, a “Foreign Benefit Plan”) (i) if they are intended to qualify for special tax treatment, meet all requirements for such treatment and, to the Knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such tax treatment with respect to such Foreign Benefit Plan, (ii) if they are intended to be funded and/or book-reserved, are fully funded and/or book-reserved in all material respects, as appropriate, based upon reasonable actuarial assumptions, and (iii) if intended or required to be qualified, approved or registered with a Governmental Entity, is and has been so qualified, approved or registered and, to the Knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification, approval or registration with respect to such Foreign Benefit Plan.
(j) All Options, RSU Awards and PSU Awards were granted under and in compliance with the terms of a Company Stock Plan and applicable Law and no other types of awards are currently outstanding under any Company Stock Plan. All Options have a per-share exercise price that is at least equal to the fair market value of a share of the underlying stock on the date such Option was granted (determined in accordance with applicable Law, including Section 409A of the Code).
Section 3.12 Labor and Employment Matters.
(a) Neither the Company nor any Subsidiary thereof is a party to any collective bargaining agreement with any labor organization or other representative of any Company Employees, nor is any such agreement being negotiated by the Company or any of its Subsidiaries as of the date hereof. To the Knowledge of the Company, there are no activities or proceedings of any labor union, works council or similar employee or labor organization to organize any Company Employees. Additionally, (i) there is no unfair labor practice charge or complaint pending before any applicable Governmental Entity relating to the Company or any of its Subsidiaries or any Company Employee that if successful would be material to the Company and its Subsidiaries taken as a whole; (ii) there is no labor strike, material slowdown, material dispute, or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to any Company Employees in the last five (5) years; (iii) there is no representation claim or petition pending before any applicable Governmental Entity; and (iv) there are no material charges with respect to or relating to any of the Company or any of its Subsidiaries pending before any applicable Governmental Entity responsible for the prevention of unlawful employment practices.
(b) There are no liabilities or obligations of the Company or any of its Subsidiaries under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law (collectively, the “WARN Act”) that remain unsatisfied.
(c) The Company and each of its Subsidiaries is, and for the last five (5) years has been, in compliance in all material respect with all laws regarding labor, employment and employment practices, including Laws relating to discrimination, hours of work, the classification of service providers, work authorizations, employment verification, immigration and the payment of wages and overtime. As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened Actions relating to employees or employment practices, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.
(d) None of the Company or any of its Subsidiaries is delinquent in payment, other than with respect to de minimis amounts, to any Company Employee for any wages, fees, salaries, commissions, bonuses, or other direct compensation for service performed by them or amounts required to be reimbursed to such Company Employee or in payments owed upon any termination of such Company Employee’s employment or engagement.
(e) To the Knowledge of the Company, no current Company Employee holding the title of Vice President or above is bound by any Contract (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any Governmental Entity that would materially interfere with the use of such Company Employee’s best efforts to promote the interests of the Company and its Subsidiaries or that would materially conflict with the Company or any of its Subsidiaries’ business as currently conducted.
(f) During the past five (5) years, to the Knowledge of the Company, no material allegations of workplace sexual harassment or sexual assault have been made by or against any employee of the Company or any of its Subsidiaries holding the title of Vice President or above.
Section 3.13 Insurance. Section 3.13 of the Company Disclosure Letter contains a list of the material insurance policies maintained by the Company and its Subsidiaries in effect as of the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law, (b) all premiums due with respect to such insurance policies have been paid in accordance with the terms thereof and (c) neither the Company nor any of its Subsidiaries has received a written notice of cancellation from the insurers of any such insurance policy.

Section 3.14 Properties.
(a) Section 3.14(a)(i) of the Company Disclosure Letter sets forth a list, true, correct and complete in all respects, of all real property that the Company or any of its Subsidiaries owns (the “Owned Real Property”). With respect to each Owned Real Property, except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company or the applicable Subsidiary has good and valid title to such Owned Real Property, free and clear of any Liens, other than Permitted Liens, (ii) there are no existing, pending or, to the Knowledge of the Company, threatened (in writing) condemnation, eminent domain or similar proceedings affecting any material portion of such Owned Real Property, and (iii) the Company or the applicable Subsidiary is in possession of such Owned Real Property and the Company or such Subsidiary, as applicable, has not leased, subleased, licensed or otherwise granted to any Person the right to use or occupy such Owned Real Property or any material portion thereof. Except pursuant to those certain purchase and sale contracts disclosed in Section 3.14(a)(ii) of the Company Disclosure Letter (each, a “Real Property Purchase Contract” and collectively, the “Real Property Purchase Contracts”), neither the Company nor any Subsidiary has granted any outstanding options or rights of first refusal or entered into any Contract, written or oral, to sell or purchase all or a material portion of the Owned Real Property. The Company has made available to Parent prior to the date hereof true, correct and complete copies of all Real Property Purchase Contracts and any amendments, supplements or other modifications thereto.
(b) Section 3.14(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property leased, subleased, licensed or otherwise occupied by the Company or its Subsidiaries pursuant to leases, subleases, licenses or other occupancy arrangements providing for the occupancy, in each case, of a retail store or other facilities in excess of 20,000 square feet (the “Leased Real Property”), including the address of each Leased Real Property. The Company has made available to Parent true, correct and complete copies of all Leases in all material respects. With respect to each Lease, (A) such Lease is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, (B) except as would not have a Material Adverse Effect, neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any other party to such Lease is in default under such Lease, and, to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Lease, (C) the Company and any of its Subsidiaries party to such Lease has a good and valid leasehold or subleasehold interest, as applicable, in such Leased Real Property, free and clear of all Liens, except Permitted Liens, (D) neither the Company nor any of its Subsidiaries has received written notice of any existing, pending or, to the Knowledge of the Company, threatened (in writing) condemnation, eminent domain or similar proceedings affecting such Leased Real Property and (E) neither the Company nor any of its Subsidiaries has (x) exercised any option or right to terminate such Lease or to purchase such Leased Real Property other than as set forth in a written notice or other document included in the Leases or made available to Parent, or (y) received written notice from the other party to such Lease that such other party intends to terminate, not renew or renegotiate in any material respect the terms of such Lease (except in accordance with the terms thereof).
(c) A true, complete and correct list of all Owned Real Property and Leased Real Property that is either “closed” or at which the Company or its Subsidiaries is not currently conducting business is disclosed in Section 3.14(c) of the Company Disclosure Letter.
(d) The Owned Real Property and Leased Real Property encompasses all of the real property currently being used or required to conduct the business of the Company or any of its Subsidiaries after the Closing Date as it is presently conducted.
(e) With respect to each Owned Real Property, except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all improvements and building systems applicable to such Owned Real Property are in good operating condition, subject to ordinary wear and tear; (ii) the current use and occupancy of such Owned Real Property is in compliance with all applicable building, zoning, land use and similar laws, ordinances, regulations and orders of any Governmental Entity (collectively, “Real Property Laws”); (iii) neither the Company nor any of its Subsidiaries has received written notice of any violation of any Real Property Law with respect to such Owned Real Property; and (iv) neither the Company nor any of its Subsidiaries has received written notice that such Owned Real Property is currently in violation of any covenants, conditions, restrictions, easements or rights of way, that affect such Owned Real Property.
Notwithstanding the foregoing, no representation is made under this Section 3.14 with respect to any Intellectual Property.

Section 3.15 Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a) The Company and each of its Subsidiaries (i) have timely filed (taking into account any valid extension of time within which to file) all Tax Returns (as defined below) filed by any of them and all such filed Tax Returns are true, complete and accurate in all material respects, (ii) have timely paid all Taxes (as defined below) whether or not shown to be due on such filed Tax Returns and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
(b) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.
(c) No Tax audits, examinations, investigations or other proceedings with respect to the Company or any of its Subsidiaries are currently pending or have been threatened in writing, and no material deficiency for Taxes has been assessed or proposed in writing by any Governmental Entity against the Company or any of its Subsidiaries.
(d) There are no Liens for Taxes on any of the assets of the Company other than Liens described in clause (iv) of the definition of Permitted Liens.
(e) Neither the Company nor any of its Subsidiaries has participated in any “listed transactions” within the meaning of Treasury Regulations Section 1.6011-4.
(f) Neither the Company nor any of its Subsidiaries (A) has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, or by reason of being a member of an affiliated, consolidated, combined or unitary group (other than a group of which the common parent is the Company) or otherwise as a transferee or successor, (B) is a party to or bound by any material Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than any other commercial agreements or contracts not primarily related to Tax or any agreement among or between only the Company or any of its Subsidiaries) or (C) has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code in the two (2)-year period ending on the date of this Agreement.
(g) Neither the Company nor any of its Subsidiaries has (A) entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law), (B) requested or received any ruling of a Taxing Authority or (C) entered into or requested any material agreement with a Taxing Authority.
(h) No written claim that has not been previously resolved has been made by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns such that the Company or such Subsidiary (as applicable) is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.
Section 3.16 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading. The Proxy Statement will, at the time of the Stockholders Meeting, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement.
Section 3.17 Intellectual Property; Security. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true, compete and accurate list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications, (iv) internet domain name registrations, and (v) social media accounts, in each case that are owned by the Company or any of its Subsidiaries (collectively, the “Company Registered Intellectual Property”). All right, title and interest in and to the Company Registered Intellectual Property and all other Intellectual Property owned or purported to be owned by the Company or its Subsidiaries (collectively, the “Company Owned Intellectual Property”) are exclusively owned by the Company or its Subsidiary, free and clear of all Liens except Permitted Liens, and all Company Registered Intellectual

Property is subsisting, unexpired and, to the Knowledge of the Company, valid and enforceable. The Company and its Subsidiaries have a valid, enforceable license or other right to use all other Intellectual Property used or held for use in the operation of their respective businesses, and since the Applicable Date have not received any written assertion or claim challenging the ownership, validity or enforceability of any Company Owned Intellectual Property or use by the Company of any Intellectual Property;
(b) (i) the conduct of the businesses of the Company and its Subsidiaries does not infringe, misappropriate, or otherwise violate, and has not since the Applicable Date infringed, misappropriated, or otherwise violated, the Intellectual Property of any third party, and since the Applicable Date none of the Company or its Subsidiaries has received any written assertion or claim alleging same and (ii) to the Knowledge of the Company, the Company Owned Intellectual Property is not being and since the Applicable Date has not been infringed, misappropriated, or otherwise violated, by any third party;
(c) the Company and its Subsidiaries implement and maintain, and have since the Applicable Date implemented, maintained and complied with commercially reasonable measures and safeguards, in material compliance with Privacy Laws, that are designed to protect the integrity, continuous operation and security of their material trade secrets and the software, networks and systems used in connection with the operation of their respective businesses (the “IT Systems ”) (and all Personal Information and confidential or proprietary data stored therein or processed or transmitted thereby) and, since the Applicable Date, there have been no breaches, unauthorized access, outages or violations of same (except for those that were investigated in a reasonable manner, remediated in all material respects or otherwise resolved without material cost, liability or the duty to notify any Person). The IT Systems used by or on behalf of the Company and its Subsidiaries are sufficient to carry on the conduct of their businesses in all material respects and, to the Knowledge of the Company, are free from material defects, viruses, malware and other corruptants; and
(d) (i) the Company and its Subsidiaries comply, and since the Applicable Date, have complied, with all contractual requirements, privacy policies of the Company and its Subsidiaries and Laws applicable to the Company and its Subsidiaries, in each case, relating to or governing the collection, use, storage, processing, security, disclosure, transfer or protection of Personal Information (such Laws, “Privacy Laws”), and have not received written notice of any violation of any Privacy Laws or such privacy policies by the Company or its Subsidiaries; (ii) to the Knowledge of the Company, there has been no unauthorized access, unauthorized acquisition, unauthorized disclosure or theft of any Personal Information of the Company or its Subsidiaries and (iii) there are no claims pending or, to the Knowledge of the Company, threatened (in writing) against the Company or any of its Subsidiaries alleging a violation of any Privacy Laws.
Section 3.18 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) the business of the Company and its Subsidiaries is not, and since the Applicable Date has not been, in violation of any applicable Environmental Law, (b) the Company and its Subsidiaries have all Licenses required under any applicable Environmental Laws for the operation of their respective businesses as currently conducted and are not, and since the Applicable Date have not been, in violation of such Licenses, (c) as of the date of this Agreement, there are no Actions pending or, to the Knowledge of the Company, threatened in writing under any applicable Environmental Law against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries is subject to any order, writ, ruling, settlement, judgment, injunction, decree or award of a Governmental Entity pursuant to any Environmental Laws, (d) there has been no Release, transport, storage, arrangement for disposal of, or exposure of any Person to Hazardous Materials by the Company or any of its Subsidiaries, and there has been no Release of Hazardous Materials at any Owned Real Property or, to the Knowledge of the Company, any Leased Real Property or any formerly owned or leased real property during the time that the Company or any of its Subsidiaries, including any predecessor entities, owned or operated such property, in each case that would reasonably be expected to result in liability under applicable Environmental Laws for the Company or its Subsidiaries, (e) except as may be set forth in the Leases or other Contracts entered into in the ordinary course of business, neither the Company nor any of its Subsidiaries has assumed by contract, or provided an outstanding indemnity with respect to, any liability (contingent or otherwise) of another Person arising under Environmental Laws or relating to the Release of Hazardous Materials for which the Company and its Subsidiaries would not otherwise be liable, and (f) neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Entity or third party pursuant to any transaction-triggered Environmental Laws. To the Knowledge of the Company, the Company has made available to Parent copies of all material written environmental, health or safety audits, assessments and reports prepared by a third party since the Applicable Date in the possession or reasonable control of the Company or its Subsidiaries with respect to the environmental condition of the Owned Real Property or Leased Real Property or, to the extent bearing on an environmental condition that would reasonably be expected to have a Material Adverse Effect, any formerly owned or leased real property for which the Company or any of its Subsidiaries may still be liable.

Section 3.19 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of its financial advisor, J.P. Morgan Securities LLC (the “Financial Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by the Financial Advisor in preparing its opinion, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of the outstanding shares of Common Stock (other than the Cancelled Shares and the Dissenting Shares). Such opinion has not been amended or rescinded as of the date of this Agreement. Promptly following the execution and delivery hereof (but in no event later than two (2) Business Days after the date hereof), the Company shall deliver to Parent a true and complete written copy of such opinion solely for informational purposes and not for reliance or for any other purpose, it being agreed and understood that such opinion is for the benefit of the Company Board.
Section 3.20 Brokers. Other than the Financial Advisor, no broker, finder, investment banker or financial advisor is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent’s counsel a redacted copy of all agreements in effect as of the date hereof between the Company and the Financial Advisor pursuant to which the Financial Advisor would be entitled to any payment related to the transactions contemplated by this Agreement.
Section 3.21 Takeover Statutes. Assuming the accuracy of the representations and warranties contained in Section 4.10, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company (each, a “Takeover Law”) or similar provision under the organizational documents of the Company is, or at the Effective Time will be, applicable to this Agreement or the transactions contemplated hereby, including the Merger.
Section 3.22 Affiliate Transactions. Except as set forth on Section 3.22 of the Company Disclosure Letter, there are not any related party transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company’s Affiliates (other than wholly owned Subsidiaries of the Company), any director or officer of the Company or any of its Subsidiaries or any Person beneficially owning five percent (5%) or more of the outstanding Shares, on the other hand, in each case, that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act, that has not been so disclosed in the SEC Reports.
Section 3.23 Material Customers and Suppliers.
(a) In the twelve (12) months prior to the date hereof, there has been no material written dispute by any Material Customer, and there has been no written termination, written notice of termination or written notice to materially alter or decrease the volume of business by any Material Customer with respect to such Material Customer’s contract or business relationship with the Company, nor to the Knowledge of the Company has any Material Customer threatened in writing to do any of the foregoing with respect to such Material Customer’s contract or business relationship with the Company.
(b) In the twelve (12) months prior to the date hereof, there has been no material written dispute by any Material Supplier, and there has been no written termination, written notice of termination or written notice to materially alter or decrease the volume of business by any Material Supplier, with respect to such Material Supplier’s contract or business relationship with the Company, nor to the Knowledge of the Company has any Material Supplier threatened in writing to do any of the foregoing with respect to such Material Supplier’s contract or business relationship with the Company.
Section 3.24 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, in the certificate delivered pursuant to Section 7.2(d) or in any Transaction Document, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information (other than any representations and warranties contained in this Article III, in the certificate delivered pursuant to Section 7.2(d) or in any Transaction Document), including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub each hereby represents and warrants to the Company that, except as set forth on the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the “Parent Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection of this Agreement to the extent the relevance of such item is reasonably apparent on the face of such disclosure:
Section 4.1 Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or, to the extent such concept is applicable, in such good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Parent has made available to the Company prior to the date of this Agreement a complete and correct copy of the certificates of incorporation and bylaws or similar organizational documents of Parent and Merger Sub, each as amended to the date of this Agreement, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of its certificate of incorporation or bylaws or similar organizational documents in any material respect.
Section 4.2 Authority. Each of Parent and Merger Sub has all requisite corporate or similar power and authority, and has taken all corporate or other action necessary, in order to execute, deliver and perform its obligations under this Agreement, and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the Boards of Directors of Parent and Merger Sub and, immediately following the execution of this Agreement, Parent will approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, in its capacity as sole stockholder of Merger Sub and promptly deliver to the Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub, and no other corporate proceedings or stockholder or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize this Agreement, to perform their respective obligations hereunder or to consummate the transactions contemplated hereby (other than the filing with the Delaware Secretary of State of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 4.3 No Conflict; Required Filings and Consents.
(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby will not, (i) breach, violate or conflict with the certificate of incorporation, bylaws or other governing documents of Parent, the certificate of incorporation or bylaws of Merger Sub or the comparable governing instruments of any of their respective Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by Section 4.3(b) have been obtained and all filings described in Section 4.3(b) have been made, contravene, conflict with, breach or violate any Law applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound, or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of Parent or Merger Sub pursuant to, any Contracts to which Parent or Merger Sub or any Affiliate thereof, is a party or by which Parent, Merger Sub or any of their Affiliates or its or their respective properties or assets are bound (including any Contract to which an Affiliate of Parent or Merger Sub is a party), except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Subject to the accuracy of the Company’s representations set forth in Section 3.5(b), the execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, order, authorization or permit of, action by, registration, declaration or filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder and state securities Laws, Takeover Laws and “blue sky” Laws, (ii) applicable filings and approvals under any applicable Antitrust or Foreign Investment Law, including the filing of a premerger notification and report form by the Company under the HSR Act and the consents, authorizations, permits, actions, filings or approvals of, or notifications to, any Governmental Entity under the applicable Antitrust or Foreign Investment Laws set forth in Section 3.5(b)(ii) of the Company Disclosure Letter, (iii)

compliance with the applicable requirements of the NASDAQ Global Select Market, (iv) the filing with the Delaware Secretary of State of the Certificate of Merger as required by the DGCL and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.4 Absence of Litigation. There are no Actions pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or any of their respective Subsidiaries, other than any such Action that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries nor any of their respective material properties or assets is or are subject to any order, writ, judgment, injunction, decree or award, except for those that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.5 Operations and Ownership of Merger Sub. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned, directly or indirectly, by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than (a) as expressly contemplated herein or in any other Transaction Document or in connection with the transactions contemplated hereby or thereby and (b) the business activities and the incurrence of liabilities and obligations incidental to its formation and the maintenance of its existence.
Section 4.6 Proxy Statement. None of the information supplied or to be supplied by or on behalf of each of Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by the Company or any of its Representatives which is contained or incorporated by reference in the Proxy Statement.
Section 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company will be liable in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.
Section 4.8 Financing.(a) Parent has delivered to the Company a true, complete and correct copy of the executed Equity Financing Commitment, pursuant to which each Guarantor has committed, subject to the terms and conditions set forth therein, to invest the cash amount set forth therein (the “Equity Financing”) for the purposes of funding the Financing Uses. The Equity Financing Commitment provides that the Company is a third-party beneficiary thereof.
(b) The Equity Financing Commitment has not been withdrawn, terminated, amended or modified prior to the date of this Agreement, no such withdrawal, termination, amendment or modification is contemplated or pending, the commitment contained in the Equity Financing Commitment has not been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated. As of the date hereof, there are no side letters or Contracts to which Parent or Merger Sub is a party related to the funding, investing, availability or conditionality, as applicable, of the Equity Financing, other than as expressly set forth in the Equity Financing Commitment delivered to the Company on or prior to the date hereof.
(c) Parent has fully paid any and all fees in connection with the Equity Financing Commitment that are payable on or prior to the date hereof and Parent will, directly or indirectly, continue to pay in full any such amounts required to be paid as and when they become due and payable on or prior to the Closing Date.
(d) The Equity Financing Commitment is in full force and effect and is the legal, valid, binding and enforceable obligation of Parent and, to the Knowledge of Parent, each of the other parties thereto, and Parent is not aware of any fact or occurrence existing on the date hereof that would or would reasonably be expected to make any of the assumptions or any of the statements set forth in the Equity Financing Commitment inaccurate or that would or would reasonably be expected to cause the Equity Financing Commitment to be ineffective. There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing, other than as expressly set forth in the Equity Financing Commitment delivered to the Company prior to the date hereof. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Parent or, to the Knowledge of Parent, any other party thereto under the Equity Financing Commitment, (ii) constitute a failure to satisfy a condition precedent on the part of Parent or any other party thereto under the Equity Financing Commitment or (iii) result in any portion of the amount to be provided or funded in accordance with the Equity Financing Commitment being unavailable on the Closing Date. Parent has no reason to believe that any of the conditions to the Equity Financing contemplated by the Equity Financing Commitment applicable to it will not be satisfied or that the amount of the Equity Financing necessary to fund the Financing Uses will not be made available to Parent in full on the Closing Date.
(e) Assuming the Equity Financing is funded in accordance with the Equity Financing Commitment, Parent will have on the Closing Date funds sufficient to (i) pay the aggregate Per Share Merger Consideration and the other payments under Article II, including by the Surviving Corporation under Section 2.2, (ii) pay any and all fees and expenses required to be paid by Parent and Merger Sub in connection with the Merger, (iii) pay for any refinancing of any outstanding indebtedness of the Company or its Subsidiaries and (iv) satisfy all of the other payment obligations of Parent and Merger Sub contemplated hereunder at Closing (clauses (i) through (iv), the “Financing Uses”).
(f) Each of Parent and Merger Sub affirms that it is not a condition to the Closing or any of its other obligations under this Agreement that Parent or Merger Sub obtain the Equity Financing or any other financing for or related to any of the transactions contemplated hereby.
(g) There is no default under the Equity Financing Commitment by a Guarantor and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by a Guarantor.
Section 4.9 [Reserved].
Section 4.10 Ownership of Shares. Neither Parent nor any of its Subsidiaries nor any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) thereof is, or has been at any time during the period commencing five (5) years prior to the date hereof, an “interested stockholder” (as such term is defined in Section 203 of the DGCL) of the Company. Except as contemplated by this Agreement and as set forth on Section 4.10 of the Parent Disclosure Letter, none of Parent, Merger Sub or any of their respective Affiliates beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares, or any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Parent, Merger Sub or any of their respective Affiliates or Subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Shares or a value determined in whole or part with reference to, or derived in whole or part from, the value of the Shares, in any case without regard to whether (a) such derivative conveys any voting rights in such securities to such Person or such Person’s Affiliates, (b) such derivative is required to be, or capable of being, settled through delivery of securities or (c) such Person or such Person’s Affiliates may have entered into other transactions that hedge the economic effect of such derivative, excluding investments made in the ordinary course of business in connection with retirement plans, 401(k) plans, mutual funds, pension plans or similar arrangements, in each case, not specifically targeted to an investment in Shares and not resulting in record or beneficial ownership of any Shares by Parent, Merger Sub or any of their respective Subsidiaries.
Section 4.11 Vote/Approval Required. No vote or consent of the holders of the equity interests of Parent or any of its Affiliates (other than Merger Sub) is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. The adoption of this Agreement by Parent as the sole stockholder of Merger Sub (which shall have occurred immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby, including the Merger.
Section 4.12 Solvency. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Sections 7.1 and 7.2 have been satisfied or waived, (b) the representations and warranties of the Company in Article III are true, correct and accurate in all material respects, and (c) the most recent estimates, projections and forecasts of the Company and its Subsidiaries provided to Parent prior to the date of this Agreement have been prepared in good faith based upon assumptions that were reasonable, then, immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the Equity Financing, the payment of the aggregate consideration to which the stockholders and other equity holders of the Company are entitled under Article II, funding of any obligations of the Surviving Corporation or its Subsidiaries which become due or payable by the Surviving Corporation and its Subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, on the Closing Date immediately following the Closing, the Surviving Corporation and each of its Subsidiaries, on a consolidated basis, will not: (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature), (ii) have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged or (iii) have incurred debts, or be expected to incur debts, including contingent and other liabilities, beyond its ability to pay them as they become due.
Section 4.13 Certain Arrangements. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates or any other Person on behalf of Parent or Merger Sub or their respective Affiliates has entered into any contract, commitment, agreement, instrument, obligation, arrangement, understanding or undertaking, whether written or oral, with any stockholder of the Company or any member of the Company’s management or Board of Directors that is related to the transactions contemplated by this Agreement or to the management of the Surviving Corporation following the Effective Time.
Section 4.14 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, in the certificate delivered pursuant to Section 7.3(c) or in any Transaction Document, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company. None of Parent, Merger Sub or any other Person will have or be subject to any liability to the Company or any other Person resulting from the distribution to the Company, or the Company’s use of, any such information (other than any representations and warranties contained in this Article IV, in the certificate delivered pursuant to Section 7.3(c) or in any Transaction Document).
Section 4.15 Access to Information; Disclaimer. Each of Parent and Merger Sub acknowledges and agrees that (a) it has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) it has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company, (d) it has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement, the certificate delivered pursuant to Section 7.2(d) or any Transaction Document and (e) all other representations and warranties are specifically disclaimed. Without limiting the foregoing, except as set forth in Article III of this Agreement, in the certificate delivered pursuant to Section 7.2(d) or in any Transaction Document, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar and that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information).
ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER
Section 5.1 Conduct of Business of the Company Pending the Merger. From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, except as otherwise contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter, as required by applicable Laws, as required by or to the extent commercially reasonable in response to any Pandemic Measures (so long as the Company keeps Parent reasonably informed of, and to the extent reasonably practicable, consults with Parent prior to the taking of any material action with respect to, such Pandemic Measures) or as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed, other than with respect to clauses (b)(iii) and (b)(viii)):
(a) the Company shall, and shall cause its Subsidiaries to, (i) conduct the business of the Company and its Subsidiaries in the ordinary and usual course of business consistent with past practice in all material respects and (ii) use commercially reasonable efforts to preserve substantially intact its business organization and material business relationships with Governmental Entities, customers, suppliers, creditors, lessors, and other Persons with which it has material business relations; and
(b) without limiting the foregoing, the Company shall not, and shall cause each of its Subsidiaries not to:
(i) (A) amend or otherwise change the Certificate of Incorporation or Bylaws or (B) materially amend or otherwise materially change the applicable governing instruments of any Subsidiary of the Company;

(ii) make any acquisition of (whether by merger, consolidation or acquisition of stock, assets or otherwise), or make any investment in any interest in, any Person, corporation, partnership or other business organization or division thereof, in each case, except for (A) purchases of inventory and other assets, excluding real property, in the ordinary course of business consistent with past practice or pursuant to existing Contracts, (B) acquisitions or investments with a fair market value or purchase price not to exceed $2,500,000 in the aggregate or (C) any wholly owned Subsidiaries of the Company;
(iii) grant, issue, sell, encumber, pledge or dispose of (or authorize the grant, issuance, sale, encumbrance, pledge or disposition of) any shares of capital stock, voting securities or other ownership interest, or any puts, calls, options, warrants, convertible securities or other rights or commitments of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments) of the Company or any of its Subsidiaries (except for (A) the issuance of shares of Common Stock upon the exercise, vesting or settlement of Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms, or (B) any issuance, sale or disposition to the Company or a wholly owned Subsidiary of the Company by any wholly owned Subsidiary of the Company);
(iv) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (except for (A) the acquisition of Shares tendered by directors or employees in connection with a cashless exercise of Options or in order to pay Taxes in connection with the exercise of Options or (B) the settlement of any RSU Awards or PSU Awards, in each case, outstanding as of the date of this Agreement pursuant to the terms of the applicable Company Stock Plan), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s Subsidiaries;
(v) except under the Company’s Credit Facilities, create or incur any Lien, other than Permitted Liens, on any material assets of the Company or its Subsidiaries, except for Liens that are expressly required by or automatically effected by Contracts in place as of the date hereof;
(vi) make any loans, advances or capital contributions to any Person (other than to the Company or any of its wholly owned Subsidiaries) except (A) advances to directors, employees or consultants of the Company and any of its Subsidiaries for travel and other business related expenses in the ordinary course of business consistent with past practice and in compliance with the Company’s policies related thereto, (B) advances of expenses as required under the Certificate of Incorporation or the Bylaws or (C) upfront payments for services to be provided or products to be supplied to the extent required under any Material Contract in effect as of the date of this Agreement;
(vii) sell, assign, transfer or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any Person, corporation, partnership or other business organization or division thereof or otherwise sell, assign, transfer, exclusively license, abandon, allow to expire or lapse or dispose of any assets, rights or properties other than (A) sales, dispositions or licensing of equipment or inventory and other assets in the ordinary course of business consistent with past practice or pursuant to the terms of existing Contracts set forth on Section 5.1(b)(vii)(A) of the Company Disclosure Letter and made available to Parent, but excluding sales of real property, (B) assignments of leases or sub-leases, in each case, in the ordinary course of business or in connection with dispositions of assets that are otherwise permitted hereunder, (C) sales of marketable securities or dispositions of obsolete assets, inventory or equipment in the ordinary course of business, (D) sales among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (E) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, (F) natural statutory expirations of registrations and pending applications for Intellectual Property owned by the Company and its Subsidiaries, (G) sales or dispositions of real property (x) pursuant to existing Real Property Purchase Contracts set forth on Section 5.1(b)(vii)(G) of the Company Disclosure Letter and made available to Parent or (y) otherwise identified in Section 5.1(b)(vii)(G) of the Company Disclosure Letter, or (H) other sales, assignments, expirations or dispositions of assets, rights or properties (in the case of this clause (H), other than Intellectual Property) to the Company or any wholly owned Subsidiary of the Company or of assets, rights or properties (in the case of this clause (H), other than Intellectual Property) with a value of less than $10,000,000 in the aggregate;
(viii) declare, set aside, make or pay, or set a record date for, any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (A) dividends or distributions by any direct or indirect wholly owned Subsidiary of the Company to it or to any other direct or indirect wholly owned

Subsidiary of the Company or (B) the accrual of dividends or dividend equivalent amounts by the Company in respect of any outstanding Company Equity Award in accordance with the terms of the applicable Company Stock Plan and award agreements in effect as of the date hereof and the payment of such accrued dividends or dividend equivalent amounts upon the vesting or settlement thereof, as applicable);
(ix) make or authorize any payment of, or accrual or commitment for, capital expenditures, except any such expenditure (A) within the thresholds set forth in Section 5.1(b)(ix) of the Company Disclosure Letter, (B) not in excess of 110% of the total amount with respect to each business unit for the applicable period, each as set forth in the current capital expenditures budget of the Company and its Subsidiaries set forth in Section 5.1(b)(ix) of the Company Disclosure Letter, (C) not in excess of $5,000,000 (net of insurance proceeds receivable by the Company or any of its Subsidiaries) in the aggregate that the Company reasonably determines are necessary to avoid a material business interruption or maintain the safety and integrity of any asset or property in response to any unanticipated and subsequently discovered events, occurrences or developments or (D) paid by any wholly owned Subsidiary of the Company to the Company or to any other wholly owned Subsidiary of the Company;
(x) other than in the ordinary course of business consistent with past practice or as reasonably required to effect any other transaction permitted under this Section 5.1(b), enter into any Contract that would have been a Material Contract under clauses (i), (ii), (iii), (iv), (v), (vi), (viii), (x), (xii) or (xiii) of Section 3.8(a) had it been entered into prior to this Agreement, amend, modify or terminate any Material Contract, in each case, in a manner materially adverse to the Company, or waive, release or assign any material rights or claims thereunder, other than (A) expirations and renewals of any Material Contract in the ordinary course of business consistent with past practice in accordance with the terms thereof in effect as of the date of this Agreement, (B) non-exclusive licenses, covenants not to sue, releases, waivers or other non-exclusive rights of Intellectual Property or (C) any agreement among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(xi) except for borrowings under the Company’s Credit Facilities and except for intercompany loans between the Company and any of its wholly owned Subsidiaries or between any wholly owned Subsidiaries of the Company permitted to be made under the Company’s Credit Facilities, incur, amend, refinance or prepay any indebtedness for borrowed money, or assume, guarantee, become liable for or endorse the obligations of any Person (other than a wholly owned Subsidiary of the Company), in each case, in excess of $10,000,000 in the aggregate, other than (A) indebtedness for borrowed money incurred under lines of credit existing as of the date of this Agreement, (B) indebtedness incurred in connection with a refinancing or replacement of existing indebtedness (but, in all cases, which refinancing or replacement shall not increase the aggregate amount of indebtedness permitted to be outstanding thereunder and, in each case, on customary commercial terms), (C) indebtedness incurred pursuant to letters of credit, performance bonds or other similar arrangements or otherwise incurred in the ordinary course of business, or (D) interest, exchange rate and commodity swaps, options, futures, forward contracts and similar derivatives or other hedging Contracts (1) not entered for speculative purposes and (2) entered into in the ordinary course of business or which can be terminated on ninety (90) days’ or less notice without penalty;
(xii) except as expressly contemplated by this Agreement or as required by the terms of any Company Plan set forth on Section 3.11(a) of the Company Disclosure Letter as in effect on the date of this Agreement, (A) increase the compensation or benefits of any Company Service Provider (except in the ordinary course of business consistent with past practice with respect to employees who are not executive officers, including pursuant to the Company’s regular merit review process, and with respect to any ordinary-course new hires or promotions), (B) grant any new rights to severance or termination pay to any Company Service Provider not provided for under any Company Plan (except in the ordinary course of business consistent with past practice or as required by applicable Law), (C) establish, enter into, amend or terminate any employment, consulting or severance agreement with any Company Service Provider, other than offers of employment or consulting agreements with new Company Service Providers with annual cash compensation (including target bonus) of less than $250,000 permitted to be hired or engaged under Section 5.1(b)(xii)(E) below, in each case, which do not provide for transaction-based or equity-based compensation or severance or other rights following a termination of employment, (D) accelerate the vesting or payment of any compensation or benefits of any Company Service Provider, (E) terminate without “cause” (as determined consistent with past practice) any Company Service Provider with an annual base salary in excess of $250,000 or hire or engage any new Company Service Provider with annual cash compensation (including target bonus) in excess of $250,000 (except to replace a terminated employee on substantially the same terms, but without any transaction-based or equity-based compensation or severance or other rights to compensation or benefits following a termination of employment), (F) enter into, amend or terminate any Company Plan (or any plan, program, agreement or arrangement that would be a Company Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder (including any equity- or equity-based awards under any Company Stock Plan), except for amendments to qualified defined contribution retirement or health and welfare Company Plans made in the ordinary course of business that do not materially increase the expense of maintaining such Company Plans or the liabilities under such plan, (G) fund any payments or benefits that are payable or to be provided under any Company Plan, (H) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar employee or labor organization (or enter into negotiations to do any of the foregoing), (I) recognize or certify any labor union, works council, bargaining representative, or any other similar organization as the bargaining representative for any employee of the Company or any of its subsidiaries, (J) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that could implicate the Worker Adjustment and Retraining Notification Act, WARN Act or any similar state law, or (K) waive or release any noncompetition, non-solicitation, nondisclosure, noninterference, non-disparagement, or other restrictive covenant obligation of any Company Service Provider, other than a limited waiver or release of a non-solicitation of employees covenant in the ordinary course of business with respect to any Company Service Provider with annual cash compensation (including target bonus) below $150,000 in exchange for a customary release of claims in favor of the Company and its Subsidiaries;
(xiii) make any material change in any accounting principles, except as may be required to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;
(xiv) other than as required by applicable Law or GAAP, (A) make any material change to any method of Tax accounting, (B) make or change any material Tax election, (C) surrender any claim for a refund of material Taxes, (D) enter into any closing agreement with respect to any material Taxes, (E) amend any material Tax Return, (F) settle or compromise any material Tax liability, audit, claim, assessment or other proceeding, (G) seek any material Tax ruling from any Governmental Entity, or (H) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment;
(xv) other than as required by applicable Law, enter into or amend in any material respect any collective bargaining agreement with any labor organization or other representative of any employees of the Company or its Subsidiaries;
(xvi) other than any Transaction Litigation, settle or compromise any litigation or other Actions, other than settlements or compromises of litigation or other Actions (A) where the amount paid (net of insurance proceeds receivable) does not exceed $7,500,000 in the aggregate (net of any insurance proceeds and indemnity, contribution or similar payments actually received by the Company or its Subsidiaries in respect thereof) or, if greater, does not exceed the total amount reserved for such matter in the Company’s financial statements or (B) where the amount is paid or reimbursed by an insurance carrier or a third party under an indemnity or similar obligation, in each case, that does not does not involve any admission of wrongdoing or material injunctive or other material equitable relief and provides, in customary form, for the unconditional release of the Company and its Subsidiaries, as applicable, from all liabilities and obligations in connection with such litigation or Action;
(xvii) merge or consolidate with any Person or adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Company or voluntarily file for bankruptcy or any similar proceeding; or
(xviii) enter into any new material line of business outside its existing business as of the date of this Agreement or cease doing business in any of its existing lines of business as of the date of this Agreement (or discontinue or close any existing business divisions as of the date of this Agreement);
(xix) fail to use reasonable best efforts to keep in full force and effect insurance comparable in amount and scope to coverage currently maintained by the Company and its Subsidiaries;
(xx) take any of the actions set forth on Section 5.1(b)(xx) of the Company Disclosure Letter; and
(xxi) agree, authorize or commit to do any of the foregoing actions described in Section 5.1(b)(i) through Section 5.1(b)(xx).
Section 5.2 No Control of Other Party’s Business. Without in any way limiting any Party’s rights or obligations under this Agreement (including Section 5.1), nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this

Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.1 Non-Solicitation; Acquisition Proposals; Change of Recommendation.
(a) No Solicitation. From the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.1, the Company shall not, shall cause its Subsidiaries not to, and shall direct its and their respective directors, officers, employees, agents, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”), directly or indirectly, not to, (i) initiate, solicit, propose, knowingly assist, knowingly encourage (including by way of furnishing information) or knowingly take any action to facilitate any inquiry, proposal, indication of interest or offer regarding, or the making of, any Acquisition Proposal (or any inquiries, proposals, indications of interest, or offers that could reasonably be expected to lead to an Acquisition Proposal), (ii) engage in, continue or otherwise participate in any discussions with or negotiations with any Person relating to, or furnish any non-public information to any Person (other than Parent, Merger Sub or their Representatives) in connection with any Acquisition Proposal (or any inquiries, proposals, indications of interest or offers that could reasonably be expected to lead to an Acquisition Proposal) (other than to state that the terms of this provision prohibit such discussions or negotiations), (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) negotiate, execute or enter into any merger agreement, acquisition agreement or other similar definitive agreement, or any letter of intent, commitment, agreement in principle or similar agreement, for any Acquisition Proposal, or any Contract that would require the Company to abandon, terminate or fail to consummate the Merger or the transactions contemplated by this Agreement (other than an Acceptable Confidentiality Agreement executed in accordance with Section 6.1(b)(ii)) or (v) agree or resolve to take, or take, any of the actions prohibited by clauses (i)-(iv) of this sentence; provided, that it is understood and agreed that any determination or action by the Board of Directors of the Company permitted under Section 6.1(b) or Section 6.1(c) shall not be deemed to be a breach or violation of this Section 6.1(a).
(b) Exceptions. Notwithstanding anything to the contrary in Section 6.1 or Section 6.3, but subject to compliance with the remainder of this Article VI, nothing contained in this Agreement shall prevent the Company or its Board of Directors from:
(i) complying with its disclosure obligations under applicable Law or the rules and policies of the NASDAQ Global Select Market, from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), making a “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company) or from making any legally required disclosure to stockholders, in each case, with regard to the transactions contemplated by this Agreement or an Acquisition Proposal (as determined in good faith by the Board of Directors of the Company after consultation with outside legal counsel); provided, that this Section 6.1(b)(i) shall not be deemed to permit the Board of Directors of the Company to make a Change of Recommendation except to the extent otherwise permitted by this Section 6.1;
(ii) prior to (but not after) obtaining the Company Requisite Vote, responding to any Person or group of Persons (and their respective Representatives) who has made an unsolicited bona fide written Acquisition Proposal after the date hereof that was not solicited in material breach of Section 6.1(a), solely for the purpose of clarifying such Acquisition Proposal and the terms thereof;
(iii) prior to (but not after) obtaining the Company Requisite Vote, (A) engaging in any communications, negotiations or discussions with any Person or group of Persons (and their respective Representatives) who has made an unsolicited bona fide written Acquisition Proposal after the date hereof that was not solicited in material breach of Section 6.1(a) (which negotiations or discussions need not be solely for clarification purposes), or (B) providing access to the Company’s or any of its Subsidiaries’ properties, employees, books and records and providing information or data in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal after the date hereof that was not solicited in material breach of Section 6.1(a), in the case of clause (A) or (B), if and only if the Board of Directors of the Company shall have (1) determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that, based on the information then available, such Acquisition Proposal constitutes or would reasonably be expected to constitute, result in or lead to a Superior Proposal and (2) received from the Person who has made such Acquisition Proposal an executed Acceptable Confidentiality Agreement; provided, that the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially at the same time it is provided to such Person;
(iv) prior to (but not after) obtaining the Company Requisite Vote, making a Change of Recommendation (only to the extent permitted by Section 6.1(c)(ii) or Section 6.1(c)(iii)); or
(v) resolving, authorizing, committing or agreeing to take any of the foregoing actions, only to the extent such actions would be permitted by the foregoing clauses (i) through (iv). For the avoidance of doubt, a factually accurate public statement by the Company or the Board of Directors of the Company (or a committee thereof) that (A) describes the Company’s receipt of an Acquisition Proposal, (B) identifies the Person or group of Persons making such Acquisition Proposal, (C) provides the material terms of such Acquisition Proposal or (D) describes the operation of this Agreement with respect thereto will not, in any case, be deemed to be (1) an adoption, approval or recommendation with respect to such Acquisition Proposal or (2) a Change of Recommendation.
(c) Change of Recommendation.
(i) From the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.1, except to the extent permitted by Section 6.1(c)(ii) or Section 6.1(c)(iii), the Board of Directors of the Company shall not make a Change of Recommendation.
(ii) Notwithstanding anything in this Agreement to the contrary, prior to the time, but not after, the Company Requisite Vote is obtained, if an unsolicited bona fide written Acquisition Proposal that did not otherwise result from a material breach of Section 6.1(a) is received by the Company and the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and its financial advisor(s), that such Acquisition Proposal would, if consummated, constitute a Superior Proposal, the Board of Directors of the Company may, if and only if the Board of Directors of the Company has determined, in good faith after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, (A) effect a Change of Recommendation or (B) terminate this Agreement pursuant to Section 8.1(d)(ii) in order to enter into a definitive written agreement providing for such Superior Proposal; provided, however, that the Company pays to Parent any Company Termination Payment required to be paid pursuant to Section 8.2(b)(i); provided, further, that, prior to taking any action described in the foregoing clauses (A) or (B), (1) the Company shall give Parent written notice four (4) Business Days in advance (such period from the time the Company Notice is provided until 11:59 p.m., New York City time, on the fourth (4th) Business Day immediately following the day on which the Company delivered the Company Notice, the “Notice Period”), which notice shall set forth in writing that the Board of Directors of the Company intends to consider whether to take such action and including copies of, or the material terms and conditions of, the Acquisition Proposal that is the basis of the proposed action of the Board of Directors of the Company (including the identity of the party making such Acquisition Proposal) and unredacted copies of the proposed agreement (if any) and copies of all other documents containing material terms and conditions of such Acquisition Proposal (such notice, the “Company Notice”), (2) after giving such Company Notice and prior to taking any action described in the foregoing clauses (A) or (B), the Company shall, and shall direct its Representatives to, negotiate in good faith with Parent (to the extent requested by Parent), to enable Parent to propose revisions to the terms of this Agreement such that the Acquisition Proposal would no longer constitute a Superior Proposal and (3) at the end of the Notice Period, prior to and as a condition to taking any action described in the foregoing clauses (A) or (B), the Board of Directors of the Company shall take into account in good faith any changes to the terms of this Agreement proposed in writing by Parent in response to the Company Notice and any other information offered by Parent in response to the Company Notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that such Acquisition Proposal continues to constitute a Superior Proposal, if such changes proposed in writing by Parent (if any) were to be given effect. Any material amendment, revision or supplement to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of Section 6.1(d) and this Section 6.1(c)(ii) and will require a new Company Notice, except that references in this Section 6.1(c)(ii) to “four (4) Business Days” shall be deemed to be references to “three (3) Business Days” and such three (3)-Business Day period shall expire at 11:59 p.m., New York City time, on the third (3nd) Business Day immediately following the day on which such new Company Notice is delivered (it being understood and agreed that in no event shall any such additional three (3)-Business Day Notice Period be deemed to shorten the initial four (4)-Business Day Notice Period).

(iii) Notwithstanding anything in this Agreement to the contrary, prior to the time, but not after, the Company Requisite Vote is obtained, the Board of Directors of the Company may effect a Change of Recommendation if (A) an Intervening Event has occurred, and (B) prior to taking such action, the Board of Directors of the Company has determined in good faith, after consultation with its outside legal counsel and its financial advisor(s), that failure to take such action in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that prior to effecting such Change of Recommendation, (x) the Company shall give Parent a Company Notice four (4) Business Days in advance, which notice shall include a reasonably detailed description of such Intervening Event and the rationale for the Change of Recommendation, (y) after giving such Company Notice and prior to effecting a Change of Recommendation, the Company shall, and shall direct its Representatives to, negotiate in good faith with Parent (to the extent requested by Parent) to enable Parent to propose revisions to the terms of this Agreement and (C) at the end of the Notice Period, prior to and as a condition to effecting a Change of Recommendation, the Board of Directors of the Company shall take into account in good faith any changes to the terms of this Agreement proposed in writing by Parent in response to the Company Notice and any other information offered by Parent in response to the Company Notice, and shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that (1) such Intervening Event remains in effect and (2) the failure to effect a Change of Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law if such changes proposed in writing by Parent (if any) were to be given effect.
(d) Notice of Acquisition Proposals. The Company agrees that, following the date hereof, it shall promptly (and in any event within forty-eight (48) hours) give notice to Parent in writing of the receipt of any Acquisition Proposal or any indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal, including any proposed agreements received by the Company relating to such Acquisition Proposal that are provided in writing, which notice shall include a copy of, or the material terms and conditions of and the identity of the Person making, such proposal and thereafter shall keep Parent informed, on a reasonably current basis, of the status and material terms of any such proposals or offers (including any material amendments or proposed material amendments thereto) and the status of any such discussions or negotiations and promptly provide (and in any event within forty-eight (48) hours) to Parent any material nonpublic information concerning the Company provided to any other Person in connection with any Acquisition Proposal that was not previously provided to Parent prior to or substantially at the same time as provided to such other Person. The Company agrees that it will not, directly or indirectly, enter into any agreement with any person which prohibits the Company from providing any information to Parent in accordance with this Section 6.1.
(e) Existing Discussions. The Company agrees that, following the date hereof, it shall, and shall cause its Subsidiaries and direct its and their respective Representatives to, (i) immediately cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal (or any inquiries, proposals, indications of interests or offers that would reasonably be expected to lead to an Acquisition Proposal), in each case that exist as of the date hereof, (ii) promptly request each Person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company (or any other transaction that would constitute an Acquisition Proposal) to return or destroy all confidential information furnished to such Person by or on behalf of it or any of its Subsidiaries or its or their Representatives in the twelve (12) months immediately prior to the date hereof and (iii) promptly terminate all physical and electronic data access previously granted to such Persons. Any violation of this Section 6.1 by any Representative of the Company or its Subsidiaries acting in an authorized capacity on behalf of the Company or its Subsidiaries shall be deemed to be a breach of this Section 6.1 by the Company. Notwithstanding anything to the contrary herein, subject to compliance with this Section 6.1, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement (or any confidentiality or standstill provision of any agreement) solely to the extent necessary to allow for a confidential Acquisition Proposal to be made to the Board of Directors so long as the Company promptly (and in any event within forty-eight (48) hours) notifies Parent thereof (including the identity of such counterparty ) after granting any such waiver, amendment or release.
(f) For purposes of this Agreement, the following terms shall have the meanings assigned below:
(i) “Acquisition Proposal” means any proposal or offer from any Person or group of Persons (other than the Affiliates of the Company or Parent, Merger Sub or their respective Affiliates) relating to (A) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, by any Person or group (as defined under Section 13 of the Exchange Act) of a business that constitutes twenty percent (20%) or more of the net revenues, net income or fair market value (as determined in good faith by the Board of Directors of the Company) of the consolidated total assets (it being understood that total assets include equity securities of Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole, (B) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, resulting in any Person or group (as defined under Section 13 of the Exchange Act) beneficially owning twenty percent (20%) or more of the total voting power of the equity securities of the Company, (C) any tender offer or exchange offer that, if consummated, would result in any Person or group (as defined under Section 13 of the Exchange Act) beneficially owning twenty percent (20%) or more of the total voting power of the equity securities of the Company or (D) any merger (including a reverse merger in which the Company is the surviving corporation), reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary of the Company whose business constitutes twenty percent (20%) or more of the net revenues, net income or fair market value (as determined in good faith by the Board of Directors of the Company) of the consolidated total assets (it being understood that total assets include equity securities of Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole), in each case of clauses (A) through (D), other than the transactions contemplated by this Agreement; provided, that any proposal or offer to the extent related to any purchase of assets, properties or businesses to be divested or held separate pursuant to a Regulatory Remedy in accordance with Section 6.4 shall not be deemed an Acquisition Proposal.
(ii) “Intervening Event” means any material event, development, change, effect or occurrence (but specifically excluding any Acquisition Proposal or Superior Proposal) that materially affects the business, financial condition or operations of the Company and was not known and was not reasonably foreseeable by the Board of Directors of the Company as of the date of this Agreement (or, if known or reasonably foreseeable, the material consequences of which were not known and were not reasonably foreseeable by the Board of Directors of the Company as of the date of this Agreement), which becomes known to the Company or to the Board of Directors of the Company after the date of this Agreement and prior to the Company Requisite Vote; provided, that in no event shall changes in the market price or trading volume of any securities of the Company or its Subsidiaries or any change in credit rating or the fact that the Company meets or exceeds internal or published estimates, projections, forecasts or predictions for any period in and of themselves constitute an Intervening Event (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of “Intervening Event”, be taken into account in determining whether an Intervening Event has occurred); provided, that the receipt, existence or terms of an Acquisition Proposal or Superior Proposal or any matter relating thereto or consequence thereof shall not be deemed to be an Intervening Event hereunder.
(iii) “Superior Proposal” means a bona fide and written Acquisition Proposal (except that the references in the definition thereof to “twenty percent (20%) or more” shall be deemed to be references to “fifty percent (50%) or more”) that the Board of Directors of the Company, after consultation with its outside legal counsel and its financial advisor(s), in good faith determines (A) is reasonably likely to be consummated in accordance with its terms and (B) would, if consummated, result in a transaction that is more favorable (including from a financial point of view) to the stockholders of the Company than the transactions contemplated hereby, in each case after taking into account all such factors and matters deemed relevant in good faith by the Board of Directors of the Company, including legal, financial (including the financing terms of any such proposal), regulatory and stockholder approval requirements, the sources, availability and terms of any financing, financing market conditions and the existence of any financing contingency, the likelihood of termination, the likely timing of and prospects for closing, including any required third-party approvals, the identity of and any prior dealings with the Person or Persons making the proposal, timing or other aspects of such proposal and the transactions contemplated hereby, any breakup fees, expense reimbursement provisions and financial terms, and any other aspects considered relevant by the Board of Directors of the Company in good faith and after taking into account any changes to the terms of this Agreement irrevocably offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.1(c)(ii).
Section 6.2 Proxy Statement.
(a) The Company shall, with the assistance of Parent, prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement (and in no event later than twenty-five (25) Business Days following the date of this Agreement), the Proxy Statement. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Unless the Board of Directors of the Company has made a Change of Recommendation in accordance with Section 6.1(c)(ii) or Section 6.1(c)(iii), the Recommendation shall be included in the Proxy Statement.
(b) Subject to applicable Law, and anything in this Agreement to the contrary notwithstanding, prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall consult with and provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response, which comments the Company shall consider in good faith. Each of Parent and Merger Sub shall furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all written correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall use its reasonable best efforts to (with the assistance of, and after consultation with, Parent) resolve all SEC comments with respect to the Proxy Statement as promptly as reasonably practicable after receipt thereof, including filing any amendments or supplements as may be required (and in advance of any such filing, provide Parent and its counsel with a reasonable opportunity to review and to comment on such amendments or supplements (subject to applicable Law), which comments the Company shall consider in good faith). The Company shall file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Stockholders Meeting promptly after the date on which the Company is made aware that the SEC will not review the Proxy Statement or has no further comments on the Proxy Statement; provided, that if the SEC has failed to affirmatively notify the Company on or prior to the date that is ten (10) calendar days after the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then such mailing shall occur reasonably promptly after such date.
(c) If at any time prior to the Stockholders Meeting any information relating to the Company, Parent or any of their respective Affiliates should be discovered by a Party, which information would require any amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party in writing and the Company shall prepare (with the assistance of and in good faith consultation with Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement, as so corrected or supplemented, promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law.
Section 6.3 Stockholders Meeting.
(a) The Company, acting through its Board of Directors (or a committee thereof), shall, as promptly as reasonably practicable following the earlier of the date on which the Company is made aware that the SEC (x) will not review the Proxy Statement or (y) has no further comments on the Proxy Statement, take all action required under the DGCL, the Certificate of Incorporation, the Bylaws and the applicable requirements of the NASDAQ Global Select Market necessary to promptly and duly call, give notice of, convene and hold as promptly as reasonably practicable a meeting of its stockholders for the purpose of (i) approving and adopting this Agreement and the transactions contemplated hereby, including the Merger, and (ii) if and only if required by the DGCL, the Certificate of Incorporation, the Bylaws or the applicable requirements of the NASDAQ Global Select Market or otherwise mutually agreed by Parent and the Company, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger or the transactions contemplated by a merger agreement (including any adjournment or postponement thereof, the “Stockholders Meeting”); provided, that the Company may (and shall in the case of the following clause (B) or (C) upon the request of Parent) postpone, recess or adjourn such meeting (A) to the extent required by Law or fiduciary duty (as determined by the Board of Directors of the Company in good faith after consultation with its outside legal counsel), (B) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Requisite Vote, (C) if, as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting or (D) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Board of Directors of the Company has determined, in good faith after consultation with outside counsel, is necessary under applicable Law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting; provided, however, that any such postponement or adjournment of the Stockholders’ Meeting pursuant to clauses (A), (B) or (C) shall not exceed twenty (20) Business Days without Parent’s written consent (not to be unreasonably condition, withheld or delayed). The Company shall cooperate with and keep Parent reasonably informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders.
(b) The Company, acting through its Board of Directors (or a committee thereof), shall (1) include in the Proxy Statement the Recommendation (subject to Section 6.1(b)(iv)), and, subject to the consent of such Financial Advisor, the written opinion of the Financial Advisor, and (2) use its reasonable best efforts to solicit proxies in favor of the Company Requisite Vote and to obtain the Company Requisite Vote (it being understood that the foregoing shall not require the Board of Directors of the Company to recommend in favor of the adoption of this Agreement if a Change of Recommendation has been effected in accordance with Section 6.1(c)(ii) or Section 6.1(c)(iii)); provided, that the Board of Directors of the Company may (A) fail to include the Recommendation in the Proxy Statement, (B) withdraw, modify, amend, qualify or change the Recommendation, (C) fail to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9 against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act for outstanding shares of Common Stock (other than by Parent or an Affiliate of Parent), in each case, within ten (10) Business Days after the commencement thereof, it being understood and agreed that, for all purposes of this Agreement, a communication by the Board of Directors of the Company to the stockholders of the Company in accordance with Rule 14d-9(f) of the Exchange Act, or in any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, shall not, in and of itself, be deemed to constitute a Change of Recommendation (so long as any such disclosure does not include any statement that constitutes, and does not otherwise constitute, a Change of Recommendation), or (D) formally resolve to effect or publicly announce an intention or resolution to effect any of the foregoing (any of the actions described in the foregoing clauses (A) through (D), a “Change of Recommendation”), in each case solely in accordance with the terms and conditions of Section 6.1(c)(ii) or Section 6.1(c)(iii) and, following such Change of Recommendation, may fail to use such reasonable best efforts; provided, however, that, for the avoidance of doubt, none of (I) the determination by the Board of Directors of the Company that an Acquisition Proposal constitutes a Superior Proposal, (II) the taking of any action by the Company, its Board of Directors or any of its Representatives permitted by Section 6.1(b), (III) the delivery by the Company to Parent of any notice contemplated by Section 6.1(c)(ii) or Section 6.1(c)(iii) or (IV) the public disclosure, in and of itself, of the items in clauses (I) through (III) if required by applicable Law, will in and of itself constitute a Change of Recommendation.
Section 6.4 Further Action; Efforts.
(a) Subject to the terms and conditions of this Agreement, each Party shall (and, in the case of Parent, shall cause the Parent Group to) use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations or pursuant to any contract or agreement to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and advisable (and in any event no later than the End Date) and to consummate the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including (i) preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings, (ii) obtaining as promptly as reasonably practicable (and in any event no later than the End Date) all actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the transactions contemplated by this Agreement and (iii) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, (A) each Party hereto agrees to file, or cause to be filed, all appropriate Notification and Report Forms pursuant to the HSR Act within 20 Business Days after the date hereof, and to cause the filings made under the HSR Act to be considered for a grant of “early termination,” and (B) each Party hereto agrees to and to file, or cause to be filed, any filing (or, for jurisdictions where submission of a draft prior to formal notification is appropriate, a draft thereof) required under any other applicable Antitrust or Foreign Investment Law, and any such filing or draft thereof listed in Section 6.4(a) of the Company Disclosure Letter, with respect to the transactions contemplated hereby as promptly as practicable and in any event within 20 Business Days of the date hereof (unless otherwise agreed to by the Parties), and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or such other Antitrust or Foreign Investment Law and to take any and all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or such other Antitrust or Foreign Investment Law as soon as practicable.
(b) In connection with the efforts and obligations referenced in Section 6.4(a) to obtain all requisite actions or nonactions, waivers, consents, registrations, expirations or terminations of waiting periods, approvals, permits and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust or Foreign Investment Law, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall (i) consult and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable Law, furnish to the other Party as promptly as reasonably practicable all information required for any application or other filing to be made by the other Party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement, (iii) promptly notify the other Party of any communication received by such Party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity, and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and, subject to applicable Law, furnish the other Party promptly with copies of all correspondence, filings and communications between them and the FTC, the DOJ or any other Governmental Entity with respect to the transactions contemplated by this Agreement, (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the FTC, the DOJ or by any other Governmental Entity in respect of such registrations, declarations and filings or such transactions and (v) permit the other Party to review any communication given by it to, and consult with each other in advance, and consider in good faith the other Party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person. No Party shall independently participate in any substantive meeting or communication with any Governmental Entity in respect of any such filing, investigation or other inquiry relating to Section 6.4(a) or Section 6.4(b) without giving the other Parties sufficient prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend or participate in such meeting or communication. Without limiting the foregoing, Parent shall have the right to direct the strategy with respect to actions to obtain all required approvals relating to Section 6.4(a), including deciding whether the Parties commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period, “pull-and-refile” pursuant to 16 C.F.R. 804.16 any filing made under the HSR Act, enter into a timing agreement, including any agreement to delay the consummation or not to consummate the transactions contemplated by this Agreement; provided that Parent shall cooperate and consult in good faith with the Company regarding such action.
(c) Notwithstanding anything to the contrary set forth in this Agreement, and in furtherance and not in limitation of the foregoing, Parent shall, and shall cause each member of the Parent Group to, take any and all steps necessary, proper or advisable to (i) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust or Foreign Investment Law or (ii) avoid the entry of, effect the dissolution of, and have vacated, modified, suspended, eliminated, lifted, reversed or overturned, any decree, decision, determination, order or judgment entered or issued, or that becomes reasonably foreseeable to be entered or issued, that would, or would reasonably be expected to, prevent, restrain, enjoin, prohibit, make unlawful, restrict or delay the consummation of the contemplated transactions, so as to enable the Parties to close the contemplated transactions as expeditiously as practicable (but in no event later than the End Date), including (A) the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any Person or entity (including any Governmental Entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement and (B) (1) proposing, negotiating, committing to, agreeing to and effecting, by consent decree, hold separate orders or otherwise, the sale, lease, divestiture, disposition or license (or holding separate pending such disposition) of any assets, operations, rights, product lines, licenses, properties, products, rights, services or businesses of Parent or any member of the Parent Group, or the Company or its Subsidiaries or any interest therein, (2) otherwise taking or committing or agreeing to restrictions or actions that, after the Effective Time, would limit Parent’s, any member of the Parent Group’s or the Company’s or its Subsidiaries’ freedom of action or operations with respect to, or its or their ability to retain, any assets, operations, rights, product lines, licenses, properties, products, services or businesses of Parent, the Parent Group or the Company or its Subsidiaries or any interest or interests therein, (3) restricting, limiting or eliminating any governance rights (including voting power, consent rights, board of directors nomination or designation rights, board observer rights and ownership or equity interests) with respect to Parent or its Affiliates (including the Company) and their respective Subsidiaries or (4) agreeing to enter into, modify or terminate existing contractual relationships, contractual rights or contractual obligations, and promptly effecting the sale, lease, license, divestiture, disposal and holding separate of, assets, operations, rights, product lines, licenses, properties, products, services or businesses of Parent, the Parent Group or the Company or its Subsidiaries or any interest or interests therein and the entry into agreements with, and submission to orders of, the relevant Governmental Entity giving effect thereto or to such restrictions or actions (such sale, lease, license, divestiture, disposal and holding separate or other action described in clause (B), a “Regulatory Remedy”). Nothing in this Section 6.4(c) shall require the Company to effectuate or agree to effectuate any Regulatory Remedy unless such Regulatory

Remedy is conditioned upon the Closing and only effective following the Closing. Notwithstanding the foregoing or any other provision of this Agreement, Parent Group shall not be required to agree to any Regulatory Remedy with respect to (i) any Affiliate (other than the “ultimate parent entity” of Parent (as such term is defined in C.F.R. 801.1(a)(3)) and any Subsidiary of Parent) and, subject to clause (ii) hereof, each entity “controlled” by such “ultimate parent entity” (as such term is defined in 16 C.F.R. 801.1(a)(3)) or (ii) any Portfolio Company (other than with respect to the Company and its Subsidiaries).
(d) Subject to the obligations under Section 6.4(b) and Section 6.4(c), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement or by any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall, and Parent shall cause each member of the Parent Group to, cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, modified, suspended, eliminated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prevents, restrains, enjoins, prohibits, makes unlawful, restricts or delays consummation of the transactions contemplated by this Agreement, and (ii) Parent and Merger Sub shall, and Parent shall cause each member of the Parent Group to, defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, no Party shall be required to agree to any term or take any action in connection with its obligations under this Section 6.4(d) that is not conditioned upon consummation of the Merger. Notwithstanding the foregoing, except as expressly set forth in Article VII, obtaining any approval or consent from any Person pursuant to this Section 6.4 (including Section 6.4(a)(ii)) shall not be a condition to the obligations of the Parties to consummate the transactions contemplated by this Agreement.
(e) Parent shall, and shall cause its Subsidiaries, the “ultimate parent entity” of Parent (as such term is defined in C.F.R. 801.1(a)(3)) and each entity “controlled” by such “ultimate parent entity” (as such term is defined in C.F.R. 801.1(a)(3)), not to, take any action, including acquiring or agreeing to acquire, including by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any Person, corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, properties or equity interests, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation or such other action would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period under Antitrust or Foreign Investment Laws; (ii) materially increase the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement; (iii) materially increase the risk of not being able to remove any such order on appeal under Antitrust or Foreign Investment Laws; or (iv) otherwise materially delay or prevent the consummation of the transactions contemplated by this Agreement.
(f) Notwithstanding the foregoing, commercially or competitively sensitive information and materials of a Party may, as such Party may deem advisable and necessary, be provided to the other Party on an outside-counsel-only basis while, to the extent feasible, making a version in which the commercially or competitively sensitive information has been redacted available to the other Party. Materials provided to the other Party or its counsel may be redacted to remove references (i) concerning the Company’s or its advisors’ analysis of the valuation of the Company, (ii) as necessary to comply with contractual arrangements or address reasonable attorney-client privilege or confidentiality concerns or (iii) concerning other competitively sensitive material.
(g) Parent will be solely responsible for, and pay, all filing fees payable to Governmental Entities under any Antitrust or Foreign Investment Law.
Section 6.5 Notification of Certain Matters. The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent or (b) any Actions commenced or, to the Knowledge of such Party, threatened in writing against, relating to, involving or otherwise affecting such Party or any of its Subsidiaries, which relate to the Merger or the other transactions contemplated hereby; provided, that the delivery of any notice pursuant to this Section 6.5 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice. The Parties agree and acknowledge that the Company’s, on the one hand, and Parent’s, on the other hand, compliance or failure of compliance with this Section 6.5 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.2(b) or Section 7.3(b), respectively, shall have been satisfied with respect to performance in all material respects with this Section 6.5.
Section 6.6 Access to Information; Confidentiality.
(a) Subject to applicable Law, from the date hereof to the Effective Time or the earlier valid termination of this Agreement, upon reasonable prior written notice from Parent, the Company shall, and shall cause its Subsidiaries to, and direct its and their respective officers, directors, employees and Representatives to, afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours to the Company’s and its Subsidiaries’ officers, employees, Contracts, books and records, offices and facilities, including the Owned Real Property and Leased Real Property, as reasonably necessary to facilitate consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such officers, employees and other authorized Representatives of their normal duties and shall not include any sampling, testing or analysis of any environmental media or building materials or any other environmental or subsurface sampling or testing without prior written consent of the Company.
(b) The foregoing provisions of Section 6.6(a) shall not require and shall not be construed to require the Company to permit any access to any of its officers, employees, agents, Contracts, books or records, or its properties, offices or other facilities, or to permit any inspection, review, sampling or audit, or to disclose or otherwise make available any information that in the reasonable judgment of the Company would (i) unreasonably interfere with the Company’s or its Subsidiaries’ business operations, (ii) result in the disclosure of any trade secrets of any third parties, competitively sensitive information (other than on an outside counsel only basis or through a “clean room” pursuant to a clean team confidentiality agreement), information reflecting the Company’s or its advisors’ analysis of the valuation of the Company or any of its Subsidiaries or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement, (iii) result in a violation of applicable Law, including any fiduciary duty, (iv) waive the protection of any attorney-client privilege or (v) result in the disclosure of any Personal Information that would reasonably be expected to expose the Company to the risk of liability under Privacy Laws. In the event that the Company objects to any request submitted pursuant to and in accordance with Section 6.6(a) and withholds information or access on the basis of the foregoing clauses (ii) through (v), the Company shall inform Parent as to the general nature of what is being withheld and shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments (including, if reasonably requested by Parent, entering into a joint defense agreement with Parent on customary and mutually acceptable terms if requested with respect to any such information). The Company may reasonably designate competitively sensitive material provided to Parent as “Outside-Counsel-Only Material” or with similar restrictions, which materials and the information contained therein shall be given only to the outside legal counsel of Parent, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the Parties. All requests for information made pursuant to this Section 6.6 shall be directed to the Person or Persons designated by the Company and all information exchanged or made available shall be governed by the terms of the Confidentiality Agreement.
(c) Each of Parent and Merger Sub shall comply with the terms and conditions of the Confidentiality Agreement, dated December 16, 2024, between the Company and Atlas FRM LLC (d/b/a Atlas Holdings LLC) (“Atlas”) (as it may be amended from time to time, the “Confidentiality Agreement”), and will hold, treat and use, and will cause its respective Representatives (as defined in the Confidentiality Agreement) to hold, treat and use, in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms until the Closing (at which time the Confidentiality Agreement, and all obligations of the parties thereto, shall terminate in full).
(d) Parent and the Company agree to use commercially reasonable efforts to take the actions set forth on Section 6.6(d) of the Company Disclosure Letter.
Section 6.7 Stock Exchange Delisting. Prior to the Closing Date, the Company shall use its reasonable best efforts to take, or cause to be taken, and Parent shall use its reasonable best efforts to cooperate with the Company with respect to, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable on its respective part under applicable Laws and the rules and policies of the NASDAQ Global Select Market to enable the delisting by the Surviving Corporation of the Shares from the NASDAQ Global Select Market as promptly as reasonably practicable after the Effective Time and the deregistration of the Shares under the Exchange Act at the Effective Time.
Section 6.8 Publicity. The initial press release regarding the Merger shall be a joint press release in form and substance mutually agreed by the Company and Parent and, except in connection with the receipt or existence of an Acquisition Proposal and matters related thereto or a Change of Recommendation (in each case, subject to the applicable terms of this Agreement) thereafter, the Company and Parent shall consult with each other prior to issuing, and give each other the reasonable opportunity to review, any press releases or other public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by applicable Law or by obligations pursuant to any listing agreement with, or rules of, any national securities exchange or interdealer quotation service or by the request of any Governmental Entity (or, in the case of the Company, by the fiduciary duties of the Board of Directors of the Company as reasonably determined by the Board of Directors of the Company in consultation with outside legal counsel), in each case, as determined in the good faith judgment of the Party proposing to make such release or other public announcement (in which case, such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party); provided, that (a) any such press release or public statement as may be required by applicable Law or any listing agreement with, or rules of, any national securities exchange may be issued prior to such consultation if the Party making the release or statement has used its reasonable best efforts to consult with the other Party on a timely basis and provide the other Party with an opportunity to review and comment on any such press release or public statement and (b) each Party may issue public announcements or make other public disclosures regarding this Agreement or the transactions contemplated hereby that consist solely of information previously disclosed in press releases or public statements previously approved by either Party or made by either Party in compliance with this Section 6.8 to the extent such disclosure is consistent in all material respects with the information previously disclosed not in violation of this Section 6.8 and still accurate at the time of such disclosure; provided, further, that the first sentence of this Section 6.8 shall not apply to (A) any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement and (B) internal announcements to employees which are not made public by the Company. Notwithstanding the foregoing, Parent, Merger Sub and their respective Affiliates may provide ordinary-course communications, including in connection with fundraising, marketing, informational or reporting activities, regarding this Agreement or any Transaction Document and the transactions contemplated hereby and thereby (including information related to Parent’s determination to enter into this Agreement) to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.
Section 6.9 Employee Matters.
(a) During the period (the “Benefit Continuation Period”) commencing on the Closing Date and ending on the earliest of (x) the first anniversary of the Closing Date, (y) December 31, 2026, and (z) the date on which the Continuing Employee’s employment terminates for any reason, except as may otherwise be agreed between Parent (or any of its Affiliates) and the applicable Continuing Employee, Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or its Subsidiaries who continues to be employed by the Surviving Corporation or any Subsidiary thereof as of the Effective Time (each, a “Continuing Employee”), (i) an annual base salary or hourly wage rate, as applicable, that is no less than the annual base salary or hourly wage rate, as applicable that was provided to such Continuing Employee immediately prior to the Effective Time, (ii) target annual cash bonus and commission opportunities that are comparable in the aggregate to the target annual cash bonus or commission opportunities that were provided to such Continuing Employee immediately prior to the Effective Time, and (iii) employee welfare and other benefits that are no less favorable in the aggregate than the employee welfare benefits and other benefits (excluding equity-based compensation, defined benefit pension, post-employment health or welfare, nonqualified deferred compensation and severance benefits) provided to such Continuing Employee immediately prior to the Effective Time. For the Benefits Continuation Period, Parent shall, or shall cause the Surviving Corporation to, maintain for the benefit of each Continuing Employee a severance or termination arrangement that is no less favorable than the severance or termination arrangements provided to such Continuing Employee immediately prior to the Effective Time, each of which is listed in Section 6.9(a) of the Company Disclosure Letter.
(b) With respect to each of the Company’s annual cash incentive plans (each, a “Company Incentive Plan”), for the fiscal year in which the Effective Time occurs, Parent shall, or shall cause each of its applicable Subsidiaries (including the Surviving Corporation, as applicable) to pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective Subsidiaries through the Bonus Payment Date (as defined below), at the same time or times that Parent, the Surviving Corporation or their applicable Subsidiary pays annual bonuses in respect of such fiscal year to other similarly situated employees thereof, but in no event later than March 15 immediately after the end of such fiscal year (such payment date, the “Bonus Payment Date”), a bonus for such fiscal year (the “Annual Bonus”) that is equal to the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year (as determined after giving appropriate effect to the transactions contemplated hereby).
(c) Parent acknowledges that the Company Plans in effect as of the Effective Time will remain obligations of the Surviving Corporation immediately following the Effective Time and that the Surviving Corporation will be contractually bound by such Company Plans to the same extent as the Company and its Subsidiaries were bound immediately prior to the Effective Time, in each case, subject to the amendment and termination provisions thereof. For purposes of any Company Plan containing a definition of “change in control” or “change of control” (or similar term), Parent hereby acknowledges that the Closing will be deemed to constitute a “change in control” or “change of control” (or similar applicable term).
(d) With respect to Parent’s and its Subsidiaries’ (including the Surviving Corporation’s) plans or programs providing employee benefits (including severance) to Continuing Employees after the Effective Time (the “New Plans”), Parent shall, or shall cause its applicable Subsidiary (including the Surviving Corporation and any Subsidiary thereof) to use reasonable best efforts to (i) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements, and eligibility waiting periods under any New Plan that is a welfare benefit plan to be waived with respect to Continuing Employees and their eligible dependents, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and eligibility waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time (such plans, collectively, the “Old Plans”), (ii) recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses paid by Continuing Employees and their covered dependents under the applicable Old Plan (including, for the avoidance of doubt, each COBRA participant and covered spouses and dependents) during the plan year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and the dependents thereof) will be eligible to participate during the portion of such plan year from and after the Effective Time and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Company Plan immediately prior to Closing, give each Continuing Employee service credit for such Continuing Employee’s employment with the Company (and its predecessors) for purposes of eligibility to participate, level of benefits, vesting (other than in respect of any incentive compensation plan or agreement) and benefit accrual (but excluding benefit accrual under any defined benefit pension plan, or retiree health and welfare arrangements) under each applicable New Plan.
(e) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any Affiliate of Parent, on the one hand, and the Continuing Employee, on the other hand, or any severance, benefit or other applicable plan, policy or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from amending or terminating any Company Plans in accordance with their terms or (iii) create any third-party rights in favor of any Company Employee (or any beneficiaries or dependents thereof).
Section 6.10 Directors’ and Officers’ Indemnification and Insurance.
(a) From and after the Effective Time until the six year anniversary of the date on which the Effective Time occurs, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of immediately prior to the Effective Time) and former director and officer of the Company or any of its Subsidiaries (in each case, when acting in such capacity) (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”), arising out of, relating to or in connection with matters existing or occurring at or prior to the Effective Time (including the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries or serving in such capacity at the request thereof, or any acts or omissions occurring or alleged to have occurred prior to the Effective Time in such person’s capacity as a director or officer of the Company or any of its

Subsidiaries or serving in such capacity at the request thereof), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under its Certificate of Incorporation and Bylaws in effect on the date of this Agreement (or the corresponding organizational documents of any Subsidiary of the Company) to indemnify such Person (and the Surviving Corporation shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceeding in accordance with the terms (and subject to the conditions) of the Certificate of Incorporation and Bylaws in effect on the date of this Agreement; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification pursuant to this Section 6.10). Notwithstanding anything to the contrary contained in this Section 6.10(a) or elsewhere in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Action, unless such settlement, compromise, consent or termination includes an unconditional release of all of the Indemnified Parties covered by the Action from all liability arising out of such Action.
(b) Any Indemnified Party wishing to claim indemnification under Section 6.10, upon learning of any such Proceeding, shall promptly notify Parent in writing thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices Parent, the Surviving Corporation or any of their respective Affiliates.
(c) The provisions in the Surviving Corporation’s certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers of the Company, as of the Effective Time, shall (i) be no less favorable to such directors and officers than such provisions contained in the Company’s Certificate of Incorporation and Bylaws in effect as of the date hereof and (ii) not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.
(d) The Company shall purchase from insurance carriers with equal or higher comparable credit ratings to the insurers under the Existing D&O Policies, no later than the Effective Time, a six (6)-year prepaid “tail” directors’ and officers’ liability insurance and fiduciary liability insurance policy (the “Tail Policy”) effective as of the Effective Time providing limits and terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries as of the date of this Agreement (the “Existing D&O Policies”) with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby; provided that the premium for such Tail Policy shall not exceed three hundred percent (300%) of the aggregate annual premium paid by the Company and its Subsidiaries for the Existing D&O Policies; provided, further, that if the premium for such Tail Policy would exceed such amount, the Company shall purchase the greatest amount of such coverage available for such amount. Parent agrees to cause the Surviving Corporation to honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries with any Indemnified Party in effect as of the date of this Agreement.
(e) If the Surviving Corporation or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.10.
(f) The provisions of this Section 6.10 shall survive the Merger for a period of six years following the Effective Time, and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs, successors, assigns and representatives.
(g) The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation or Bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, or under any applicable Contracts or Laws. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or its or their respective officers, directors and employees, it being understood that the indemnification provided for in this Section 6.10 is not prior to, or in substitution for, any such claims under any such policies.

Section 6.11 Parent Financing.
(a) Prior to the Closing Date, the Company agrees to use reasonable best efforts to provide, and shall cause its Subsidiaries and its and their respective officers, directors and employees to use, reasonable best efforts to provide and direct its Representatives to provide, in each case at Parent’s sole cost and expense, such cooperation as may be reasonably requested by Parent that is necessary or customary in connection with the arrangement of the Debt Financing, including using reasonable best efforts to:
(i) furnish to Parent (A) the Required Information and (B) such other pertinent and customary financial and operating information regarding the Company and its Subsidiaries as may be reasonably requested by Parent in connection with the Debt Financing; provided, that in connection with the foregoing clause (B), (1) the Company shall only be obligated to deliver such information to the extent such information may be obtained from the books and records of the Company and its Subsidiaries and (2) the Company shall not be obligated to furnish any of the Excluded Information;
(ii) upon reasonable prior notice, cause members of management (with appropriate seniority) of the Company and its Subsidiaries to participate in a reasonable number of meetings, presentations and roadshows with prospective lenders and investors, due diligence sessions (including accounting due diligence sessions), road shows, drafting sessions and sessions with the ratings agencies contemplated by the Debt Financing, in each case in connection with the Debt Financing, and at reasonable times and locations mutually agreed;
(iii) cause members of management of the Company to reasonably assist Parent and the sources of the Debt Financing (the “Debt Financing Sources”) in their preparation of (A) any bank information memoranda and related lender presentations, (B) offering memoranda or private placement memoranda, (C) materials for rating agency presentations and (D) other customary marketing materials (including by reasonably assisting in the preparation of such materials that do not include material non-public information); provided, that any such bank information memoranda or lender presentation or material that includes disclosure and financial statements with respect to the Company shall only reflect the Surviving Corporation as the obligor and no such bank information memoranda, lender presentations or materials shall be issued by the Company or its Subsidiaries (but, for the avoidance of doubt, may include authorization letters delivered by the Company with respect to its own information);
(iv) at least four (4) Business Days prior to the Closing Date, provide Parent all documentation and other information with respect to the Company and its Subsidiaries as shall have been reasonably requested in writing by Parent at least eight (8) Business Days prior to the Closing Date that is required in connection with the Debt Financing by U.S. regulatory authorities under applicable “know-your-customer”, beneficial ownership and anti-money laundering rules and regulations, including the Patriot Act;
(v) reasonably facilitate the pledging of collateral (provided, that (A) none of the documents or certificates prepared in connection with such pledging shall be executed or delivered except in connection with the Closing, and (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing) and cooperate with any collateral appraisals and field examinations as may be reasonably requested by Parent;
(vi) assist with the preparation of any definitive financing documents as may be reasonably requested by Parent, including by providing information for the completion of any schedules thereto, solely to the extent such materials relate to information concerning the Company and its Subsidiaries;
(vii) assist with the pay-off, redemption or discharge of the outstanding indebtedness under the Company’s Credit Facilities (and the termination of commitments thereunder) and any other indebtedness of the Company and its Subsidiaries to be repaid in connection with this Agreement (the “Funded Indebtedness”) and the release of related Liens and termination of security interests in connection therewith, including by delivering payoff letters and any prepayment, redemption or termination notices as required by the terms of such Credit Facilities and any other indebtedness of the Company and its Subsidiaries (provided that Company shall (and without giving effect to any “reasonable best efforts” qualifier) provide payoff letters for the Funded Indebtedness at least two (2) Business Days prior to the Closing Date in form and substance customary for the financing of similar type to the applicable Funded Indebtedness (provided, further, that, in each case, none of the Company or any of its Subsidiaries shall be required to (x) deliver any notices or obtain any payoff letters for the Funded Indebtedness that are not conditioned on the occurrence of the Effective Time or (y) release any liens prior to the Effective Time and the payoff of the Funded Indebtedness));

(viii) take all reasonable actions necessary to permit the Debt Financing Sources to evaluate the Company’s and its Subsidiaries’ current assets, cash management and accounting systems, policies, and procedures relating thereto for the purposes of establishing collateral arrangements as of the Closing; and
(ix) take all corporate or company action, subject to the occurrence of the Closing, reasonably requested by Parent that is necessary or customary to permit the consummation of the Debt Financing and to permit the proceeds thereof, to be made available at the Closing Date, if applicable, to consummate the transactions contemplated hereunder.
Notwithstanding anything to the contrary in this Section 6.11(a), nothing will require the Company to provide or prepare (or assist with the preparation of) any (1) pro forma financial statements, projections or other prospective information, (2) description of all or any portion of the Debt Financing and other information customarily provided by the Debt Financing Sources or their counsel, (3) risk factors relating to all or any component of the Debt Financing, (4) “segment” financial information or (5) other information required by Rules 3-05, 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information with respect to a business to be acquired required by Item 402 of Regulation S-K under the Securities Act or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield debt securities under Rule 144A promulgated under the Securities Act (“Excluded Information”).
(b) Notwithstanding anything herein to the contrary, (i) such requested cooperation pursuant to this Section 6.11 shall not (A) unreasonably disrupt or interfere with the business or the operations of the Company or its Subsidiaries or (B) cause competitive harm in the Company or its Subsidiaries if the transaction contemplated by this Agreement are not consummated, (ii) nothing in this Section 6.11 shall require cooperation to the extent that it would (A) subject any of the Company’s or its Subsidiaries’ respective directors, managers, officers, employees or Representatives to any actual or potential personal liability, (B) reasonably be expected to conflict with or violate the Company’s or any of its Subsidiaries’ organizational documents or any Law, or result in the contravention, violation or breach of, or default under, any Material Contract to which the Company or any of its Subsidiaries is a party on the date hereof, (C) cause any condition to the Closing set forth in Section 7.1, Section 7.2 or Section 7.3 to not be satisfied or (D) cause any breach of this Agreement, (iii) neither the Company nor any Subsidiary thereof shall be required to (A)(x) pay any commitment or other similar fee or (y) incur or assume any liability or other obligation in connection with the financings contemplated by the Debt Financing or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the Debt Financing or any information utilized in connection therewith, in each case of this clause (y), to the extent not indemnified by and/or reimbursed by Parent pursuant to Section 6.11(f) below (and subject to the limitations thereunder), (B) deliver or obtain legal opinions of internal or external counsel, (C) provide access to or disclose information where the Company determines that such access or disclosure could jeopardize the attorney-client privilege or contravene any Law or Material Contract or (D) waive or amend any terms of this Agreement or any other Material Contract to which the Company or its Subsidiaries is party (other than in connection with the Credit Facilities Consent Solicitation, but subject in all respects to the limitations set forth in Sections 6.11(c), (d) and (e) below) and (iv) none of the Company or any of its Subsidiaries or their respective directors, officers or employees, acting in such capacity, shall be required to (x) execute, deliver or enter into or perform any agreement, document or instrument with respect to the Debt Financing, in each case, that would be effective prior to the Effective Time (excluding (and without giving effect to any “reasonable best efforts” qualifier) any customary management representation letters and customary authorization letters and any information referred to in clause (a)(iv) above) or (y) adopt any resolutions or take any other actions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained, unless Parent shall have determined that such directors or managers of the Company’s Subsidiaries are to remain as directors or managers of the Company’s Subsidiaries on and after the Closing Date and such resolutions are contingent upon the occurrence of, or only effective as of, the Effective Time. The Company hereby consents to the use of its logos of all of its divisions in connection with the Debt Financing; provided, that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or the Company’s reputation or goodwill.
(c) Prior to the Closing Date, the Company shall, as soon as reasonably practicable after the receipt of a written request from Parent or Merger Sub to do so provide reasonable assistance to Parent and Merger Sub in connection with Parent and Merger Sub seeking the consent of the Required Lenders (as defined therein) (or such greater number or percentage of lenders as may be required and, if necessary, the Administrative Agent thereunder) under the Credit Facilities, on such terms and conditions as may be specified by Parent or Merger Sub to amend or waive certain terms under the Credit Facilities with the consent of Required Lenders (or such greater number or percentage of lenders as may be required and, if necessary, the Administrative Agent thereunder) to provide that no repayment of any loans or other extensions of credit thereunder will be required as a result of the transactions contemplated by this Agreement, including pursuant to Sections 6.01, 6.02, 6.03, 6.11 and 7.01(m) of the Credit Facilities and such other amendments to or waivers of the applicable provisions of the Credit

Facilities as may be reasonably requested (the “Credit Facilities Consent Solicitation” and together with all related documentation, amendments or supplements thereto, the “Credit Facilities Consent Solicitation Documents”). Notwithstanding anything herein to the contrary, to the extent that the requisite consents have been received with respect to the Credit Facilities Consent Solicitation, Parent and Merger Sub hereby agree that no portion of the Financing Uses payable hereunder shall be financed by any amount borrowed under the Credit Facilities on the Closing Date (it being agreed that amounts outstanding under the Credit Facilities immediately prior to the Effective Time that remain outstanding after giving effect to the Merger shall not constitute amounts borrowed under the Credit Facilities on the Closing Date to finance the Financing Uses payable hereunder).
(d) Any Credit Facilities Consent Solicitation Documents and all material requested to be published in connection with the Credit Facilities Consent Solicitation shall be prepared by the Parent in consultation with the Company and subject to the prior review (which review shall be made as promptly as reasonably practicable) and comment by Company. With respect to any consent solicitation, assuming the requisite consents have been received with respect to the Credit Facilities, the Company shall, and as applicable, cause its Subsidiaries to, (i) execute an amendment, consent and/or waiver to the Credit Facilities and provide all documents required in connection therewith (in each case, contingent upon the occurrence of, or only effective as of, the Effective Time), (ii) use reasonable best efforts to cause the lenders and/or agent under the Credit Facilities to enter into such amendment prior to or substantially simultaneously with the execution thereof by the Company and (iii) deliver all documentation reasonably requested in connection with or necessary to effectuate the Credit Facilities Consent Solicitation (excluding legal opinions of Company counsel), delivery of corporate resolutions by the Company authorizing the Credit Facilities Consent Solicitation (and the definitive documents to be entered into in connection therewith), customary officer’s certificates of the Company, press releases, SEC filings, notices and any other customary documents reasonably required in connection with the Credit Facilities Consent Solicitation (in each case, contingent upon the occurrence of, or only effective as of, the Effective Time). Parent shall pay all consent fees payable in connection with the Credit Facilities Consent Solicitation.
(e) Without limitation of Section 6.11(b), the Company shall not be required to take any action in connection with the Credit Facilities Consent Solicitation that it believes, after consultation with counsel, would reasonably be expected to (i) cause the Company to violate federal or state laws, (ii) cause the Company to violate the provisions of the Credit Facilities or any other Material Contract or (iii) require the Company or its Subsidiaries to agree to pay any fees, reimburse any expenses or otherwise incur any liability or give any indemnities prior to the Effective Time. The Company shall not be required to enter into any amendment to the Credit Facilities to take effect prior to the Closing Date; provided that upon receipt by the Company of evidence that Parent has received in escrow from the lenders under the Credit Facilities the requisite consents with respect to the Credit Facilities Consent Solicitation, the Company shall deliver to Parent at its request its own signatures (and the signatures of its applicable Subsidiaries) with respect to the Credit Facilities Consent Solicitation in escrow within three (3) Business Days of such request (the “Escrow Delivery Requirement”), with such escrowed signatures to be subject to release conditioned upon the occurrence of the Effective Time. It is expressly agreed by the parties hereto that, notwithstanding anything to the contrary herein, the failure of the Company (x) to obtain the consent of the requisite lenders under the Credit Facilities in connection with Credit Facilities Consent Solicitation or (y) to comply with this Section 6.11 with respect to Credit Facilities Consent Solicitation in any respect, in each case, shall not be deemed to be a breach by the Company under this Agreement or give rise to a failure of a condition precedent hereto or a termination right pursuant to Section 8.1 (other than any failure to comply with the Escrow Delivery Requirement which shall be deemed to be a breach under this Agreement to the extent such failure constitutes a Willful Breach of this Section 6.11).
(f) Parent shall (i) promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including (A) reasonable and documented outside attorneys’ fees and (B) fees and expenses of the Company’s accounting firms engaged to assist in connection with the Debt Financing and/or the Credit Facilities Consent Solicitation, including participating in any meetings) to the extent incurred by the Company, any of its Subsidiaries or their respective directors, officers, employees, accountants, consultants, legal counsel, agents, investment bankers and other Representatives in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.11; provided, that such reimbursement shall not include the preparation of any financial statements or data that would otherwise be prepared by the Company or any of its Subsidiaries in its ordinary course of business if the requirement of this Section 6.11 did not exist and (ii) indemnify and hold harmless the Company and its Subsidiaries and their respective directors, officers, employees, accountants, consultants, legal counsel, agents, investment bankers and other Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing, the Credit Facilities Consent Solicitation and the performance of their respective obligations under this Section 6.11 (including any action taken in accordance with this Section 6.11) and any information utilized in connection therewith and other than (x) written information provided by the Company or any of its Affiliates specifically for inclusion in materials relating to the Credit Facilities Consent Solicitation or offering materials relating to the Debt Financing and (y) to the extent determined by a court of competent jurisdiction in a final and non-appealable order, any liability as a result of any willful misconduct, gross negligence, bad faith, fraud or intentional misrepresentation by the Company or any of its Subsidiaries or any of their respective Representatives.
(g) All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent, Merger Sub or any of their respective Representatives pursuant to this Section 6.11 shall be kept confidential in accordance with the Confidentiality Agreement.
(h) For the avoidance of doubt, the Parties hereto acknowledge and agree that the provisions contained in this Section 6.11 represent the sole obligation of the Company, its Subsidiaries, their Affiliates and their respective Representatives with respect to cooperation in connection with the arrangement of the Debt Financing, the Credit Facilities Consent Solicitation or the repayment of the Funded Indebtedness, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations.
Section 6.12 Takeover Statutes. If any Takeover Law is or becomes applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company, Parent, Merger Sub and the members of their respective Boards of Directors shall grant such approvals and shall use reasonable best efforts to take such actions as are reasonably necessary so that such transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Law on such transactions. Nothing in this Section 6.12 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.
Section 6.13 Transaction Litigation. In the event that any stockholder litigation (including any class action or derivative litigation) related to this Agreement, the Merger or the other transactions contemplated by this Agreement, including disclosures made under securities laws and regulations related thereto, is brought against the Company, its officers or any members of its Board of Directors after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof (including by promptly providing copies of material pleadings with respect thereto). The Company shall give Parent the reasonable opportunity to participate in (but not control) the defense or settlement of any Transaction Litigation and shall consider in good faith Parent’s advice with respect to such Transaction Litigation. The Company shall not settle or agree to settle any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).
Section 6.14 Obligations of Surviving Corporation; Obligations of Subsidiaries. Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and, from and after the Effective Time, cause the Surviving Corporation to perform its obligations under this Agreement. The Company shall take all actions necessary to cause the Subsidiaries of the Company to perform the obligations applicable to Subsidiaries under this Agreement. Parent agrees that any breach by Merger Sub of a representation, warranty, covenant or agreement in this Agreement shall also be a breach of such representation, warranty, covenant or agreement by Parent. Promptly following the execution and delivery of this Agreement, Parent, as the sole stockholder of Merger Sub, shall adopt this Agreement and approve the consummation of the transactions contemplated hereby, including the Merger.
Section 6.15 Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
ARTICLE VII
CONDITIONS OF MERGER
Section 7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or written waiver by the Company and Parent (to the extent permitted by applicable Law)) at or prior to the Effective Time of the following conditions:
(a) Stockholder Approval. The Company Requisite Vote shall have been obtained;

(b) Law or Governmental Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, enforced, entered or promulgated any Law, statute, rule, regulation, executive order, decree, ruling, judgment, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the Merger that remains in effect; and
(c) Consents. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated, (ii) any voluntary agreement with a Governmental Entity entered into by the Parties in accordance with Section 6.4 not to consummate the Merger shall have expired or been terminated, and (iii) each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, any Antitrust or Foreign Investment Laws with respect to the Merger as specified on Section 7.1(c)(iii) of the Company Disclosure Letter shall have been obtained, shall have been received or deemed to have been received or shall have terminated or expired, as the case may be.
Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or written waiver by Parent (to the extent permitted by applicable Law)) at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in (i) Section 3.1(a) and Section 3.1(b) [Organization and Qualification; Subsidiaries], Section 3.3(c) (other than the first sentence thereof), Section 3.3(e) [Capitalization], Section 3.4 [Authority], Section 3.20 [Brokers] and Section 3.21 [Takeover Statutes] shall be true and correct in all material respects as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such specified date), (ii) Section 3.3(a), Section 3.3(b) and the first sentence of Section 3.3(c) [Capitalization] shall be true and correct in all respects as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), other than for issuances permitted pursuant to this Agreement and other than for inaccuracies that, in the aggregate, do not increase the aggregate consideration payable pursuant to Article II in more than a de minimis respect, (iii) Section 3.9(b) [Absence of Certain Changes or Events] shall be true and correct in all respects as of the date hereof and as of the Effective Time as though made on and as of such date and (iv) Article III, other than those contemplated by the immediately preceding clauses (i), (ii) and (iii), shall be true and correct in all respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties), in each case as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except, in the case of this clause (iv), where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time; provided, however, that the Company shall have performed in all respects the obligations, and complied in all respects with the agreements and covenants, set forth in Section 5.1(b)(iii), other than as set forth in Section 7.2(b) of the Company Disclosure Letter;
(c) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred; and
(d) Certificate. Parent shall have received a certificate, signed on its behalf by an executive officer of the Company, certifying that the conditions set forth in Section 7.2(a) [Representations and Warranties], Section 7.2(b) [Performance of Obligations of the Company] and Section 7.2(c) [No Material Adverse Effect] have been satisfied.
Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be further subject to the satisfaction (or written waiver by the Company (to the extent permitted by applicable Law)) at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in (i) Section 4.1 [Organization] and Section 4.2 [Authority] shall be true and correct in all material respects, as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), and (ii) the other representations and warranties of Article IV shall be true and correct (without giving effect to any “materiality,” “Parent Material Adverse Effect” or similar qualifiers contained in any such representations and warranties), in each case as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not, and would not reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated by this Agreement or prevent or materially impair or materially delay the ability of Parent or Merger Sub to perform their obligations hereunder (a “Parent Material Adverse Effect”);
(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Effective Time; and
(c) Certificate. The Company shall have received a certificate, signed on its behalf by an executive officer of Parent, certifying that the conditions set forth in Section 7.3(a) [Representations and Warranties] and Section 7.3(b) [Performance of Obligations of Parent and Merger Sub] have been satisfied.
ARTICLE VIII
TERMINATION
Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the Company Requisite Vote having been obtained:
(a) by mutual written consent of Parent and the Company;
(b) by either Parent or the Company, upon written notice to the other Party, if any court or other Governmental Entity of competent jurisdiction shall have issued a final order, decree, judgment, injunction or ruling or taken any other final action or enacted any Law permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such order, decree, judgment, injunction, ruling or other action is or shall have become final and non-appealable (a “Restraint”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to the Party seeking to terminate if any action of such Party (or, in the case of Parent, of Merger Sub) or the failure of such Party (or, in the case of Parent, of Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of or primarily resulted in such Restraint;
(c) by either Parent or the Company, upon written notice to the other Party, if the Effective Time shall not have occurred on or before 11:59 p.m., New York City time, on June 22, 2026 (as such date may be extended pursuant to this Agreement, the “End Date”); provided, however, that if any of the conditions to the Closing set forth in Section 7.1(b) [Law or Governmental Orders] (solely as it relates to any Antitrust or Foreign Investment Laws) or Section 7.1(c) [Consents] has not been satisfied or waived on or prior to such date but all other conditions to Closing set forth in Article VII have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on the End Date) or waived, the End Date shall automatically and without the need for any further action by any Person become 11:59 p.m., New York City time, on September 22, 2026; provided, however, that if any of the conditions to the Closing set forth in Section 7.1(b) [Law or Governmental Orders] (solely as it relates to any Antitrust or Foreign Investment Laws) or Section 7.1(c) [Consents] has not been satisfied or waived on or prior to such date but all other conditions to Closing set forth in Article VII have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on the End Date) or waived, the End Date shall automatically and without the need for any further action by any Person become 11:59 p.m., New York City time, on December 22, 2026; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Party seeking to terminate if any action of such Party (or, in the case of Parent, of Merger Sub) or the failure of such Party (or, in the case of Parent, of Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of or primarily resulted in the failure of the Effective Time to occur on or before the End Date.
(d) by the Company, upon written notice to Parent:
(i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, such that the conditions set forth in Section 7.3(a) [Representations and Warranties] or Section 7.3(b) [Performance of Obligations of Parent and Merger Sub] would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (A) thirty (30) days after written notice thereof is given by the Company to Parent or (B) the End Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in breach of its representations, warranties, covenants or agreements, in each case, contained in this Agreement, such that the conditions set forth in Section 7.2(a) [Representations and Warranties] or Section 7.2(b) [Performance of Obligations of the Company] would not be satisfied; or
(ii) prior to obtaining the Company Requisite Vote, in order to enter into a definitive agreement providing for a Superior Proposal, subject to and in accordance with the terms and conditions of Section 6.1(c)(ii) [Change of Recommendation]; provided, that the Company pays the Company Termination Payment at or prior to the time of such termination in accordance with Section 8.2(b)(i) (it being understood that the Company may enter into such definitive agreement simultaneously with such termination of this Agreement);
(e) by Parent, upon written notice to the Company:
(i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, such that the conditions set forth in Section 7.2(a) [Representations and Warranties] or Section 7.2(b) [Performance of Obligations of the Company] would not be satisfied and, in either such case, such breach is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (A) thirty (30) days after written notice thereof is given by Parent to the Company or (B) the End Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if either Parent or Merger Sub is then in breach of its representations, warranties, covenants or agreements, in each case, contained in this Agreement, such that the conditions set forth in Section 7.3(a) [Representations and Warranties] or Section 7.3(b) [Performance of Obligations of Parent and Merger Sub] would not be satisfied; or
(ii) prior to obtaining the Company Requisite Vote, if the Board of Directors of the Company shall have made, prior to obtaining the Company Requisite Vote, a Change of Recommendation; or
(f) by either Parent or the Company, upon written notice to the other Party, if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of this Agreement was taken.
Section 8.2 Effect of Termination.
(a) In the event of the valid termination of this Agreement pursuant to Section 8.1 [Termination], this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto, except as provided in Section 6.6(c) [Access to Information; Confidentiality], Section 6.8 [Publicity], the expense reimbursement and indemnification provisions of Section 6.11(f) [Parent Financing], this Section 8.2, Section 8.3 [Expenses] and Article IX [General Provisions], which shall survive such termination in accordance with their respective terms and conditions; provided that, subject to the limitations set forth in Section 8.2(e), nothing herein shall relieve any Party hereto of any liability for damages (which the Parties acknowledge and agree, subject to this Section 8.2 and Section 9.12, shall not be limited to reimbursement of expenses or out-of-pocket costs, and, in the case of liabilities or damages payable by Parent or Merger Sub, would include the benefits of the contemplated transactions lost by the Company’s stockholders, taking into consideration all relevant matters, including lost stockholder premium, other combination opportunities and the time value of money, which shall be deemed in such event to be damages of such Party), for such Party’s Willful Breach, in each case, prior to such termination by any Party hereto. For the avoidance of doubt, only the Company (and not its stockholders) may bring an action pursuing such damages. The Parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to specific performance in accordance with the terms and conditions set forth in Section 9.12 [Specific Performance].
(b) In the event that:
(i) this Agreement is validly terminated by the Company pursuant to Section 8.1(d)(ii) [Superior Proposal] or by Parent pursuant to Section 8.1(e)(ii) [Change of Recommendation], then the Company shall pay the Company Termination Payment to Parent (or one or more of its designees), (A) at or prior to the time of termination in the case of a termination pursuant to Section 8.1(d)(ii) [Superior Proposal], or (B) as promptly as reasonably practicable in the case of a termination pursuant to Section 8.1(e)(ii) [Change of Recommendation] (and, in any event, within two (2) Business Days following such termination), by wire transfer of immediately available funds to the account or accounts designated in writing by Parent to the Company for such purpose. “Company Termination Payment” means an amount equal to $36,560,000; provided, however, that if this Agreement is terminated by the Company by the Cut-Off Time pursuant to Section 8.1(d)(ii) [Superior Proposal], the “Company Termination Payment” shall be an amount equal to $16,870,000; or
(ii) this Agreement is validly terminated by either Parent or the Company pursuant to Section 8.1(c) [End Date] or Section 8.1(f) [Company Requisite Vote] or by Parent pursuant to Section 8.1(e)(i) [Breach by the Company] and, in any such case, (A) at any time after the date of this Agreement and prior to the taking of a vote to approve this Agreement at the Stockholders Meeting or any postponement or adjournment thereof (or, if earlier, prior to the termination of this Agreement), an Acquisition Proposal shall have been made directly to the Company’s stockholders or an Acquisition Proposal shall have otherwise become publicly known or announced and, in each case, such Acquisition Proposal shall have not been withdrawn prior to (1) such termination (with respect to a termination pursuant to Section 8.1(c) [End Date] or Section 8.1(e)(i) [Breach by the Company]) or (2) the taking of a vote to approve this Agreement (with respect to termination pursuant to Section 8.1(f) [Company Requisite Vote]) and (B) within nine (9) months after such termination, the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal (which is subsequently consummated), or shall have consummated an Acquisition Proposal, then, in any such event, the Company shall pay to Parent the Company Termination Payment, such payment to be made on or substantially concurrently with the consummation of such Acquisition Proposal, by wire transfer of immediately available funds to the account or accounts designated in writing by Parent to the Company for such purpose. For the purpose of this Section 8.2(b)(ii), all references in the definition of the term Acquisition Proposal to “twenty percent (20%) or more” will be deemed to be references to “more than fifty percent (50%)”.
(iii) this Agreement is validly terminated by the Company or Parent pursuant to Section 8.1(f) [Company Requisite Vote], then the Company shall pay or cause to be paid to Parent the applicable Parent Expenses no later than two (2) Business Days after such termination.
(c) The Parties acknowledge and hereby agree that the Company Termination Payment, if, as and when required pursuant to this Section 8.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Payment on more than one occasion.
(d) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to timely pay an amount due pursuant to Section 8.2(b)(i) or Section 8.2(b)(ii), and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the amount set forth in Section 8.2(b)(i) or Section 8.2(b)(ii), or any portion thereof, the Company shall pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and the reasonable and documented out-of-pocket fees and expenses of any expert or consultant engaged by the prevailing party) in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate in effect on the date of such payment, as published in The Wall Street Journal, Eastern Edition, plus two percent (2%). Any amount payable pursuant to Section 8.2(b) shall be paid by the applicable Party by wire transfer of same-day funds prior to or on the date such payment is required to be made under Section 8.2(b).
(e) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and Parent is paid the Company Termination Payment by the Company pursuant to this Section 8.2, (i) the Company Termination Payment and, if applicable, the costs and expenses of Parent pursuant to Section 8.2(d) shall, subject to Section 9.12 [Specific Performance], be the sole and exclusive monetary remedy of the Parent Related Parties against the Company, its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (collectively, the “Company Related Parties”) for any loss or damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith (collectively, the “Company Transaction Obligations”), and (ii) upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or any other Company Transaction Obligations or in respect of representations made or alleged to have been made in connection herewith or in connection with any other Company Transaction Obligations, whether in equity or at law, in contract, in tort or otherwise, except in the case of each of clauses (i) and (ii), that nothing shall relieve the Company of its obligations under Section 6.6(c) [Access to Information; Confidentiality] and Section 6.8 [Publicity].
Section 8.3 Expenses. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Filing fees incurred in connection with making any filings under any Antitrust or Foreign Investment Law shall be borne by Parent, provided, that the costs and expenses of counsel in connection with preparing such filings and responding to any requests from any Governmental Entity with respect to Antitrust or Foreign Investment Law shall be borne by the Party incurring such expense. Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be shared equally by Parent and the Company.
ARTICLE IX
GENERAL PROVISIONS
Section 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those contained in this Article IX.
Section 9.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties may modify or amend this Agreement only by written agreement, executed and delivered by duly authorized officers of the respective Parties.
Section 9.3 Waiver. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the requirements of applicable Law, waive compliance with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure or delay of any Party to assert any rights or remedies hereunder shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder. For purposes of this Section 9.3, Parent and Merger Sub shall be treated collectively as a single Party.
Section 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail (so long as such transmission does not generate an error message or notice of non-delivery) or by nationally recognized overnight courier service, when delivered (with proof of delivery) or by registered or certified mail (postage prepaid, return receipt requested), when delivered (with proof of delivery), to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to Parent or Merger Sub:

c/o Atlas Holdings LLC
100 Northfield Street
Greenwich, Connecticut 06830
	Attention:	Michael Sher
Zachary Dauber
Michael O’Donnell
	E-mail:	[***]
[***]
[***]

with an additional copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
	Attention:	Steven A. Seidman
Mark A. Cognetti
Laura H. Acker
Brittany A. Klinger
	Email:	[***]
[***]
[***]
[***]

(b)	if to the Company:

The ODP Corporation
6600 North Military Trail
Boca Raton, Florida 33496
	Attention:	Sarah E. Hlavinka
	Email:	[***]

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
	Attention:	Alan M. Klein
Jakob Rendtorff
Beth DiSciullo
	Email:	[***]
[***]
[***]

Section 9.5 Certain Definitions. For purposes of this Agreement, the term:
(a) “Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use provisions on terms generally no less favorable in the aggregate to the Company than the corresponding terms in the Confidentiality Agreement are to Atlas, as determined by the Company in good faith (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement (including Section 6.1)); provided, that such confidentiality agreement need not include any “standstill” or similar terms;
(b) “Affiliate” means, with respect to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with, such Person;
(c) “Antitrust or Foreign Investment Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), the Federal Trade Commission Act of 1914 and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, and any Foreign Investment Law;
(d) “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York, New York;
(e) “Company Equity Award” means any Option, RSU Award or PSU Award;

(f) “Company Service Provider” means any officer, employee, director or other individual service provider of the Company or any of its Subsidiaries;
(g) “Company Stock Plans” means the ODP Corporation 2021 Long-Term Incentive Plan, ODP Corporation 2019 Long-Term Incentive Plan, ODP Corporation 2017 Long-Term Incentive Plan, ODP Corporation 2015 Long-Term Incentive Plan, ODP Corporation 2007 Long-Term Incentive Plan and 2003 OfficeMax Incentive and Performance Plan, as each may be amended or restated from time to time;
(h) “control” (including the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;
(i) “Credit Facilities” means the Fourth Amended and Restated Credit Agreement, dated as of May 9, 2024, by and among the Company, certain of its Subsidiaries as guarantors, the several banks and other institutions party thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, Bank of America, N.A. and Truist Bank, as Syndication Agents, and Fifth Third Bank, National Association, TD Bank, N.A., and U.S. Bank National Association, as Documentation Agents, as it may be further amended in accordance with its terms;
(j) “Cut-Off Time” means 11:59 p.m. (New York time) on October 6, 2025;
(k) “Debt Financing” means any credit facility, issuance of debt securities or other debt financing that may be obtained or consummated by the Parent for the purposes of financing all or any portion of the transactions contemplated hereby or Parent’s arrangement of any other financing in connection with the transactions contemplated hereby, including a refinancing of all or a portion of the outstanding indebtedness of the Company, including the Credit Facilities;
(l) “Environmental Laws” means all Laws relating to (i) the protection of the natural environment, including natural resources, (ii) the protection of human health and safety as it pertains to exposure to Hazardous Materials or (iii) pollution, including those relating to the manufacture, registration, distribution, formulation, packaging or labeling of Hazardous Materials or products containing Hazardous Material, or (iv) the handling, use, presence, generation, treatment, transportation, storage, disposal, Release or threatened Release of or human exposure to any Hazardous Material;
(m) “Foreign Investment Law” means any federal, state, foreign or transnational statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to screen, prohibit, restrict or regulate investments on cultural, public order or safety, privacy or national or economic security grounds;
(n) “GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein;
(o) “Government Official” means any director, officer, employee, representative, or agent of a (i) Governmental Entity, (ii) legislative or judicial body, (iii) public international organization (as such term is defined by the FCPA) or (iv) company or business that is owned or controlled (in whole or in part) by a Governmental Entity. Government Official also includes any political party, political party official, candidate for political office, and any foreign official (as such term is defined in the FCPA);
(p) “Hazardous Materials” means any chemicals, materials, wastes or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” or “toxic pollutants,” under, or for which liability or standards of conduct are imposed due to their dangerous or deleterious characteristics of properties pursuant to, any Environmental Law, including petroleum or petroleum by-products, asbestos or asbestos-containing materials or products, greenhouse gases, per- and polyfluoroalkyl substances, polychlorinated biphenyls (PCBs) or materials containing same, radioactive materials, lead-based paints or materials, radon, toxic fungus or mold in quantities or concentrations that may adversely affect human health, or other substances that may have an adverse effect on human health or the environment;
(q) “Intellectual Property” means all intellectual property rights worldwide, whether registered or unregistered, including: (i) (A) patents, (B) all copyrights (whether registered or unregistered), including rights in Software in any form or format, copyrightable works and works of authorship, (C) trademarks, service marks, domain names, trade names, corporate names, logos, social media identifiers, trade dress and the goodwill of the business symbolized thereby and (D) trade secrets, know-how, confidential and proprietary information, methods, processes, technology, schematics, algorithms, research and development, and databases, (ii) registrations, applications, divisionals, continuations, continuations-in-part, re-examinations, re-issues, renewals and foreign counterparts related to the foregoing in clause (i);
(r) “Knowledge” (i) with respect to the Company means the actual knowledge, after reasonable inquiry of their respective direct reports, of any of the individuals listed in Section 9.5(r) of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub means the actual knowledge, after reasonable inquiry, of any of the individuals listed in Section 9.5(r) of the Parent Disclosure Letter;
(s) “Law” means any transnational, federal, state, provincial, local, municipal, foreign or other law, statute, act, constitution, principle of common law, ordinance, code, decree, order, judgment, writ, rule, regulation, ruling, determination or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, and any award, order, ruling or decision of an applicable arbitrator or arbitration panel;
(t) “Lease” means any lease, sublease, license or other occupancy arrangement pursuant to which the Company or its Subsidiaries occupy any Leased Real Property, together with all amendments, supplements, guaranties, or other modifications thereto;
(u) “Lien” means any lien, mortgage, encumbrance, security interest, pledge, charge, claim, defect or imperfection of title or license;
(v) “Material Adverse Effect” means any event, development, change, effect or occurrence (“Effect”) that, individually or in the aggregate, with all other Effects, has or reasonably would be expected to have a material adverse effect on or with respect to the business, results of operation or financial condition of the Company and its Subsidiaries, taken as a whole; provided, that no Effects relating to, arising out of or resulting from, directly or indirectly, any of the following shall be deemed, either alone or in combination with any of the following, to constitute or contribute to a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) general conditions, changes or developments in the economy or the financial, debt, capital, credit or securities markets or political, business, legislative or regulatory conditions in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, including interest rates or exchange rates, inflation rates, commodity prices, tariffs, trade wars, supply chain disruptions or any suspension of trading in securities on any securities exchange, (ii) general conditions, changes or developments in the industries or markets in which the Company or its Subsidiaries operate or where the Company’s products or services are developed or sold, (iii) changes after the date hereof in any applicable Laws or regulations or applicable accounting regulations or principles or in the interpretation or enforcement thereof, (iv) any epidemic, pandemic or other outbreak of illness or disease or public health event, including any Pandemic Measures, (v) the public announcement or pendency of the Merger or other transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with business partners, service providers, customers, lessors, suppliers, contractors, vendors, investors, lenders, partners, distributors, financing sources, regulators, unions, works councils, contractors, officers, directors or employees of the Company and its Subsidiaries, including by reason of the identity of Parent or any of its Affiliates or any communication by Parent or any of its Affiliates with respect to the conduct of the business of the Company and its Subsidiaries, or any Transaction Litigation; provided, however, that this clause (v) shall not apply to any representation or warranty in Section 3.5(a), (vi) any actions expressly required under this Agreement, including to obtain any approval or authorization under applicable antitrust or competition, foreign investment or other Laws for the consummation of the Merger, (vii) any action taken (or not taken) that is required to be taken (or not to be taken) by this Agreement and for which the Company shall have requested in writing Parent’s consent to permit its non-compliance and indicated the potential negative effects of taking or not taking such action and Parent shall not have granted such consent (viii) any hurricane, cyclone, tornado, earthquake, flood, tsunami, wildfire, natural or man-made disaster, act of God or other comparable event or outbreak or escalation of hostilities or war (whether or not declared), military action or any act of sabotage, cyberattack, data breach, terrorism, civil unrest, civil disobedience, national emergency or national or international political or social condition (including, in each case, any continuation, escalation or worsening of any of the foregoing), (ix) any decline in the market price or trading volume of the Shares or the credit rating of the Company (provided, that the exception in this clause (ix) shall not prevent or otherwise affect a determination that any Effect underlying such change has resulted in, or contributed to, a Material Adverse Effect (if not otherwise falling within any of the exceptions in clauses (i) through (viii) or clause (x))), and (x) any failure, in and of itself, by the Company to meet (A) any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or (B) its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (provided, that the exception in this clause (x) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, a Material Adverse Effect (if not otherwise falling within any of the exceptions in clauses (i) through (ix))), except in the cases of clauses (i) through (iv) and clause (viii), to the extent that the Company and its Subsidiaries, taken as a whole, are materially disproportionately adversely affected thereby as compared with other similarly situated participants of comparable size in the industries in which the Company and its Subsidiaries operate (in which case, solely the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect);
(w) “Material Customer” means the top fifteen (15) customers measured by revenue, of the Company and its Subsidiaries (taken as a whole) for the twelve-month period ended December 31, 2024;
(x) “Material Real Property” means, individually or collectively as the context may require, each Owned Real Property set forth in Section 3.14(a)(iii) of the Company Disclosure Letter;
(y) “Material Supplier” means the top ten (10) expense vendors and the top fifteen (15) trade vendors, in each case, measured by dollar volume of purchases, of the Company and its Subsidiaries (taken as a whole) for the twelve-month period ended December 31, 2024;
(z) “Pandemic Measures” means any mandated or recommended quarantine, “shelter in place”, “stay at home”, social distancing, shut down, closure, sequester, safety or similar Law, directive, order, guideline, response or recommendation, in each case of a Governmental Entity, in each case, in connection with or in response to any epidemics, pandemics or outbreaks or other similar global or regional health event occurring after the date of this Agreement;
(aa) “Parent Expenses” means Parent’s and its Affiliates’ actual and documented out-of-pocket fees and expenses incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, including any financing thereof, in an amount equal to $3,500,000;
(bb) “Parent Group” means Parent, its Subsidiaries and Affiliates, other than any Portfolio Company;
(cc) “Parent Related Parties” means Parent, Merger Sub or any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, affiliated (or commonly advised) fund, representative, agent, assignee or successor of any of the foregoing;
(dd) “Permitted Liens” means (i) statutory liens securing payments not yet due, (ii) such imperfections or irregularities of title, Liens, charges, easements, covenants and other restrictions or encumbrances as do not, individually or in the aggregate, materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially interfere with or impair business operations at such properties as currently conducted, (iii) easements, rights of way or other similar matters or restrictions or exclusions which are matters of public record or which would be shown by a current title report or other similar report, and any condition or other matter that may be shown or disclosed by a current and accurate survey or physical inspection of the real property, in each case as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially interfere with or impair business operations at such properties as currently conducted, (iv) encumbrances for current Taxes or other governmental charges not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding, in each case for which adequate reserves have been established on the Company’s financial statements in accordance with GAAP, (v) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security, retirement or similar Laws or similar legislation or to secure public or statutory obligations, (vi) mechanics’, materialmen’s, warehousemen’s, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business for amounts that are not yet due and payable or the amount or validity of which are being contested in good faith by appropriate proceeding, (vii) mortgages or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company, (viii) non-exclusive licenses of Intellectual Property, (ix) Liens that were incurred in the ordinary course of business since the date of the most recent consolidated financial statements of the Company and are not material to the Company and its Subsidiaries, taken as a whole, and (x) Liens granted in connection with or otherwise permitted under the Credit Facilities;
(ee) “Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), including, for the avoidance of doubt, any group of Persons;
(ff) “Personal Information” means, with respect to any Person, any information that constitutes “personal information”, “protected health information”, “personal data” or analogous term under applicable Privacy Laws;

(gg) “Portfolio Company” means any portfolio company (as such term is commonly used in the private equity industry) or operating company of, or investment by, Atlas or any of its Affiliates or any investment funds or investment vehicles associated with, or managed or advised by Atlas;
(hh) “Release” means any release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, seeping, leaching, depositing, placing, dispersal, dumping or disposing or other release into, or migrating through, soil, air, water, groundwater, wetland or any other environmental medium;
(ii) “Required Information” means (i) audited consolidated financial statements of the Company consisting of balance sheets as of the last date of each of the three (3) fiscal years of the Company ended at least ninety (90) days prior to the Closing Date and consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows for each of the three (3) fiscal years of the Company ended at least ninety (90) days prior to the Closing Date and (ii) unaudited consolidated financial statements of the Company consisting of a balance sheet and consolidated statement of comprehensive income (loss) as of the last day of and for the most recently completed fiscal quarter ended at least forty-five (45) days before the Closing Date, and, in the case of the consolidated statement of cash flows, for the period from the beginning of the most recently completed fiscal year ended at least ninety (90) days before the Closing Date to the last day of the most recently completed fiscal quarter ended at least forty-five (45) days before the Closing Date, other than with respect to any quarter-end that is also a fiscal year-end;
(jj) “Sanctions Laws” means any applicable trade, economic or financial sanctions Laws administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control or the United States Department of State) or (ii) any other applicable sanctions authority of a jurisdiction in which the Company and its Subsidiaries are organized or do business;
(kk) “Software” shall mean all (i) computer programs (including any and all software, firmware, or implementation of algorithms, models and methodologies whether in source code, executable code, or object code form), (ii) APIs; (iii) assemblers and compilers; (iv) software libraries; (v) device drivers; and (vi) databases and database schema and compilations, (vii) all programming notes, flow-charts and other work product used to design and develop any of the foregoing;
(ll) “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than fifty percent (50%) of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time of determination, owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture or limited liability company of which (A) more than fifty percent (50%) of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity;
(mm) “Tax Return” means all returns and reports (including any attached schedules) required to be filed with a Taxing Authority, including any information return, claim for refund, amended return or declaration of estimated Tax;
(nn) “Taxes” means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or other like assessments in the nature of taxes imposed by any Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions;
(oo) “Taxing Authority” means a Governmental Entity or political subdivision thereof that imposes Taxes, and an agency charged with the collection of Taxes for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums;
(pp) “Trade Control Laws” means all applicable U.S. Laws and Regulations issued by a Governmental Entity applicable to the export or import of goods, technology or software, including without limitation the U.S. Export Administration Regulations (EAR), (15 CFR 768-799); the U.S. Arms Export Control Act (22 USC 2751-2779), the International Traffic in Arms Regulations (ITAR) (22 CFR 120-130) and the U.S. Customs Regulations (19 CFR 1-199);

(qq) “Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement, the Equity Financing Commitment and any other agreement or document contemplated thereby and any document or instrument delivered in connection hereunder or thereunder; and
(rr) “Willful Breach” means with respect to any breach or failure to perform any covenant or other agreement contained in this Agreement, a material breach that is a consequence of an act, failure to act or omission undertaken by the breaching Party with actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that a consequence of such act, omission or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement.
Section 9.6 Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
Section 9.7 Entire Agreement; Assignment. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement and the Equity Financing Commitment constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void; provided, that Parent (or one or more of its Affiliates) shall have the right, without the prior written consent of the Company, to assign this Agreement after prior notice to the Company, to a wholly-owned subsidiary of Parent (except any such assignment which would, or would reasonably be expected to, prevent, delay or impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement) (so long as Parent remains fully liable for all of its obligations hereunder) or assign all or any portion of its rights, interests and obligations under this Agreement, from and after Closing, to any Debt Financing Sources (so long as Parent remains fully liable for all of its obligations hereunder) pursuant to terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning collateral in respect of the Debt Financing. Notwithstanding any provision of this Agreement to the contrary, the Company Disclosure Letter and the Parent Disclosure Letter shall not be deemed part of this Agreement for purposes of the DGCL, including Section 268(b) and Section 251(b) thereof, but shall have the effects provided in the Agreement.
Section 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) at and after the Effective Time, with respect to the provisions of Section 6.10 [Directors’ and Officers’ Indemnification and Insurance] which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries of Section 6.10, (b) at and after the Effective Time, the rights of the holders of Shares to receive the Per Share Merger Consideration in accordance with the terms and conditions of this Agreement, (c) at and after the Effective Time, the rights of the holders of RSU Awards and PSU Awards to receive the payments or cash awards contemplated by the applicable provisions of Section 2.2 [Treatment of Company Equity Awards], in each case, in accordance with the terms and conditions of this Agreement, and (d) the Company Related Parties’ limitations on liability set forth in Section 8.2(e) [Effect of Termination].
Section 9.9 Governing Law. This Agreement and any disputes relating hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).
Section 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 9.11 Counterparts. This Agreement may be executed and delivered (including by email, “.pdf,” or other electronic transmission, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign)) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 9.12 Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this

Agreement (including failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, without proof of actual damages and without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach. The Parties hereby further acknowledge and agree that prior to the Closing, each Party shall be entitled to seek specific performance to specifically enforce the terms and provisions of, and to prevent or cure breaches of, this Agreement (for the avoidance of doubt, including Section 6.4 [Further Action; Efforts] and, subject to the next sentence, to cause Parent or Merger Sub or the Company, as applicable, to consummate the transactions contemplated hereby (for the avoidance of doubt, including to effect the Closing in accordance with Section 1.2 [Closing]), on the terms and subject to the conditions in this Agreement. Notwithstanding anything herein or in any Transaction Document to the contrary, it is hereby acknowledged and agreed that the Company shall be entitled to specific performance to cause Parent to cause the Equity Financing to be funded and to consummate the Closing if, and only if, (i) Parent is required to consummate the Closing pursuant to Section 1.2 [Closing] and Parent fails to consummate the Closing by the date the Closing is required to have occurred pursuant to with Section 1.2 [Closing], and (ii) the Company has irrevocably confirmed in writing to Parent that all of the conditions set forth in Section 7.1 and Section 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied by the taking of actions or delivery of documents on the Closing Date but each of which is capable of being satisfied at the Closing) or waived, and if specific performance is granted and the Equity Financing is funded, then the Company will take such actions within the Company’s control to cause the Closing to occur in accordance with Section 1.2 [Closing] (and the Company has not revoked, withdrawn, modified or conditioned such confirmation). Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (a) either Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. In circumstances where Parent and Merger Sub are obligated to consummate the Merger and fail to consummate the Merger when required by the terms of this Agreement, Parent and Merger Sub expressly acknowledge and agree that the Company and its stockholders shall have suffered irreparable harm and that monetary damages will be inadequate to compensate the Company and its stockholders for such breach. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. To the extent any Party brings an Action, suit or proceeding to specifically enforce the performance of the terms and provisions of this Agreement (other than an action to specifically enforce any provision that expressly survives the termination of this Agreement), the End Date shall automatically be extended to (i) the third (3rd) Business Day following the resolution of such action, suit or proceeding or (ii) such other time period established by the court presiding over such Action, suit or proceeding. Notwithstanding anything else to the contrary in this Agreement, under no circumstances shall the Company be permitted or entitled to receive both (a) a grant of specific performance that results in the occurrence of the Closing, on the one hand, and (b) payment of any monetary damages, on the other hand.
Section 9.13 Jurisdiction. Each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance or enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 9.4. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.13, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and, to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts, and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America.
Section 9.14 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.
Section 9.15 Interpretation. When reference is made in this Agreement to an Article, Exhibit, Schedule or Section, such reference shall be to an Article, Exhibit, Schedule or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The word “or” shall mean “and/or.” With respect to the determination of any period of time, “from” means “from and including.” The word “will” shall be construed to have the same meaning as the word “shall.” Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The words “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to “dollars” or “$” are to United States of America dollars. Unless otherwise indicated, (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded, (b) if the last day of such period is not a Business Day, then the period in question will end on the next Business Day, (c) if any action must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and (d) the measure of a period of one (1) month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date, and if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one (1) month following February 18 is March 18 and one (1) month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. References to the date hereof shall mean the date of this Agreement. As used herein, the term “made available” means any document or other information that was (A) provided in writing by one Party or its Representatives to the other Party or its Representatives as of 11:59 p.m., New York City time, September 21, 2025, (B) included in the virtual data room of a Party as of 11:59 p.m., New York City time, on September 21, 2025 or (C) filed by a Party with the SEC and publicly available on EDGAR at least one (1) Business Day prior to the date hereof. References to any Person (including any Party) include references to such Person’s successors and permitted assigns and, in the case of any Governmental Entity, to any Person succeeding to its functions and capacities. Each of the Parties has participated in the drafting and negotiating of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the Parties and without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
Section 9.16 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon or under this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as Parties hereto and, pursuant to, and in accordance with and subject to the terms of, the Equity Financing Commitment or the Confidentiality Agreement, the Guarantors or the other parties thereto, and no other Parent Related Party (other than, for the avoidance of doubt, the Guarantors or the other Parent Related Parties party to the Equity Financing Commitment or the Confidentiality Agreement, pursuant to, and in accordance with the terms thereof) shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim against the Parties to this Agreement (whether in tort, contract or otherwise) based on, in respect of or by reason of, the Merger or the other transactions contemplated by this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:
THE ODP CORPORATION

By:	/s/ Gerry P. Smith
Name:	Gerry P. Smith
Title:	Chief Executive Officer

[Signature Page—Merger Agreement]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:
ACR OCEAN RESOURCES LLC

By:	ACR Group Ocean Holdings LP, its manager
By:	ACR GP V Series LLC, its general partner
By:	Atlas Capital Resources GP V LLC, its manager
By:	Atlas GP Global Holdings LLC, its manager

By:	/s/ Timothy J. Fazio
Name: Timothy J. Fazio
Title: Managing Partner

MERGER SUB:
VAIL HOLDINGS 1, INC.

By:	/s/ Michael Sher
Name: Michael Sher
Title: President

[Signature Page—Merger Agreement]

Exhibit A

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THE ODP CORPORATION
* * * * * * * *
ARTICLE X
The name of the company (the “Corporation”) is: The ODP Corporation.
ARTICLE XI
The address of the registered office of the Corporation in the State of Delaware is: 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
ARTICLE XII
The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE XIII
The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each of which shall have a par value of $0.01 per share.
ARTICLE XIV
In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors of the Corporation (the “Board”).
ARTICLE XV
Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.
ARTICLE XVI
To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended

Annex B

September 22, 2025
The Board of Directors
The ODP Corporation
6600 North Military Trail
Boca Raton, Florida 33496
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of The ODP Corporation (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of ACR Ocean Resources LLC (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of September 22, 2025 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Vail Holdings 1, Inc. (“Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its wholly owned subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $28 per share in cash, without interest (the “Consideration”).
In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (iv) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the Acquiror and Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of
B-1

the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or other material commercial or investment banking relationships with Atlas Holdings LLC, an affiliate of the Acquiror. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company , for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint lead bookrunner on a credit facility in May 2024. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for our own account or for the accounts of customers and, accordingly, we likely hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC
B-2

Annex C
DELAWARE GENERAL CORPORATION LAW
Section 262. Appraisal rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

PRELIMINARY COPY – SUBJECT TO COMPLETION

THE ODP CORPORATION

6600 NORTH MILITARY TRAIL
BOCA RATON, FL 33496

SCAN TO VIEW MATERIALS & VOTE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. BOTH OPTIONS ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and to view our proxy materials until 11:59 P.M., Eastern Time, on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ODP2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on [TBD]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80720-S22841 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE ODP CORPORATION

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V80721-S22841

THE ODP CORPORATION
6600 NORTH MILITARY TRAIL
BOCA RATON, FL 33496

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ODP CORPORATION
VIRTUAL SPECIAL MEETING OF STOCKHOLDERS
[TBD] AT [TBD] EASTERN TIME

The undersigned hereby appoint(s) Gerry P. Smith, Adam Haggard, Max Hood and Sarah E. Hlavinka, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and vote, as designed on the reverse side of this ballot, all of the shares of common stock of The ODP Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually by means of a live webcast at www.virtualshareholdermeeting.com/ODP2025SM on [TBD] at [TBD] Eastern Time, or any postponement or adjournment thereof. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Special Meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. TO VOTE BY MAIL, MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(continued and to be signed on reverse side)